Arizona

                                                                EXECUTION COPY

                           ASSET PURCHASE AGREEMENT

                                    among

                          CITIZENS UTILITIES COMPANY
                                      AND
                           CERTAIN OF ITS AFFILIATES

                                      AND

                    AMERICAN WATER WORKS COMPANY, INC. AND
                        ARIZONA-AMERICAN WATER COMPANY

                                  Dated as of

                               October 15, 1999

                                                                         Arizona

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE 1   DEFINITIONS ...................................................    1
      1.1   Certain Definitions ...........................................    1

ARTICLE 2   THE TRANSACTION ...............................................   10
      2.1   Sale and Purchase of Assets ...................................   10
      2.2   Excluded Assets ...............................................   10
      2.3   Assumption of Certain Liabilities .............................   11
      2.4   Consent of Third Parties ......................................   14
      2.5   Closing .......................................................   14
      2.6   Purchase Price ................................................   15
            2.6.1 Purchase Price ..........................................   15
            2.6.2 Payment of Initial Cash Payment .........................   15
            2.6.3 Estimated Closing Statement .............................   15
            2.6.4 Post-Closing Adjustment to Purchase Price ...............   16
            2.6.5 Adjustment for Certain Liabilities ......................   17
      2.7   Deliveries and Proceedings at Closing .........................   18
            2.7.1 Deliveries to Buyer .....................................   18
            2.7.2 Deliveries By Buyer to the Seller Parties ...............   19
      2.8   Allocation of Consideration ...................................   19
      2.9   Prorations ....................................................   19

ARTICLE 3   REPRESENTATIONS AND WARRANTIES  OF SELLER .....................   20
      3.1   Qualification; No Interest in Other Entities ..................   20
      3.2   Authorization and Enforceability ..............................   20
      3.3   No Violation of Laws or Agreements ............................   21
      3.4   Financial Statements ..........................................   21
      3.5   No Changes ....................................................   22
      3.6   Contracts .....................................................   22
      3.7   Permits and Compliance With Laws Generally ....................   23
      3.8   Environmental Matters .........................................   23
      3.9   Consents ......................................................   26
      3.10  Title .........................................................   26
      3.11  Real Estate ...................................................   26
      3.12  Taxes .........................................................   27
      3.13  Patents and Intellectual Property Rights ......................   27
      3.14  Accounts Receivable ...........................................   27
      3.15  Labor Relations ...............................................   27
      3.16  Employee Benefit Plans ........................................   28
      3.17  Absence of Undisclosed Liabilities ............................   29
      3.18  No Pending Litigation or Proceedings ..........................   30
      3.19  Supply of Utilities ...........................................   30
      3.20  Insurance .....................................................   30
      3.21  Relationship with Customers ...................................   30

                                                                         Arizona

      3.22  WARN Act ......................................................   30
      3.23  Condition of Assets ...........................................   31
      3.24  Brokerage .....................................................   31
      3.25  All Assets ....................................................   31
      3.26  Year 2000 Matters .............................................   31

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER ............   32
      4.1   Organization and Good Standing ................................   32
      4.2   Authorization and Enforceability ..............................   32
      4.3   No Violation of Laws or Agreements ............................   32
      4.4   Consents ......................................................   33
      4.5   Financing .....................................................   33
      4.6   Brokerage .....................................................   33
      4.7   Insurance .....................................................   33

ARTICLE 5   ADDITIONAL COVENANTS ..........................................   34
      5.1   Conduct of Business ...........................................   34
      5.2   Negotiations ..................................................   35
      5.3   Disclosure Schedules ..........................................   35
      5.4   Mutual Covenants ..............................................   36
      5.5   Filings and Authorizations ....................................   36
      5.6   Public Announcement ...........................................   37
      5.7   Further Assurances ............................................   37
      5.8   Cooperation ...................................................   38
      5.9   Employees; Employee Benefits ..................................   39
      5.10  Employee Pension Plan .........................................   41
      5.11  Employee Savings Plan .........................................   41
      5.12  Welfare Benefits ..............................................   42
      5.13  Taxes .........................................................   43
      5.14  Intentionally Omitted .........................................   43
      5.15  Citizens' Guarantees and Surety Instruments ...................   44
      5.16  Assumption of Seller Debt .....................................   44
      5.17  Schedule of Permits ...........................................   47
      5.18  Title Information .............................................   47
      5.19      Transaction with Related Parties ..........................   47
      5.20  Approval by Citizens ..........................................   47
      5.21  Supplemental Information ......................................   47
      5.22  Non-Competition ...............................................   48
      5.23  Intentionally Omitted .........................................   48
      5.24  IDRB Obligations ..............................................   48
      5.25  Cooperation with Respect to Like-Kind Exchange ................   49
      5.26  Transition Plan ...............................................   49
      5.27  Procedures regarding Refunds of Advances ......................   50
      5.28  Title Insurance ...............................................   50

                                                                         Arizona

ARTICLE 6   CONDITIONS PRECEDENT; TERMINATION .............................   50
      6.1   Conditions Precedent to Obligations of Buyer and Parent .......   50
            6.1.1 Performance of Agreements; Representations and Warranties   50
            6.1.2 Opinion of Counsel ......................................   51
            6.1.3 HSR Act .................................................   51
            6.1.4 Required PUC and Other Consents .........................   51
            6.1.5 Injunction; Litigation ..................................   52
            6.1.6 Documents ...............................................   52
            6.1.7 Related Closings ........................................   52
      6.2   Conditions Precedent to Obligations of Seller Parties .........   52
            6.2.1 Performance of Agreements; Representations and Warranties   52
            6.2.2 Opinion of Counsel ......................................   53
            6.2.3 HSR Act .................................................   53
            6.2.4 Required PUC and Other Consents .........................   53
            6.2.5 Injunction; Litigation ..................................   53
            6.2.6 Documents ...............................................   53
            6.2.7 Related Closings ........................................   54
      6.3   Termination ...................................................   54

ARTICLE 7   CERTAIN ADDITIONAL COVENANTS ..................................   54
      7.1   Certain Taxes and Expenses ....................................   54
      7.2   Maintenance of Books and Records ..............................   55
      7.3   Survival ......................................................   55
      7.4   Indemnification ...............................................   58
            7.4.1 General Indemnification Obligations .....................   58
            7.4.2 General Indemnification Procedures ......................   59
            7.4.3 Indemnification for Negligence ..........................   62
      7.5   UCC Matters ...................................................   62
      7.6   Financial Statements ..........................................   62
      7.7   Collection of Receivables .....................................   63

 ARTICLE 8  MISCELLANEOUS .................................................   63
      8.1   Construction ..................................................   63
      8.2   Notices .......................................................   63
      8.3   Successors and Assigns ........................................   65
      8.4   Exhibits and Schedules ........................................   65
      8.5   Governing Law .................................................   65
      8.6   Dispute Resolution ............................................   66
      8.7   Severability ..................................................   67
      8.8   No Third Party Beneficiaries ..................................   67
      8.9   Entire Agreement ..............................................   67
      8.10  Amendment and Waiver ..........................................   67
      8.11  Counterparts ..................................................   68
      8.12  Headings ......................................................   68
      8.13  Definitions ...................................................   68
      8.14  No Implied Representation .....................................   68

                                                                         Arizona

      8.15  Construction of Certain Provisions ............................   68
      8.16  Bulk Sales ....................................................   69

                                                                         Arizona

                               List of Schedules

Schedule  1.1.1(a) ..................................................Real Estate
Schedule  1.1.10 ...........................................Assumed Indebtedness
Schedule  1.1.52 .................................................IDRB Documents
Schedule  2.2.12 ................................................Excluded Assets
Schedule  3.3 ................................No Violation of Laws or Agreements
Schedule  3.4 ..............................................Financial Statements
Schedule  3.5 ........................................................No Changes
Schedule  3.6 .........................................................Contracts
Schedule  3.7 ........................Permits and Compliance with Laws Generally
Schedule  3.8 .................................Environmental Matters - Generally
Schedule  3.8.10 ................................Compliance with Water Standards
Schedule  3.8.11 ...............................................Deed Restriction
Schedule  3.9 ..........................................Seller Parties' Consents
Schedule  3.10 ............................................................Title
Schedule  3.11 ..........................................Real Estate Proceedings
Schedule  3.12 ............................................................Taxes
Schedule  3.15 ..................................................Labor Relations
Schedule  3.16.1 .........................................Employee Benefit Plans
Schedule  3.16.4 ............................Employee Benefit Plans - Compliance
Schedule  3.16.9 ................Employee Benefit Plans - Extraordinary Benefits
Schedule  3.17 ...............................Absence of Undisclosed Liabilities
Schedule  3.18 .............................No Pending Litigation or Proceedings
Schedule  3.19 ..............................................Supply of Utilities
Schedule  3.20 ...............................................Seller's Insurance
Schedule  3.22 .........................................................WARN Act
Schedule  3.23 ..............................................Condition of Assets
Schedule  3.25 .......................................................All Assets
Schedule  3.27 ................................................Product Liability
Schedule  4.7 .................................................Buyer's Insurance
Schedule  5.1 ...............................................Conduct of Business
Schedule  5.9.1 .......................................................Employees
Schedule  5.9.2 ................................Collective Bargaining Agreements
Schedule  5.12 .................................................Former Employees
Schedule  5.15 .............................................Citizens' Guarantees
Schedule  5.16 ..............................................Schedule of Permits
Schedule  6.1.7 .....................................Related Purchase Agreements

                                                                         Arizona

                                TABLE OF EXHIBITS

Exhibit A   -    Form of Assumption Agreement

Exhibit B   -    Form of Assignment and Bill of Sale

Exhibit C   -    Form of Maricopa IDA Agreement

Exhibit D   -    Form of Retained IDRB Obligations Agreement

Exhibit E   -    Form of Seller's Opinion of Counsel

Exhibit F   -    Form of Buyer's Opinion of Counsel

                                                                         Arizona

                            ASSET PURCHASE AGREEMENT

      THIS IS AN ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 15, 1999, by and among Citizens Utilities Company, a Delaware corporation ("Citizens"), and each of the wholly-owned subsidiaries of Citizens named on the signature page hereof (collectively with Citizens, "Seller" or the "Seller Parties"), and American Water Works Company, Inc., a Delaware corporation ("Parent"), and Arizona-American Water Company, an Arizona corporation ("Buyer").

                                   Background

      1. Citizens, directly and indirectly through the other Seller Parties, is a public utility engaged, among other things, in the business of storing, supplying, distributing and selling water to the public, wholesale water transmission, wastewater treatment, and related services and activities in the State of Arizona (the "Business").

      2. Parent is a holding company which desires to cause the Buyer to purchase substantially all of the assets, properties and rights of the Seller Parties relating to the Business, and Seller desires to sell, and to cause the sale of, such assets, properties and rights, on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

                  1.1.1 "Acquired Assets" means, subject to Section 2.2, all of each Seller Party's right, title, and interest in, under and to all of the assets, properties and rights exclusively used in the Business (including those owned or held directly by Citizens and exclusively used in the Business as engaged in by Citizens through the Agua Fria Water and Mohave Water divisions of Citizens) as a going concern of every kind, nature and description existing on the Closing Date, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including all of the assets, properties and rights exclusively relating to the Business enumerated below:

                                                                         Arizona

                        (a) all real property described in Schedule 1.1.1(a), together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, rights of use, licenses, railroad crossing agreements, hereditaments, tenements, privileges and other appurtenances thereto or otherwise exclusively related to the Business (such as appurtenant rights in and to public streets) (the "Real Estate");

                        (b) to the extent not included in clause (a) above, all water tanks, reservoirs, water works, plant and systems, purification and filtration systems, pumping stations, pumps, wells, mains, water pipes, hydrants, equipment, machinery, vehicles, tools, dies, spare parts, materials, water supplies, fixtures and improvements, construction in progress, jigs, molds, patterns, gauges and production fixtures and other tangible personal property, in transit or otherwise, used exclusively in the Business (the "Equipment and Other Tangible Personal Property");

                        (c) notwithstanding the provisions of Section 2.2 but subject to Section 2.4, all of Seller's water appropriation and flowage rights to the extent not transferred to Buyer upon assignment of the Contracts and Permits to Buyer;

                        (d) all notes receivable, accounts receivable, accrued utility revenues, materials and supplies (at average cost net of reserve for obsolescence) and prepayments attributable in each case exclusively to the Business;

                        (e) all unamortized debt expense related to the Assumed Indebtedness, deferred CAP water costs and capital costs, and other deferred charges (excluding deferred taxes collectable) attributable exclusively to the Business of which recovery in future rates is probable;

                        (f) Intellectual Property and goodwill, licenses and sublicenses granted and obtained with respect thereto;

                        (g) subject to Section 2.4 hereof, (i) contracts, commitments, agreements and instruments relating to the sale of any assets, services, properties, materials or products, including all customer contracts, operating contracts and distribution contracts relating exclusively to the conduct of the Business; (ii) orders, contracts, supply agreements and other agreements relating exclusively to the purchase of any assets, services, properties, materials, or products for the Business; (iii) all leases of Real Estate exclusively related to the Business; (iv) all other contracts, agreements and instruments related exclusively to the Business (other than contracts, agreements and instruments included in the definition of Real Estate or Permits); and (v) any such contracts, agreements and other instruments referred to in clauses (i) - (iv) inclusive, entered into between the date hereof and the Closing Date which are consistent with the terms of this Agreement and are entered into in the ordinary course of business consistent with past practice, and including in the case of clauses (i) - (iv) all such contracts, agreements and instruments more specifically listed or described in Schedule 3.6 (but specifically excluding any contract, agreement and instrument listed or described on Schedule 2.2.12) (the "Contracts");

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                                                                         Arizona

                        (h) subject to Section 2.4 hereof, franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority relating exclusively to the conduct of the Business and all pending applications therefor (the "Permits");

                        (i) books, records, ledgers, files, documents (including originally executed copies of written Contracts, to the extent available, and copies to the extent not available), correspondence, Tax returns relating exclusively to the Business, memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees (to the extent such transfer is not prohibited by law), photographs, records of plant operations and materials used, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes, in each case, whether in hard copy or magnetic format, in each instance, to the extent exclusively relating to the Business, the Acquired Assets or the Transferred Employees;

                        (j) all rights or choses in action arising out of occurrences before or after the Closing Date and exclusively related to any of the Acquired Assets, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of Seller; provided, however, that (notwithstanding the foregoing provisions of this Section 1.1.1(j)), to the extent that Seller pays or discharges a liability related to the Business or any of the Acquired Assets and related to such right or chose in action (whether by reason of indemnification under this Agreement or otherwise), Buyer will reassign or reconvey to Seller such right or chose in action to the extent that such right or chose in action relates to a recovery of amounts paid to Buyer; and

                        (k) all rights to insurance and condemnation proceeds
(i) to the extent relating to the damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing but only to the extent that the proceeds exceed the amount of the write-down of the net book value of such Acquired Assets on the books and records of Seller as a result of such damage, destruction, taking or other impairment, (ii) to the extent they relate to amounts paid by Buyer for Damages to the extent Buyer does not receive payment pursuant to Section 7.4.1(a), but only to the extent Buyer is entitled to indemnification by Seller pursuant to Sections 7.3 and 7.4, and (iii) as provided in Section 4 of the agreement attached as Exhibit D hereto.

                  1.1.2. "Adjusted Net Assets" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.3. "Affected Participant" has the meaning set forth as
Section 5.11.1 hereof.

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                                                                         Arizona

                  1.1.4. "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person.

                  1.1.5. "Agreement" has the meaning set forth in the introduction hereof.

                  1.1.6. "American Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.7. "American Savings Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.8 "Antitrust Division" has the meaning set forth in
Section 5.5 hereof

                  1.1.9 "Assumed Benefit Liabilities" has the meaning set forth in Section 3.16.6 hereof.

                  1.1.10 "Assumed Indebtedness" means the liabilities and obligations from and after the Closing Date (except as set forth below) with respect to the IDRB Financings and IDRB Documents set forth on Schedule 1.1.10. For purposes of clarity, except as set forth in the next sentence below, "Assumed Indebtedness" shall not include any liability or obligation to the extent accrued prior to the Closing Date or to the extent arising out of or relating to an event, circumstance or occurrence prior to the Closing Date. "Assumed Indebtedness" shall include the outstanding principal amount and the accrued but unpaid interest owed by Seller on the debt obligations set forth in the first sentence of this definition.

                  1.1.11 "Assumed Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.12 "Assumption Agreement" has the meaning set forth in
Section 2.3.2 hereof.

                  1.1.13 "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof).

                  1.1.14 "Base Cash Purchase Price" has the meaning set forth in
Section 2.6.1 hereof.

                  1.1.15 "Beneficiary" means the Person(s) designated by an Employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under a Benefit Plan.

                  1.1.16 "Benefit Plans" has the meaning set forth in Section
3.16.1 hereof.

                                                                         Arizona

                  1.1.17 "Bonds" means any of the bonds issued pursuant to the Indentures of Trust, the proceeds from the issuance of which were advanced to Seller pursuant to any of the IDRB Documents.

                  1.1.18 "Business" has the meaning set forth in the Background section hereof.

                  1.1.19 Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

                  1.1.20 "Buyer" has the meaning set forth in the introduction hereof.

                  1.1.21 "Buyer's IDRB Obligations" means the obligations of Parent and Buyer set forth in Section 5.24 (a) and in the instruments to be executed and delivered by Parent and Buyer on or prior to the Closing Date in accordance with Section 5.24 (a).

                  1.1.22 "Buyer's Accountants" means PricewaterhouseCoopers LLP or any firm of independent public accountants hereafter designated by Buyer for purposes of this Agreement.

                  1.1.23 Intentionally omitted

                  1.1.24 "Ceiling" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.25 "CERCLA" has the meaning set forth in Section 3.8.2 hereof.

                  1.1.26 "CERCLIS" has the meaning set forth in Section 3.8.7 hereof.

                  1.1.27 "Citizens" has the meaning set forth in the introduction hereof.

                  1.1.28 "Closing" has the meaning set forth in Section 2.5 hereof.

                  1.1.29 "Closing Date" has the meaning set forth in Section 2.5 hereof.

                  1.1.30 "Closing Statement of Net Assets" has the meaning set forth in Section 2.6.4(a) hereof.

                  1.1.31 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.32 Intentionally Omitted.

                  1.1.33 "Competing Transaction" has the meaning set forth in
Section 5.2.

                  1.1.34 "Contracts" has the meaning set forth in Section 1.1.1(g) hereof.

                                                                         Arizona

                  1.1.35 "Control" with respect to any Person means the ownership, directly or indirectly, of at least a majority of the voting power of each class of capital stock of such Person entitled to vote in the election of directors of such Person generally.

                  1.1.36 "Damages" has the meaning set forth in Section 7.4.1 hereof.

                  1.1.37 "Disclosure Schedules" means the Schedules referenced in Articles 3, 4 and 5 of this Agreement, as amended or supplemented pursuant to
Section 5.3.

                  1.1.38 "Dispute" has the meaning set forth in Section 8.6.

                  1.1.39 "Employees" has the meaning set forth in Section 5.9.1 hereof.

                  1.1.40 "Environmental Laws" has the meaning set forth in
Section 3.8 hereof.

                  1.1.41 "Equipment and Other Tangible Personal Property" has the meaning set forth in Section 1.1.1(b) hereof.

                  1.1.42 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.1.43 "ERISA Affiliate" means (a) any corporation included with any of the Seller Parties in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with any of the Seller Parties within the meaning of Section 414 of the Code; any member of an affiliated service group of which any of the Seller Parties is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of any of the Seller Parties under Section 414(o) of the Code.

                  1.1.44 "Excluded Assets" has the meaning set forth in Section
2.2 hereof.

                  1.1.45 "Financial Statements" has the meaning set forth in
Section 3.4 hereof.

                  1.1.46 "FIRPTA Affidavit" has the meaning set forth in Section
2.7.1 hereof.

                  1.1.47 "Former Employees" means all salaried and hourly employees once employed by Seller or any of its Affiliates, but who are no longer so employed on the Closing Date.

                  1.1.48 "FTC" has the meaning set forth in Section 5.5 hereof.

                  1.1.49 "GAAP" has the meaning set forth in Section 3.4 hereof.

                                                                         Arizona

                  1.1.50 "Hazardous Substance" has the meaning set forth in
Section 3.8 hereof.

                  1.1.51 "HSR Act" has the meaning set forth in Section 3.9 hereof.

                  1.1.52 "IDRB Documents" shall mean the Loan Agreements, the Tax Regulatory Agreements, the Project Tax Certificates, and the other Contracts related thereto to which Citizens is a party and which are listed on Schedule 1.1.52.

                  1.1.53 "IDRB Financings" shall mean the indebtedness arising under the Loan Agreements included among the IDRB Documents.

                  1.1.54 "Indemnified Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.55 "Indemnifying Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.56 "Intellectual Property" means the trademarks, patents, trade names and copyrights and applications therefor, inventions, trade secrets, and confidential business information (including know-how, formulas, water filtration, purification and pumping processes and techniques, technical data, designs, drawings, customer and supplier lists, and business and marketing plans and proposals), all computer software (including data and related documentation and object and source codes), whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) of Seller, in each case, utilized exclusively in the Business.

                  1.1.57 "Interim Statement of Net Assets" means the Citizens Water Resources Statement of Net Assets - Arizona, June 30, 1999, which is attached hereto as Schedule 3.4.

                  1.1.58 "Interim Statement of Net Assets Date" means June 30, 1999.

                  1.1.59 "IRS" has the meaning set forth in Section 3.16.2 hereof.

                  1.1.60 "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                  1.1.61 "Material Adverse Effect" means a change or effect (or series of related changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, condition (financial or otherwise), or results of operations of the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets

                                                                         Arizona

being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements. For purpose of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect (a) if it arises from general business, economic or financial market conditions, from conditions generally effecting the industries in which Seller competes, or from the transactions contemplated by this Agreement, or (b) solely with respect to matters arising prior to Closing, to the extent that either (i) Seller realizes the benefit of insurance maintained by Citizens on or prior to the Closing Date and Buyer receives the cash proceeds of such insurance to the extent required by Section 1.1.1(k), or
(ii) Seller arranges for Buyer to recover payments in respect of such occurrence or condition from any other source (whether in a lump sum or stream of payments), it being understood and agreed that a Material Adverse Effect may have occurred irrespective of such insurance recovery if the occurrence or condition giving rise to such recovery also causes a non-monetary material adverse change in or effect upon the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements.

                  1.1.62 "Mortgage Indenture" means Indenture of Mortgage and Deed of Trust between BNY Western Trust Company (successor in interest to Wells Fargo Bank, N.A.) and First Interstate Bank of California (as successor trustee to Marine Midland, N.A., formerly the Marine Midland Trust Company of New York).

                  1.1.63 "OSHA" has the meaning set forth in Section 3.7.1 hereof.

                  1.1.64 "PCBs" has the meaning set forth in Section 3.8.6 hereof.

                  1.1.65 "Permits" has the meaning set forth in Section 1.1.1(h) hereof.

                  1.1.66 "Permitted Exceptions" has the meaning set forth in
Section 3.10 hereof; provided, however, that from and after the Closing, Permitted Exceptions shall not include any Lien arising under or resulting from the Mortgage Indenture.

                  1.1.67 "Person" means an individual, a corporation, a partnership, an association, an Authority, a trustor other entity or organization.

                  1.1.68 "Pre-Existing Conditions" has the meaning set forth in
Section 2.3.1(d).

                  1.1.69 "Prime Rate" means the rate per annum announced from time to time during the reference period by Citibank N.A. as its United States prime, reference or base rate for commercial loans.

                  1.1.70 "PUC" has the meaning set forth in Section 5.5 hereof.

                  1.1.71 "Purchase Price" has the meaning set forth in Section
2.6.1 hereof.

                                                                         Arizona

                  1.1.72 "Real Estate" has the meaning set forth in Section 1.1.1(a) hereof.

                  1.1.73 "Recovery" has the meaning set forth in Section 7.4.2(l) hereof.

                  1.1.74 "Related Purchase Agreements" as the meaning set forth in Section 6.1.7 hereof.

                  1.1.75 "Release" or "Released" has the meaning set forth in
Section 3.8 hereof.

                  1.1.76 "Remedial Action" has the meaning set forth in Section
3.8 hereof.

                  1.1.77 "Retained IDRB Indebtedness" means the indebtedness of the Seller owing to the issuers of the Bonds and arising under the Loan Agreements included among the IDRB Documents but only to the extent not included in the Assumed Indebtedness.

                  1.1.78 "Retained Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.79 "Review Period" has the meaning set forth in Section 2.6.4(b) hereof.

                  1.1.80 "SEC" means the U.S. Securities and Exchange
Commission.

                  1.1.81 "Securities Filings" has the meaning set forth in
Section 5.8.2 hereof.

                  1.1.82 "Seller" and "Seller Parties" have the respective meaning set forth in the introduction hereof.

                  1.1.83 "Seller's Accountants" means KPMG LLP or any other firm of independent public accountants hereafter designated by Seller for purposes of this Agreement.

                  1.1.84 "Seller's Adjusted Amount" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.85 "Seller's Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.86 "Seller's 401(k) Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.87 "Specified Liabilities" has the meaning set forth in
Section 7.4.2(f) hereof.

                  1.1.88 "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall

                                                                         Arizona

profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  1.1.89 "Third Accounting Firm" has the meaning set forth in
Section 2.6.4(b) hereof.

                  1.1.90 "Threshold Amount" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.91 "Third Party Claim" has the meaning set forth in
Section 7.4(b)(i) hereof.

                  1.1.92 "Transferred Accounts" has the meaning set forth in
Section 5.11.2 hereof.

                  1.1.93 "Transaction Documents" has the meaning set forth in
Section 3.2 hereof.

                  1.1.94 "Transferred Employees" has the meaning set forth in
Section 5.9.2 hereof.

                  1.1.95 "Union Employees" has the meaning set forth in Section
5.9.1 hereof.

                  1.1.96 "VEBAs" has the meaning set forth in Section 5.12 hereof.

                  1.1.97 "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. section 2102- 2109, as amended.

                                    ARTICLE 2

                                 THE TRANSACTION

            2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2.5 below, Citizens shall, and shall cause the other Seller Parties to, sell, assign, transfer, deliver and convey to Buyer, and Parent shall cause Buyer to purchase, the Acquired Assets for the Purchase Price specified in Section 2.6.

            2.2 Excluded Assets. The following assets of Seller shall be excluded from the Acquired Assets (the "Excluded Assets"):

                  2.2.1. assets of the Seller used in both the Business and in Citizens' gas, electric or communications businesses, the material items of which are described on Schedule 2.2.12;

                                                                         Arizona

                  2.2.2. cash and cash equivalents in transit, in hand or in bank accounts.

                  2.2.3. except as otherwise set forth herein, assets attributable or related to any Benefit Plan;

                  2.2.4. the stock record and minute books of Seller;

                  2.2.5.Acquired Assets disposed of by Seller after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  2.2.6. except to the extent set forth in Sections 2.9, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member, and which are treated as Retained Liabilities under Section 2.3.3(b) below.

                  2.2.7. customer and other deposits held in Seller's accounts;

                  2.2.8. accounts owing by and among Seller and its Affiliates;

                  2.2.9. notes receivable and other receivables (other than note and accounts receivable attributable exclusively to the Business);

                  2.2.10. all deferred tax assets or collectibles;

                  2.2.11. duplicate copies of all books and records transferred to Buyer; and

                  2.2.12. those certain items listed on Schedule 2.2.12.

            2.3 Assumption of Certain Liabilities.

                  2.3.1.Buyer shall not assume any liabilities of Citizens or Seller or any of their Affiliates, except that Buyer shall assume the following specific liabilities and obligations:

                        (a) the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof;

                        (b) except as set forth in Section 2.3.3(b), all liabilities and obligations of Seller in respect of the Contracts and Permits assigned or transferred to Buyer pursuant to this Agreement in accordance with the respective terms thereof, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (c) the Assumed Indebtedness and the Buyer's IDRB Obligations;

                                                                         Arizona

                        (d) any liability, obligation or responsibility of Seller for conditions at the Real Estate, whether based on statutory or common law, now or hereafter in effect, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment at the Real Estate or into or from any building, structure, pipeline or other facility at the Real Estate, or from violation of any law relating to the foregoing, including without limitation, any CERCLA or similar liability under any federal or state law or regulation, except to the extent Buyer has given written notice of a claim for indemnification pursuant to Sections 7.3 and 7.4 hereof prior to the expiration of the claims period set forth in Section 7.3.2(a) or (b) (and if Buyer has given written notice prior to the expiration of such claims period, to the extent that such claim is not entitled to indemnification under Sections 7.3 and 7.4) (the foregoing, the "Pre-Existing Conditions");

                        (e) all liabilities and obligations of Seller related to unperformed service obligations, easement and right-of-way relocation obligations, and construction work in progress, and all engineering and construction required to complete scheduled construction and other capital projects for the Business, in each case relating to the Business and outstanding on or arising after the Closing Date except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (f) liability for accrued but unused vacation pay for the Transferred Employees to the extent provided in Section 5.9.2;

                        (g) any liability, obligation or responsibility relating to customer deposits held by Seller on the Closing Date and relating to the Business; and

                        (h) all liabilities and obligations imposed on Buyer by any PUC in connection with the operation of the Business or the ownership of the Acquired Assets, including with respect to any liability of the types that appear as "Accrued Liabilities" and "Non-Current Liabilities" on the financial statements of Seller.

                  2.3.2.Any liabilities or obligations which are assumed by Buyer pursuant to Section 2.3.1 above are hereinafter referred to as the "Assumed Liabilities. " At the Closing, Parent shall cause Buyer to execute and deliver to Seller an assumption agreement, in substantially the form of the Assumption Agreement attached hereto as Exhibit A (the "Assumption Agreement"), pursuant to which Buyer shall assume the Assumed Liabilities. Each of Parent and Buyer hereby irrevocably and unconditionally waives and releases the Seller Parties from all Assumed Liabilities and all liabilities or obligations exclusively relating to the Business or the Acquired Assets to the extent arising from events or occurrences after the Closing or to the extent otherwise relating to the period after the Closing, including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any

                                                                         Arizona

claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

                  2.3.3. Buyer shall not assume any liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any of the Seller Parties or any of their Affiliates except for the Assumed Liabilities as specifically and expressly provided for above, whether such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations not expressly transferred to Buyer hereunder as Assumed Liabilities are being retained by the Seller Parties, (the "Retained Liabilities"). Each of the Seller Parties hereby irrevocably and unconditionally waives and releases Buyer from all Retained Liabilities including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

      Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities (except as specified below) for the purposes of this Agreement:

                        (a) any product liability, toxic tort or similar claim for injury to person or property, regardless of when made or asserted, to the extent that it arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any of the Seller Parties or any of their Affiliates prior to Closing, or alleged to have been made by any of such Persons, or to the extent that it is imposed or asserted to be imposed by operation of law, in connection with any service performed or product distributed or sold by or on behalf of any of the Seller Parties or any of their Affiliates prior to Closing, including any claim referred to above in this Section 2.3.3(a) relating to water quality standards, any claim relating to any product delivered in connection with the performance of services provided by Seller and any claim seeking recovery for consequential damages, lost revenue or income;

                        (b) all refund obligations relating to the advances existing on the Closing Date for construction of facilities relating to the Business;

                        (c) except to the extent set forth in Section 2.9, any federal, state, foreign or local income or other Tax payable with respect to the business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member.

                        (d) any liability or obligation associated with or in connection with any common plant assets of Seller (other than the liabilities and obligations exclusively related to any common plant assets included among the Acquired Assets);

                        (e) except as provided in Section 2.3.1 above, any liability or obligation with respect to compensation or employee benefits of any nature owed to any employees, agents or independent contractors of any of the Seller Parties or any of their Affiliates, whether or

                                                                         Arizona

not employed by Buyer after the Closing, that arises out of or relates to events or conditions to the extent occurring before the Closing Date;

                        (f) except to the extent set forth in Section 2.3.1(d), any liability, obligation or responsibility of any of the Seller Parties, or any of their Affiliates or predecessors, whether based on statutory or common law, but only as any such law is interpreted, amended and in effect on the Closing Date, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment or into or from any building, structure, pipeline or other facility or relating to or arising from the generation, use, storage, treatment, disposal, transport or other handling of Hazardous Substances or sale or product containing Hazardous Substances from violation of any law relating to the foregoing (but only as such law is interpreted, amended and in effect on the Closing Date) including without limitation, any (A) CERCLA or similar liability under any federal or state law or regulation as interpreted, amended and in effect on the Closing Date or (B) any such liability associated with businesses or assets of the Seller Parties other than the Business or the Acquired Assets;

                        (g) liabilities and obligations relating to the Business to the extent arising prior to Closing (unless otherwise constituting Assumed Liabilities) arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger);

                        (h) any obligation or liability arising under any contract, commitment, instrument or agreement (1) except for Buyer's IDRB Obligations and subject to the penultimate sentence of Section 2.4, that is not transferred to Buyer as part of the Acquired Assets, or (2) that relates to any breach or default (or to the extent that it relates to an event which would, with the passing of time or the giving of notice, or both, constitute a default) under any Contract, instrument or agreement or to any services to be provided by Seller under any such Contract, instrument or agreement to the extent that such services were performed or were required to have been performed on or prior to the Closing Date;

                        (i) any liability or obligation in respect of the Excluded Assets;

                        (j) any liability or obligation of any of the Seller Parties or any of their Affiliates existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, except to the extent set forth in
Section 7.4; or

                        (k) except for the Assumed Liabilities as specifically and expressly set forth herein, any liability to the extent arising out of or relating to the ownership or operation of the Acquired Assets or the Business prior to the Closing Date (including any predecessor operations), any claims, obligations or litigation to the extent arising out of or relating to events or conditions occurring before the Closing Date, and any liability associated with any business other than the Business.

                                                                         Arizona

            2.4 Consent of Third Parties. On the Closing Date, Citizens shall cause Seller to assign to Buyer, and Parent shall cause Buyer to assume, the Contracts and the Permits which are to be transferred to Buyer as provided in this Agreement by means of the Assumption Agreement. To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent (or result in a breach or violation thereof) of the other party thereto or any other third party, and such consent shall not be obtained prior to Closing, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Acquired Assets. In order, however, to provide Buyer the full realization and value of every Contract of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all reasonable actions (including without limitation the appointment of Buyer as attorney-in-fact for Seller to proceed at Buyer's sole cost and expense) and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary (a) to assure that the rights of Seller or its Affiliates under such Contracts shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller or its Affiliates in and under every such Contract. To the extent that Buyer does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract "assigned or transferred to Buyer pursuant to this Agreement" within the meaning of Section 2.3.1(b) hereof. Nothing in this Section 2.4 shall in any way diminish the obligations of Seller to obtain consents and approvals under this Agreement.

            2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall take place at 10 a.m., East Coast time, on a date mutually satisfactory to Buyer and Seller which is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action, at the Closing) at the offices of Fleischman and Walsh, LLP, 1400 Sixteenth Street, N.W., Washington, D.C. 20036, or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). Upon payment of the Initial Cash Payment by Buyer and confirmed receipt thereof by Seller or the Escrow Agent pursuant to Section 2.6.2 below, Seller shall operate the Business at the direction of and under the control of Buyer. Notwithstanding the foregoing, the Closing shall be deemed to be effective as of 11:59 p.m. on the Closing Date for all purposes.

            2.6 Purchase Price.

                  2.6.1. Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price be paid by Buyer for the purchase of the Acquired Assets (the "Purchase Price") shall be: (i) $231,310,000 in cash (the "Base Cash Purchase Price," the Base Cash Purchase Price as adjusted in accordance with Section 2.6.3 and Section 2.6.5 is referred to as the "Initial Cash Payment"), subject to adjustment pursuant to the provisions of this Agreement (including Section 2.6.3, Section 2.6.4, Section 2.6.5 and Section 2.9 of this Agreement) and (ii) the assumption by Buyer of the Assumed Liabilities.

                                                                         Arizona

                  2.6.2. Payment of Initial Cash Payment. Subject to the terms and conditions of this Agreement, the Initial Cash Payment shall be paid by Buyer on the Closing Date by federal other wire transfer of immediately available funds to the account designated by Seller in writing at least two (2) Business Days prior to the Closing Date. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Buyer shall deliver the Initial Cash Payment to Buyer's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars. Upon receipt, the Escrow Agent shall invest the Initial Cash Payment in an interest-bearing account mutually agreed upon by Seller and Buyer. At Closing, Parent shall sign and deliver to Citizens a statement which confirms that the Closing has occurred and which instructs the Escrow Agent to transfer to Citizens the funds representing the Initial Cash Payment, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Citizens shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder. The Escrow Agent shall refund the balance to Buyer. The fees and expenses of Escrow Agent shall be paid by Buyer.

                  2.6.3. Estimated Closing Statement. At least five (5) business days prior to the Closing Date, Citizens shall deliver to Parent and Buyer a statement of net assets (the "Estimated Statement of Net Assets") reflecting its good faith calculation of the Acquired Assets of the Business as of the last day of the latest calendar month for which financial statements of Seller are available (the "Estimated Adjusted Net Assets"). The Estimated Statement of Net Assets shall be prepared in the same manner and utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999). The Base Cash Purchase Price shall be increased or decreased on a dollar for dollar basis by the amount, if any, by which the Estimated Adjusted Net Assets is greater than or less than $160,180,848 (such increase or decrease, as the case may be, is referred to herein as the "Estimated Net Asset Adjustment").

                  2.6.4 Post-Closing Adjustment to Purchase Price.

                        (a) Within 90 days after the Closing, Citizens shall prepare and deliver to Parent and Buyer a Statement of Net Assets (the "Closing Statement of Net Assets") which reflects the Acquired Assets as of 11:59 p.m. on the Closing Date, based on actual financial performance and calculated in the same manner, utilizing the same accounting principles, policies and methods utilized in preparing the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999), together with (A) an audit report of Seller's Accountants stating that the Closing Statement of Net Assets has been prepared utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets and (B) a calculation of Citizens' determination of the amount of increase or decrease in the amount of the Acquired Assets of the Business from the Interim Statement of Net Assets Date to the Closing Date which is derived from the Closing Statement of Net Assets ("Seller's Adjustment Amount"). The Closing Statement of Net Assets shall not give effect to any purchase accounting treatment arising from Buyer's purchase of the Acquired Assets. Buyer shall pay the fees and expenses of Seller's Accountants incurred in connection with this Section 2.6.4.

                                                                         Arizona

Buyer agrees to cooperate, and agrees to cause Buyer's Accountants to cooperate, with Citizens and Seller's Accountants in connection with the preparation of the Closing Statement of Net Assets, and related information, and shall provide to Citizens and Seller's Accountants such books, records and information as may be reasonably requested from time to time, including the work papers of Buyer's Accountants. Citizens will give Buyer and its representatives access during the normal business hours of Citizens to the personnel, books and records of Citizens and the work papers of Seller's Accountants to assist Buyer in the review of the Closing Statement of Net Assets and related matters. Buyer agrees that, following the Closing through the date on which the Closing Statement of Net Assets is delivered, it will not take any actions with respect to any accounting books, records, policies or procedures on which the Closing Statement of Net Assets is to be based that would make it impossible or impracticable to calculate the Acquired Assets in the manner and utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Interim Statement of Net Assets except in the ordinary course or as a result of events occurring after the date of the Interim Statement of Net Assets and, in such event, only in a manner consistent with past practices of Seller.

                        (b) Parent or Buyer may dispute any amounts reflected on the Closing Statement of Net Assets, in the Seller's Adjustment Amount or in the Statement of Certain Assumed Liabilities, provided, however, that Buyer shall notify Citizens in writing of each disputed amount, and specify the amount thereof in dispute and the basis of such dispute, within 30 days of the Buyer's receipt of the Closing Statement of Net Assets and the Seller's Adjustment Amount (such 30 day period hereinafter referred to as the "Review Period"). In the event of a dispute with respect to the Closing Statement of Net Assets, the Seller's Adjustment Amount or the Statement of Certain Assumed Liabilities, Buyer and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Buyer and Seller are unable to reach a resolution of such differences within 30 days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller shall submit the amounts remaining in dispute (together with any amounts remaining in dispute pursuant to Section 2.6.4(b) of each of the Related Purchase Agreements) for resolution to an independent accountant firm of national reputation mutually appointed by Seller and Buyer (such independent accounting firm being herein referred to as the "Third Accounting Firm"), which shall be requested to determine and report to the parties, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Third Accounting Firm shall be allocated between Buyer and the Seller Parties so that the Seller Parties' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to the Third Accounting Firm that is unsuccessfully disputed by Buyer (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Buyer to the Third Accounting Firm. Buyer shall pay the fees and expenses of Buyer's Accountants incurred in connection with this Section 2.6.4(b). Seller's Adjustment Amount, if there are no disputes with respect thereto, or Seller's Adjustment Amount as adjusted after the resolution of all disputes with respect thereto in accordance herewith, shall be referred to as the "Final Net Asset Adjustment."

                                                                         Arizona

                        (c) If the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment exceeds the Initial Cash Payment, then within five (5) business days after final determination thereof Buyer shall pay Seller the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check. If the Initial Cash Payment exceeds the sum of the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment, then within five (5) business days after final determination thereof Seller shall pay Buyer the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check.

                  2.6.5. Adjustment for Certain Liabilities. Concurrent with the delivery of the Estimated Statement of Net Assets, Citizens also shall deliver to Parent and Buyer a statement reflecting (i) the customer and other deposits held by Seller on the Closing Date and relating to the Business, (ii) the total amount of the Assumed Indebtedness that will be outstanding immediately after the Closing Date, (iii) the items specified in Section 2.9 to the extent set forth therein, and (iv) without duplications of any amount included in clause
(i) above and except as provided in Section 5.15, any payments received by Seller under the Contracts and Permits for obligations not performed as of the Closing Date (the "Statement of Certain Assumed Liabilities"). The Statement of Certain Assumed Liabilities shall reflect Citizens' good faith calculation of such liabilities as of the Closing Date. The Base Cash Purchase Price shall be decreased by the net amount set forth in the Statement of Certain Assumed Liabilities. Concurrent with the delivery of the Closing Statement of Net Assets, Citizens also shall deliver to Parent a statement showing any adjustments to the Statement of Certain Assumed Liabilities and the Base Cash Purchase Price shall be further adjusted to give effect to any such adjustments to the Statement of Certain Assumed Liabilities.

            2.7 Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                  2.7.1. Deliveries to Buyer. Citizens shall, and shall cause Seller to deliver to Buyer:

                        (a) bills of sale and instruments of assignment to the Acquired Assets, duly executed by Seller, substantially in the form of Exhibit B hereto and;

                        (b) the consents to transfer, of all transferable or assignable Contracts, Intellectual Property, Permits (including Environmental Permits), to the extent specifically required hereunder;

                        (c) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles);

                                                                         Arizona


                        (d) special warranty deeds of conveyance with respect to the parcels of Real Estate owned in fee simple by Seller (or, with respect to any such parcel which was acquired by Seller (or its predecessor in interest, in cases involving mergers) by deed without covenant or warranty of title, a quit claim deed without covenant or warranty of title) to Buyer, duly executed and acknowledged by Seller and in recordable form;

                        (e) the Foreign Investment in Real Property Tax Act Certification and Affidavit for each parcel of Real Estate, duly executed by the Seller Parties (the "FIRPTA Affidavit");

                        (f) the certificates, opinions and other documents required to be delivered by the Seller Parties pursuant to Section 6.1 hereof and certified resolutions evidencing the authority of the Seller Parties as set forth in Section 3.2 hereof;

                        (g) all agreements and other documents required by this Agreement;

                        (h) a receipt for the payment of the Initial Cash Payment duly executed by Citizens;

                        (i) all such other instruments of conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer the Acquired Assets in accordance with this Agreement and where necessary or desirable, in recordable form; and

                        (j) if requested by Buyer at least sixty (60) days before Closing, a lease of that portion of Citizens' Bullhead City, Arizona office building used exclusively by Seller in connection with the Business, on commercially reasonable terms reasonably acceptable to Buyer and Seller.

                  2.7.2. Deliveries By Buyer to the Seller Parties. Parent shall, and shall cause Buyer to deliver to the Seller Parties:

                        (a) wire transfer of immediately available funds in an amount equal to the Initial Cash Payment;

                        (b) the Assumption Agreement, duly executed by Buyer;

                        (c) the certificates, opinions and other documents required to be delivered by Buyer pursuant to Section 6.2 hereof;

                        (d) all of the instruments contemplated by Section 5.24(a) to the extent not previously executed and delivered by Parent; and

                                                                         Arizona

                        (e) all such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Parent and Buyer to assume the Assumed Liabilities in accordance with this Agreement.

            2.8 Allocation of Consideration. Buyer and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Code. If Buyer and Seller agree to such Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Authority or in any proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in any legal requirement.

            2.9 Prorations. The parties hereto agree that the following expenses shall be calculated and pro rated as of the Closing Date, with Seller responsible for such expenses and to receive the benefit for the same for the period through and including the Closing Date, and Buyer to be responsible for and to receive the benefit of the same after the Closing Date:

                  2.9.1. personal and real property taxes (on the basis on which the same were assessed and paid) and sales, occupation and use taxes, in each case, to the extent relating to the Business and except as otherwise provided in
Section 7.1;

                  2.9.2. electric, fuel, gas, telephone, sewer and utility charges, in each case, to the extent relating to the Business;

                  2.9.3. rentals and other charges under Contracts to be assumed by Buyer pursuant to Section 2.3 (except to the extent provided in Section 2.3.3(h)); and

                  2.9.4. charges under maintenance and service contracts and other Contracts (except to the extent provided in Section 2.3.3(h)), and fees under Permits to be transferred to Buyer as part of the Acquired Assets;

                  2.9.5. water, sewer and other similar types of taxes, and installments on special benefit assessments; and

                  2.9.6. payroll expenses, payroll taxes, reimbursable employee business expenses and the financial cost of the accrued vacation of each Transferred Employee.

                                                                         Arizona

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Each of the Seller Parties jointly and severally represent and warrant to Parent and Buyer as follows:

            3.1 Qualification; No Interest in Other Entities.

                  3.1.1 Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. Each of the Seller Parties is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of the business conducted by it or such Seller Party's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such other failures of the Seller Parties do not have a Material Adverse Effect.

                  3.1.2. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

            3.2 Authorization and Enforceability. Each of the Seller Parties has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by them in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents"). The execution, delivery and performance by each of the Seller Parties of this Agreement and the Transaction Documents to which such Seller Party is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of the Seller Parties, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by the Seller Parties. This Agreement is a legal, valid and binding obligation of each Seller Party, enforceable against them in accordance with its terms except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which each of the Seller Parties is a party will be duly executed and delivered by each of the Seller Parties and will constitute the legal, valid and binding obligations of each of the Seller Parties, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            3.3 No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the Transaction Documents by each of the Seller Parties do not,

                                                                         Arizona

and the consummation of the transactions contemplated by this Agreement and the Transaction Documents by the Seller Parties, will not: (a) contravene any provision of the Restated Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of the other Seller Parties; or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which any of the Seller Parties is a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or will be cured, waived or terminated prior to the Closing Date, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation, to which any of the Seller Parties is subject, other than those violations or conflicts which individually and in the aggregate would not have a Material Adverse Effect.

            3.4 Financial Statements. Citizens has previously delivered to Buyer the statement of income of the Business (the "Income Statement") and the Interim Statement of Net Assets contained in Schedule 3.4 (collectively, the "Financial Statements"). The Income Statement (a) fairly presents in all material respects the results of operations of the Business in accordance with generally accepted accounting principles ("GAAP") consistently applied except for the omission of full footnotes to the Income Statement and (b) has in all material respects been derived from the books and records of Seller and reflects the separation of the operation associated with the Business from other operations of Citizens. The Interim Statement of Net Assets (a) has in all material respects been derived from the books and records of Seller and reflects the separation of the operations associated with the Business from other operations of Citizens; (b) fairly presents in all material respects the Acquired Assets as of the Interim Statement of Net Assets Date; and (c) has in all material respects been prepared in accordance with GAAP consistently applied except for the omission of full footnotes to such Interim Statement of Net Assets. The financial statements included in the Annual Report to each PUC for the year ended December 31, 1998, were prepared in all material respects in accordance with the rules and regulations of such PUC.

            3.5 No Changes. Since the Interim Statement of Net Assets Date to the date hereof, except as disclosed in Schedule 3.5, the Seller Parties have conducted the Business as presently operated only in the ordinary course of business consistent with past practice. Since the Interim Statement of Net Assets Date, except as disclosed in Schedule 3.5, there has not been:

                  3.5.1 any Material Adverse Effect;

                  3.5.2 prior to the date of this Agreement, any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Transferred Employee, or material change or material addition

                                                                         Arizona

to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Transferred Employees participate) to which any of the Transferred Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan other than in any such case (i) in the ordinary course consistent with past practice,
(ii) as required by law, or (iii) as required by any collective bargaining agreement, if any;

                  3.5.3 any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or the provision of discounts, rebates or allowances;

                  3.5.4 any disposition of or failure to keep in effect any rights in, to or for the use of any Permit of the Business which individually or in the aggregate would have a Material Adverse Effect;

                  3.5.5 any damage, destruction or loss affecting the Business which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                  3.5.6 prior to the date of this Agreement, any change by Seller in its method of accounting or keeping its books of account or accounting practices with respect to the Business except as required by GAAP and is set forth on Schedule 3.5; or

                  3.5.7 prior to the date of this Agreement, any sale, transfer or other disposition of any material assets, properties or rights of the Business, except in the ordinary course of business consistent with past practice.

            3.6 Contracts. As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than (i) with respect to which the Business' total annual liability or expense is less than (a) $250,000 per such Contract and (b) $6,123,000 per all such Contracts (when taken together with similar contracts omitted from Schedule 3.6 of the Related Purchase Agreements), and (ii) Contracts that may be terminated by Seller, without penalty, on notice of 90 days or less) except line extension agreements and similar agreements and construction and design contracts. Seller has furnished to Buyer a correct and complete copy of each written agreement listed in Schedule 3.6. Except as disclosed on Schedule 3.6, with respect to each Contract, neither Seller nor, to the Seller Parties' knowledge, any other party thereto, is in breach or default, and to the Seller Parties' knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, except in each case where such breaches, terminations, modifications, accelerations or defaults, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth in Schedule 3.6, there are no disputes pending or to the best of the Seller Parties' knowledge, threatened, under or in respect of any of the Contracts, other than those that individually and in the aggregate do not have a Material Adverse Effect.

            3.7 Permits and Compliance With Laws Generally.

                                                                         Arizona

                  3.7.1 Except as disclosed on Schedule 3.7, Seller possesses and is in compliance with all Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes, including Environmental Laws (as defined below), except to the extent that any failure to possess, or to comply with, any Permit, laws, rules, regulations or orders would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3.7, the Business is conducted by Seller in compliance with all applicable laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar laws and Environmental Laws), rules, regulations, ordinances, codes, judgments and orders, except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. Except as disclosed on Schedule 3.7, all Permits of Seller relating to the operation of the Business are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to the Seller Parties' knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by Seller other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                  3.7.2 Except as set forth on Schedule 3.7, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the knowledge of the Seller Parties, threatened, by any Authority or other Person with respect to any alleged (i) violation by Seller or any Affiliate of Seller relating to the Business of any law, ordinance, rule, regulation, code or order of any Authority; or (ii) failure by Seller or any Affiliate to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets), except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

            3.8 Environmental Matters. Except as set forth on Schedule 3.8 hereto, and with such exceptions as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect:

                  3.8.1 Seller has not disposed of or arranged for the disposal of or Released any Hazardous Substances, other than in conformity with Environmental Laws, at any Real Estate, or, in connection with the Business or Acquired Assets, at any other facility, location, or other site.

                  3.8.2 Seller has not received any written notice or request for information with respect to, and to the best of the Seller Parties' knowledge, Seller has not been designated a potentially liable party for Remedial Action, in connection with any Real Estate, or, as of the date hereof, with respect to the Business or Acquired Assets, at any other facility, location, or other site under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or comparable state statutes.

                                                                         Arizona

                  3.8.3 To the best of the Seller Parties' knowledge, except for such use or storage of Hazardous Substances as is incidental to the conduct of the Business, which use and storage is or has been in compliance with Environmental Laws, and which use and storage has not caused any condition that requires Remedial Action, no Real Estate has been used for the storage, treatment, generation, processing, production or disposal of any Hazardous Substances or as a landfill or other waste disposal site in violation of any Environmental Law.

                  3.8.4 To the best of the Seller Parties' knowledge, underground storage tanks are not, and have not in the past been, located on or under any Real Estate.

                  3.8.5 There are no pending or unresolved claims against Seller or the Business for investigatory costs, cleanup, removal, remedial or response costs, or natural resource damages arising out of any Releases or threat of Release of any Hazardous Substances at any Real Estate or, as of the date hereof, with respect to the Business or the Acquired Assets or at any other facility, location, or other site.

                  3.8.6 To the best of the Seller Parties' knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are located at or in any Real Estate in violation of Environmental Laws or which require Remedial Action.

                  3.8.7 To the best of the Seller Parties' knowledge, no Hazardous Substance managed or generated by or on behalf of Seller at the Real Estate or in connection with the Business or Acquired Assets has come to be located at any site that is listed or formally proposed for listing under CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any similar state list or that is the subject of federal, state, or local enforcement actions or investigations.

                  3.8.8 The Seller Parties know of no facts or circumstances related to environmental matters (i) in connection with the operation of the Business or (ii) concerning the Real Estate, that are reasonably likely to result in any material reduction in the quality or quantity of water available for supply to the Seller Parties' customers.

                  3.8.9 The Seller Parties will within thirty (30) days of the date hereof provide Buyer with copies of all written environmental audits or investigations of which they are aware (after due inquiry) prepared for the Real Estate or operations of the Business.

                  3.8.10 Except as set forth in Schedule 3.8.10 or Citizens' Annual Report on Form 10-K for the year ended December 31, 1998:

                        (a) The Seller Parties (including for purposes of
Section 3.8.10(a) and (b), Affiliates and predecessors of the Seller Parties) are and have been for the past three years in full compliance with all federal and state primary drinking water standards;

                        (b) The Seller Parties are and have been for the past three years in full compliance with all federal and state secondary drinking water standards; and

                                                                         Arizona

                        (c) As to all outstanding violations of state or federal drinking water standards, as of the date hereof, the Seller Parties have completed or are in the process of completion in accordance with all applicable deadlines, all actions required by Environmental Law or Authorities to correct or otherwise respond to such violations.

                  3.8.11 Except as set forth in Schedule 3.8.11, none of the Seller Parties will be required to place any notice or restriction relating to the presence of Hazardous Substances in the deed to any Real Estate, or in any written instrument accompanying this Agreement, and no Real Estate has such a notice or restriction in its deed or any other written instrument relating to the purchase, lease or rental of such property.

For the purposes of these Sections 3.7 and 3.8: (A) "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of Hazardous Substances; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substances so it does not endanger or threaten to endanger public or employee health or welfare or the environment; or (z) perform studies, investigations or monitoring necessary or required to investigate the foregoing; (B) "Environmental Laws" means any common law or federal, state or local law, statutes, rule, regulation, ordinance, code, judgment or order relating to the protection of the environment or human health and safety and includes, but is not limited to, CERCLA (42 U.S.C. section 9601, et seq.), the Clean Water Act (33 U.S.C. section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.) and the Oil Pollution Act of 1990 (33 U.S.C. section 2701 et seq.), each as has been or may be interpreted or amended as of the Closing Date and the regulations promulgated pursuant thereto and in effect as of the Closing Date;
(C) "Released" means released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape; and
(D) "Hazardous Substances" means hazardous or toxic or polluting substance or waste or contaminant under or pursuant to any Environmental Law, including petroleum products, PCBs and radioactive materials.

            3.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Selling Parties of this Agreement, the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by the Seller Parties, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except (i) as required by the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) as specified on
Schedule 3.9, (iii) as required by the IDRB Documents, and (iv) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or which are obtained by the Closing Date.

            3.10 Title. Seller has good and valid title to all of the Acquired Assets constituting personal property, good and marketable title in fee simple to all of the owned Acquired Assets

                                                                         Arizona

constituting Real Estate and good and valid leasehold title to all of the leased Acquired Assets constituting Real Estate, in each case, free and clear of Liens subject only to the Permitted Exceptions. "Permitted Exceptions" as used herein shall mean (a) the Liens set forth in Schedule 3.10 hereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith or (c) such other Liens which, individually or in the aggregate, do not have a Material Adverse Effect (it being understood that to the extent a Permitted Exception relates to or arises from a Retained Liability, Seller shall still be liable for such Retained Liability to the extent set forth herein).

            3.11 Real Estate.

                  3.11.1 As of the date hereof, Seller has not received any written or oral notice for assessments for public improvements against the Real Estate which remains unpaid, and to the best knowledge of the Seller Parties, no such assessment has been proposed. Except as set forth on Schedule 3.11, as of the date hereof, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate and to the best knowledge of the Seller Parties no such proceeding is threatened.

                  3.11.2 Except as disclosed on Schedule 3.6, as of the date hereof, Seller is not a lessee under any Contract relating to the use or occupancy of the Real Estate involving annual payments in excess of $100,000.

                  3.11.3 Each parcel of the Real Estate has physical and, to Seller's knowledge, legal vehicular and pedestrian access to and from public roadways as may be reasonably necessary to the operation of the Business except where the failure to have such access does not have a Material Adverse Effect. To Seller's knowledge, no fact or condition exists which would result in the termination of (a) the current access from each parcel of the Real Estate, and
(b) continued use, operation, maintenance, repair and replacement of all existing and currently committed water lines used by Seller in connection with the Business, except where such termination would not have a Material Adverse Effect.

            3.12 Taxes. The Seller Parties have (a) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (b) paid all Taxes that are shown to have come due pursuant to such returns or reports and (c) paid all other material Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have otherwise become due. To the best of the Seller Parties' knowledge, all such returns or reports have been prepared in accordance with all applicable laws and requirements in all material respects. Except to the extent disclosed on Schedule 3.12, none of the assets of the Business or constituting any of the Acquired Assets (a) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (b) is

                                                                         Arizona

"tax-exempt use property" within the meaning of Section 168(h) of the Code or
(c) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

            3.13 Patents and Intellectual Property Rights. To the best of the Seller Parties' knowledge, the operations of Seller do not make any unauthorized use of any Intellectual Property except for any such unauthorized uses which do not have a Material Adverse Effect. Assuming the consents listed as item XII on
Schedule 3.9 are obtained, Buyer will not lose any of Seller's rights to, or be required to pay increased royalties for, any Intellectual Property included in the Acquired Assets as a result of the Closing and the consummation of the transactions contemplated by this Agreement, except for any such rights or such increased royalties the loss or payment of which would, individually or in the aggregate, not have a Material Adverse Effect.

            3.14 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Statement of Net Assets or arising since the date thereof have arisen out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; the allowance for collection losses on the Interim Statement of Net Assets has been determined in accordance with GAAP consistent with past practice.

            3.15 Labor Relations. As of the date hereof, except as set forth in
Schedule 3.15, to best of the knowledge of the Seller Parties, there has been no union organizing efforts with respect to the Business conducted within the last three (3) years and there are none now being conducted with respect to the Business. Except as set forth in Schedule 3.15, Seller has not at any time during the three (3) years prior to the date of this Agreement had, nor, to the best of the Seller Parties' knowledge, is there now threatened, a strike, work stoppage or work slow down with respect to or affecting the Business which had or could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth in Schedule 3.15, (i) no Employee is represented by any union or other labor organization and (ii) there is no unfair labor practice charge pending or, to the best knowledge of the Seller Parties, threatened against Seller relating to any of the Employees as related to the Business which could reasonably be expected to have a Material Adverse Effect.

            3.16 Employee Benefit Plans.

                  3.16.1 Schedule 3.16.1 contains a true and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sabbatical, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by Citizens or any of its Affiliates, in respect of any Employee or Former Employee, or (ii) with respect to which Citizens or any of its Affiliates has any liability in respect of any Employee or Former Employee (the"Benefit Plans"). Except as disclosed on
Schedule 3.16.1, neither Citizens nor any

                                                                         Arizona

of its Affiliates maintains any bonus, pension or welfare benefit plan, program or arrangement, including any deferred compensation arrangement, for directors, consultants or independent contractors of the Business.

                  3.16.2 A true and complete copy of each Benefit Plan and related trust agreements and (to the extent applicable) a copy of each Benefit Plan's current summary plan description and in the case of an unwritten Benefit Plan, a written description thereof, has been furnished to Buyer. In addition, to the extent applicable, Buyer has been provided a copy of the most recent Internal Revenue Service ("IRS") determination letter issued to each Benefit Plan and a copy of the most recent IRS Form 5500 together with all schedules and accountants' statement filed, and actuarial reports prepared, on behalf of each Benefit Plan.

                  3.16.3 Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (as designated on Schedule 3.16.1) is so qualified, and will remain so qualified upon the timely making of certain amendments required by law during the applicable remedial amendment period, and any trust forming a part of such a Benefit Plan is tax exempt under Section 501(a) of the Code. Each such Benefit Plan has been amended, as and when necessary, to comply with the Tax Reform Act of 1986 and upon timely filing of an Application for Determination with the Internal Revenue Service, will be eligible to make further such amendments under the"remedial amendment period."

                  3.16.4 Except as disclosed in Schedule 3.16.4, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

                  3.16.5 None of the Acquired Assets is subject to a Lien or Tax under the Code or ERISA.

                  3.16.6 Neither Citizens nor any ERISA Affiliate and, to the knowledge of the Seller Parties, no other Person, has taken any action or failed to take any action with respect to any Benefit Plan that may subject Buyer or any Benefit Plan under which liabilities may be assumed by Buyer under Sections 5.10, 5.11 or 5.12 ("Assumed Benefit Liabilities") to any material liability or Tax under the Code or ERISA.

                  3.16.7 Neither Citizens nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Benefit Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, including any contingent liability under Section 4204 of ERISA or withdrawal liability arising from the actions of Citizens or any ERISA Affiliate contemplated by this Agreement. All contributions that Citizens or any ERISA Affiliate have been obliged to make to any Benefit Plan, including any multiemployer plan, have been duly and timely made.

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                                                                         Arizona

                  3.16.8 There are no pending or, to the knowledge of the Seller Parties, threatened claims (other than routine claims for benefits), assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Benefit Plan which could reasonably be expected to give rise to a material liability to Buyer.

                  3.16.9 Except as disclosed on Schedule 3.16.9, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under
Section 401(a) of the Code. Seller's Retiree Medical Plan contains provisions permitting Seller to modify or terminate retiree medical benefits at any time, without prior notice to any covered individual. Except with respect to retirees, "grandfathered" employees and collectively bargained employees, Seller knows of no reason why its ability to effect those provisions would be limited.

                  3.16.10 With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, Citizens and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA.

            3.17 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.17, Seller has no liabilities with respect to the Business which would constitute Assumed Liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                  3.17.1 the Assumed Indebtedness and those other liabilities which would decrease the Base Cash Purchase Price pursuant to Section 2.6.5 to the extent assumed by Buyer at Closing;

                  3.17.2 liabilities arising in the ordinary course of business under any Contract or Permit or with respect to any agreement or instrument included within the definition of Real Estate; and

                  3.17.3 those liabilities incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business and reflected in the books and records related to the Business;

                  3.17.4 the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof; and

                  3.17.5 those other liabilities, which individually and in the aggregate, would not have a Material Adverse Effect.

            3.18 No Pending Litigation or Proceedings. Except as disclosed in
Schedule 3.18, there are no actions, suits, investigations or proceedings pending against or, to the best of the Seller

                                                                         Arizona

Parties' knowledge, threatened, against or affecting, Seller, the Business or any of the Acquired Assets before any court or arbitrator or Authority which individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in Schedule 3.18, there are currently no outstanding judgments, decrees or orders of any court or Authority against any of the Seller Parties, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets (other than any PUC order relating to rates, tariffs and similar matters arising in the ordinary course of business) which individually or in the aggregate would have a Material Adverse Effect.

            3.19 Supply of Utilities. Except as set forth on Schedule 3.19, the Real Estate has adequate arrangements for supplies of electricity, gas, oil, coal and/or sewer for all operations at the 1998 or current operating levels, whichever is greater. Except as set forth on Schedule 3.19, there are no actions or proceedings pending or, to the best of the Seller Parties' knowledge, threatened, that would adversely affect the supply of electricity, gas, coal or sewer to the Real Estate except for those which individually and in the aggregate would not have a Material Adverse Effect.

            3.20 Insurance. Schedule 3.20 lists the Seller Parties' policies and contracts in effect as of the date hereof for insurance covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by Seller, together with the risks insured against, coverage limits and deductible amounts.

            3.21 Relationship with Customers. As of the date hereof, Seller does not have any current customer which accounted for more than 5% of the net sales of the Business (taken together with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) for the immediately preceding 12-month period.

            3.22 WARN Act. Except as contemplated by Section 5.9 hereby or as set forth in Schedule 3.22 hereto, within six months prior to the date hereof,
(i) Seller has not effectuated (a) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; (ii) Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law; and (iii) none of Seller's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act).

            3.23 Condition of Assets. Except as set forth on Schedule 3.23, the buildings, machinery, equipment, tools, furniture, improvements and other fixed tangible assets of the Business included in the Acquired Assets, taken as a whole and taken together with the similar assets included among the assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements, are in good operating condition and repair, reasonable wear and tear excepted.

                                                                         Arizona

            3.24 Brokerage. None of the Seller Parties or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to Buyer or its Affiliates.

            3.25 All Assets. Except as set forth on Schedule 3.25 and for the Excluded Assets, the Acquired Assets include all assets, rights, properties and contracts the use of which is necessary to the continued conduct of the Business by Buyer substantially in the manner as it was conducted prior to the Closing Date, including the service of all utility customers in substantially the same manner and at substantially the same service levels as provided by Seller on the date hereof.

            3.26 Year 2000 Matters. Citizens has (1) initiated a review and assessment of all mission critical areas within the Business and related operations (including those affected by suppliers and vendors) that it reasonably believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Seller Party (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem all as set forth in Citizens' Annual report on Form 10-K for the fiscal year ended December 31, 1998 and Citizens' Quarterly reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999, and (iii) to date, implemented that plan substantially in accordance with that timetable. Seller has contingency plans that are dedicated to ensuring that established and expected levels of customer service are maintained without interruption, while core business functionality is preserved during the millennium transition. With respect to its suppliers and vendors, the foregoing representation and warranty is expressly limited to matters known to Seller after making reasonable inquiries of such suppliers and vendors. Seller makes no representation or warranty with respect to the receipt or accuracy of any response received from any vendor or supplier.

            3.27 Product Liability. Except as disclosed in Schedule 3.27 and except for those liabilities which individually or in the aggregate would not have a Material Adverse Effect, there are no (a) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties, unasserted, with respect to any product liability or similar claim that relates to any product or service sold by Seller or the Business to others or (b) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties unasserted, with respect to any claim for the breach of any express or implied product warranty or a similar claim with respect to any product or service sold by Seller or the Business to others.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer jointly and severally represent and warrant to Seller as follows:


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

                                                                         Arizona

            4.1 Organization and Good Standing.

                  4.1.1 Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.1.2 Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business. Buyer is qualified to do business and is in good standing in all jurisdictions wherein the nature of the business conducted by it Buyer's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of Buyer do not have a material adverse effect on its ability to perform its obligations under this Agreement and the Transaction Documents.

            4.2 Authorization and Enforceability. Each of Buyer and Parent has full corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which either of them is a party. The execution, delivery and performance by Buyer and Parent of this Agreement and the Transaction Documents to which Buyer and/or Parent is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by Buyer and Parent, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by Buyer and Parent. This Agreement is a legal, valid and binding obligation of Buyer and Parent, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Buyer and Parent is a party will be duly executed and delivered by Buyer and Parent and will constitute the legal, valid and binding obligations of Buyer and Parent, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            4.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer and/or Parent do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene any provision of the Articles of Incorporation or Bylaws of Buyer or the Certificate of Incorporation or Bylaws of Parent; or
(b) violate, conflict with, result in a breach of, or constitute a default (or an event which would with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, authorization, proof of dedication or other agreement or commitment, oral or written, to which Parent or Buyer is a party, or by which any of their assets or properties may be bound or affected,

                                                                         Arizona

except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, interests or rights which, individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents, or
(ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation to which Buyer or Parent is subject other than those violations and conflicts which individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Buyer and Parent of this Agreement, the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by Buyer or Parent except (i) as required by the HSR Act, (ii) as specified on Schedule 3.9 and (iii) for such consents, approvals, authorizations, registrations or filings, the failure to obtain or make would not individually or in the aggregate have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.5 Financing. Buyer and Parent have, and at the Closing Date, will have sufficient resources to pay the Purchase Price, and Parent, Buyer or the other Affiliates of Parent that are buyers of the assets and businesses being acquired pursuant to the Related Purchase Agreements have, and at the Closing Date, will have sufficient resources to pay the purchase prices set forth in the Related Purchase Agreements.

            4.6 Brokerage. None of Parent, Buyer or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to the Seller Parties.

            4.7 Insurance. Schedule 4.7 lists the policies and contracts in effect as of the date hereof for casualty and property insurance covering Buyer's assets and properties and the operation of Buyer's business, together with the risks insured against, coverage limits and deductible amounts.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

            5.1 Conduct of Business. Except (i) as otherwise specifically permitted by this Agreement, (ii) as set forth in Schedule 5.1 hereto or (iii) with the prior written consent of Buyer, from and after the date of this Agreement and up to and including the Closing Date, each of the Seller Parties agree that:

                                                                         Arizona

                  5.1.1 Seller shall conduct the Business as presently operated and only in the ordinary course of business consistent with past practice.

                  5.1.2 They shall promptly inform Buyer in writing of any specific event or circumstance of which they are aware, or of which they receive notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect on the Acquired Assets or the Assumed Liabilities.

                  5.1.3 Seller shall not:

                        (a) change or modify in any material respect existing credit and collection policies, procedures and practices with respect to accounts receivable;

                        (b) enter into any contract or commitment, waive any right or enter into any other transaction (except in the ordinary course of business) which would have a Material Adverse Effect;

                        (c) except in the event of service interruption, emergency or casualty loss, commit to acquire subsequent to the Closing Date on behalf of the Business any capital asset or group of capital assets costing in excess of $1,000,000 that is not included in the capital budget of Seller for fiscal year 2000 and which, if so acquired, would be included in the Acquired Assets; commencing December 1, 1999, accept or receive customer advances for construction in excess of $9,000,000 (when combined with customer advances relating to the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) per each of the next four consecutive three-month periods unless pursuant to an existing tariff, Contract or Permit of Seller; or sell or lease or agree to sell or lease or otherwise dispose of any assets included in the Acquired Assets except in the ordinary course of the conduct of the Business, consistent with past practice;

                        (d) except in the ordinary course of business, consistent with past practice or as required under any of Seller's debt instruments or indentures, mortgage, pledge or subject to any Lien (other than Permitted Liens) any of the Acquired Assets;

                        (e) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Transferred Employee except (i) as required by law, and (ii) in the ordinary course, consistent with past practice; provided, however, no individual Employee shall in any event receive a compensation increase in excess of seven percent (7%);

                        (f) other than in the ordinary course of business consistent with past practice, sell or otherwise transfer any assets necessary, or otherwise material to the conduct of, the Business which would constitute Acquired Assets;

                                                                         Arizona

                        (g) change the Seller's method of accounting or keeping its books of account or accounting practices with respect to the Business, except as required by GAAP or any Authority;

                        (h) intentionally and wilfully take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.14, 3.16 and 3.25 hereof (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful omission to take action); or

                        (i) prepay, redeem, retire, refund or otherwise extinguish any of the Assumed Indebtedness.

            5.2 Negotiations. Neither Citizens nor any Person controlled by Citizens or under common control with Citizens (each such person being a "Section 5.2 Affiliate"), nor any officer, director, employee, representative or agent of Citizens or any of their Section 5.2 Affiliates, shall, directly or indirectly, solicit or initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into an agreement with any Person or group of Persons (other than Parent, Buyer or any Person controlled by Parent or Buyer or under common control with Parent, Buyer or any Persons providing financing to the parties hereto in connection with facilitating the consummation of the transactions contemplated by this Agreement) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) that would result in the transfer to any such Person or group of Persons of ten percent (10%) of the Acquired Assets (as measured by net book value of such assets on the date of each such transaction) or the acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) involving the Seller Parties, if such acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) would be inconsistent, in any respect, with the obligations of the Seller Parties hereunder (any of the foregoing transactions, a "Competing Transaction").

            5.3 Disclosure Schedules. As promptly as practicable, the Seller Parties will provide Buyer with a supplement or amendment to the Disclosure Schedules with respect to any matter, condition or occurrence which is required to be set forth or described in the Disclosure Schedules. For the avoidance of doubt, a matter, condition or occurrence shall only be "required" to be set forth or described in the Disclosure Schedules if the failure to be so disclosed would result in a breach of the applicable representation or warranty (qualified by Material Adverse Effect where applicable) on the date hereof or on the Closing Date. In addition, Seller shall have the right at any time and from time to time prior to the Closing to supplement or amend the Disclosure Schedules. Seller may provide Disclosure Schedules with respect to any representation or warranty of this Agreement whether or not a specific schedule is referred to therein. In the event that any supplement or amendment of such Disclosure Schedules shall be provided later than five (5) business days prior to the Closing Date, the Buyer shall have the right to delay the Closing for a period of five (5) business days in order for Buyer to review such supplement or amendment. No such supplement

                                                                         Arizona

or amendment shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to permit the Closing to occur unless Buyer specifically agrees thereto in writing. The Seller Parties shall promptly inform Buyer, and Buyer will promptly inform the Seller Parties of any fact or event which comes to their attention, the existence of which constitutes or likely will constitute a breach in any material respects of any representation or warranty in this Agreement. In addition, Parent will, within five (5) days of receipt thereof, forward to Seller (i) any title report Buyer receives from a title company with respect to the Real Estate and (ii) any written communication regarding a specific Lien or title defect affecting a specifically identified parcel of the Real Estate sent to the President, Treasurer or General Counsel of Parent or the President or Corporate Counsel of any other Buyer Party, and sent by a party other than the Seller Parties, their legal counsel, financial advisors or representatives.

            5.4 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 5.8 hereof):

                  5.4.1 to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

                  5.4.2 to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                  5.4.3 to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

            5.5 Filings and Authorizations. The parties hereto will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to it or its Affiliates as may be required to consummate the terms of this Agreement, including all notifications and information to be filed or supplied pursuant to the HSR Act and with the applicable public utility commission (each, a "PUC"). Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation. Each of Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission to the PUC or which is necessary under the HSR Act. The Seller Parties, on the one hand and Buyer and Parent, on the other, shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Authority, including the PUC, the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), and shall comply promptly with any such inquiry or request. Each

                                                                         Arizona

of Citizens, Seller, Parent and Buyer will use its reasonable efforts to obtain any clearance required under the HSR Act and from the PUC for the purchase and sale of the Acquired Assets in accordance with the terms and conditions hereof. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate any party or their respective Affiliates: (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Authority (including the PUC, the Antitrust Division and the FTC) is a party; (ii) to agree or otherwise become subject to any material limitations on (A) the right of Buyer or its Affiliates effectively to control or operate the Business or the right of Seller or its Affiliates effectively to control or operate Citizens' other businesses, (B) the right of Buyer or its Affiliates to acquire or hold the Business or the right of Seller or its Affiliates to hold the Excluded Assets or Citizens' other businesses, or (C) the right of Buyer to exercise full rights of ownership of the Business or all or any material portion of the Acquired Assets or the right of Citizens to exercise full rights of ownership of Citizens' other businesses or all or any material portion of the Excluded Assets; or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Citizens, Seller, Parent, Buyer, any Affiliate of Buyer or the Business. The parties agree that no representation, warranty or covenant of Buyer, Parent, or Citizens contained in this Agreement shall be breached or deemed breached as a result of the failure by Parent and Buyer on the one hand or the Seller Parties, on the other, to take any of the actions specified in the preceding sentence.

            5.6 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law (in which case the parties shall make reasonable efforts to consult with each other prior to such required announcement).

            5.7 Further Assurances. Each of Citizens, Parent, Buyer and Seller, from time to time after the Closing, at Buyer's or Seller's request, will execute, acknowledge and deliver to the applicable person such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Buyer or Seller, as the case may be, may reasonably require in order to transfer, in accordance with the terms and conditions of this Agreement, more effectively in Buyer or to put Buyer more fully in possession of any of the Acquired Assets or better to enable Buyer to complete, perform and discharge any of the Assumed Liabilities. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            5.8 Cooperation.

                  5.8.1 Parent, Buyer, Citizens and Seller shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the

                                                                         Arizona

orderly transition of the Business from Seller to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

                  5.8.2 Without limiting the foregoing, neither Parent and Buyer, nor Citizens and Seller (nor any of their respective Affiliates) shall make any filings pursuant to federal or state securities laws ("Securities Filings") or make any consent solicitations to holders of Assumed Indebtedness which include any information about Seller, Buyer (or their respective Affiliates) or the transactions contemplated hereby without consulting with the other party and providing the other party a reasonable opportunity to review and comment on such information, it being understood and agreed that any party may so disclose such information in its reasonable judgment to the extent such party's counsel advises it that such disclosure is advisable under applicable law. Each of Parent, Buyer, Citizens and Seller shall, and shall cause their respective Affiliates to, comply with all applicable federal and state securities laws in connection with this Agreement and the transactions contemplated hereby (including any solicitation of consents of holders of Assumed Indebtedness), and all information supplied by any party for inclusion in any Securities Filing or consent solicitation, including, without limitation, any proxy or information statement, or any registration statement on Form S-4 shall be true and correct in all material respect and shall not contain any untrue statement of a material fact or omit to state any material fact which is required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  5.8.3 During the first 90 days after the Closing Date (180 days for Trademarks on tanks), Buyer shall have the right to use all of the logos, trademarks and trade identification of Seller as are located at the Real Estate or on the Acquired Assets (collectively, the "Trademarks"). Buyer's use of the Trademarks shall be in accordance with such reasonable quality control standards as may be promulgated by Seller and provided to Buyer. If Seller shall notify Buyer in writing of Buyer's material failure to comply with such reasonable quality control standards and Buyer continues to not comply with such reasonable quality control standards for more than 20 days after receipt of such notice, Seller shall have the right to terminate Buyer's right under this
Section 5.8.3 to use the Trademarks.

                  5.8.4 Seller shall give Buyer and its representatives (including Buyer's Accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of Seller to the extent relating to the Business and the Acquired Assets, and shall cause its officers, employees, agents and representatives to furnish to Buyer all documents, records and information (and copies thereof), to the extent relating to the Business and the Acquired Assets, as Buyer may reasonably request. Except to the extent disclosed in the Disclosure Schedules in accordance with Sections
5.3 and 8.4, no investigation or receipt of information by Buyer pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller Parties under this Agreement or the conditions to the obligations of Parent or Buyer under this

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                                                                         Arizona

Agreement. All information provided to Buyer under this Agreement shall be held subject to the terms and conditions of the Confidentiality Agreement dated August 2, 1999 between Citizens and Parent.

            5.9 Employees; Employee Benefits.

                  5.9.1 Schedule 5.9.1 lists divisions and the number of all salaried and hourly employees actively employed (as of the date of this Agreement) in each division by Seller or any of its Affiliates whose primary responsibilities relate to the Business. Schedule 5.9.1 lists job classifications and number of employees in each job classifications of those employees whose terms and conditions of employment are subject to a collective bargaining agreement ("Union Employees"). All individuals referred to on
Schedule 5.9.1 are herein referred to as the "Employees." No later than March 1, 2000, Buyer and Seller shall determine the number of Employees to whom Buyer will offer employment, which number shall be at least equal to 250 (when combined with offers made by Buyer or Affiliates of Buyer to employees of Affiliates of Seller in connection with the Related Purchase Agreements) (the "Base Number"), and such additional number of Employees, if any, whom Buyer also wishes to employ. Upon determination of such Employees, Seller will supplement
Schedule 5.9.1 with the name, job title, unused vacation, current base salary or hourly wage, date of hire and assigned location of each Transferred Employee (as that term is defined below). At the Closing, Seller shall provide an updated
Schedule 5.9.1 which shall disclose all the information required under the preceding sentence as of the most recent practicable date prior to Closing.

                  5.9.2 Effective as of the Closing, Buyer shall offer employment to at least the Base Number of those employees included on Schedule
5.9.1. All Employees to whom Buyer offers employment and who accept such employment are herein referred to as the "Transferred Employees." In the event any Employees do not accept Buyer's offer of employment, Buyer shall offer employment to such additional employees (the identity of whom shall be determined by Buyer and Seller) as are necessary to bring the total number of Transferred Employees to the Base Number. Subject to the provisions of this
Section 5.9 and Section 5.12, Buyer shall provide each Transferred Employee with base compensation at least equal to that provided by Seller on the Closing Date, and employee benefits which are substantially comparable to those provided by Buyer to its other similarly situated employees. Buyer agrees (i) to credit the service of each Transferred Employee with Seller and its Affiliates before the Closing, for all purposes under all employee benefit plans and arrangements maintained by Buyer (and/or any of its Affiliates) for the benefit of any Transferred Employee (including without limitation for purposes of attainment of retirement dates and payment of optional forms of benefits), other than for purposes of benefit accrual under any "defined benefit plan", within the meaning of Section 3(35) of ERISA, (ii) to provide accrued vacation to Transferred Employees in the year in which the Closing occurs, equal to the excess, if any, of the accrued vacation to which the Transferred Employee would otherwise be entitled under Seller's vacation plan during that year over the amount of accrued vacation the Transferred Employee

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                                                                         Arizona

had taken during that year, and, thereafter, to provide vacation to Transferred Employees on the same basis as provided to similarly situated employees of Buyer, with service credit as provided in (i) hereof, (iii) to provide severance benefits to Transferred Employees terminated by Buyer that are substantially comparable to those benefits provided by Buyer to similarly situated employees, and (iv) to comply with all applicable legal requirements with respect to Union Employees (including without limitation any applicable duty to bargain with those employees' bargaining representative). Buyer shall be responsible for providing to each Transferred Employee vacation in an amount equal to the Transferred Employee's vacation entitlement for the year of Closing reduced by the number of vacation days such Transferred Employee has taken on or before Closing. Nothing in this Section 5.9 shall limit Buyer's authority to terminate the employment of any Transferred Employee at any time and for whatever reason. Until the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall directly or indirectly solicit or offer employment to any Transferred Employee then employed by Buyer or its Affiliates.

                  5.9.3 Except as specifically provided in Sections 5.9 and 5.12, Seller shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) related to compensation or employee benefits incurred by Buyer as the result of any claims against Buyer or its Affiliates that are made by any Employees or Former Employees (or the Beneficiary of any Employee or Former Employee) who are not made offers to become employees of Buyer or its Affiliates including, without limitation, claims asserted against Buyer as a result of their termination by Seller or its Affiliates.

                  5.9.4 Seller shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation claims or the benefits provided under the Benefit Plans, whether paid before or after the Closing) owed to any Transferred Employee or the Beneficiary of any Transferred Employee or any Water Sector Retiree or the Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Seller or any of its Affiliates and such Transferred Employee or Beneficiary or (ii) any benefit claim or expense (including medical expenses) incurred before Closing under any Benefit Plan. For purposes of this Agreement, a medical expense shall be deemed to be incurred when the services giving rise to a claim are rendered, regardless of when billed or paid. Without limiting the foregoing, Seller shall be responsible for the payment of any employee benefits that become due to any Transferred Employees as a result of their termination by Seller.

                  5.9.5 Except as otherwise specifically provided in Section 5.9, 5.11 or 5.12, Buyer shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation, claims or the benefits provided under any employee benefit plan or arrangement of Buyer incurred after Closing) owed to any Transferred Employee or Beneficiary of any Transferred Employee or any Water Sector Retiree or Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Buyer or any of its Affiliates and any Transferred Employee or (ii) any benefit claim or expense (including medical expense) incurred after Closing under any

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                                                                         Arizona

employee benefit plan sponsored or contributed to by Buyer or an ERISA Affiliate after Closing. Notwithstanding the foregoing, Buyer shall not be responsible for the payment of any employee benefits that become due to any Transferred Employees under any Benefit Plan (other than the Assumed Benefit Liabilities).

                  5.9.6 Buyer agrees to reimburse Seller for its proportionate share (as defined below) of any amount in excess of $1,000,000 paid by Seller as severance under Citizens' severance plan as in effect on the date hereof to any Employees (when such amount paid by Seller is aggregated with amounts paid by Citizens to other employees as referenced in Section 5.9.6 of the Related Purchase Agreements) provided (i) Buyer does not hire such Employees in accordance with the provisions of Sections 5.9, 5.11 and 5.12 and (ii) Seller provides notice to those Employees on or before the Closing Date to the effect that their employment will be terminated on or shortly after the Closing Date. Buyer will pay such reimbursement to Citizens within 5 days after receipt of a list of the Employees showing which are entitled to severance pay, the amounts of that severance pay and certifying that those amounts have been paid. The Buyer's "proportionate share" means the amount obtained by multiplying the amount in excess of $1,000,000 by a fraction, the numerator of which is the amount of severance paid by Seller to Employees under Section 5.9.6 of this Agreement and the denominator of which is the sum of (i) the amount paid by Seller to Employees under Section 5.9.6 of this Agreement and (ii) the aggregate amount paid by Citizens under Section 5.9.6 of each of the Related Purchase Agreements.

                  5.9.7 Until the second anniversary of the Closing Date, Buyer shall not directly or indirectly solicit or offer employment to any active employee of Seller, other than the Transferred Employees.

            5.10 Employee Pension Plan.

                  5.10.1 At least fifteen days prior to the Closing Date, Seller shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens Pension Plan ("Seller's Pension Plan" or "Citizens Pension Plan"). Seller shall retain liability and related assets for benefits accrued through the Closing Date by Transferred Employees under Seller's Pension Plan.

                  5.10.2 As of the Closing Date, Transferred Employees shall be covered under the American Pension Plan, and shall be given credit for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, subsidized benefits, and entitlement to optional forms of payment, but not for accrual of benefits.

            5.11 Employee Savings Plan.

                  5.11.1 Effective upon the date of the transfer described in
Section 5.11.2, subject to the terms and conditions of this Agreement, Parent shall cause the Savings Plan for Employees of American Water Works Company, Inc. (the "American Savings Plan") to assume the


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                                                                         Arizona

liability of the Seller's 401(k) Plan for the account balances of those Transferred Employees participating in the Seller's 401(k) Plan on the Closing Date (the "Affected Participants") that are transferred to the American Savings Plan. As of the Closing Date, Affected Participants shall be 100% vested in their account balances under the Seller's 401(k) Plan. Transferred Employees shall be given credit under the American Savings Plan for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, contribution levels and optional forms of benefit payment, to the same extent that credit for such service has been given by Seller and its Affiliates.

                  5.11.2 Buyer shall deliver to Seller as soon as practicable, but in no event later than ninety (90) days after Closing (i) a certified copy of the American Savings Plan and any amendment necessary to effectuate the transfer of assets and the assumption of account balances in accordance with this Section 5.11, (ii) a certified copy of the trust agreement for the American Savings Plan; (iii) the most recent favorable determination letter from the IRS with respect to the American Savings Plan; and (iv) an opinion from Buyer's legal counsel acceptable to Seller that the American Savings Plan, as so amended, complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of, and the transfer of assets and assumption of benefit liabilities by, the American Savings Plan. Seller shall deliver to Buyer as soon as practicable, but in no event later than ninety (90) days after Closing, an opinion from Seller's legal counsel acceptable to Buyer that the Seller's 401(k) Plan complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of the Seller's 401(k) Plan, and the transfer of assets to, and assumptions of benefit limitations by, the American Savings Plan. As soon as practicable, but in any event within 120 days after Closing, Seller shall cause the trustee of the Seller's 401(k) Plan to transfer in cash and promissory notes representing outstanding loans to Affected Participants to the trustee of the American Savings Plan an amount equal to the sum of the account balances of the Transferred Employees (the "Transferred Accounts") calculated as of the most recent valuation date under the Seller's 401(k) Plan (which shall, in any event, be within thirty (30) days of the transfer). Both the Seller Parties and Buyer will file any IRS Form 5310A that is required with respect to the transfer contemplated by this Section 5.11 date at least 30 days prior to the transfer. Upon the transfer described in this Section 5.11, Buyer and the American Savings Plan shall be responsible for all benefits attributable to the Transferred Accounts to which Transferred Employees were entitled under the Seller's 401(k) Plan as of such date, and Seller and the Seller's 401(k) Plan shall cease to have any liability, contingent or otherwise, for such benefits.

            5.12 Welfare Benefits.

                  5.12.1 Within sixty (60) days after the Closing, Seller agrees to transfer to trusts established by Buyer under Section 501(c)(9) of the Code ("Buyer's VEBAs") the amount held under any trust established by Seller under
Section 501(c)(9) of the Code ("Seller's VEBAs") to fund post-retirement health care and life insurance benefits attributable to the Business, including Former Employees identified on Schedule 5.12 (the "Water Sector Retirees") and any "grandfathered" Transferred Employees as set forth on Schedule 5.12. Buyer agrees to provide post-retirement health care and life insurance benefits to the Water Sector Retirees and, as applicable, Transferred Employees who become eligible for such benefits after Closing and further agrees that Buyer's


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                                                                         Arizona

VEBAs will apply an amount at least equal to the sum of the assets (and earnings thereon calculated at the rate of return generated by Buyer's VEBAs) transferred from Seller's VEBAs to provide post-retirement health care and life insurance benefits for such employees. Upon Closing, Buyer shall be responsible for all obligations of the Seller Parties to provide post-retirement health care and life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing and the Seller Parties shall cease to have any liability, contingent or otherwise, for such benefits. In consideration of such transfer, Buyer agrees not to terminate or materially modify those post-retirement health and life benefit provisions applicable to such grandfathered Transferred Employees and Water Sector Retirees as such provisions are in effect immediately prior to the Closing Date.

                  5.12.2 Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer provides medical, health, dental, flexible spending account, accident, life, short-term disability, long-term disability and other employee welfare benefits (including retiree medical benefits) to Transferred Employees that, in the case of Non-Union Transferred Employees and Union Transferred Employees are substantially similar to those benefits provided by Buyer under its corresponding welfare benefit plans (the "Buyer's Welfare Plans"). For purposes of determining eligibility to participate, and entitlement to benefits, in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions, waiting periods, and requirements for evidence of insurability under the Buyer Welfare Plans shall be waived in Buyer's Welfare Plans for Transferred Employees and retirees of the Water Sector and their respective Beneficiaries, and Transferred Employees and retirees of the Water Sector and their respective Beneficiaries shall receive credit under the Buyer Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees and retirees of the Water Sector and their respective Beneficiaries who had credited service under a Seller Welfare Plan, together with each such individual's service, copayment, deductible and out-of-pocket payment amounts under such plan.

                  5.12.3 Seller shall transfer to Buyer's flexible benefits plan any balances standing to the credit of Transferred Employees under Seller's flexible benefits plan as of the Closing Date. Seller shall provide to Buyer prior to the Closing Date a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with their elections made prior to the Closing Date with respect to such Account, and balances standing to their credit as of the Closing Date.

            5.13 Taxes. The Seller Parties, on the one hand, and Parent and Buyer, on the other, shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes; (b) each retain and provide the other with any records or other information which may be relevant to such return,

                                                                         Arizona

audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

            5.14 Intentionally Omitted.

            5.15 Citizens' Guarantees and Surety Instruments. Each of Parent and Buyer shall use its reasonable efforts to assist Citizens in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed on Schedule 5.15. In addition, until such time as Citizens' guarantee to the City of Tolleson, Arizona (as listed as item 1 on Schedule 5.15) is released, Buyer shall deposit into a BancOne, Arizona trust account, on the first business day of each calendar month commencing after the Closing Date, cash in the amount of $43,430.00. Citizens will open such account at its expense prior to Closing and, on the Closing Date, Sun City Sewer Company will deposit into such account cash equal to the total accrued amount recorded on the books of Sun City Sewer Company as of the Closing Date that is associated with the City of Tolleson Municipal Finance Corporation Refunding Series 1998 Bonds. Buyer shall maintain such account after Closing and be responsible for all fees and expenses of BancOne, Arizona, relating to such account arising after Closing. For purposes of this Section 5.15 and Section 5.16, reasonable efforts:
(a) shall include Parent's or Buyer's assumption of the Assumed Indebtedness, the Contracts and the Permits on the terms set forth in this Agreement; (b) shall include an obligation on the part of Parent or Buyer to provide a guarantee, letter of credit, bond or other required surety instrument at Closing to the extent required by any Contract or Permit and in general to provide an equivalent surety instrument to be substituted for any surety instrument provided by Citizens to any beneficiary in connection with the Business; and (c) shall include the obligation of Buyer and/or Parent to provide a debt obligation (including obtaining a minimum credit rating necessary to prevent any change to the tax-exempt status of any of the Assumed Indebtedness and providing credit enhancements such as bond insurance) to the issuer of any Bonds relating to the Assumed Indebtedness satisfactory to such issuer in replacement of and in substitution for Citizens' obligations to such issuer under the Assumed Indebtedness, all to enable Parent or Buyer to assume the Assumed Indebtedness.

            5.16 Assumption of Seller Debt.

                  5.16.1 Each of Buyer and Parent shall use its reasonable efforts (as defined in Section 5.15) to assist Seller in obtaining all consents and opinions and taking such other actions as may be required to enable Buyer or Parent, as the case may be, to assume at the Closing all of Seller's liabilities and obligations under the Assumed Indebtedness to the extent provided in Section

                                                                         Arizona

2.3. If, after using such reasonable efforts, the parties reasonably conclude that all such required consents and opinions will not be obtained by the date that the conditions to Closing set forth in the first sentences of Sections
6.1.4 and 6.2.4 are expected to be satisfied, then Citizens, Parent and Buyer will use their reasonable efforts and take such other actions as may be required to enable Citizens to assign at the Closing all of Seller's liabilities and obligations under the Assumed Indebtedness to the extent provided in Section 2.3, including complying with the provisions of Section 5.24 to the extent applicable to such assignment of the Assumed Indebtedness.

                  5.16.2 Representations Re: Assumed Indebtedness.

                        (a) The Seller Parties represent that each of the Bonds which make up the Assumed Indebtedness is a bond issue which was used to finance sewage facilities within the meaning of Section 103(b)(4)(E) of the Internal Revenue Code of 1954 as amended ("1954 Code") or Section 142(a)(5) of the Code, as the case may be, or facilities for the furnishing of water within the meaning of Section 103(b)(4)(G) of the 1954 Code or Section 142(a)(4) and Section 142(e) of the Code, as the case may be, and that the interest of such Bonds was as of their date of issue, excludable from the gross income of the holders of such Bonds for federal or state (other than Illinois) income tax purposes pursuant to such sections of the IRC or the Code. In the case of the facilities for the furnishing of water (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof.

                        (b) The Seller Parties represent that they have complied with all of their duties and obligations under the IDRB Documents, including their obligations relating to the use of the proceeds of the bonds and the ownership, operation, use and maintenance of the Assets financed with the proceeds of the Bonds. Citizens and the other Seller Parties represent that the representations and warranties of "Company" in the IDRB Documents remain true and correct, and that they have not taken nor permitted to be taken any action which would have the effect of subjecting the interest on any of such Bonds to federal or state (other than Illinois) income taxation, except as otherwise contemplated or permitted by the IDRB Documents.

                        (c) The Seller Parties represent that as of Closing all the proceeds of the Bonds will have been spent in accordance with the IDRB Documents, the construction of the projects to be financed with the Bonds will have been completed, that there are no reserve funds associated with the Trust Indentures for such Bonds, and that all of the proceeds of such Bonds were invested in tax-exempt obligations of state and local governments (except to the extent used to acquire or construct the facilities financed by such Bonds) and, that therefore, the Seller Parties do not have any arbitrage profits subject to the rebate requirements of Section 148 of the Code.

                                                                         Arizona

                        (d) The Seller Parties represent that there is and has been no audit or other examination by any taxing authority relating to the Bonds.

                        (e) The Seller Parties further represent the following with respect to the Bonds:

            (1) The Assets financed by the Bonds are sewage facilities or facilities for the furnishing of water, which means that (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof;

            (2) They have not caused or permitted to be caused any reissuance of the Bonds under Section 1001 of the Code, without first obtaining a "no adverse effect" opinion of bond counsel;

            (3) They have not caused an extension of the maturity of such Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

            (4) They have not taken or caused to be taken any action that would cause the Bonds to be arbitrage bonds under Section 148 of the Code, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(f) of the Code;

            (5) They have not taken any action that would cause the Bonds not to be registered in accordance with Section 149(a) of the Code; and

            (6) They have not permitted the Bonds to become directly or indirectly "federally guaranteed" under Section 149 of the Code.

                  5.16.3 Covenants of Parent and Buyer. Parent and Buyer covenant and agree, so long as any Assumed IDRB Indebtedness is outstanding, to cause the Assets that were acquired, constructed, improved or equipped with the proceeds of such Assumed IDRB Indebtedness to be used as sewage facilities within the meaning of Section 103(b)(4)(E) of the 1954 Code or Section 142(a)(5) of the Code, as the case may be, and facilities for the furnishing of water within the meaning of Section 103(b)(4)(G) of the 1954 Code or 142(a)(4) and
Section 142(e) of the Code, as the case may be, which means in the case of the facilities for the furnishing of water that (a) the

                                                                         Arizona

water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof. Each of Parent and Buyer further covenants and agrees, so long as any Assumed IDRB Indebtedness is outstanding, the following:

                        (a) It will not cause or permit to be caused any reissuance under Section 1001 of the Code without first obtaining a "no adverse effect" opinion of bond counsel;

                        (b) It will not cause an extension of the maturity of the Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

                        (c) It will not take or cause to be taken any action that would cause the Bonds to be arbitrage bonds under Section 148 of the Code, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(f) of the Code;

                        (d) It will not take any action that would cause the Bonds not to be registered in accordance with Section 149(a) of the Code;

                        (e) It will not permit the Bonds to become directly or indirectly "federally guaranteed" under Section 149 of the Code; and

                        (f) It will comply with each representation, warranty, covenant or other agreement or obligation set out by the IDRB Documents as in effect on the date of execution of this Agreement.

            5.17 Schedule of Permits. No later than March 13, 2000, Citizens shall deliver to Buyer a schedule, to be identified as Schedule 5.17, which sets forth all material Permits required for the use of the Acquired Assets and the operation of the Business by Buyer substantially in the manner as it was conducted prior to the date hereof. For purposes of this Section 5.17, material Permits shall include those required for the service of all utility customers at substantially the same service levels as provided by Seller on the date of this Agreement. All Permits listed on Schedule 5.17 that are required to be listed on
Schedule 3.3 or Schedule 3.9 shall be so designated. Seller has made or will make prior to the Closing Date timely applications for renewals of all such Permits listed on Schedule 5.17, which under applicable law must be filed prior to the Closing Date to maintain the Permits listed on Schedule 5.17 in full force and effect.

            5.18 Title Information. No later than March 13, 2000, Seller shall use its reasonable efforts to deliver to Buyer true, correct and complete copies of all existing title policies, surveys, leases, deeds, instruments and agreements relating to title to the Real Estate in Seller's possession.

                                                                         Arizona

            5.19 Transaction with Related Parties. Effective as of the Closing Date, except as otherwise provided in Sections 5.9 through 5.12, 5.15, 5.24, 5.26, 5.27 and 2.7.1(j) of this Agreement, Seller shall have terminated and canceled all contracts, commitments and agreements (including employment relationships) relating to the Acquired Assets or the Business, between Seller, any Affiliate of Seller (including Citizens), any officer or director of any Seller Party, or any Affiliate of the foregoing. Seller shall be solely liable for any contractual or other claims, express or implied arising out of the termination and cancellation of any of the foregoing raised by any party thereto.

            5.20 Approval by Citizens. Citizens shall, as the sole owner of common stock of each other Seller Party, vote all of such shares of common stock to approve this Agreement and the transactions contemplated hereby.

            5.21 Supplemental Information.

                  5.21.1 Citizens shall provide Buyer, within fifteen (15) days after the execution or the date of receipt thereof, a copy of (a) each Contract (other than with respect to which the Business' total annual liability or expense is less than $100,000 per such Contract) entered into by Seller after the date hereof and prior to the Closing Date; (b) a copy of any written notice for assessments for public improvements against the Real Estate received after the date hereof and prior to the Closing Date; (c) a copy of the filing of any condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate received after the date hereof but prior to the Closing Date; and (d) a copy of any Contract where Seller is a lessee relating to the use or occupancy of the Real Estate and where such Contract involves annual payments in excess of $100,000 entered into by Seller after the date hereof and prior to the Closing Date.

                  5.21.2 Within fifteen (15) days after the receipt of notice of violation, Citizens shall notify Buyer of any violations of state or federal drinking water standards which, if such violations existed on the date hereof, would be required to be disclosed pursuant to Section 3.8.10 hereof, and shall promptly notify Buyer of the actions proposed to be taken by Seller to correct or otherwise respond to such violations.

            5.22 Non-Competition. The Seller Parties agree that for a period of fifteen (15) years after the Closing Date no Seller Party nor any Affiliate of a Seller Party shall directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of or be otherwise connected in any substantial manner with any entity (other than Buyer and its successors and assigns) engaged in the business of storing, supplying and distributing water in the States in which Buyer acquires any Acquired Assets, whether or not such business is subject to regulation by a PUC (it being understood that the individual directors of Seller and Citizens are not Affiliates of a Seller Party).

            5.23 Intentionally Omitted.

                                                                         Arizona

            5.24 IDRB Obligations.

                  (a) Buyer's IDRB Obligations. Each party acknowledges that (x) Citizens is and after the Closing Date shall continue to be and shall remain the primary obligor with respect to the Retained IDRB Indebtedness outstanding immediately after the Closing Date to the same extent as though no sale of the Acquired Assets had been made and that Parent and Buyer shall have no payment obligations with respect to such Retained IDRB Indebtedness, (y) the IDRB Documents require Citizens not to take or permit to be taken any action which would have the effect, directly or indirectly, of subjecting the interest on any of the Bonds to federal or state (other than Illinois) income taxation, and (z) the IDRB Documents governing certain of the Bonds issued by The Industrial Development Authority of the County of Maricopa, Arizona (the "Maricopa IDA"), require Buyer to agree in writing with the Maricopa IDA with respect to certain matters relating to the operation, ownership, maintenance and use of the Assets that were acquired, constructed, improved or equipped with the proceeds of such Bonds. Accordingly, Parent and Buyer covenant and agree (i) to deliver to the Maricopa IDA on or prior to the Closing Date an agreement substantially in the form attached hereto as Exhibit C, duly executed by Buyer, (ii) at Closing to execute and deliver to Citizens an agreement substantially in the form attached hereto as Exhibit D, with respect to each issuer of Bonds relating to Retained IDRB Documents that will be outstanding after the Closing Date, (iii) so long as any such Bonds are outstanding, to cause the Acquired Assets that were acquired, constructed, improved or equipped with the proceeds of such Bonds to be used as facilities for the furnishing of water (that is, (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof) or sewage facilities within the meaning of
Section 103(b)(4)(E) of the 1954 Code, or Section 142(a)(5) of the Code as the case may be.

                  (b) IDRB Construction Funds. Citizens hereby represents that there will be no construction funds or unspent bond proceeds available after the Closing Date that are held by the trustees of the Bonds relating to the Retained IDRB Indebtedness.

                  (c) Consents and Opinions. The parties shall use their respective best commercially reasonable efforts to obtain all consents and legal opinions as may be required under the Retained IDRB Documents to enable Seller to retain all Retained IDRB Indebtedness and to sell the Acquired Assets to Buyer.

            5.25 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that Seller may, at Seller's written election delivered to Buyer no later than five (5) days prior to the Closing Date, direct that all or a portion of the Initial Cash Payment be delivered to a "qualified intermediary" as defined in Treasury Regulation ss.1.1031(k) - (g)(4) as to enable Seller's relinquishment of the Acquired Assets to qualify as part of a like-kind exchange of property covered

                                                                         Arizona

by Section 1031 of the Code. If Seller so elects, Buyer shall reasonably cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the Code (including any actions reasonably required to facilitate the use of a "qualified intermediary"), and Buyer agrees that Seller may assign all or part of its rights (but no obligations) under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the Code. Buyer and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement. Seller shall indemnify and hold Buyer harmless from any cost, expense or liability arising from its cooperating under this Section 5.25.

            5.26 Transition Plan. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a transitional services team, which shall include expertise from various functional specialties associated with or involved in providing billing, payroll and other support services provided to Seller by any automated or manual process using facilities or employees that are not included among the Acquired Assets or Transferred Employees. Such team will be responsible for preparing, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan. The transition plan will set forth reasonable arrangements providing Buyer, at Buyer's sole expense, with appropriate access to Seller's relevant computer systems to allow for a full conversion of the relevant data and functionality to Buyer's systems on the Closing Date. Buyer and Seller shall use their commercially reasonable efforts to cause their representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan no later than 60 days prior to the Closing Date.

            5.27 Procedures regarding Refunds of Advances. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a working group of appropriate subject matter experts to determine the appropriate obligations of Parent and Buyer regarding notification and the provision of other accurate and timely data to Citizens to enable Citizens timely and accurately to satisfy the refund obligations described in Section 2.3.3(b). Such working group will be responsible for preparing a comprehensive agreement no later than March 13, 2000, which agreement shall be executed by the parties at Closing. Among other arrangements, the parties would require that the customers and developers owed refunds provide joint notices to Buyer and Citizens.

            5.28 Title Insurance. Prior to Closing, Seller shall cooperate with Buyer and use commercially reasonable efforts to assist Buyer if Buyer desires to obtain ALTA title insurance commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final

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                                                                         Arizona

form, from one or more title insurance companies (collectively, the "Title Company"), committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment) to issuing ALTA (or its local equivalent) form of title insurance policies insuring good, valid, indefeasible fee simple title to the Real Estate in Buyer, in all cases, at Buyer's sole expense and in the respective amounts that Buyer requests prior to Closing, subject to no Liens or other exceptions to title other than Permitted Exceptions (collectively the "Title Policies"). On or prior to the Closing Date, Seller shall execute and deliver, or cause to be executed and delivered, to the Title Company, at no cost to Seller, any customary affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of the Title Commitments or the Title Policies; provided that such efforts and Buyers' request for Title Policies or Title Commitments shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                        CONDITIONS PRECEDENT; TERMINATION

      6.1 Conditions Precedent to Obligations of Buyer and Parent. The obligations of Buyer and Parent to cause the purchase of the Acquired Assets and the assumption of the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer and Parent in their sole discretion):

                  6.1.1 Performance of Agreements; Representations and Warranties. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except Section 3.25), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso); and provided further, that the representation and warranty set forth in Section 3.5.1 shall be deemed to be true and correct on and as of the Closing Date if any Material Adverse Effect that may have arisen or occurred between the execution date of this Agreement and the Closing Date shall have been cured or remedied such that such Material Adverse Effect is not continuing as of the Closing Date. Buyer shall have been furnished with a

                                                                         Arizona

certificate of the Chief Financial Officer or other Vice President of Citizens dated the Closing Date, certifying to the foregoing.

                  6.1.2 Opinion of Counsel. Buyer shall have received from L. Russell Mitten II, Vice President and General Counsel of Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Exhibit E hereto.

                  6.1.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.1.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby, and such order shall not contain any restrictions or conditions (other than those in effect on the date hereof or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Seller be continued following the transactions contemplated hereby) which would have a Material Adverse Effect or a material adverse effect on any other regulated business of Buyer in the state in which the PUC has jurisdiction, and such order shall be final and unappealable; Seller shall have obtained all statutory, regulatory and other consents and approvals which are required in order to consummate the transactions contemplated hereby and to permit Buyer to conduct the Business in the manner contemplated by Section 3.25 hereof other than those the failure of which to obtain would not have a Material Adverse Effect. Seller shall have also obtained (i) all consents and legal opinions required to enable Parent or Buyer to assume (or for Citizens to assign to Parent or Buyer) the Assumed Indebtedness (without any change in the tax-exempt status of such Assumed Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)) and all other consents and legal opinions required to enable Seller to sell the Acquired Assets to Buyer at the Closing (without any change in the tax-exempt status of such Assumed Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)), free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture) and (ii) all consents required under Contracts and Permits relating to Seller's water appropriation and flowage rights to the extent reasonably sufficient to enable Buyer to service the customers of the Business and to service future commitments under such Contracts.

                  6.1.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Buyer's ownership of all or any material portion of the Acquired Assets, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which would reasonably be expected to materially limit or materially adversely affect Buyer's ownership of the Acquired Assets.

                  6.1.6 Documents. Seller and Citizens shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.7 hereof and shall have made arrangements reasonably satisfactory

                                                                         Arizona

to Buyer to deliver to Buyer as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the Business.

                  6.1.7 Related Closings. Buyer shall be reasonably satisfied that the consummation of each of the asset purchase and sale transactions contemplated by those certain purchase agreements described on Schedule 6.1.7 (the "Related Purchase Agreements") will occur concurrently with the Closing.

            6.2 Conditions Precedent to Obligations of Seller Parties. The obligations of the Seller Parties to cause the sale of the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Seller Parties in their sole discretion):

                  6.2.1 Performance of Agreements; Representations and Warranties. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Buyer and Parent shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except
Section 4.2), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a material adverse effect on the respective ability of Buyer and Parent to perform their obligations under this Agreement and the Transaction Documents, provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso). Seller shall have been furnished with a certificate of the President or Vice President of Parent and Buyer, dated the Closing Date, certifying to the foregoing.

                  6.2.2 Opinion of Counsel. Seller shall have received from Dechert Price & Rhoads, counsel to Parent and Buyer, an opinion dated the Closing Date, in form and substance satisfactory to Seller, to the effect set forth in Exhibit F hereto.

                  6.2.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.2.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby and such order shall not contain any restrictions or conditions which would have a material adverse effect on Seller's business activities in the State in which the PUC has jurisdiction or any significant adverse effect on Citizens'

                                                                         Arizona

acquisition and divestiture activities in that State (including divestiture of the Acquired Assets), and such order shall be final and unappealable; Seller shall have obtained all statutory and regulatory consents and approvals which are required in order to consummate the transactions contemplated hereby, other than those the failure of which to obtain would not have a material adverse effect on the Seller after the Closing. Seller shall have obtained (i) all consents and legal opinions required to enable Parent or Buyer to assume (or Citizens to assign to Parent or Buyer) the Assumed Indebtedness without any change in the tax-exempt status thereof and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F), (ii) all consents and legal opinions required under the Retained IDRB Documents to enable Seller to retain the Retained IDRB Indebtedness until maturity and to sell the Acquired Assets to Buyer at the Closing (in each case without any change in the tax-exempt status of the Assumed Indebtedness or the Retained IDRB Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)), free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture), and (iii) all other consents required or advisable in order for Seller to transfer Acquired Assets without incurring material liability under any Contract, Permit or Real Estate instrument.

                  6.2.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Seller's ownership of all or any material portion of its properties, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which could reasonably be expected to materially limit or materially adversely affect Seller's ownership of any of its properties.

                  6.2.6 Documents. Parent and Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Sections 2.7, 5.24 and 5.27, and shall have taken such actions as Seller may have requested pursuant to
Section 5.25 hereof.

                  6.2.7 Related Closings. Seller shall be reasonably satisfied that the consummation of each of the Related Purchase Agreements will occur concurrently with Closing.

            6.3 Termination. This Agreement may be terminated at anytime prior to the Closing Date:

                  6.3.1 by mutual written consent of the Seller Parties, Buyer and Parent;

                  6.3.2 by any of the Seller Parties, Parent or Buyer if: (i) any governmental or regulatory body the consent of which is a condition to the obligations of the Seller Parties, Parent and Buyer to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions

                                                                         Arizona

contemplated hereby and such order, judgment or decree shall have become final and nonappealable; or (iii) the Closing shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 6.3.2(iii) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred by such date because the conditions precedent to Closing set forth in the first sentence of Section 6.1.4 and the first sentence of Section 6.2.4 have not been fulfilled, then such date shall be automatically extended to September 30, 2001; or

                  6.3.3 If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.3, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.6 relating to publicity, Sections 3.24 and 4.6 relating to brokerage and Section 7.1 relating to expenses. Nothing in this Section 6.3 shall be deemed to release either party from any liability for any willful breach by such party of the terms and provisions of this Agreement.

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

            7.1 Certain Taxes and Expenses. Citizens shall be solely responsible for all state and local sales, use, transfer, real property transfer and other similar taxes, fees and charges that are calculated based on the value of the Acquired Assets being transferred arising from and with respect to the sale and purchase of the Acquired Assets and Buyer shall be solely responsible for all transfer, registration, documentary stamp, recording and other similar fees and charges arising from and with respect to the transfer and recording of title documentation relating to the Acquired Assets. Parent shall be responsible for all costs and expenses relating to the assumption by or assignment to Parent or Buyer of the Assumed Indebtedness. Except as otherwise provided in this Agreement, each of the parties hereto shall each bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

            7.2 Maintenance of Books and Records. The Seller Parties, on the one hand, and Buyer and Parent, on the other hand, shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets or the Assumed Liabilities or the conduct of the Business (whether in the possession of the Seller Parties or Buyer or Parent). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information

                                                                         Arizona

contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

            7.3  Survival.

                  7.3.1 Subject to this Section 7.3, Section 7.4.2(g) and
Section 7.4.2(j), all representations, warranties, covenants and agreements contained in this Agreement or the Transaction Documents shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing:

                        (a) the covenants contained in Sections 5.1, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (b) the covenants contained in Section 5.2 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date;

                        (c) the representations and warranties contained in Sections 3.12 and 3.16 and the related indemnity obligations contained in
Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought following the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                        (d) the representations and warranties contained in
Section 3.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (e) the representations and warranties contained in
Section 3.10 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (f) the representations and warranties contained in
Section 3.7 and 3.17 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (g) the representations and warranties contained in Sections 3.3, 3.5, 3.6, 3.8, 3.9 and 3.25 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                                                                         Arizona

                        (h) the representations and warranties contained in
Section 3.11 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (i) the representations and warranties contained in
Section 4.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (j) the representations and warranties contained in Sections 4.3 and 4.4 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (k) the representations and warranties contained in
Section 4.5 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date; and

                        (l) all other representations and warranties contained in this Agreement and the related indemnity obligations contained in Section 7.4 shall terminate on and no further action or claim with respect thereto may be brought after, the second anniversary of the Closing Date;

                        (m) such representations and warranties specified in the foregoing clauses (c) through (k), and the covenants contained in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the relevant anniversary of the Closing Date or the 30th day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be. If any claim for indemnification is asserted or could be asserted with respect to a breach or asserted breach of Section 3.17 (Undisclosed Liabilities) and the Buyer or Parent is also entitled to indemnification in respect of that claim for breach or asserted breach of any other representation or warranty in this Agreement for which there is a shorter survival period, such shorter period will apply to such claim except to the extent that such claim is a product liability, toxic tort or similar claim (as described in Section 2.3.3(a)) brought by a private party litigant.

                  7.3.2 No claim for indemnity under Section 7.4 shall be brought or made by Buyer or Parent pursuant to Sections 7.4.1(a)(B) or 7.4.1(a)(C):

                        (a) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), for any action or claim with respect to the Pre-Existing Conditions;

                                                                         Arizona

                        (b) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), with respect to the presence of Hazardous Substances at any locations other than the Real Estate; and

                        (c) after the third anniversary of the Closing Date, for any action or claim with respect to any other Retained Liability;

      Provided, however, that the foregoing time limitations shall not apply to any such claims which have been the subject of a written notice from Parent and/or Buyer to the Seller Parties prior to such period setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims; and, provided, further, that the foregoing time limitations shall also not apply to any such claims: (u) with respect to Taxes; (v) with respect to any liability of the types that appear as "Trade Payables" or "Other Current and Accrued Liabilities" (other than liabilities arising after the Closing Date and relating to the Contracts listed as items I.G.3(a), (b) and (c) on Schedule 3.6 (relating to the Tolleson contractual arrangements) and the Contract listed as item I.G.4 (the Glendale contract) on the financial statements of Seller; (w) not exclusively related to the Acquired Assets or not exclusively related to the Business; and (x) with respect to any of the matters discussed in Section 3.16 hereof.

      For purposes of Sections 7.3.2(a) and (b), a "Change of Control of Citizens" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), other than an underwriter engaged in a firm commitment underwriting on behalf of Citizens, is or becomes the beneficial owner (as such term is used in Rule 13D-3 and 13D-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding shares of common stock of the Company; (ii) all or substantially all of Citizens' and its Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any person or group of persons acting in concert; (iii) Citizens is merged or consolidated with any other person, whether or not Citizens is the surviving corporation in such merger or consolidation; or (iv) Citizens is liquidated or dissolved or adopts a plan of liquidation.

            7.4 Indemnification. Seller, Parent and Buyer agree as follows:

                  7.4.1 General Indemnification Obligations.

                        (a) Seller shall indemnify Buyer and its directors, officers and other Affiliates (including Parent) and hold Buyer and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by the Seller Parties in this Agreement or in any document or certificate required to be furnished to Buyer by any of the Seller Parties pursuant to this Agreement (including the Transaction Documents); (B) subject to
Section 7.3.2, any Excluded Assets or Retained Liabilities; (C) subject to
Section 7.3.2, the ownership, operation or use of any of the businesses or


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                                                                         Arizona

assets of the Seller Parties or their Affiliates (other than the Business and the Acquired Assets) whether before, on or after the Closing Date; and (D) an event of taxability, as such term is customarily used in municipal securities transactions, relating to the Retained IDRB Indebtedness and arising from the sale of the Acquired Assets pursuant to this Agreement.

                        (b) Buyer and Parent shall indemnify Seller, and their directors, officers and other Affiliates (including Citizens) and hold Seller and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement or in any document or certificate required to be furnished to Seller by Parent or Buyer pursuant to this Agreement (including the Transaction Documents), including the Buyer's IDRB Obligations; (B) any Assumed Liabilities after the Closing Date, including the Assumed Indebtedness; (C) the ownership, operation or use of the Business or the Acquired Assets after the Closing Date (except to the extent resulting from Retained Liabilities or to the extent resulting from breaches by the Seller Parties of representations, warranties, covenants or agreements hereunder or in the other Transaction Documents); (D) any claim by a Transferred Employee or a Former Employee referred to on Schedule 5.12 or the Beneficiary of any such employee or former employee for post-retirement health care or life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing; (E) any violation by Parent or Buyer, or any assignee, lessee or successor of Parent or Buyer, of the covenants and agreements as provided by Section 5.16.3 hereof and Section 5 of Exhibit D hereto; and (F) an event of taxability, as such term is customarily used in municipal securities transactions, relating to the Assumed Indebtedness and arising from the sale of the Acquired Assets pursuant to this Agreement and/or the assignment or assumption of the Assumed Indebtedness.

                        (c) For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, obligations, damages (including any governmental penalty or punitive damages assessed or asserted against the party seeking indemnification and including costs of investigation, clean-up and remediation), deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and reasonable expenses (including reasonable attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, incident to the successful enforcement of this Agreement). For purposes of this Section 7.4, the determination of whether any breach of any representation, covenant or agreement has occurred, and the calculation of the amount of Damages incurred by the Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement by any party hereto, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded, provided that no such breach shall be found to have occurred due to facts or circumstances arising from an occurrence or condition described in Section 1.1.61(a). Notwithstanding the foregoing, Damages shall not include the loss of profits of the party seeking indemnification, or punitive damages unless the party seeking indemnification has had punitive damages assessed or asserted against it.

                                                                         Arizona

                        (d) Notwithstanding any language contained in any Transaction Document (including deeds to Real Estate and instruments delivered by Seller to the Title Company), representations and warranties as to Real Estate set forth in Section 3.10 and 3.11 will not be merged into any Transaction Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement, shall control. No provision set forth in any Transaction Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

                  7.4.2 General Indemnification Procedures.

                        (a) A party seeking indemnification pursuant to this
Section 7.4 (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party after receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, solely the Indemnifying Party shall be obligated to satisfy and discharge the Third Party Claim, (B) such Third Party Claim does not include a request or demand for injunctive or other equitable relief by an Authority and (C) the Indemnifying Party makes reasonably adequate provision to assure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that is reasonably likely to result. The Indemnifying Party shall be deemed to have satisfied the condition set forth in clause (C) of the proceeding sentence if it is a regulated utility.

                        (b) Neither the Indemnified Party nor the Indemnifying Party shall settle any Third Party Claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                        (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

                        (d) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price.

                                                                         Arizona

                        (e) Subject to Section 7.4.2(f) and Section 7.4.2(i), neither Parent nor Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages incurred unless the aggregate amount of Damages incurred by Parent or Buyer (or the other Persons for which they can claim indemnification), together with all other claims for Damages under Section 7.4.2(e) of each of the Related Purchase Agreements, exceeds $6,123,000 in the aggregate (the "Threshold Amount"), in which case Seller shall then be liable for Damages in excess of the Threshold Amount. Subject to Section 7.4.2(f) and Section 7.4.2(i), the cumulative aggregate indemnity obligation of Citizens and its Affiliates under Section 7.4 of this Agreement and the Related Purchase Agreements shall not exceed $60,000,000 (the "Ceiling").

                        (f) Notwithstanding the foregoing, the parties acknowledge that Parent or Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages in respect of intentional and wilful breaches of covenants or agreements in this Agreement or any of the Retained Liabilities other than the Specified Liabilities irrespective of the Threshold Amount or the Ceiling (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful breach). As used herein, the "Specified Liabilities" shall mean the Retained Liabilities arising from claims made after the Closing Date which (i) do not relate to matters within the scope of clauses (u), (v), (w) and (x) of Section 7.3.2; (ii) were not known to the Seller Parties on or prior to Closing; and
(iii) relate exclusively to the Acquired Assets or the Business prior to the Closing Date. Notwithstanding anything to the contrary in this Section 7.4, Parent or Buyer (or the other Persons for which they can claim indemnification) shall be entitled to indemnification for Damages in respect of a breach of
Section 3.2, 3.12 or 3.16 irrespective of the Threshold Amount or the Ceiling.

                        (g) The rights and remedies of Seller, Parent and Buyer under this Section 7.4 are exclusive and in lieu of any and all other rights and remedies which Seller, Parent and Buyer may have under this Agreement or otherwise for monetary relief with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Seller, Parent or Buyer in or pursuant to this Agreement or any of the Transaction Documents or (y) any breach or failure to perform any covenant or agreements set forth in this Agreement or any of the Transaction Documents.

                        (h) Except to the extent provided in Section 7.4.2(j) below, no right to indemnification under this Section 7.4 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto including, without limitation, the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

                        (i) No party shall have any liability to another party under this Section 7.4 for Damages (and no cost or expense relating to such Damages shall be included in determining the extent of Damages incurred by such party for purposes of Section 7.4.2(e)) to the extent that:


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                                                                         Arizona

                              (A) the Indemnified Party recovers insurance
proceeds covering the Damages or otherwise recovers payments in respect of such Damages from any other source (whether in a lump sum or stream of payments); or

                              (B) the Indemnified Party's Tax liability is
actually reduced as a result of a tax benefit to which the Indemnified Party becomes entitled in respect of the Damages.

                        (j) Seller shall have no liability or obligation under this Section 7.4 for any Damages resulting from the inaccuracy or breach of any representation or warranty if such inaccuracy or breach is disclosed by Seller pursuant to and in accordance with Sections 5.3 and 8.4 hereof;

                        (k) Buyer agrees to use its commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management practices, appear likely to give rise to a claim against Buyer that is likely to involve one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Seller under this
Section 7.4, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Buyer agrees that (i) if it is entitled to receive payment from Seller for Damages arising under or pursuant to a breach of the representation and warranty set forth in Section 3.10, and (ii) if Buyer has obtained title insurance which may cover the claim or matter giving rise to such Damages, then (iii) such title insurance shall be primary coverage and Buyer will make a claim under the title insurance if such claim can be made in good faith before enforcing its right to receive payment from Seller. Buyer shall be under no obligation to obtain title insurance or prosecute such claim (other than the initial filing of such claim).

                        (l) If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Damages for which it received such indemnity payment (including insurance proceeds and other payments pursuant to Section 7.4.2(i)(A) and a tax benefit pursuant to Section 7.4.2(i)(B)) (the "Recovery"), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment;

                        (m) In the event of any indemnification claim under this
Section 7.4 involving the claim of any third party, the Indemnified Party shall cooperate fully (and shall cause its Affiliates to cooperate fully) with the Indemnifying Party in the defense of any such claim under this Section 7.4. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Indemnifying Party for the purpose


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                                                                         Arizona

of defending against any such claim. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  7.4.3 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

            7.5 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Acquired Assets or the Business to Buyer. In addition, Seller will execute such documents and financing statements as Buyer may reasonably request from time to time to evidence transfer of the Acquired Assets to Buyer in accordance with this Agreement, including any necessary assignment of financing statements.

            7.6 Financial Statements. In connection with the preparation and filing of any registration statement or periodic report of Buyer or its Affiliates pursuant to Rule 3-05, Article 11 of Regulation S-X or other rule or regulation promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, Seller, at Buyer's expense, shall provide Buyer (a) by April 30, 2000 or within 120 days after Buyer's written request therefor if made after January 1, 2000, with the following audited financial statements: (i) a statement of net assets of the Business as of the end of the last fiscal year prior to Closing; and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business for the last fiscal year prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements), including opinions thereon of Seller's Accountants, and (b) within 90 days after Buyer's written request made therefor (provided such request is made after the end of the fiscal quarter described below), the following unaudited statements: (i) a statement of net assets of the Business as of the end of the last fiscal quarter prior to Closing (but only if such quarter is subsequent to the last fiscal year prior to Closing); and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business, for the period from the end of the last fiscal year through the end of the last fiscal quarter prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements).

            7.7 Collection of Receivables. Seller agrees that it shall promptly (and in any event no later than five (5) Business Days following receipt) deliver all such payments with respect


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                                                                         Arizona

to accounts receivable from customers of the Business received on and after the Closing Date (including but not limited to negotiable instruments tendered in payment of accounts receivable assigned to Buyer hereunder which shall be duly endorsed by Seller to the order of Buyer) to Buyer. Seller shall cooperate with Buyer in coordinating the transfer of collection agents and customers of the Business who pay their bills through the Automated Clearinghouse (ACH) process to Buyer.

                                    ARTICLE 8

                                  MISCELLANEOUS

            8.1 Construction. Parent, Buyer and the Seller Parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Parent, Buyer and the Seller Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified. The word "or" shall not be exclusive. Provisions of this Agreement shall apply, when appropriate, to successive events and transactions. Section references refer to this Agreement unless otherwise specified.

            8.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier addressed to the party at its address set forth below:

                    If to Parent:

                    American Water Works Company
                    1025 Laurel Oak Road
                    P.O. Box 1770
                    Voorhees, New Jersey  08043

                                                                         Arizona

                    Fax:  (609) 346-8299
                    Attention:  General Counsel

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax:  (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to Buyer:

                    Arizona-American Water Company
                    7500 East McDonald Drive
                    Suite 200-A
                    Scottsdale, AZ 85250
                    Fax: (480) 483-8314
                    Attention: Corporation Counsel

                    With a copy to Parent and a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax:  (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to Seller:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention:  Robert J. DeSantis
                    Telecopier: (203) 614-4625


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

                                                                         Arizona

                    with copies to:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention:   L. Russell Mitten, II
                    Telecopier: (203) 614-4651

                    and

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention:   J. Michael Love
                    Telecopier: (203) 614-5201

                    and

                    Fleischman and Walsh, L.L.P.
                    1400 Sixteenth Street, N.W.
                    Washington, D.C.  20036
                    Attention:   Jeffry L. Hardin
                    Telecopier: (202) 387-3467

            8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided that Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the transactions contemplated hereby as a like-kind exchange of property covered by Section 1031 of the Code.

            8.4 Exhibits and Schedules. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly related to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section.

            8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

                                                                         Arizona

            8.6 Dispute Resolution. Except as otherwise provided herein, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"); provided, however, that at the election of either party, the arbitration shall take place before three (3) arbitrators, one arbitrator being selected by Parent, one arbitrator being selected by Citizen, and the third arbitrator, knowledgeable in the general subject matter of the dispute, controversy or claim, being selected by the other two arbitrators. Either party may demand such arbitration in accordance with the procedures set out in the Rules. The parties hereto shall use reasonable efforts to coordinate any arbitration commenced under this Agreement with any arbitration on the same or similar issues commenced under any of the Related Purchase Agreements so that the resolution of the arbitration under this Agreement and the similar issues under the Related Purchase Agreements can be resolved as expeditiously and efficiently as reasonably practicable. Reasonable efforts shall include use of a common arbitrator or panel of arbitrators where practicable. The arbitration shall take place in Newark, New Jersey. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator(s) shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator(s) shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator(s), present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator(s) shall not have the authority to award, exemplary or punitive damages. The

                                                                         Arizona

arbitrator(s) shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' majority decision shall be binding and final. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator(s); provided, however, that if the arbitrator(s) determines that the position taken in the Dispute by the non-prevailing party taken as a whole is unreasonable, the arbitrator(s) may order the non-prevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator(s) shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator(s) and the American Arbitration Association.

                  (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 8.6 and (ii) if any party, as party of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 8.6.

            8.7 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

            8.8 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            8.9 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the other Transaction Documents, and the Confidentiality Agreement dated August 2, 1999, between Citizens and Parent, (i) together constitute the entire understanding of the parties (and their affiliates) with respect to the subject matter hereof, and any related matter, (ii) supercede all prior agreements or understandings, written or oral, entered into by any of the parties that concern the subject matter hereof and (iii) are not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

            8.10 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the


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                                                                         Arizona

performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

            8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

            8.12 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            8.13 Definitions. For purposes of this Agreement, references to the knowledge of the Seller Parties (including a reference to "the best of the knowledge of the Seller Parties" and similar references) shall mean the actual knowledge possessed by any of the following officers or employees of Citizens:
Chief Financial Officer, Vice President and Treasurer; President, Citizens Public Services; Vice President, Corporate Human Resources; Secretary; Vice President, Water; and the general manager of the Business.

            8.14 No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER OF THE SELLER PARTIES ARE MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, ANY SCHEDULE HERETO, THE TRANSACTION DOCUMENTS, OR ANY DOCUMENT, EXHIBIT, CERTIFICATE, INSTRUMENT OR STATEMENT TO BE DELIVERED HEREUNDER OR THEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ACQUIRED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES AND ANY COST ESTIMATES, PROJECTIONS OR PREDICTIONS OR ANY OTHER INFORMATION CONTAINED OR REFERRED TO IN OTHER MATERIALS THAT HAVE BEEN OR SHALL HEREINAFTER BE PROVIDED TO PARENT, BUYER OR ANY OF THEIR AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF ANY OF THE SELLER PARTIES.

                                                                         Arizona

            8.15 Construction of Certain Provisions. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

            8.16 Bulk Sales. Buyer agrees that it shall not make any filings under any tax bulk sales provisions with respect to the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                                        CITIZENS UTILITIES COMPANY

                                        By:_____________________________________
                                           Robert J. DeSantis, Chief Financial
                                           Officer, Vice President and Treasurer


                                        CITIZENS BUSINESS SERVICES COMPANY
                                        CITIZENS CONSUMER SERVICES, INC.
                                        CITIZENS RESOURCES COMPANY
                                        CITIZENS WATER RESOURCES COMPANY OF
                                          ARIZONA
                                        CITIZENS WATER SERVICES COMPANY OF
                                          ARIZONA
                                        HAVASU WATER COMPANY, INC.
                                        SUN CITY SEWER COMPANY
                                        SUN CITY WATER COMPANY
                                        SUN CITY WEST UTILITIES COMPANY
                                        TUBAC VALLEY WATER COMPANY, INC.
                                        CITIZENS PUBLIC WORKS SERVICE COMPANY OF
                                          ARIZONA

                                        By:_____________________________________
                                           Robert J. DeSantis, Vice President


                                        AMERICAN WATER WORKS COMPANY, INC.


                                        By:_____________________________________
                                           Joseph F. Hartnett, Jr., Treasurer

                                                                         Arizona

                                        ARIZONA-AMERICAN WATER COMPANY

                                        By:_____________________________________
                                           Theodore Jones, Jr., President

                                                                      California

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                      among

                           CITIZENS UTILITIES COMPANY
                                       AND
                            CERTAIN OF ITS AFFILIATES

                                       AND

                     AMERICAN WATER WORKS COMPANY, INC. AND
                        CALIFORNIA-AMERICAN WATER COMPANY

                                   Dated as of

                                October 15, 1999

                                                                      California

                               TABLE OF CONTENTS                          Page

ARTICLE 1   DEFINITIONS......................................................1
      1.1   Certain Definitions..............................................1

ARTICLE 2   THE TRANSACTION.................................................10
      2.1   Sale and Purchase of Assets.....................................10
      2.2   Excluded Assets.................................................10
      2.3   Assumption of Certain Liabilities...............................11
      2.4   Consent of Third Parties........................................14
      2.5   Closing.........................................................14
      2.6   Purchase Price..................................................15
            2.6.1 Purchase Price............................................15
            2.6.2 Payment of Initial Cash Payment...........................15
            2.6.3 Estimated Closing Statement...............................15
            2.6.4 Post-Closing Adjustment to Purchase Price.................16
            2.6.5 Adjustment for Certain Liabilities........................17
            2.6.6 Additional Adjustment to the Purchase Price...............18
      2.7   Deliveries and Proceedings at Closing...........................18
            2.7.1 Deliveries to Buyer.......................................18
            2.7.2 Deliveries By Buyer to the Seller Parties.................19
      2.8   Allocation of Consideration.....................................19
      2.9   Prorations......................................................19

ARTICLE 3   REPRESENTATIONS AND WARRANTIES  OF SELLER.......................20
      3.1   Qualification; No Interest in Other Entities....................20
      3.2   Authorization and Enforceability................................20
      3.3   No Violation of Laws or Agreements..............................21
      3.4   Financial Statements............................................21
      3.5   No Changes......................................................22
      3.6   Contracts.......................................................23
      3.7   Permits and Compliance With Laws Generally......................23
      3.8   Environmental Matters...........................................24
      3.9   Consents........................................................26
      3.10  Title...........................................................26
      3.11  Real Estate.....................................................26
      3.12  Taxes...........................................................27
      3.13  Patents and Intellectual Property Rights........................27
      3.14  Accounts Receivable.............................................27
      3.15  Labor Relations.................................................27
      3.16  Employee Benefit Plans..........................................28
      3.17  Absence of Undisclosed Liabilities..............................29
      3.18  No Pending Litigation or Proceedings............................30

                                                                      California

      3.19  Supply of Utilities.............................................30
      3.20  Insurance.......................................................30
      3.21  Relationship with Customers.....................................30
      3.22  WARN Act........................................................31
      3.23  Condition of Assets.............................................31
      3.24  Brokerage.......................................................31
      3.25  All Assets......................................................31
      3.26  Year 2000 Matters...............................................31

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER..............32
      4.1   Organization and Good Standing..................................32
      4.2   Authorization and Enforceability................................32
      4.3   No Violation of Laws or Agreements..............................33
      4.4   Consents........................................................33
      4.5   Financing.......................................................33
      4.6   Brokerage.......................................................34
      4.7   Insurance.......................................................34

ARTICLE 5   ADDITIONAL COVENANTS............................................34
      5.1   Conduct of Business.............................................34
      5.2   Negotiations....................................................35
      5.3   Disclosure Schedules............................................36
      5.4   Mutual Covenants................................................36
      5.5   Filings and Authorizations......................................37
      5.6   Public Announcement.............................................37
      5.7   Further Assurances..............................................38
      5.8   Cooperation.....................................................38
      5.9   Employees; Employee Benefits....................................39
      5.10  Employee Pension Plan...........................................42
      5.11  Employee Savings Plan...........................................42
      5.12  Welfare Benefits................................................43
      5.13  Taxes...........................................................44
      5.14  Intentionally Omitted...........................................45
      5.15  Citizens' Guarantees and Surety Instruments.....................45
      5.16  Assumption of Seller Debt.......................................45
      5.17  Schedule of Permits.............................................45
      5.18  Title Information...............................................45
      5.19  Transaction with Related Parties................................45
      5.20  Approval by Citizens............................................46
      5.21  Supplemental Information........................................46
      5.22  Non-Competition.................................................46
      5.23  Intentionally Omitted...........................................46
      5.24  Intentionally Omitted...........................................46

                                                                      California

      5.25  Cooperation with Respect to Like-Kind Exchange..................46
      5.26  Transition Plan.................................................47
      5.27  Procedures regarding Refunds of Advances........................47
      5.28  Title Insurance.................................................47

ARTICLE 6   CONDITIONS PRECEDENT; TERMINATION...............................48
      6.1   Conditions Precedent to Obligations of Buyer and Parent.........48
            6.1.1 Performance of Agreements; Representations and Warranties.48
            6.1.2 Opinion of Counsel........................................49
            6.1.3 HSR Act...................................................49
            6.1.4 Required PUC and Other Consents...........................49
            6.1.5 Injunction; Litigation....................................49
            6.1.6 Documents.................................................49
            6.1.7 Related Closings..........................................49
      6.2   Conditions Precedent to Obligations of Seller Parties...........50
            6.2.1 Performance of Agreements; Representations and Warranties.50
            6.2.2 Opinion of Counsel........................................50
            6.2.3 HSR Act...................................................50
            6.2.4 Required PUC and Other Consents...........................50
            6.2.5 Injunction; Litigation....................................51
            6.2.6 Documents.................................................51
            6.2.7 Related Closings..........................................51
      6.3   Termination.....................................................51

ARTICLE 7   CERTAIN ADDITIONAL COVENANTS....................................52
      7.1   Certain Taxes and Expenses......................................52
      7.2   Maintenance of Books and Records................................52
      7.3   Survival........................................................52
      7.4   Indemnification.................................................55
            7.4.1 General Indemnification Obligations.......................55
            7.4.2 General Indemnification Procedures........................56
            7.4.3 Indemnification for Negligence............................59
      7.5   UCC Matters.....................................................59
      7.6   Financial Statements............................................59
      7.7   Collection of Receivables.......................................60

 ARTICLE 8  MISCELLANEOUS...................................................60
      8.1   Construction....................................................60
      8.2   Notices.........................................................61
      8.3   Successors and Assigns..........................................62
      8.4   Exhibits and Schedules..........................................62
      8.5   Governing Law...................................................63
      8.6   Dispute Resolution..............................................63

                                                                      California

      8.7   Severability....................................................64
      8.8   No Third Party Beneficiaries....................................64
      8.9   Entire Agreement................................................64
      8.10  Amendment and Waiver............................................65
      8.11  Counterparts....................................................65
      8.12  Headings........................................................65
      8.13  Definitions.....................................................65
      8.14  No Implied Representation.......................................65
      8.15  Construction of Certain Provisions..............................66
      8.16  Bulk Sales......................................................66

                                                                      California

                                                                      California

                                                                      California

                                                                      California

                                List of Schedules

Schedule  1.1.1(a) ................................................. Real Estate
Schedule  1.1.10 .......................................... Assumed Indebtedness
Schedule  2.2.12 ............................................... Excluded Assets
Schedule  2.6 ................................................... Purchase Price
Schedule  3.3 ............................... No Violation of Laws or Agreements
Schedule  3.4 ............................................. Financial Statements
Schedule  3.5 ....................................................... No Changes
Schedule  3.6 ........................................................ Contracts
Schedule  3.7 ....................... Permits and Compliance with Laws Generally
Schedule  3.8 ................................ Environmental Matters - Generally
Schedule  3.8.10 ............................... Compliance with Water Standards
Schedule  3.8.11 .............................................. Deed Restriction
Schedule  3.9 ......................................... Seller Parties' Consents
Schedule  3.10 ........................................................... Title
Schedule  3.11 ......................................... Real Estate Proceedings
Schedule  3.12 ........................................................... Taxes
Schedule  3.15 ................................................. Labor Relations
Schedule  3.16.1 ........................................ Employee Benefit Plans
Schedule  3.16.4 ........................... Employee Benefit Plans - Compliance
Schedule  3.16.9 ............... Employee Benefit Plans - Extraordinary Benefits
Schedule  3.17 .............................. Absence of Undisclosed Liabilities
Schedule  3.18 ............................ No Pending Litigation or Proceedings
Schedule  3.19 ............................................. Supply of Utilities
Schedule  3.20 .............................................. Seller's Insurance
Schedule  3.22 ........................................................ WARN Act
Schedule  3.23 ............................................. Condition of Assets
Schedule  3.25 ...................................................... All Assets
Schedule  3.27 ............................................... Product Liability
Schedule  4.7 ................................................ Buyer's Insurance
Schedule  5.1 .............................................. Conduct of Business
Schedule  5.9.1 ...................................................... Employees
Schedule  5.9.2 ............................... Collective Bargaining Agreements
Schedule  5.12 ................................................ Former Employees
Schedule  5.15 ............................................ Citizens' Guarantees
Schedule  5.16 ............................................. Schedule of Permits
Schedule  6.1.7 .................................... Related Purchase Agreements

                                                                      California

                                TABLE OF EXHIBITS

Exhibit A   -   Form of Assumption Agreement

Exhibit B   -   Form of Assignment and Bill of Sale

Exhibit C   -   Intentionally Omitted

Exhibit D   -   Intentionally Omitted

Exhibit E   -   Form of Seller's Opinion of Counsel

Exhibit F   -   Form of Buyer's Opinion of Counsel

                                                                      California

                            ASSET PURCHASE AGREEMENT

      THIS IS AN ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 15, 1999, by and among Citizens Utilities Company, a Delaware corporation ("Citizens"), and each of the wholly-owned subsidiaries of Citizens named on the signature page hereof (collectively with Citizens, "Seller" or the "Seller Parties"), and American Water Works Company, Inc., a Delaware corporation ("Parent"), and California-American Water Company, a California corporation ("Buyer").

                                   Background

      1. Citizens Utilities Company of California is a public utility engaged, among other things, in the business of storing, supplying, distributing and selling water to the public, wholesale water transmission, and related services and activities in the State of California (the "Business").

      2. Parent is a holding company which desires to cause the Buyer to purchase substantially all of the assets, properties and rights of the Seller Parties relating to the Business, and Seller desires to sell, and to cause the sale of, such assets, properties and rights, on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

                  1.1.1 "Acquired Assets" means, subject to Section 2.2, all of each Seller Party's right, title, and interest in, under and to all of the assets, properties and rights exclusively used in the Business as a going concern of every kind, nature and description existing on the Closing Date, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including all of the assets, properties and rights exclusively relating to the Business enumerated below:

                        (a) all real property described in Schedule 1.1.1(a), together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements,

                                                                      California

rights of way, water lines, rights of use, licenses, railroad crossing agreements, hereditaments, tenements, privileges and other appurtenances thereto or otherwise exclusively related to the Business (such as appurtenant rights in and to public streets) (the "Real Estate");

                        (b) to the extent not included in clause (a) above, all water tanks, reservoirs, water works, plant and systems, purification and filtration systems, pumping stations, pumps, wells, mains, water pipes, hydrants, equipment, machinery, vehicles, tools, dies, spare parts, materials, water supplies, fixtures and improvements, construction in progress, jigs, molds, patterns, gauges and production fixtures and other tangible personal property, in transit or otherwise, used exclusively in the Business (the "Equipment and Other Tangible Personal Property");

                        (c) notwithstanding the provisions of Section 2.2 but subject to Section 2.4, all of Seller's water appropriation and flowage rights to the extent not transferred to Buyer upon assignment of the Contracts and Permits to Buyer;

                        (d) all notes receivable, accounts receivable, accrued utility revenues, materials and supplies (at average cost net of reserve for obsolescence) and prepayments attributable in each case exclusively to the Business;

                        (e) all unamortized debt expense related to the Assumed Indebtedness, deferred capital costs, and other deferred charges (excluding deferred taxes collectable) attributable exclusively to the Business of which recovery in future rates is probable;

                        (f) Intellectual Property and goodwill, licenses and sublicenses granted and obtained with respect thereto;

                        (g) subject to Section 2.4 hereof, (i) contracts, commitments, agreements and instruments relating to the sale of any assets, services, properties, materials or products, including all customer contracts, operating contracts and distribution contracts relating exclusively to the conduct of the Business; (ii) orders, contracts, supply agreements and other agreements relating exclusively to the purchase of any assets, services, properties, materials, or products for the Business; (iii) all leases of Real Estate exclusively related to the Business; (iv) all other contracts, agreements and instruments related exclusively to the Business (other than contracts, agreements and instruments included in the definition of Real Estate or Permits); and (v) any such contracts, agreements and other instruments referred to in clauses (i) - (iv) inclusive, entered into between the date hereof and the Closing Date which are consistent with the terms of this Agreement and are entered into in the ordinary course of business consistent with past practice, and including in the case of clauses (i) - (iv) all such contracts, agreements and instruments more specifically listed or described in Schedule 3.6 (and specifically including one Collective Bargaining Agreement to the extent provided in Section 5.9.2, but specifically excluding any contract, agreement and instrument listed or described on Schedule 2.2.12) (the "Contracts");

                                                                      California

                        (h) subject to Section 2.4 hereof, franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority relating exclusively to the conduct of the Business and all pending applications therefor (the "Permits");

                        (i) books, records, ledgers, files, documents (including originally executed copies of written Contracts, to the extent available, and copies to the extent not available), correspondence, Tax returns relating exclusively to the Business, memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees (to the extent such transfer is not prohibited by law), photographs, records of plant operations and materials used, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes, in each case, whether in hard copy or magnetic format, in each instance, to the extent exclusively relating to the Business, the Acquired Assets or the Transferred Employees;

                        (j) all rights or choses in action arising out of occurrences before or after the Closing Date and exclusively related to any of the Acquired Assets, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of Seller; provided, however, that (notwithstanding the foregoing provisions of this Section 1.1.1(j)), to the extent that Seller pays or discharges a liability related to the Business or any of the Acquired Assets and related to such right or chose in action (whether by reason of indemnification under this Agreement or otherwise), Buyer will reassign or reconvey to Seller such right or chose in action to the extent that such right or chose in action relates to a recovery of amounts paid to Buyer; and

                        (k) all rights to insurance and condemnation proceeds
(i) to the extent relating to the damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing but only to the extent that the proceeds exceed the amount of the write-down of the net book value of such Acquired Assets on the books and records of Seller as a result of such damage, destruction, taking or other impairment and (ii) to the extent they relate to amounts paid by Buyer for Damages to the extent Buyer does not receive payment pursuant to Section 7.4.1(a), but only to the extent Buyer is entitled to indemnification by Seller pursuant to Sections 7.3 and 7.4.

                  1.1.2 "Adjusted Net Assets" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.3 "Affected Participant" has the meaning set forth as
Section 5.11.1 hereof.

                                                                      California

                  1.1.4 "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person.

                  1.1.5 "Agreement" has the meaning set forth in the introduction hereof.

                  1.1.6 "American Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.7 "American Savings Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.8 "Antitrust Division" has the meaning set forth in
Section 5.5 hereof

                  1.1.9 "Assumed Benefit Liabilities" has the meaning set forth in Section 3.16.6 hereof.

                  1.1.10 "Assumed Indebtedness" means the liabilities and obligations from and after the Closing Date (except as set forth below) with respect to the loan document listed as item I.L.1 of Schedule 3.6 with respect to the indebtedness of Citizens Utilities Company of California owed to the State of California Department of Water Resources (the "California Water Debt"), to the extent assumed by Buyer. For purposes of clarity, except as set forth in the next sentence below, "Assumed Indebtedness" shall not include any liability or obligation to the extent accrued prior to the Closing Date or to the extent arising out of or relating to an event, circumstance or occurrence prior to the Closing Date. "Assumed Indebtedness" shall include the outstanding principal amount and the accrued but unpaid interest owed by Seller on the debt obligations set forth in the first sentence of this definition, if such debt obligations are assumed by Buyer.

                  1.1.11 "Assumed Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.12 "Assumption Agreement" has the meaning set forth in
Section 2.3.2 hereof.

                  1.1.13 "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof).

                  1.1.14 "Base Cash Purchase Price" has the meaning set forth in
Section 2.6.1 hereof.

                  1.1.15 "Beneficiary" means the Person(s) designated by an Employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under a Benefit Plan.

                                                                      California

                  1.1.16 "Benefit Plans" has the meaning set forth in Section
3.16.1 hereof.

                  1.1.17 Intentionally Omitted.

                  1.1.18 "Business" has the meaning set forth in the Background section hereof.

                  1.1.19 Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

                  1.1.20 "Buyer" has the meaning set forth in the introduction hereof.

                  1.1.21 Intentionally Omitted.

                  1.1.22 "Buyer's Accountants" means PricewaterhouseCoopers LLP or any firm of independent public accountants hereafter designated by Buyer for purposes of this Agreement.

                  1.1.23 Intentionally Omitted

                  1.1.24 "Ceiling" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.25 "CERCLA" has the meaning set forth in Section 3.8.2 hereof.

                  1.1.26 "CERCLIS" has the meaning set forth in Section 3.8.7 hereof.

                  1.1.27 "Citizens" has the meaning set forth in the introduction hereof.

                  1.1.28 "Closing" has the meaning set forth in Section 2.5 hereof.

                  1.1.29 "Closing Date" has the meaning set forth in Section 2.5 hereof.

                  1.1.30 "Closing Statement of Net Assets" has the meaning set forth in Section 2.6.4(a) hereof.

                  1.1.31 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.32 "Collective Bargaining Agreement" means the agreement identified as such on Schedule 3.6 hereto.

                  1.1.33 "Competing Transaction" has the meaning set forth in
Section 5.2.

                  1.1.34 "Contracts" has the meaning set forth in Section 1.1.1(g) hereof.

                                                                      California

                  1.1.35 "Control" with respect to any Person means the ownership, directly or indirectly, of at least a majority of the voting power of each class of capital stock of such Person entitled to vote in the election of directors of such Person generally.

                  1.1.36 "Damages" has the meaning set forth in Section 7.4.1 hereof.

                  1.1.37 "Disclosure Schedules" means the Schedules referenced in Articles 3, 4 and 5 of this Agreement, as amended or supplemented pursuant to
Section 5.3.

                  1.1.38 "Dispute" has the meaning set forth in Section 8.6.

                  1.1.39 "Employees" has the meaning set forth in Section 5.9.1 hereof.

                  1.1.40 "Environmental Laws" has the meaning set forth in
Section 3.8 hereof.

                  1.1.41 "Equipment and Other Tangible Personal Property" has the meaning set forth in Section 1.1.1(b) hereof.

                  1.1.42 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.1.43 "ERISA Affiliate" means (a) any corporation included with any of the Seller Parties in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with any of the Seller Parties within the meaning of Section 414 of the Code; any member of an affiliated service group of which any of the Seller Parties is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of any of the Seller Parties under Section 414(o) of the Code.

                  1.1.44 "Excluded Assets" has the meaning set forth in Section
2.2 hereof.

                  1.1.45 "Financial Statements" has the meaning set forth in
Section 3.4 hereof.

                  1.1.46 "FIRPTA Affidavit" has the meaning set forth in Section
2.7.1 hereof.

                  1.1.47 "Former Employees" means all salaried and hourly employees once employed by Seller or any of its Affiliates, but who are no longer so employed on the Closing Date.

                  1.1.48 "FTC" has the meaning set forth in Section 5.5 hereof.

                  1.1.49 "GAAP" has the meaning set forth in Section 3.4 hereof.

                                                                      California

                  1.1.50 "Hazardous Substance" has the meaning set forth in
Section 3.8 hereof.

                  1.1.51 "HSR Act" has the meaning set forth in Section 3.9 hereof.

                  1.1.52 Intentionally Omitted.

                  1.1.53 Intentionally Omitted.

                  1.1.54 "Indemnified Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.55 "Indemnifying Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.56 "Intellectual Property" means the trademarks, patents, trade names and copyrights and applications therefor, inventions, trade secrets, and confidential business information (including know-how, formulas, water filtration, purification and pumping processes and techniques, technical data, designs, drawings, customer and supplier lists, and business and marketing plans and proposals), all computer software (including data and related documentation and object and source codes), whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) of Seller, in each case, utilized exclusively in the Business.

                  1.1.57 "Interim Statement of Net Assets" means the Citizens Water Resources Statement of Net Assets - California, June 30, 1999, which is attached hereto as Schedule 3.4.

                  1.1.58 "Interim Statement of Net Assets Date" means June 30, 1999.

                  1.1.59 "IRS" has the meaning set forth in Section 3.16.2 hereof.

                  1.1.60 "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                  1.1.61 "Material Adverse Effect" means a change or effect (or series of related changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, condition (financial or otherwise), or results of operations of the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements. For purpose of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect

                                                                      California

(a) if it arises from general business, economic or financial market conditions, from conditions generally effecting the industries in which Seller competes, or from the transactions contemplated by this Agreement, or (b) to the extent that it consists of strikes, work stoppages, walk-outs, slow-downs or other business interruption at the facilities in California that are part of the Acquired Assets, or (c) solely with respect to matters arising prior to Closing, to the extent that either (i) Seller realizes the benefit of insurance maintained by Citizens on or prior to the Closing Date and Buyer receives the cash proceeds of such insurance to the extent required by Section 1.1.1(k), or (ii) Seller arranges for Buyer to recover payments in respect of such occurrence or condition from any other source (whether in a lump sum or stream of payments), it being understood and agreed that a Material Adverse Effect may have occurred irrespective of such insurance recovery if the occurrence or condition giving rise to such recovery also causes a non-monetary material adverse change in or effect upon the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements.

                  1.1.62 "Mortgage Indenture" means Indenture of Mortgage and Deed of Trust between BNY Western Trust Company (successor in interest to Wells Fargo Bank, N.A.) and First Interstate Bank of California (as successor trustee to Marine Midland, N.A., formerly the Marine Midland Trust Company of New York).

                  1.1.63 "OSHA" has the meaning set forth in Section 3.7.1 hereof.

                  1.1.64 "PCBs" has the meaning set forth in Section 3.8.6 hereof.

                  1.1.65 "Permits" has the meaning set forth in Section 1.1.1(h) hereof.

                  1.1.66 "Permitted Exceptions" has the meaning set forth in
Section 3.10 hereof; provided, however, that from and after the Closing, Permitted Exceptions shall not include any Lien arising under or resulting from the Mortgage Indenture.

                  1.1.67 "Person" means an individual, a corporation, a partnership, an association, an Authority, a trustor other entity or organization.

                  1.1.68 "Pre-Existing Conditions" has the meaning set forth in
Section 2.3.1(d).

                  1.1.69 "Prime Rate" means the rate per annum announced from time to time during the reference period by Citibank N.A. as its United States prime, reference or base rate for commercial loans.

                  1.1.70 "PUC" has the meaning set forth in Section 5.5 hereof.

                  1.1.71 "Purchase Price" has the meaning set forth in Section
2.6.1 hereof.

                                                                      California

                  1.1.72 "Real Estate" has the meaning set forth in Section 1.1.1(a) hereof.

                  1.1.73 "Recovery" has the meaning set forth in Section 7.4.2(l) hereof.

                  1.1.74 "Related Purchase Agreements" as the meaning set forth in Section 6.1.7 hereof.

                  1.1.75 "Release" or "Released" has the meaning set forth in
Section 3.8 hereof.

                  1.1.76 "Remedial Action" has the meaning set forth in Section
3.8 hereof.

                  1.1.77 Intentionally Omitted.

                  1.1.78 "Retained Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.79 "Review Period" has the meaning set forth in Section 2.6.4(b) hereof.

                  1.1.80 "SEC" means the U.S. Securities and Exchange
Commission.

                  1.1.81 "Securities Filings" has the meaning set forth in
Section 5.8.2 hereof.

                  1.1.82 "Seller" and "Seller Parties" have the respective meaning set forth in the introduction hereof.

                  1.1.83 "Seller's Accountants" means KPMG LLP or any other firm of independent public accountants hereafter designated by Seller for purposes of this Agreement.

                  1.1.84 "Seller's Adjusted Amount" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.85 "Seller's Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.86 "Seller's 401(k) Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.87 "Specified Liabilities" has the meaning set forth in
Section 7.4.2(f) hereof.

                  1.1.88 "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added,

                                                                      California

alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  1.1.89 "Third Accounting Firm" has the meaning set forth in
Section 2.6.4(b) hereof.

                  1.1.91 "Threshold Amount" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.92 "Third Party Claim" has the meaning set forth in
Section 7.4(b)(i) hereof.

                  1.1.93 "Transferred Accounts" has the meaning set forth in
Section 5.11.2 hereof.

                  1.1.94 "Transaction Documents" has the meaning set forth in
Section 3.2 hereof.

                  1.1.95 "Transferred Employees" has the meaning set forth in
Section 5.9.2 hereof.

                  1.1.96 "Union Employees" has the meaning set forth in Section
5.9.1 hereof.

                  1.1.97 "VEBAs" has the meaning set forth in Section 5.12 hereof.

                  1.1.98 "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. section 2102- 2109, as amended.

                                    ARTICLE 2

                                 THE TRANSACTION

            2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2.5 below, Citizens shall, and shall cause the other Seller Parties to, sell, assign, transfer, deliver and convey to Buyer, and Parent shall cause Buyer to purchase, the Acquired Assets for the Purchase Price specified in Section 2.6.

            2.2 Excluded Assets. The following assets of Seller shall be excluded from the Acquired Assets (the "Excluded Assets"):

                  2.2.1 assets of the Seller used in both the Business and in Citizens' gas, electric or communications businesses, the material items of which are described on Schedule 2.2.12;

                                                                      California

                  2.2.2 cash and cash equivalents in transit, in hand or in bank accounts.

                  2.2.3 except as otherwise set forth herein, assets attributable or related to any Benefit Plan;

                  2.2.4 the stock record and minute books of Seller;

                  2.2.5 Acquired Assets disposed of by Seller after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  2.2.6 except to the extent set forth in Sections 2.9, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member, and which are treated as Retained Liabilities under Section 2.3.3(b) below.

                  2.2.7 customer and other deposits held in Seller's accounts;

                  2.2.8 accounts owing by and among Seller and its Affiliates;

                  2.2.9 notes receivable and other receivables (other than note and accounts receivable attributable exclusively to the Business);

                  2.2.10 all deferred tax assets or collectibles;

                  2.2.11 duplicate copies of all books and records transferred to Buyer; and

                  2.2.12 those certain items listed on Schedule 2.2.12.

            2.3 Assumption of Certain Liabilities.

                  2.3.1 Buyer shall not assume any liabilities of Citizens or Seller or any of their Affiliates, except that Buyer shall assume the following specific liabilities and obligations:

                        (a) the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof;

                        (b) except as set forth in Section 2.3.3(b), all liabilities and obligations of Seller in respect of the Contracts and Permits assigned or transferred to Buyer pursuant to this Agreement in accordance with the respective terms thereof, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                                                                      California

                        (c) the Assumed Indebtedness;

                        (d) any liability, obligation or responsibility of Seller for conditions at the Real Estate, whether based on statutory or common law, now or hereafter in effect, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment at the Real Estate or into or from any building, structure, pipeline or other facility at the Real Estate, or from violation of any law relating to the foregoing, including without limitation, any CERCLA or similar liability under any federal or state law or regulation, except to the extent Buyer has given written notice of a claim for indemnification pursuant to Sections 7.3 and 7.4 hereof prior to the expiration of the claims period set forth in Section 7.3.2(a) or (b) (and if Buyer has given written notice prior to the expiration of such claims period, to the extent that such claim is not entitled to indemnification under Sections 7.3 and 7.4) (the foregoing, the "Pre-Existing Conditions");

                        (e) all liabilities and obligations of Seller related to unperformed service obligations, easement and right-of-way relocation obligations, and construction work in progress, and all engineering and construction required to complete scheduled construction and other capital projects for the Business, in each case relating to the Business and outstanding on or arising after the Closing Date except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (f) liability for accrued but unused vacation pay for the Transferred Employees to the extent provided in Section 5.9.2;

                        (g) any liability, obligation or responsibility relating to customer deposits held by Seller on the Closing Date and relating to the Business; and

                        (h) all liabilities and obligations imposed on Buyer by any PUC in connection with the operation of the Business or the ownership of the Acquired Assets, including with respect to any liability of the types that appear as "Accrued Liabilities" and "Non-Current Liabilities" on the financial statements of Seller.

                        2.3.2 Any liabilities or obligations which are assumed by Buyer pursuant to Section 2.3.1 above are hereinafter referred to as the "Assumed Liabilities." At the Closing, Parent shall cause Buyer to execute and deliver to Seller an assumption agreement, in substantially the form of the Assumption Agreement attached hereto as Exhibit A (the "Assumption Agreement"), pursuant to which Buyer shall assume the Assumed Liabilities. Each of Parent and Buyer hereby irrevocably and unconditionally waives and releases the Seller Parties from all Assumed Liabilities and all liabilities or obligations exclusively relating to the Business or the Acquired Assets to the extent arising from events or occurrences after the Closing or to the extent otherwise relating to the period after the Closing, including any liabilities created or which arise by statute or common law,

                                                                      California

including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

                  2.3.3 Buyer shall not assume any liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any of the Seller Parties or any of their Affiliates except for the Assumed Liabilities as specifically and expressly provided for above, whether such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations not expressly transferred to Buyer hereunder as Assumed Liabilities are being retained by the Seller Parties, (the "Retained Liabilities"). Each of the Seller Parties hereby irrevocably and unconditionally waives and releases Buyer from all Retained Liabilities including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

      Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities (except as specified below) for the purposes of this Agreement:


                        (a) any product liability, toxic tort or similar claim for injury to person or property, regardless of when made or asserted, to the extent that it arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any of the Seller Parties or any of their Affiliates prior to Closing, or alleged to have been made by any of such Persons, or to the extent that it is imposed or asserted to be imposed by operation of law, in connection with any service performed or product distributed or sold by or on behalf of any of the Seller Parties or any of their Affiliates prior to Closing, including any claim referred to above in this Section 2.3.3(a) relating to water quality standards, any claim relating to any product delivered in connection with the performance of services provided by Seller and any claim seeking recovery for consequential damages, lost revenue or income;

                        (b) all refund obligations relating to the advances existing on the Closing Date for construction of facilities relating to the Business;

                        (c) except to the extent set forth in Section 2.9, any federal, state, foreign or local income or other Tax payable with respect to the business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member.

                        (d) any liability or obligation associated with or in connection with any common plant assets of Seller (other than the liabilities and obligations exclusively related to any common plant assets included among the Acquired Assets);

                                                                      California

                        (e) except as provided in Section 2.3.1 above, any liability or obligation with respect to compensation or employee benefits of any nature owed to any employees, agents or independent contractors of any of the Seller Parties or any of their Affiliates, whether or not employed by Buyer after the Closing, that arises out of or relates to events or conditions to the extent occurring before the Closing Date;

                        (f) except to the extent set forth in Section 2.3.1(d), any liability, obligation or responsibility of any of the Seller Parties, or any of their Affiliates or predecessors, whether based on statutory or common law, but only as any such law is interpreted, amended and in effect on the Closing Date, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment or into or from any building, structure, pipeline or other facility or relating to or arising from the generation, use, storage, treatment, disposal, transport or other handling of Hazardous Substances or sale or product containing Hazardous Substances from violation of any law relating to the foregoing (but only as such law is interpreted, amended and in effect on the Closing Date) including without limitation, any (A) CERCLA or similar liability under any federal or state law or regulation as interpreted, amended and in effect on the Closing Date or (B) any such liability associated with businesses or assets of the Seller Parties other than the Business or the Acquired Assets;

                        (g) liabilities and obligations relating to the Business to the extent arising prior to Closing (unless otherwise constituting Assumed Liabilities) arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger);

                        (h) any obligation or liability arising under any contract, commitment, instrument or agreement (1) subject to the penultimate sentence of Section 2.4, that is not transferred to Buyer as part of the Acquired Assets, or (2) that relates to any breach or default (or to the extent that it relates to an event which would, with the passing of time or the giving of notice, or both, constitute a default) under any Contract, instrument or agreement or to any services to be provided by Seller under any such Contract, instrument or agreement to the extent that such services were performed or were required to have been performed on or prior to the Closing Date;

                        (i) any liability or obligation in respect of the Excluded Assets;

                        (j) any liability or obligation of any of the Seller Parties or any of their Affiliates existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, except to the extent set forth in
Section 7.4; or

                        (k) except for the Assumed Liabilities as specifically and expressly set forth herein, any liability to the extent arising out of or relating to the ownership or operation of the Acquired Assets or the Business prior to the Closing Date (including any predecessor

                                                                      California

operations), any claims, obligations or litigation to the extent arising out of or relating to events or conditions occurring before the Closing Date, and any liability associated with any business other than the Business.

            2.4 Consent of Third Parties. On the Closing Date, Citizens shall cause Seller to assign to Buyer, and Parent shall cause Buyer to assume, the Contracts and the Permits which are to be transferred to Buyer as provided in this Agreement by means of the Assumption Agreement. To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent (or result in a breach or violation thereof) of the other party thereto or any other third party, and such consent shall not be obtained prior to Closing, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Acquired Assets. In order, however, to provide Buyer the full realization and value of every Contract of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all reasonable actions (including without limitation the appointment of Buyer as attorney-in-fact for Seller to proceed at Buyer's sole cost and expense) and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary (a) to assure that the rights of Seller or its Affiliates under such Contracts shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller or its Affiliates in and under every such Contract. To the extent that Buyer does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract "assigned or transferred to Buyer pursuant to this Agreement" within the meaning of Section 2.3.1(b) hereof. Nothing in this Section 2.4 shall in any way diminish the obligations of Seller to obtain consents and approvals under this Agreement.

            2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall take place at 10 a.m., East Coast time, on a date mutually satisfactory to Buyer and Seller which is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action, at the Closing) at the offices of Fleischman and Walsh, LLP, 1400 Sixteenth Street, N.W., Washington, D.C. 20036, or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). Upon payment of the Initial Cash Payment by Buyer and confirmed receipt thereof by Seller or the Escrow Agent pursuant to Section 2.6.2 below, Seller shall operate the Business at the direction of and under the control of Buyer. Notwithstanding the foregoing, the Closing shall be deemed to be effective as of 11:59 p.m. on the Closing Date for all purposes.

            2.6 Purchase Price.

                  2.6.1 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price be paid by Buyer for the purchase of the Acquired Assets (the "Purchase Price") shall be: (i) $161,330,000 in cash (the "Base Cash Purchase Price," the Base Cash Purchase Price as adjusted in accordance with Section 2.6.3, Section 2.6.5 and Section 2.6.6

                                                                      California

is referred to as the "Initial Cash Payment"), subject to adjustment pursuant to the provisions of this Agreement (including Section 2.6.3, Section 2.6.4,
Section 2.6.5, Section 2.6.6 and Section 2.9 of this Agreement) and (ii) the assumption by Buyer of the Assumed Liabilities.

                  2.6.2 Payment of Initial Cash Payment. Subject to the terms and conditions of this Agreement, the Initial Cash Payment shall be paid by Buyer on the Closing Date by federal other wire transfer of immediately available funds to the account designated by Seller in writing at least two (2) Business Days prior to the Closing Date. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Buyer shall deliver the Initial Cash Payment to Buyer's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars. Upon receipt, the Escrow Agent shall invest the Initial Cash Payment in an interest-bearing account mutually agreed upon by Seller and Buyer. At Closing, Parent shall sign and deliver to Citizens a statement which confirms that the Closing has occurred and which instructs the Escrow Agent to transfer to Citizens the funds representing the Initial Cash Payment, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Citizens shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder. The Escrow Agent shall refund the balance to Buyer. The fees and expenses of Escrow Agent shall be paid by Buyer.

                  2.6.3 Estimated Closing Statement. At least five (5) business days prior to the Closing Date, Citizens shall deliver to Parent and Buyer a statement of net assets (the "Estimated Statement of Net Assets") reflecting its good faith calculation of the Acquired Assets of the Business as of the last day of the latest calendar month for which financial statements of Seller are available (the "Estimated Adjusted Net Assets"). The Estimated Statement of Net Assets shall be prepared in the same manner and utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999). The Base Cash Purchase Price shall be increased or decreased on a dollar for dollar basis by the amount, if any, by which the Estimated Adjusted Net Assets is greater than or less than $93,819,658 (such increase or decrease, as the case may be, is referred to herein as the "Estimated Net Asset Adjustment").

                  2.6.4 Post-Closing Adjustment to Purchase Price.

                        (a) Within 90 days after the Closing, Citizens shall prepare and deliver to Parent and Buyer a Statement of Net Assets (the "Closing Statement of Net Assets") which reflects the Acquired Assets, as of 11:59 p.m. on the Closing Date, based on actual financial performance and calculated in the same manner, utilizing the same accounting principles, policies and methods utilized in preparing the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999), together with (A) an audit report of Seller's Accountants stating that the Closing Statement of Net Assets has been prepared utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets and (B) a calculation of Citizens' determination of the amount of increase

                                                                      California

or decrease in the amount of the Acquired Assets of the Business from the Interim Statement of Net Assets Date to the Closing Date which is derived from the Closing Statement of Net Assets ("Seller's Adjustment Amount"). The Closing Statement of Net Assets shall not give effect to any purchase accounting treatment arising from Buyer's purchase of the Acquired Assets. Buyer shall pay the fees and expenses of Seller's Accountants incurred in connection with this
Section 2.6.4. Buyer agrees to cooperate, and agrees to cause Buyer's Accountants to cooperate, with Citizens and Seller's Accountants in connection with the preparation of the Closing Statement of Net Assets, and related information, and shall provide to Citizens and Seller's Accountants such books, records and information as may be reasonably requested from time to time, including the work papers of Buyer's Accountants. Citizens will give Buyer and its representatives access during the normal business hours of Citizens to the personnel, books and records of Citizens and the work papers of Seller's Accountants to assist Buyer in the review of the Closing Statement of Net Assets and related matters. Buyer agrees that, following the Closing through the date on which the Closing Statement of Net Assets is delivered, it will not take any actions with respect to any accounting books, records, policies or procedures on which the Closing Statement of Net Assets is to be based that would make it impossible or impracticable to calculate the Acquired Assets in the manner and utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Interim Statement of Net Assets except in the ordinary course or as a result of events occurring after the date of the Interim Statement of Net Assets and, in such event, only in a manner consistent with past practices of Seller.

                        (b) Parent or Buyer may dispute any amounts reflected on the Closing Statement of Net Assets, in the Seller's Adjustment Amount or in the Statement of Certain Assumed Liabilities, provided, however, that Buyer shall notify Citizens in writing of each disputed amount, and specify the amount thereof in dispute and the basis of such dispute, within 30 days of the Buyer's receipt of the Closing Statement of Net Assets and the Seller's Adjustment Amount (such 30 day period hereinafter referred to as the "Review Period"). In the event of a dispute with respect to the Closing Statement of Net Assets, the Seller's Adjustment Amount or the Statement of Certain Assumed Liabilities, Buyer and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Buyer and Seller are unable to reach a resolution of such differences within 30 days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller shall submit the amounts remaining in dispute (together with any amounts remaining in dispute pursuant to Section 2.6.4(b) of each of the Related Purchase Agreements) for resolution to an independent accountant firm of national reputation mutually appointed by Seller and Buyer (such independent accounting firm being herein referred to as the "Third Accounting Firm"), which shall be requested to determine and report to the parties, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Third Accounting Firm shall be allocated between Buyer and the Seller Parties so that the Seller Parties' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to the Third Accounting Firm that is unsuccessfully disputed by the Buyer (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed

                                                                      California

amounts so submitted by the Buyer to the Third Accounting Firm. Buyer shall pay the fees and expenses of Buyer's Accountants incurred in connection with this
Section 2.6.4(b). Seller's Adjustment Amount, if there are no disputes with respect thereto, or Seller's Adjustment Amount as adjusted after the resolution of all disputes with respect thereto in accordance herewith, shall be referred to as the "Final Net Asset Adjustment."

                        (c) If the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment exceeds the Initial Cash Payment, then within five (5) business days after final determination thereof Buyer shall pay Seller the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check. If the Initial Cash Payment exceeds the sum of the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment, then within five (5) business days after final determination thereof Seller shall pay Buyer the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check.

                  2.6.5 Adjustment for Certain Liabilities. Concurrent with the delivery of the Estimated Statement of Net Assets, Citizens also shall deliver to Parent and Buyer a statement reflecting (i) the customer and other deposits held by Seller on the Closing Date and relating to the Business, (ii) the total amount of the Assumed Indebtedness that will be outstanding immediately after the Closing Date, (iii) the items specified in Section 2.9 to the extent set forth therein, and (iv) without duplications of any amount included in clause
(i) above any payments received by Seller under the Contracts and Permits for obligations not performed as of the Closing Date (the "Statement of Certain Assumed Liabilities"). The Statement of Certain Assumed Liabilities shall reflect Citizens' good faith calculation of such liabilities as of the Closing Date. The Base Cash Purchase Price shall be decreased by the net amount set forth in the Statement of Certain Assumed Liabilities. Concurrent with the delivery of the Closing Statement of Net Assets, Citizens also shall deliver to Parent a statement showing any adjustments to the Statement of Certain Assumed Liabilities and the Base Cash Purchase Price shall be further adjusted to give effect to any such adjustments to the Statement of Certain Assumed Liabilities.

                  2.6.6 Additional Adjustment to the Purchase Price. The Base Cash Purchase Price shall be decreased by an amount equal to the proceeds of Seller's sale of the property described in Item 2 of Schedule 5.1 (net of expenses) less the sum of (i) the federal and state income taxes payable by Seller in respect of those proceeds and (ii) the book value of such property, as of June 30, 1999, on Seller's books.

            2.7 Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                                                                      California

                  2.7.1 Deliveries to Buyer. Citizens shall, and shall cause Seller to deliver to Buyer:

                        (a) bills of sale and instruments of assignment to the Acquired Assets, duly executed by Seller, substantially in the form of Exhibit B hereto and;

                        (b) the consents to transfer, of all transferable or assignable Contracts, Intellectual Property, Permits (including Environmental Permits), to the extent specifically required hereunder;

                        (c) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles);

                        (d) special warranty deeds of conveyance with respect to the parcels of Real Estate owned in fee simple by Seller (or, with respect to any such parcel which was acquired by Seller (or its predecessor in interest, in cases involving mergers) by deed without covenant or warranty of title, a quit claim deed without covenant or warranty of title) to Buyer, duly executed and acknowledged by Seller and in recordable form;

                        (e) the Foreign Investment in Real Property Tax Act Certification and Affidavit for each parcel of Real Estate, duly executed by the Seller Parties (the "FIRPTA Affidavit");

                        (f) the certificates, opinions and other documents required to be delivered by the Seller Parties pursuant to Section 6.1 hereof and certified resolutions evidencing the authority of the Seller Parties as set forth in Section 3.2 hereof;

                        (g) all agreements and other documents required by this Agreement;

                        (h) a receipt for the payment of the Initial Cash Payment duly executed by Citizens; and

                        (i) all such other instruments of conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer the Acquired Assets in accordance with this Agreement and where necessary or desirable, in recordable form.

                  2.7.2 Deliveries By Buyer to the Seller Parties. Parent shall, and shall cause Buyer to deliver to the Seller Parties:

                        (a) wire transfer of immediately available funds in an amount equal to the Initial Cash Payment;

                        (b) the Assumption Agreement, duly executed by Buyer;

                                                                      California

                        (c) the certificates, opinions and other documents required to be delivered by Buyer pursuant to Section 6.2 hereof;

                        (d) all of the instruments contemplated by Section 5.24(a) to the extent not previously executed and delivered by Parent; and

                        (e) all such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Parent and Buyer to assume the Assumed Liabilities in accordance with this Agreement.

            2.8 Allocation of Consideration. Buyer and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Code. If Buyer and Seller agree to such Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Authority or in any proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in any legal requirement.

            2.9 Prorations. The parties hereto agree that the following expenses shall be calculated and pro rated as of the Closing Date, with Seller responsible for such expenses and to receive the benefit for the same for the period through and including the Closing Date, and Buyer to be responsible for and to receive the benefit of the same after the Closing Date:

                  2.9.1 personal and real property taxes (on the basis on which the same were assessed and paid) and sales, occupation and use taxes, in each case, to the extent relating to the Business and except as otherwise provided in
Section 7.1;

                  2.9.2 electric, fuel, gas, telephone, sewer and utility charges, in each case, to the extent relating to the Business;

                  2.9.3 rentals and other charges under Contracts to be assumed by Buyer pursuant to Section 2.3 (except to the extent provided in Section 2.3.3(h)); and

                                                                      California

                  2.9.4 charges under maintenance and service contracts and other Contracts (except to the extent provided in Section 2.3.3(h)), and fees under Permits to be transferred to Buyer as part of the Acquired Assets;

                  2.9.5 water, sewer and other similar types of taxes, and installments on special benefit assessments; and

                  2.9.6 payroll expenses, payroll taxes, reimbursable employee business expenses and the financial cost of the accrued vacation of each Transferred Employee.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Each of the Seller Parties jointly and severally represent and warrant to Parent and Buyer as follows:

            3.1 Qualification; No Interest in Other Entities.

                  3.1.1 Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. Each of the Seller Parties is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of the business conducted by it or such Seller Party's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such other failures of the Seller Parties do not have a Material Adverse Effect.

                  3.1.2 No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

            3.2 Authorization and Enforceability. Each of the Seller Parties has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by them in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents"). The execution, delivery and performance by each of the Seller Parties of this Agreement and the Transaction Documents to which such Seller Party is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of the Seller Parties, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by the Seller Parties. This Agreement is a legal, valid and binding obligation of each Seller Party, enforceable against them in accordance with its terms except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief

                                                                      California

is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which each of the Seller Parties is a party will be duly executed and delivered by each of the Seller Parties and will constitute the legal, valid and binding obligations of each of the Seller Parties, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            3.3 No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the Transaction Documents by each of the Seller Parties do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents by the Seller Parties, will not:
(a) contravene any provision of the Restated Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of the other Seller Parties; or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which any of the Seller Parties is a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or will be cured, waived or terminated prior to the Closing Date, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation, to which any of the Seller Parties is subject, other than those violations or conflicts which individually and in the aggregate would not have a Material Adverse Effect.

            3.4 Financial Statements. Citizens has previously delivered to Buyer the statement of income of the Business (the "Income Statement") and the Interim Statement of Net Assets contained in Schedule 3.4 (collectively, the "Financial Statements"). The Income Statement (a) fairly presents in all material respects the results of operations of the Business in accordance with generally accepted accounting principles ("GAAP") consistently applied except for the omission of full footnotes to the Income Statement and (b) has in all material respects been derived from the books and records of Seller and reflects the separation of the operation associated with the Business from other operations of Citizens. The Interim Statement of Net Assets (a) has in all material respects been derived from the books and records of Seller and reflects the separation of the operations associated with the Business from other operations of Citizens; (b) fairly presents in all material respects the Acquired Assets as of the Interim Statement of Net Assets Date; and (c) has in all material respects been prepared in accordance with GAAP consistently applied except for the omission of full footnotes to such Interim Statement of Net Assets. The financial statements included in the Annual Report to each PUC for the year ended December 31, 1998, were prepared in all material respects in accordance with the rules and regulations of such PUC.

                                                                      California

            3.5 No Changes. Since the Interim Statement of Net Assets Date to the date hereof, except as disclosed in Schedule 3.5, the Seller Parties have conducted the Business as presently operated only in the ordinary course of business consistent with past practice. Since the Interim Statement of Net Assets Date, except as disclosed in Schedule 3.5, there has not been:

                  3.5.1 any Material Adverse Effect;

                  3.5.2 prior to the date of this Agreement, any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Transferred Employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Transferred Employees participate) to which any of the Transferred Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan other than in any such case
(i) in the ordinary course consistent with past practice, (ii) as required by law, or (iii) as required by the Collective Bargaining Agreement;

                  3.5.3 any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or the provision of discounts, rebates or allowances;

                  3.5.4 any disposition of or failure to keep in effect any rights in, to or for the use of any Permit of the Business which individually or in the aggregate would have a Material Adverse Effect;

                  3.5.5 any damage, destruction or loss affecting the Business which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                  3.5.6 prior to the date of this Agreement, any change by Seller in its method of accounting or keeping its books of account or accounting practices with respect to the Business except as required by GAAP and is set forth on Schedule 3.5; or

                  3.5.7 prior to the date of this Agreement, any sale, transfer or other disposition of any material assets, properties or rights of the Business, except in the ordinary course of business consistent with past practice.

            3.6 Contracts. As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than (i) with respect to which the Business' total annual liability or expense is less than (a) $250,000 per such Contract and (b) $6,123,000 per all such Contracts (when taken together with similar contracts omitted from Schedule 3.6 of the Related Purchase Agreements), and (ii) Contracts that may be terminated by Seller, without penalty, on notice of 90 days or less) except line extension agreements and similar agreements and construction and design contracts. Seller has

                                                                      California

furnished to Buyer a correct and complete copy of each written agreement listed in Schedule 3.6. Except as disclosed on Schedule 3.6, with respect to each Contract, neither Seller nor, to the Seller Parties' knowledge, any other party thereto, is in breach or default, and to the Seller Parties' knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, except in each case where such breaches, terminations, modifications, accelerations or defaults, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth in Schedule 3.6, there are no disputes pending or to the best of the Seller Parties' knowledge, threatened, under or in respect of any of the Contracts, other than those that individually and in the aggregate do not have a Material Adverse Effect.

            3.7 Permits and Compliance With Laws Generally.

                  3.7.1 Except as disclosed on Schedule 3.7, Seller possesses and is in compliance with all Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes, including Environmental Laws (as defined below), except to the extent that any failure to possess, or to comply with, any Permit, laws, rules, regulations or orders would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3.7, the Business is conducted by Seller in compliance with all applicable laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar laws and Environmental Laws), rules, regulations, ordinances, codes, judgments and orders, except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. Except as disclosed on Schedule 3.7, all Permits of Seller relating to the operation of the Business are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to the Seller Parties' knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by Seller other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                  3.7.2 Except as set forth on Schedule 3.7, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the knowledge of the Seller Parties, threatened, by any Authority or other Person with respect to any alleged (i) violation by Seller or any Affiliate of Seller relating to the Business of any law, ordinance, rule, regulation, code or order of any Authority; or (ii) failure by Seller or any Affiliate to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets), except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

            3.8 Environmental Matters. Except as set forth on Schedule 3.8 hereto, and with such exceptions as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect:

                  3.8.1 Seller has not disposed of or arranged for the disposal of or Released any Hazardous Substances, other than in conformity with Environmental Laws, at any Real Estate, or, in connection with the Business or Acquired Assets, at any other facility, location, or other site.

                  3.8.2 Seller has not received any written notice or request for information with respect to, and to the best of the Seller Parties' knowledge, Seller has not been designated a potentially liable party for Remedial Action, in connection with any Real Estate, or, as of the date hereof, with respect to the Business or Acquired Assets, at any other facility, location, or other site under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or comparable state statutes.

                  3.8.3 To the best of the Seller Parties' knowledge, except for such use or storage of Hazardous Substances as is incidental to the conduct of the Business, which use and storage is or has been in compliance with Environmental Laws, and which use and storage has not caused any condition that requires Remedial Action, no Real Estate has been used for the storage, treatment, generation, processing, production or disposal of any Hazardous Substances or as a landfill or other waste disposal site in violation of any Environmental Law.

                  3.8.4 To the best of the Seller Parties' knowledge, underground storage tanks are not, and have not in the past been, located on or under any Real Estate.

                  3.8.5 There are no pending or unresolved claims against Seller or the Business for investigatory costs, cleanup, removal, remedial or response costs, or natural resource damages arising out of any Releases or threat of Release of any Hazardous Substances at any Real Estate or, as of the date hereof, with respect to the Business or the Acquired Assets or at any other facility, location, or other site.

                  3.8.6 To the best of the Seller Parties' knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are located at or in any Real Estate in violation of Environmental Laws or which require Remedial Action.

                  3.8.7 To the best of the Seller Parties' knowledge, no Hazardous Substance managed or generated by or on behalf of Seller at the Real Estate or in connection with the Business or Acquired Assets has come to be located at any site that is listed or formally proposed for listing under CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any similar state list or that is the subject of federal, state, or local enforcement actions or investigations.

                                                                      California

                  3.8.8 The Seller Parties know of no facts or circumstances related to environmental matters (i) in connection with the operation of the Business or (ii) concerning the Real Estate, that are reasonably likely to result in any material reduction in the quality or quantity of water available for supply to the Seller Parties' customers.

                  3.8.9 The Seller Parties will within thirty (30) days of the date hereof provide Buyer with copies of all written environmental audits or investigations of which they are aware (after due inquiry) prepared for the Real Estate or operations of the Business.

                  3.8.10 Except as set forth in Schedule 3.8.10 or Citizens' Annual Report on Form 10-K for the year ended December 31, 1998:

                        (a) The Seller Parties (including for purposes of
Section 3.8.10(a) and (b), Affiliates and predecessors of the Seller Parties) are and have been for the past three years in full compliance with all federal and state primary drinking water standards;

                        (b) The Seller Parties are and have been for the past three years in full compliance with all federal and state secondary drinking water standards; and

                        (c) As to all outstanding violations of state or federal drinking water standards, as of the date hereof, the Seller Parties have completed or are in the process of completion in accordance with all applicable deadlines, all actions required by Environmental Law or Authorities to correct or otherwise respond to such violations.

            3.8.11 Except as set forth in Schedule 3.8.11, none of the Seller Parties will be required to place any notice or restriction relating to the presence of Hazardous Substances in the deed to any Real Estate, or in any written instrument accompanying this Agreement, and no Real Estate has such a notice or restriction in its deed or any other written instrument relating to the purchase, lease or rental of such property.

For the purposes of these Sections 3.7 and 3.8: (A) "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of Hazardous Substances; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substances so it does not endanger or threaten to endanger public or employee health or welfare or the environment; or (z) perform studies, investigations or monitoring necessary or required to investigate the foregoing; (B) "Environmental Laws" means any common law or federal, state or local law, statutes, rule, regulation, ordinance, code, judgment or order relating to the protection of the environment or human health and safety and includes, but is not limited to, CERCLA (42 U.S.C. section 9601, et seq.), the Clean Water Act (33 U.S.C. section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.) and the Oil Pollution Act of 1990 (33 U.S.C. section 2701 et seq.), each as has been or may be interpreted or amended as of the Closing Date and the regulations promulgated pursuant thereto

                                                                      California

and in effect as of the Closing Date; (C) "Released" means released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape; and (D) "Hazardous Substances" means hazardous or toxic or polluting substance or waste or contaminant under or pursuant to any Environmental Law, including petroleum products, PCBs and radioactive materials.

            3.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Selling Parties of this Agreement, the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by the Seller Parties, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except (i) as required by the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) as specified on
Schedule 3.9, (iii) as required to assume the California Water Debt, and (iv) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or which are obtained by the Closing Date.

            3.10 Title. Seller has good and valid title to all of the Acquired Assets constituting personal property, good and marketable title in fee simple to all of the owned Acquired Assets constituting Real Estate and good and valid leasehold title to all of the leased Acquired Assets constituting Real Estate, in each case, free and clear of Liens subject only to the Permitted Exceptions. "Permitted Exceptions" as used herein shall mean (a) the Liens set forth in
Schedule 3.10 hereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith or (c) such other Liens which, individually or in the aggregate, do not have a Material Adverse Effect (it being understood that to the extent a Permitted Exception relates to or arises from a Retained Liability, Seller shall still be liable for such Retained Liability to the extent set forth herein).

            3.11 Real Estate.

                  3.11.1 As of the date hereof, Seller has not received any written or oral notice for assessments for public improvements against the Real Estate which remains unpaid, and to the best knowledge of the Seller Parties, no such assessment has been proposed. Except as set forth on Schedule 3.11, as of the date hereof, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate and to the best knowledge of the Seller Parties no such proceeding is threatened.

                  3.11.2 Except as disclosed on Schedule 3.6, as of the date hereof, Seller is not a lessee under any Contract relating to the use or occupancy of the Real Estate involving annual payments in excess of $100,000.

                                                                      California

                  3.11.3 Each parcel of the Real Estate has physical and, to Seller's knowledge, legal vehicular and pedestrian access to and from public roadways as may be reasonably necessary to the operation of the Business except where the failure to have such access does not have a Material Adverse Effect. To Seller's knowledge, no fact or condition exists which would result in the termination of (a) the current access from each parcel of the Real Estate, and
(b) continued use, operation, maintenance, repair and replacement of all existing and currently committed water lines used by Seller in connection with the Business, except where such termination would not have a Material Adverse Effect.

            3.12 Taxes. The Seller Parties have (a) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (b) paid all Taxes that are shown to have come due pursuant to such returns or reports and (c) paid all other material Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have otherwise become due. To the best of the Seller Parties' knowledge, all such returns or reports have been prepared in accordance with all applicable laws and requirements in all material respects. Except to the extent disclosed on Schedule 3.12, none of the assets of the Business or constituting any of the Acquired Assets (a) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (b) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (c) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

            3.13 Patents and Intellectual Property Rights. To the best of the Seller Parties' knowledge, the operations of Seller do not make any unauthorized use of any Intellectual Property except for any such unauthorized uses which do not have a Material Adverse Effect. Assuming the consents listed as item XII on
Schedule 3.9 are obtained, Buyer will not lose any of Seller's rights to, or be required to pay increased royalties for, any Intellectual Property included in the Acquired Assets as a result of the Closing and the consummation of the transactions contemplated by this Agreement, except for any such rights or such increased royalties the loss or payment of which would, individually or in the aggregate, not have a Material Adverse Effect.

            3.14 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Statement of Net Assets or arising since the date thereof have arisen out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; the allowance for collection losses on the Interim Statement of Net Assets has been determined in accordance with GAAP consistent with past practice.

            3.15 Labor Relations. As of the date hereof, except as set forth in
Schedule 3.15, to best of the knowledge of the Seller Parties, there has been no union organizing efforts with respect to the Business conducted within the last three (3) years and there are none now being conducted

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                                                                      California

with respect to the Business. Except as set forth in Schedule 3.15, Seller has not at any time during the three (3) years prior to the date of this Agreement had, nor, to the best of the Seller Parties' knowledge, is there now threatened, a strike, work stoppage or work slow down with respect to or affecting the Business which had or could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth in Schedule 3.15, (i) no Employee is represented by any union or other labor organization and (ii) there is no unfair labor practice charge pending or, to the best knowledge of the Seller Parties, threatened against Seller relating to any of the Employees as related to the Business which could reasonably be expected to have a Material Adverse Effect.

            3.16 Employee Benefit Plans.

                  3.16.1 Schedule 3.16.1 contains a true and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sabbatical, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by Citizens or any of its Affiliates, in respect of any Employee or Former Employee, or (ii) with respect to which Citizens or any of its Affiliates has any liability in respect of any Employee or Former Employee (the"Benefit Plans"). Except as disclosed on
Schedule 3.16.1, neither Citizens nor any of its Affiliates maintains any bonus, pension or welfare benefit plan, program or arrangement, including any deferred compensation arrangement, for directors, consultants or independent contractors of the Business.

                  3.16.2 A true and complete copy of each Benefit Plan and related trust agreements and (to the extent applicable) a copy of each Benefit Plan's current summary plan description and in the case of an unwritten Benefit Plan, a written description thereof, has been furnished to Buyer. In addition, to the extent applicable, Buyer has been provided a copy of the most recent Internal Revenue Service ("IRS") determination letter issued to each Benefit Plan and a copy of the most recent IRS Form 5500 together with all schedules and accountants' statement filed, and actuarial reports prepared, on behalf of each Benefit Plan.

                  3.16.3 Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (as designated on Schedule 3.16.1) is so qualified, and will remain so qualified upon the timely making of certain amendments required by law during the applicable remedial amendment period, and any trust forming a part of such a Benefit Plan is tax exempt under Section 501(a) of the Code. Each such Benefit Plan has been amended, as and when necessary, to comply with the Tax Reform Act of 1986 and upon timely filing of an Application for Determination with the Internal Revenue Service, will be eligible to make further such amendments under the"remedial amendment period."

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                                                                      California

                  3.16.4 Except as disclosed in Schedule 3.16.4, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

                  3.16.5 None of the Acquired Assets is subject to a Lien or Tax under the Code or ERISA.

                  3.16.6 Neither Citizens nor any ERISA Affiliate and, to the knowledge of the Seller Parties, no other Person, has taken any action or failed to take any action with respect to any Benefit Plan that may subject Buyer or any Benefit Plan under which liabilities may be assumed by Buyer under Sections 5.10, 5.11 or 5.12 ("Assumed Benefit Liabilities") to any material liability or Tax under the Code or ERISA.

                  3.16.7 Neither Citizens nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Benefit Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, including any contingent liability under Section 4204 of ERISA or withdrawal liability arising from the actions of Citizens or any ERISA Affiliate contemplated by this Agreement. All contributions that Citizens or any ERISA Affiliate have been obliged to make to any Benefit Plan, including any multiemployer plan, have been duly and timely made.

                  3.16.8 There are no pending or, to the knowledge of the Seller Parties, threatened claims (other than routine claims for benefits), assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Benefit Plan which could reasonably be expected to give rise to a material liability to Buyer.

                  3.16.9 Except as disclosed on Schedule 3.16.9, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under
Section 401(a) of the Code. Seller's Retiree Medical Plan contains provisions permitting Seller to modify or terminate retiree medical benefits at any time, without prior notice to any covered individual. Except with respect to retirees, "grandfathered" employees and collectively bargained employees, Seller knows of no reason why its ability to effect those provisions would be limited.

                  3.16.10 With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, Citizens and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA.

            3.17 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.17, Seller has no liabilities with respect to the Business which would constitute Assumed Liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

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                                                                      California

                  3.17.1 the Assumed Indebtedness and those other liabilities which would decrease the Base Cash Purchase Price pursuant to Section 2.6.5 to the extent assumed by Buyer at Closing;

                  3.17.2 liabilities arising in the ordinary course of business under any Contract or Permit or with respect to any agreement or instrument included within the definition of Real Estate; and

                  3.17.3 those liabilities incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business and reflected in the books and records related to the Business;

                  3.17.4 the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof; and

                  3.17.5 those other liabilities, which individually and in the aggregate, would not have a Material Adverse Effect.

            3.18 No Pending Litigation or Proceedings. Except as disclosed in
Schedule 3.18, there are no actions, suits, investigations or proceedings pending against or, to the best of the Seller Parties' knowledge, threatened, against or affecting, Seller, the Business or any of the Acquired Assets before any court or arbitrator or Authority which individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in Schedule 3.18, there are currently no outstanding judgments, decrees or orders of any court or Authority against any of the Seller Parties, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets (other than any PUC order relating to rates, tariffs and similar matters arising in the ordinary course of business) which individually or in the aggregate would have a Material Adverse Effect.

            3.19 Supply of Utilities. Except as set forth on Schedule 3.19, the Real Estate has adequate arrangements for supplies of electricity, gas, oil, coal and/or sewer for all operations at the 1998 or current operating levels, whichever is greater. Except as set forth on Schedule 3.19, there are no actions or proceedings pending or, to the best of the Seller Parties' knowledge, threatened, that would adversely affect the supply of electricity, gas, coal or sewer to the Real Estate except for those which individually and in the aggregate would not have a Material Adverse Effect.

            3.20 Insurance. Schedule 3.20 lists the Seller Parties' policies and contracts in effect as of the date hereof for insurance covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by Seller, together with the risks insured against, coverage limits and deductible amounts.

                                                                      California

            3.21 Relationship with Customers. As of the date hereof, Seller does not have any current customer which accounted for more than 5% of the net sales of the Business (taken together with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) for the immediately preceding 12-month period.

            3.22 WARN Act. Except as contemplated by Section 5.9 hereby or as set forth in Schedule 3.22 hereto, within six months prior to the date hereof,
(i) Seller has not effectuated (a) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; (ii) Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law; and (iii) none of Seller's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act) .

            3.23 Condition of Assets. Except as set forth on Schedule 3.23, the buildings, machinery, equipment, tools, furniture, improvements and other fixed tangible assets of the Business included in the Acquired Assets, taken as a whole and taken together with the similar assets included among the assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements, are in good operating condition and repair, reasonable wear and tear excepted.

            3.24 Brokerage. None of the Seller Parties or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to Buyer or its Affiliates.

            3.25 All Assets. Except as set forth on Schedule 3.25 and for the Excluded Assets, the Acquired Assets include all assets, rights, properties and contracts the use of which is necessary to the continued conduct of the Business by Buyer substantially in the manner as it was conducted prior to the Closing Date, including the service of all utility customers in substantially the same manner and at substantially the same service levels as provided by Seller on the date hereof.

            3.26 Year 2000 Matters. Citizens has (1) initiated a review and assessment of all mission critical areas within the Business and related operations (including those affected by suppliers and vendors) that it reasonably believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Seller Party (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem all as set forth in Citizens' Annual report on Form 10-K for the fiscal year ended December 31, 1998 and Citizens' Quarterly reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999, and (iii) to date, implemented that plan substantially in


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                                                                      California

accordance with that timetable. Seller has contingency plans that are dedicated to ensuring that established and expected levels of customer service are maintained without interruption, while core business functionality is preserved during the millennium transition. With respect to its suppliers and vendors, the foregoing representation and warranty is expressly limited to matters known to Seller after making reasonable inquiries of such suppliers and vendors. Seller makes no representation or warranty with respect to the receipt or accuracy of any response received from any vendor or supplier.

            3.27 Product Liability. Except as disclosed in Schedule 3.27 and except for those liabilities which individually or in the aggregate would not have a Material Adverse Effect, there are no (a) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties, unasserted, with respect to any product liability or similar claim that relates to any product or service sold by Seller or the Business to others or (b) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties unasserted, with respect to any claim for the breach of any express or implied product warranty or a similar claim with respect to any product or service sold by Seller or the Business to others.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer jointly and severally represent and warrant to Seller as follows:

            4.1 Organization and Good Standing.

                  4.1.1 Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.1.2 Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business. Buyer is qualified to do business and is in good standing in all jurisdictions wherein the nature of the business conducted by it or Buyer's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of Buyer do not have a material adverse effect on its ability to perform its obligations under this Agreement and the Transaction Documents.

            4.2 Authorization and Enforceability. Each of Buyer and Parent has full corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which either of them is a party. The execution, delivery and performance by Buyer and Parent of this Agreement and the Transaction Documents to which Buyer and/or Parent is a party have been duly authorized by all necessary corporate action on the part of each of

                                                                      California

them. This Agreement has been duly executed and delivered by Buyer and Parent, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by Buyer and Parent. This Agreement is a legal, valid and binding obligation of Buyer and Parent, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Buyer and Parent is a party will be duly executed and delivered by Buyer and Parent and will constitute the legal, valid and binding obligations of Buyer and Parent, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            4.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer and/or Parent do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene any provision of the Articles of Incorporation or Bylaws of Buyer or the Certificate of Incorporation or Bylaws of Parent; or
(b) violate, conflict with, result in a breach of, or constitute a default (or an event which would with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, authorization, proof of dedication or other agreement or commitment, oral or written, to which Parent or Buyer is a party, or by which any of their assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, interests or rights which, individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation to which Buyer or Parent is subject other than those violations and conflicts which individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Buyer and Parent of this Agreement, the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by Buyer or Parent except (i) as required by the HSR Act, (ii) as specified on Schedule 3.9 and (iii) for such consents, approvals, authorizations, registrations or filings, the failure to obtain or make would not individually or in the aggregate have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

                                                                      California

            4.5 Financing. Buyer and Parent have, and at the Closing Date, will have sufficient resources to pay the Purchase Price, and Parent, Buyer or the other Affiliates of Parent that are buyers of the assets and businesses being acquired pursuant to the Related Purchase Agreements have, and at the Closing Date, will have sufficient resources to pay the purchase prices set forth in the Related Purchase Agreements.

            4.6 Brokerage. None of Parent, Buyer or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to the Seller Parties.

            4.7 Insurance. Schedule 4.7 lists the policies and contracts in effect as of the date hereof for casualty and property insurance covering Buyer's assets and properties and the operation of Buyer's business, together with the risks insured against, coverage limits and deductible amounts.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

            5.1 Conduct of Business. Except (i) as otherwise specifically permitted by this Agreement, (ii) as set forth in Schedule 5.1 hereto or (iii) with the prior written consent of Buyer, from and after the date of this Agreement and up to and including the Closing Date, each of the Seller Parties agree that:

                  5.1.1 Seller shall conduct the Business as presently operated and only in the ordinary course of business consistent with past practice.

                  5.1.2 They shall promptly inform Buyer in writing of any specific event or circumstance of which they are aware, or of which they receive notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect on the Acquired Assets or the Assumed Liabilities.

                  5.1.3 Seller shall not:

                        (a) change or modify in any material respect existing credit and collection policies, procedures and practices with respect to accounts receivable;

                        (b) enter into any contract or commitment, waive any right or enter into any other transaction (except in the ordinary course of business) which would have a Material Adverse Effect;

                                                                      California

                        (c) except in the event of service interruption, emergency or casualty loss, commit to acquire subsequent to the Closing Date on behalf of the Business any capital asset or group of capital assets costing in excess of $1,000,000 that is not included in the capital budget of Seller for fiscal year 2000 and which, if so acquired, would be included in the Acquired Assets; commencing December 1, 1999, accept or receive customer advances for construction in excess of $9,000,000 (when combined with customer advances relating to the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) per each of the next four consecutive three-month periods unless pursuant to an existing tariff, Contract or Permit of Seller; or sell or lease or agree to sell or lease or otherwise dispose of any assets included in the Acquired Assets except in the ordinary course of the conduct of the Business, consistent with past practice;

                        (d) except in the ordinary course of business, consistent with past practice or as required under any of Seller's debt instruments or indentures, mortgage, pledge or subject to any Lien (other than Permitted Liens) any of the Acquired Assets;

                        (e) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Transferred Employee except (i) as required by law, (ii) in the ordinary course, consistent with past practice and (iii) as required by the Collective Bargaining Agreement in existence on the date hereof; provided, however, no individual Employee shall in any event receive a compensation increase in excess of seven percent (7%) except as required by the Collective Bargaining Agreement in existence on the date hereof;

                        (f) other than in the ordinary course of business consistent with past practice, sell or otherwise transfer any assets necessary, or otherwise material to the conduct of, the Business which would constitute Acquired Assets;

                        (g) change the Seller's method of accounting or keeping its books of account or accounting practices with respect to the Business, except as required by GAAP or any Authority;

                        (h) intentionally and wilfully take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.14, 3.16 and 3.25 hereof (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful omission to take action); or

                        (i) prepay, redeem, retire, refund or otherwise extinguish any of the Assumed Indebtedness.

            5.2 Negotiations. Neither Citizens nor any Person controlled by Citizens or under common control with Citizens (each such person being a "Section 5.2 Affiliate"), nor any

                                                                      California

officer, director, employee, representative or agent of Citizens or any of their
Section 5.2 Affiliates, shall, directly or indirectly, solicit or initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into an agreement with any Person or group of Persons (other than Parent, Buyer or any Person controlled by Parent or Buyer or under common control with Parent, Buyer or any Persons providing financing to the parties hereto in connection with facilitating the consummation of the transactions contemplated by this Agreement) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) that would result in the transfer to any such Person or group of Persons of ten percent (10%) of the Acquired Assets (as measured by net book value of such assets on the date of each such transaction) or the acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) involving the Seller Parties, if such acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) would be inconsistent, in any respect, with the obligations of the Seller Parties hereunder (any of the foregoing transactions, a "Competing Transaction").

            5.3 Disclosure Schedules. As promptly as practicable, the Seller Parties will provide Buyer with a supplement or amendment to the Disclosure Schedules with respect to any matter, condition or occurrence which is required to be set forth or described in the Disclosure Schedules. For the avoidance of doubt, a matter, condition or occurrence shall only be "required" to be set forth or described in the Disclosure Schedules if the failure to be so disclosed would result in a breach of the applicable representation or warranty (qualified by Material Adverse Effect where applicable) on the date hereof or on the Closing Date. In addition, Seller shall have the right at any time and from time to time prior to the Closing to supplement or amend the Disclosure Schedules. Seller may provide Disclosure Schedules with respect to any representation or warranty of this Agreement whether or not a specific schedule is referred to therein. In the event that any supplement or amendment of such Disclosure Schedules shall be provided later than five (5) business days prior to the Closing Date, the Buyer shall have the right to delay the Closing for a period of five (5) business days in order for Buyer to review such supplement or amendment. No such supplement or amendment shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to permit the Closing to occur unless Buyer specifically agrees thereto in writing. The Seller Parties shall promptly inform Buyer, and Buyer will promptly inform the Seller Parties of any fact or event which comes to their attention, the existence of which constitutes or likely will constitute a breach in any material respects of any representation or warranty in this Agreement. In addition, Parent will, within five (5) days of receipt thereof, forward to Seller (i) any title report Buyer receives from a title company with respect to the Real Estate and (ii) any written communication regarding a specific Lien or title defect affecting a specifically identified parcel of the Real Estate sent to the President, Treasurer or General Counsel of Parent or the President or Corporate Counsel of any other Buyer Party, and sent by a party other than the Seller Parties, their legal counsel, financial advisors or representatives.

                                                                      California

            5.4 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 5.8 hereof):

                  5.4.1 to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

                  5.4.2 to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                  5.4.3 to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

            5.5 Filings and Authorizations. The parties hereto will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to it or its Affiliates as may be required to consummate the terms of this Agreement, including all notifications and information to be filed or supplied pursuant to the HSR Act and with the applicable public utility commission (each, a "PUC"). Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation. Each of Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission to the PUC or which is necessary under the HSR Act. The Seller Parties, on the one hand and Buyer and Parent, on the other, shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Authority, including the PUC, the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), and shall comply promptly with any such inquiry or request. Each of Citizens, Seller, Parent and Buyer will use its reasonable efforts to obtain any clearance required under the HSR Act and from the PUC for the purchase and sale of the Acquired Assets in accordance with the terms and conditions hereof. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate any party or their respective Affiliates: (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Authority (including the PUC, the Antitrust Division and the FTC) is a party; (ii) to agree or otherwise become subject to any material limitations on
(A) the right of Buyer or its Affiliates effectively to control or operate the Business or the right of Seller or its Affiliates effectively to control or operate Citizens' other businesses, (B) the right of Buyer or its Affiliates to acquire or hold the Business or the right of Seller or its Affiliates to hold the Excluded Assets or Citizens' other businesses, or (C) the right of Buyer to exercise full rights of ownership of the Business or all or any material portion of the Acquired Assets

                                                                      California

or the right of Citizens to exercise full rights of ownership of Citizens' other businesses or all or any material portion of the Excluded Assets; or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Citizens, Seller, Parent, Buyer, any Affiliate of Buyer or the Business. The parties agree that no representation, warranty or covenant of Buyer, Parent, or Citizens contained in this Agreement shall be breached or deemed breached as a result of the failure by Parent and Buyer on the one hand or the Seller Parties, on the other, to take any of the actions specified in the preceding sentence.

            5.6 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law (in which case the parties shall make reasonable efforts to consult with each other prior to such required announcement).

            5.7 Further Assurances. Each of Citizens, Parent, Buyer and Seller, from time to time after the Closing, at Buyer's or Seller's request, will execute, acknowledge and deliver to the applicable person such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Buyer or Seller, as the case may be, may reasonably require in order to transfer, in accordance with the terms and conditions of this Agreement, more effectively in Buyer or to put Buyer more fully in possession of any of the Acquired Assets or better to enable Buyer to complete, perform and discharge any of the Assumed Liabilities. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            5.8 Cooperation.

                  5.8.1 Parent, Buyer, Citizens and Seller shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Seller to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

                  5.8.2 Without limiting the foregoing, neither Parent and Buyer, nor Citizens and Seller (nor any of their respective Affiliates) shall make any filings pursuant to federal or state securities laws ("Securities Filings") or make any consent solicitations to holders of Assumed Indebtedness which include any information about Seller, Buyer (or their respective Affiliates) or the transactions contemplated hereby without consulting with the other party and providing the other party a reasonable opportunity to review and comment on such information, it being understood and agreed that any party may so disclose such information in its reasonable judgment to the extent such party's counsel advises it that such disclosure is advisable under applicable law. Each of Parent,


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                                                                      California

Buyer, Citizens and Seller shall, and shall cause their respective Affiliates to, comply with all applicable federal and state securities laws in connection with this Agreement and the transactions contemplated hereby (including any solicitation of consents of holders of Assumed Indebtedness), and all information supplied by any party for inclusion in any Securities Filing or consent solicitation, including, without limitation, any proxy or information statement, or any registration statement on Form S-4 shall be true and correct in all material respect and shall not contain any untrue statement of a material fact or omit to state any material fact which is required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  5.8.3 During the first 90 days after the Closing Date (180 days for Trademarks on tanks), Buyer shall have the right to use all of the logos, trademarks and trade identification of Seller as are located at the Real Estate or on the Acquired Assets (collectively, the "Trademarks"). Buyer's use of the Trademarks shall be in accordance with such reasonable quality control standards as may be promulgated by Seller and provided to Buyer. If Seller shall notify Buyer in writing of Buyer's material failure to comply with such reasonable quality control standards and Buyer continues to not comply with such reasonable quality control standards for more than 20 days after receipt of such notice, Seller shall have the right to terminate Buyer's right under this
Section 5.8.3 to use the Trademarks.

                  5.8.4 Seller shall give Buyer and its representatives (including Buyer's Accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of Seller to the extent relating to the Business and the Acquired Assets, and shall cause its officers, employees, agents and representatives to furnish to Buyer all documents, records and information (and copies thereof), to the extent relating to the Business and the Acquired Assets, as Buyer may reasonably request. Except to the extent disclosed in the Disclosure Schedules in accordance with Sections
5.3 and 8.4, no investigation or receipt of information by Buyer pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller Parties under this Agreement or the conditions to the obligations of Parent or Buyer under this Agreement. All information provided to Buyer under this Agreement shall be held subject to the terms and conditions of the Confidentiality Agreement dated August 2, 1999 between Citizens and Parent.

            5.9 Employees; Employee Benefits.

                  5.9.1 Schedule 5.9.1 lists divisions and the number of all salaried and hourly employees actively employed (as of the date of this Agreement) in each division by Seller or any of its Affiliates whose primary responsibilities relate to the Business. Schedule 5.9.1 lists job classifications and number of employees in each job classification of those employees whose terms and conditions of employment are subject to the Collective Bargaining Agreement ("Union Employees"). All individuals referred to on
Schedule 5.9.1 are herein referred to as the


                                       40
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                                                                      California

"Employees." No later than March 1, 2000, Buyer and Seller shall determine the number of Employees to whom Buyer will offer employment, which number shall be at least equal to 250 (when combined with offers made by Buyer or Affiliates of Buyer to employees of Affiliates of Seller in connection with the Related Purchase Agreements) (the "Base Number"), and such additional number of Employees, if any, whom Buyer also wishes to employ. Upon determination of such Employees, Seller will supplement Schedule 5.9.1 with the name, job title, unused vacation, current base salary or hourly wage, date of hire and assigned location of each Transferred Employee (as that term is defined below). At the Closing, Seller shall provide an updated Schedule 5.9.1 which shall disclose all the information required under the preceding sentence as of the most recent practicable date prior to Closing.

                  5.9.2 Effective as of the Closing, Buyer shall offer employment to at least the Base Number of those employees included on Schedule
5.9.1. All Employees to whom Buyer offers employment and who accept such employment are herein referred to as the "Transferred Employees." In the event any Employees do not accept Buyer's offer of employment, Buyer shall offer employment to such additional employees (the identity of whom shall be determined by Buyer and Seller) as are necessary to bring the total number of Transferred Employees to the Base Number. Subject to the provisions of this
Section 5.9 and Section 5.12, Buyer shall provide each Transferred Employee with base compensation at least equal to that provided by Seller on the Closing Date, and employee benefits which are substantially comparable to those provided by Buyer to its other similarly situated employees. Except as otherwise provided under the terms of any assumed collective bargaining agreement and under terms of Section 5.12, Buyer shall provide each Union Transferred Employee with compensation at least equal to that provided by Seller immediately prior to the Closing Date and with the benefits provided to Buyer's similarly situated collectively bargained employees. On and after the Closing Date, Buyer shall assume Seller's obligations under, and be bound by the provisions of, the collective bargaining agreement between Citizens Utilities Company of California, Sacramento District, and International Union of Operating Engineers Stationary Local No. 39, AFL-CIO (the "California Union"), dated March 4, 1997 (the "California Agreement"), to the extent of provisions covering Transferred Employees, as in effect on the date of this Agreement. With respect to any amendment, extension, or renegotiation of the California Agreement, the contract as so amended, extended or renegotiated will be assumed if, but only if, (i) in connection with such amendment, extension or renegotiation, the California Union agrees to substitute for Seller's employee pension plan (to the extent required to be provided under the California Agreement) Parents' employee pension plan, and (ii) the other terms and conditions of the collective bargaining agreement pertaining to the Transferred Employees on the Closing Date are substantially identical to the terms and conditions of the Collective Bargaining Agreement as in effect on the date of this Agreement. Each collective bargaining agreement pertaining to Transferred Employees shall be identified on a Schedule 5.9.2 to be prepared by Seller and submitted to Buyer on or before the Closing Date. Seller shall cooperate with Buyer in Buyer's efforts to contact the unions representing Transferred Employees. Buyer agrees (i) to credit the service of each Transferred Employee with Seller and its Affiliates before the Closing, for all purposes under all employee benefit plans and arrangements maintained by Buyer (and/or any of its Affiliates) for the


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                                                                      California

benefit of any Transferred Employee (including without limitation for purposes of attainment of retirement dates and payment of optional forms of benefits), other than for purposes of benefit accrual under any "defined benefit plan", within the meaning of Section 3(35) of ERISA, (ii) to provide accrued vacation to Transferred Employees in the year in which the Closing occurs, equal to the excess, if any, of the accrued vacation to which the Transferred Employee would otherwise be entitled under Seller's vacation plan during that year over the amount of accrued vacation the Transferred Employee had taken during that year, and, thereafter, to provide vacation to Transferred Employees on the same basis as provided to similarly situated employees of Buyer, with service credit as provided in (i) hereof, (iii) to provide severance benefits to Transferred Employees terminated by Buyer that are substantially comparable to those benefits provided by Buyer to similarly situated employees, and (iv) to comply with all applicable legal requirements with respect to Union Employees (including without limitation any applicable duty to bargain with those employees' bargaining representative). Buyer shall be responsible for providing to each Transferred Employee vacation in an amount equal to the Transferred Employee's vacation entitlement for the year of Closing reduced by the number of vacation days such Transferred Employee has taken on or before Closing. Nothing in this Section 5.9 shall limit Buyer's authority to terminate the employment of any Transferred Employee at any time and for whatever reason. Until the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall directly or indirectly solicit or offer employment to any Transferred Employee then employed by Buyer or its Affiliates.

                  5.9.3 Except as specifically provided in Sections 5.9 and 5.12, Seller shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) related to compensation or employee benefits incurred by Buyer as the result of any claims against Buyer or its Affiliates that are made by any Employees or Former Employees (or the Beneficiary of any Employee or Former Employee) who are not made offers to become employees of Buyer or its Affiliates including, without limitation, claims asserted against Buyer as a result of their termination by Seller or its Affiliates.

                  5.9.4 Seller shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation claims or the benefits provided under the Benefit Plans, whether paid before or after the Closing) owed to any Transferred Employee or the Beneficiary of any Transferred Employee or any Water Sector Retiree or the Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Seller or any of its Affiliates and such Transferred Employee or Beneficiary or (ii) any benefit claim or expense (including medical expenses) incurred before Closing under any Benefit Plan. For purposes of this Agreement, a medical expense shall be deemed to be incurred when the services giving rise to a claim are rendered, regardless of when billed or paid. Without limiting the foregoing, Seller shall be responsible for the payment of any employee benefits that become due to any Transferred Employees as a result of their termination by Seller.


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                                                                      California

                  5.9.5 Except as otherwise specifically provided in Section 5.9, 5.11 or 5.12, Buyer shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation, claims or the benefits provided under any employee benefit plan or arrangement of Buyer incurred after Closing) owed to any Transferred Employee or Beneficiary of any Transferred Employee or any Water Sector Retiree or Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Buyer or any of its Affiliates and any Transferred Employee or (ii) any benefit claim or expense (including medical expense) incurred after Closing under any employee benefit plan sponsored or contributed to by Buyer or an ERISA Affiliate after Closing. Notwithstanding the foregoing, Buyer shall not be responsible for the payment of any employee benefits that become due to any Transferred Employees under any Benefit Plan (other than the Assumed Benefit Liabilities).

                  5.9.6 Buyer agrees to reimburse Seller for its proportionate share (as defined below) of any amount in excess of $1,000,000 paid by Seller as severance under Citizens' severance plan as in effect on the date hereof to any Employees (when such amount paid by Seller is aggregated with amounts paid by Citizens to other employees as referenced in Section 5.9.6 of the Related Purchase Agreements) provided (i) Buyer does not hire such Employees in accordance with the provisions of Sections 5.9, 5.11 and 5.12 and (ii) Seller provides notice to those Employees on or before the Closing Date to the effect that their employment will be terminated on or shortly after the Closing Date. Buyer will pay such reimbursement to Citizens within 5 days after receipt of a list of the Employees showing which are entitled to severance pay, the amounts of that severance pay and certifying that those amounts have been paid. The Buyer's "proportionate share" means the amount obtained by multiplying the amount in excess of $1,000,000 by a fraction, the numerator of which is the amount of severance paid by Seller to Employees under Section 5.9.6 of this Agreement and the denominator of which is the sum of (i) the amount paid by Seller to Employees under Section 5.9.6 of this Agreement and (ii) the aggregate amount paid by Citizens under Section 5.9.6 of each of the Related Purchase Agreements.

                  5.9.7 Until the second anniversary of the Closing Date, Buyer shall not directly or indirectly solicit or offer employment to any active employee of Seller, other than the Transferred Employees.

            5.10 Employee Pension Plan.

                  5.10.1 At least fifteen days prior to the Closing Date, Seller shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens Pension Plan ("Seller's Pension Plan" or "Citizens Pension Plan"). Seller shall retain liability and related assets for benefits accrued through the Closing Date by Transferred Employees under Seller's Pension Plan.


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                                                                      California

                  5.10.2 As of the Closing Date except as may be required under the California Agreement, Transferred Employees shall be covered under the American Pension Plan, and shall be given credit for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, subsidized benefits, and entitlement to optional forms of payment, but not for accrual of benefits.

            5.11 Employee Savings Plan.

                  5.11.1 Effective upon the date of the transfer described in
Section 5.11.2, subject to the terms and conditions of this Agreement, Parent shall cause the Savings Plan for Employees of American Water Works Company, Inc. (the "American Savings Plan") to assume the liability of the Seller's 401(k) Plan for the account balances of those Transferred Employees participating in the Seller's 401(k) Plan on the Closing Date (the "Affected Participants") that are transferred to the American Savings Plan. As of the Closing Date, Affected Participants shall be 100% vested in their account balances under the Seller's 401(k) Plan. Transferred Employees shall be given credit under the American Savings Plan for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, contribution levels and optional forms of benefit payment, to the same extent that credit for such service has been given by Seller and its Affiliates.

                  5.11.2 Buyer shall deliver to Seller as soon as practicable, but in no event later than ninety (90) days after Closing (i) a certified copy of the American Savings Plan and any amendment necessary to effectuate the transfer of assets and the assumption of account balances in accordance with this Section 5.11, (ii) a certified copy of the trust agreement for the American Savings Plan; (iii) the most recent favorable determination letter from the IRS with respect to the American Savings Plan; and (iv) an opinion from Buyer's legal counsel acceptable to Seller that the American Savings Plan, as so amended, complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of, and the transfer of assets and assumption of benefit liabilities by, the American Savings Plan. Seller shall deliver to Buyer as soon as practicable, but in no event later than ninety (90) days after Closing, an opinion from Seller's legal counsel acceptable to Buyer that the Seller's 401(k) Plan complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of the Seller's 401(k) Plan, and the transfer of assets to, and assumptions of benefit limitations by, the American Savings Plan. As soon as practicable, but in any event within 120 days after Closing, Seller shall cause the trustee of the Seller's 401(k) Plan to transfer in cash and promissory notes representing outstanding loans to Affected Participants to the trustee of the American Savings Plan an amount equal to the sum of the account balances of the Transferred Employees (the "Transferred Accounts") calculated as of the most recent valuation date under the Seller's 401(k) Plan (which shall, in any event, be within thirty (30) days of the transfer). Both the Seller Parties and Buyer will file any IRS Form 5310A that is required with respect to the transfer contemplated by this Section 5.11 date at least 30 days prior to the transfer. Upon the transfer described in this Section 5.11, Buyer and the American Savings Plan shall be responsible for all benefits attributable to the Transferred Accounts to which

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                                                                      California

Transferred Employees were entitled under the Seller's 401(k) Plan as of such date, and Seller and the Seller's 401(k) Plan shall cease to have any liability, contingent or otherwise, for such benefits.

            5.12 Welfare Benefits.

                  5.12.1 Within sixty (60) days after the Closing, Seller agrees to transfer to trusts established by Buyer under Section 501(c)(9) of the Code ("Buyer's VEBAs") the amount held under any trust established by Seller under
Section 501(c)(9) of the Code ("Seller's VEBAs") to fund post-retirement health care and life insurance benefits attributable to the Business, including Former Employees identified on Schedule 5.12 (the "Water Sector Retirees") and any "grandfathered" Transferred Employees as set forth on Schedule 5.12. Buyer agrees to provide post-retirement health care and life insurance benefits to the Water Sector Retirees and, as applicable, Transferred Employees who become eligible for such benefits after Closing and further agrees that Buyer's VEBAs will apply an amount at least equal to the sum of the assets (and earnings thereon calculated at the rate of return generated by Buyer's VEBAs) transferred from Seller's VEBAs to provide post-retirement health care and life insurance benefits for such employees. Upon Closing, Buyer shall be responsible for all obligations of the Seller Parties to provide post-retirement health care and life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing and the Seller Parties shall cease to have any liability, contingent or otherwise, for such benefits. In consideration of such transfer, Buyer agrees not to terminate or materially modify those post-retirement health and life benefit provisions applicable to such grandfathered Transferred Employees and Water Sector Retirees as such provisions are in effect immediately prior to the Closing Date.

                  5.12.2 Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer provides medical, health, dental, flexible spending account, accident, life, short-term disability, long-term disability and other employee welfare benefits (including retiree medical benefits) to Transferred Employees that, in the case of Non-Union Transferred Employees and Union Transferred Employees are substantially similar to those benefits provided by Buyer under its corresponding welfare benefit plans (the "Buyer's Welfare Plans"). For purposes of determining eligibility to participate, and entitlement to benefits, in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions, waiting periods, and requirements for evidence of insurability under the Buyer Welfare Plans shall be waived in Buyer's Welfare Plans for Transferred Employees and retirees of the Water Sector and their respective Beneficiaries, and Transferred Employees and retirees of the Water Sector and their respective Beneficiaries shall receive credit under the Buyer Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees and retirees of the Water Sector and their respective Beneficiaries who had credited service under

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                                                                      California

a Seller Welfare Plan, together with each such individual's service, copayment, deductible and out-of-pocket payment amounts under such plan.

                  5.12.3 Seller shall transfer to Buyer's flexible benefits plan any balances standing to the credit of Transferred Employees under Seller's flexible benefits plan as of the Closing Date. Seller shall provide to Buyer prior to the Closing Date a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with their elections made prior to the Closing Date with respect to such Account, and balances standing to their credit as of the Closing Date.

            5.13 Taxes. The Seller Parties, on the one hand, and Parent and Buyer, on the other, shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes; (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

            5.14 Intentionally Omitted.

            5.15 Citizens' Guarantees and Surety Instruments. Each of Parent and Buyer shall use its reasonable efforts to assist Citizens in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed on Schedule 5.15. For purposes of this Section 5.15 and
Section 5.16, reasonable efforts: (a) shall include Parent's or Buyer's assumption of the Assumed Indebtedness, the Contracts and the Permits on the terms set forth in this Agreement; (b) shall include an obligation on the part of Parent or Buyer to provide a guarantee, letter of credit, bond or other required surety instrument at Closing to the extent required by any Contract or Permit and in general to provide an equivalent surety instrument to be substituted for any surety instrument provided by Citizens to any beneficiary in connection with the Business; and (c) shall include the obligation of Buyer to provide a debt obligation relating to the California Water Debt satisfactory to the lender in replacement of and in substitution for the obligations of Citizens Utilities Company of California to such lender under the California Water Debt, all to enable Buyer to assume the California Water Debt.

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                                                                      California

            5.16 Assumption of Seller Debt. Each of Buyer and Parent shall use its reasonable efforts (as defined in Section 5.15) to assist Seller in obtaining all consents and opinions and taking such other actions as may be required to enable Buyer or Parent, as the case may be, to assume at the Closing all of Seller's liabilities and obligations under the Assumed Indebtedness to the extent provided in Section 2.3.

            5.17 Schedule of Permits. No later than March 13, 2000, Citizens shall deliver to Buyer a schedule, to be identified as Schedule 5.17, which sets forth all material Permits required for the use of the Acquired Assets and the operation of the Business by Buyer substantially in the manner as it was conducted prior to the date hereof. For purposes of this Section 5.17, material Permits shall include those required for the service of all utility customers at substantially the same service levels as provided by Seller on the date of this Agreement. All Permits listed on Schedule 5.17 that are required to be listed on
Schedule 3.3 or Schedule 3.9 shall be so designated. Seller has made or will make prior to the Closing Date timely applications for renewals of all such Permits listed on Schedule 5.17, which under applicable law must be filed prior to the Closing Date to maintain the Permits listed on Schedule 5.17 in full force and effect.

            5.18 Title Information. No later than March 13, 2000, Seller shall use its reasonable efforts to deliver to Buyer true, correct and complete copies of all existing title policies, surveys, leases, deeds, instruments and agreements relating to title to the Real Estate in Seller's possession.

            5.19 Transaction with Related Parties. Effective as of the Closing Date, except as otherwise provided in Sections 5.9 through 5.12, 5.15, 5.26,
5.27 and 2.7.1(j) of this Agreement, Seller shall have terminated and canceled all contracts, commitments and agreements (including employment relationships) relating to the Acquired Assets or the Business, between Seller, any Affiliate of Seller (including Citizens), any officer or director of any Seller Party, or any Affiliate of the foregoing. Seller shall be solely liable for any contractual or other claims, express or implied arising out of the termination and cancellation of any of the foregoing raised by any party thereto.

            5.20 Approval by Citizens. Citizens shall, as the sole owner of common stock of each other Seller Party, vote all of such shares of common stock to approve this Agreement and the transactions contemplated hereby.

            5.21 Supplemental Information.

                  5.21.1 Citizens shall provide Buyer, within fifteen (15) days after the execution or the date of receipt thereof, a copy of (a) each Contract (other than with respect to which the Business' total annual liability or expense is less than $100,000 per such Contract) entered into by Seller after the date hereof and prior to the Closing Date; (b) a copy of any written notice for assessments for public improvements against the Real Estate received after the date hereof and prior to the Closing Date; (c) a copy of the filing of any condemnation, expropriation, eminent domain

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                                                                      California

or similar proceeding affecting all or any portion of any of the Real Estate received after the date hereof but prior to the Closing Date; and (d) a copy of any Contract where Seller is a lessee relating to the use or occupancy of the Real Estate and where such Contract involves annual payments in excess of $100,000 entered into by Seller after the date hereof and prior to the Closing Date.

                  5.21.2 Within fifteen (15) days after the receipt of notice of violation, Citizens shall notify Buyer of any violations of state or federal drinking water standards which, if such violations existed on the date hereof, would be required to be disclosed pursuant to Section 3.8.10 hereof, and shall promptly notify Buyer of the actions proposed to be taken by Seller to correct or otherwise respond to such violations.

            5.22 Non-Competition. The Seller Parties agree that for a period of fifteen (15) years after the Closing Date no Seller Party nor any Affiliate of a Seller Party shall directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of or be otherwise connected in any substantial manner with any entity (other than Buyer and its successors and assigns) engaged in the business of storing, supplying and distributing water in the States in which Buyer acquires any Acquired Assets, whether or not such business is subject to regulation by a PUC (it being understood that the individual directors of Seller and Citizens are not Affiliates of a Seller Party).

            5.23 Intentionally Omitted.

            5.24 Intentionally Omitted.

            5.25 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that Seller may, at Seller's written election delivered to Buyer no later than five (5) days prior to the Closing Date, direct that all or a portion of the Initial Cash Payment be delivered to a "qualified intermediary" as defined in Treasury Regulation ss.1.1031(k) - (g)(4) as to enable Seller's relinquishment of the Acquired Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the Code. If Seller so elects, Buyer shall reasonably cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the Code (including any actions reasonably required to facilitate the use of a "qualified intermediary"), and Buyer agrees that Seller may assign all or part of its rights (but no obligations) under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the Code. Buyer and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement. Seller shall

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                                                                      California

indemnify and hold Buyer harmless from any cost, expense or liability arising from its cooperating under this Section 5.25.

            5.26 Transition Plan. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a transitional services team, which shall include expertise from various functional specialties associated with or involved in providing billing, payroll and other support services provided to Seller by any automated or manual process using facilities or employees that are not included among the Acquired Assets or Transferred Employees. Such team will be responsible for preparing, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan. The transition plan will set forth reasonable arrangements providing Buyer, at Buyer's sole expense, with appropriate access to Seller's relevant computer systems to allow for a full conversion of the relevant data and functionality to Buyer's systems on the Closing Date. Buyer and Seller shall use their commercially reasonable efforts to cause their representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan no later than 60 days prior to the Closing Date.

            5.27 Procedures regarding Refunds of Advances. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a working group of appropriate subject matter experts to determine the appropriate obligations of Parent and Buyer regarding notification and the provision of other accurate and timely data to Citizens to enable Citizens timely and accurately to satisfy the refund obligations described in Section 2.3.3(b). Such working group will be responsible for preparing a comprehensive agreement no later than March 13, 2000, which agreement shall be executed by the parties at Closing. Among other arrangements, the parties would require that the customers and developers owed refunds provide joint notices to Buyer and Citizens.

            5.28 Title Insurance. Prior to Closing, Seller shall cooperate with Buyer and use commercially reasonable efforts to assist Buyer if Buyer desires to obtain ALTA title insurance commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies (collectively, the "Title Company"), committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment) to issuing ALTA (or its local equivalent) form of title insurance policies insuring good, valid, indefeasible fee simple title to the Real Estate in Buyer, in all cases, at Buyer's sole expense and in the respective amounts that Buyer requests prior to Closing, subject to no Liens or other exceptions to title other than Permitted Exceptions (collectively the "Title Policies"). On or prior to the Closing Date, Seller shall execute and deliver, or cause to be executed and delivered, to the Title Company, at no cost to Seller, any customary affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of the Title Commitments or the Title Policies; provided that such efforts and Buyers' request for Title


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                                                                      California

Policies or Title Commitments shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                        CONDITIONS PRECEDENT; TERMINATION

            6.1 Conditions Precedent to Obligations of Buyer and Parent. The obligations of Buyer and Parent to cause the purchase of the Acquired Assets and the assumption of the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer and Parent in their sole discretion):

                  6.1.1 Performance of Agreements; Representations and Warranties. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except Section 3.25), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso); and provided further, that the representation and warranty set forth in Section 3.5.1 shall be deemed to be true and correct on and as of the Closing Date if any Material Adverse Effect that may have arisen or occurred between the execution date of this Agreement and the Closing Date shall have been cured or remedied such that such Material Adverse Effect is not continuing as of the Closing Date. Buyer shall have been furnished with a certificate of the Chief Financial Officer or other Vice President of Citizens dated the Closing Date, certifying to the foregoing.

                  6.1.2 Opinion of Counsel. Buyer shall have received from L. Russell Mitten II, Vice President and General Counsel of Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Exhibit E hereto.

                  6.1.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.


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                                                                      California

                  6.1.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby, and such order shall not contain any restrictions or conditions (other than those in effect on the date hereof or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Seller be continued following the transactions contemplated hereby) which would have a Material Adverse Effect or a material adverse effect on any other regulated business of Buyer in the state in which the PUC has jurisdiction, and such order shall be final and unappealable; Seller shall have obtained all statutory, regulatory and other consents and approvals which are required in order to consummate the transactions contemplated hereby and to permit Buyer to conduct the Business in the manner contemplated by Section 3.25 hereof other than those the failure of which to obtain would not have a Material Adverse Effect and other than with respect to the assumption of the California Water Debt. Seller shall have also obtained (i) all consents and legal opinions required to enable Seller to sell the Acquired Assets to Buyer at the Closing, free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture) and (ii) all consents required under Contracts and Permits relating to Seller's water appropriation and flowage rights to the extent reasonably sufficient to enable Buyer to service the customers of the Business and to service future commitments under such Contracts.

                  6.1.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Buyer's ownership of all or any material portion of the Acquired Assets, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which would reasonably be expected to materially limit or materially adversely affect Buyer's ownership of the Acquired Assets.

                  6.1.6 Documents. Seller and Citizens shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.7 hereof and shall have made arrangements reasonably satisfactory to Buyer to deliver to Buyer as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the Business.

                  6.1.7 Related Closings. Buyer shall be reasonably satisfied that the consummation of each of the asset purchase and sale transactions contemplated by those certain purchase agreements described on Schedule 6.1.7 (the "Related Purchase Agreements") will occur concurrently with the Closing.

            6.2 Conditions Precedent to Obligations of Seller Parties. The obligations of the Seller Parties to cause the sale of the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Seller Parties in their sole discretion):


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                                                                      California

                  6.2.1 Performance of Agreements; Representations and Warranties. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Buyer and Parent shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except
Section 4.2), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a material adverse effect on the respective ability of Buyer and Parent to perform their obligations under this Agreement and the Transaction Documents, provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso). Seller shall have been furnished with a certificate of the President or Vice President of Parent and Buyer, dated the Closing Date, certifying to the foregoing.

                  6.2.2 Opinion of Counsel. Seller shall have received from Dechert Price & Rhoads, counsel to Parent and Buyer, an opinion dated the Closing Date, in form and substance satisfactory to Seller, to the effect set forth in Exhibit F hereto.

                  6.2.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.2.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby and such order shall not contain any restrictions or conditions which would have a material adverse effect on Seller's business activities in the State in which the PUC has jurisdiction or any significant adverse effect on Citizens' acquisition and divestiture activities in that State (including divestiture of the Acquired Assets), and such order shall be final and unappealable; Seller shall have obtained all statutory and regulatory consents and approvals which are required in order to consummate the transactions contemplated hereby, other than those the failure of which to obtain would not have a material adverse effect on the Seller after the Closing. Seller shall have obtained (i) all consents and legal opinions required to enable Seller to sell the Acquired Assets to Buyer at the Closing, free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture), and (ii) all other consents required or advisable in order for Seller to transfer Acquired Assets without incurring material liability under any Contract, Permit or Real Estate instrument.


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

                                                                      California

                  6.2.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Seller's ownership of all or any material portion of its properties, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which could reasonably be expected to materially limit or materially adversely affect Seller's ownership of any of its properties.

                  6.2.6 Documents. Parent and Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Sections 2.7 and 5.27, and shall have taken such actions as Seller may have requested pursuant to Section
5.25 hereof.

                  6.2.7 Related Closings. Seller shall be reasonably satisfied that the consummation of each of the Related Purchase Agreements will occur concurrently with Closing.

            6.3 Termination. This Agreement may be terminated at anytime prior to the Closing Date:

                  6.3.1 by mutual written consent of the Seller Parties, Buyer and Parent;

                  6.3.2 by any of the Seller Parties, Parent or Buyer if: (i) any governmental or regulatory body the consent of which is a condition to the obligations of the Seller Parties, Parent and Buyer to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable; or (iii) the Closing shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 6.3.2(iii) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred by such date because the conditions precedent to Closing set forth in the first sentence of
Section 6.1.4 and the first sentence of Section 6.2.4 have not been fulfilled, then such date shall be automatically extended to September 30, 2001; or

                  6.3.3 If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.3, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.6 relating to publicity, Sections 3.24 and 4.6 relating to brokerage and Section 7.1 relating to expenses. Nothing in this Section 6.3 shall be deemed to release either party from any liability for any willful breach by such party of the terms and provisions of this Agreement.


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                                                                      California

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

            7.1 Certain Taxes and Expenses. Citizens shall be solely responsible for all state and local sales, use, transfer, real property transfer and other similar taxes, fees and charges that are calculated based on the value of the Acquired Assets being transferred arising from and with respect to the sale and purchase of the Acquired Assets and Buyer shall be solely responsible for all transfer, registration, documentary stamp, recording and other similar fees and charges arising from and with respect to the transfer and recording of title documentation relating to the Acquired Assets. Parent shall be responsible for all costs and expenses relating to the assumption by or assignment to Parent or Buyer of the Assumed Indebtedness. Except as otherwise provided in this Agreement, each of the parties hereto shall each bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

            7.2 Maintenance of Books and Records. The Seller Parties, on the one hand, and Buyer and Parent, on the other hand, shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets or the Assumed Liabilities or the conduct of the Business (whether in the possession of the Seller Parties or Buyer or Parent). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

            7.3 Survival.

                  7.3.1 Subject to this Section 7.3, Section 7.4.2(g) and
Section 7.4.2(j), all representations, warranties, covenants and agreements contained in this Agreement or the Transaction Documents shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing:

                        (a) the covenants contained in Sections 5.1, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the related indemnity obligations contained in Section 7.4 shall terminate


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                                                                      California

on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (b) the covenants contained in Section 5.2 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date;

                        (c) the representations and warranties contained in Sections 3.12 and 3.16 and the related indemnity obligations contained in
Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought following the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                        (d) the representations and warranties contained in
Section 3.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (e) the representations and warranties contained in
Section 3.10 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (f) the representations and warranties contained in
Section 3.7 and 3.17 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (g) the representations and warranties contained in Sections 3.3, 3.5, 3.6, 3.8, 3.9 and 3.25 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (h) the representations and warranties contained in
Section 3.11 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (i) the representations and warranties contained in
Section 4.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (j) the representations and warranties contained in Sections 4.3 and 4.4 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                                                                      California

                        (k) the representations and warranties contained in
Section 4.5 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date; and

                        (l) all other representations and warranties contained in this Agreement and the related indemnity obligations contained in Section 7.4 shall terminate on and no further action or claim with respect thereto may be brought after, the second anniversary of the Closing Date;

                        (m) such representations and warranties specified in the foregoing clauses (c) through (k), and the covenants contained in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the relevant anniversary of the Closing Date or the 30th day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be. If any claim for indemnification is asserted or could be asserted with respect to a breach or asserted breach of Section 3.17 (Undisclosed Liabilities) and the Buyer or Parent is also entitled to indemnification in respect of that claim for breach or asserted breach of any other representation or warranty in this Agreement for which there is a shorter survival period, such shorter period will apply to such claim except to the extent that such claim is a product liability, toxic tort or similar claim (as described in Section 2.3.3(a)) brought by a private party litigant.

                  7.3.2 No claim for indemnity under Section 7.4 shall be brought or made by Buyer or Parent pursuant to Sections 7.4.1(a)(B) or 7.4.1(a)(C):

                        (a) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), for any action or claim with respect to the Pre-Existing Conditions;

                        (b) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), with respect to the presence of Hazardous Substances at any locations other than the Real Estate; and

                        (c) after the third anniversary of the Closing Date, for any action or claim with respect to any other Retained Liability;

      Provided, however, that the foregoing time limitations shall not apply to any such claims which have been the subject of a written notice from Parent and/or Buyer to the Seller Parties prior to such period setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims; and, provided, further, that the foregoing

                                                                      California

time limitations shall also not apply to any such claims: (u) with respect to Taxes; (v) with respect to any liability of the types that appear as "Trade Payables" or "Other Current and Accrued Liabilities" (other than liabilities arising after the Closing Date and relating to the California Water Debt) on the financial statements of Seller; (w) not exclusively related to the Acquired Assets or not exclusively related to the Business; and (x) with respect to any of the matters discussed in Section 3.16 hereof.

      For purposes of Sections 7.3.2(a) and (b), a "Change of Control of Citizens" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), other than an underwriter engaged in a firm commitment underwriting on behalf of Citizens, is or becomes the beneficial owner (as such term is used in Rule 13D-3 and 13D-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding shares of common stock of the Company; (ii) all or substantially all of Citizens' and its Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any person or group of persons acting in concert; (iii) Citizens is merged or consolidated with any other person, whether or not Citizens is the surviving corporation in such merger or consolidation; or (iv) Citizens is liquidated or dissolved or adopts a plan of liquidation.

            7.4 Indemnification. Seller, Parent and Buyer agree as follows:

                  7.4.1 General Indemnification Obligations.

                        (a) Seller shall indemnify Buyer and its directors, officers and other Affiliates (including Parent) and hold Buyer and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by the Seller Parties in this Agreement or in any document or certificate required to be furnished to Buyer by any of the Seller Parties pursuant to this Agreement (including the Transaction Documents); (B) subject to
Section 7.3.2, any Excluded Assets or Retained Liabilities; and (C) subject to
Section 7.3.2, the ownership, operation or use of any of the businesses or assets of the Seller Parties or their Affiliates (other than the Business and the Acquired Assets) whether before, on or after the Closing Date.

                        (b) Buyer and Parent shall indemnify Seller, and their directors, officers and other Affiliates (including Citizens) and hold Seller and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement or in any document or certificate required to be furnished to Seller by Parent or Buyer pursuant to this Agreement (including the Transaction Documents); (B) any Assumed Liabilities after the Closing Date, including the Assumed Indebtedness; (C) the ownership, operation or use of the Business or

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                                                                      California

the Acquired Assets after the Closing Date (except to the extent resulting from Retained Liabilities or to the extent resulting from breaches by the Seller Parties of representations, warranties, covenants or agreements hereunder or in the other Transaction Documents); and (D) any claim by a Transferred Employee or a Former Employee referred to on Schedule 5.12 or the Beneficiary of any such employee or former employee for post-retirement health care or life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing.

                        (c) For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, obligations, damages (including any governmental penalty or punitive damages assessed or asserted against the party seeking indemnification and including costs of investigation, clean-up and remediation), deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and reasonable expenses (including reasonable attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, incident to the successful enforcement of this Agreement). For purposes of this Section 7.4, the determination of whether any breach of any representation, covenant or agreement has occurred, and the calculation of the amount of Damages incurred by the Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement by any party hereto, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded, provided that no such breach shall be found to have occurred due to facts or circumstances arising from an occurrence or condition described in Section 1.1.61(a). Notwithstanding the foregoing, Damages shall not include the loss of profits of the party seeking indemnification, or punitive damages unless the party seeking indemnification has had punitive damages assessed or asserted against it.

                        (d) Notwithstanding any language contained in any Transaction Document (including deeds to Real Estate and instruments delivered by Seller to the Title Company), representations and warranties as to Real Estate set forth in Section 3.10 and 3.11 will not be merged into any Transaction Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement, shall control. No provision set forth in any Transaction Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

                  7.4.2 General Indemnification Procedures.

                        (a) A party seeking indemnification pursuant to this
Section 7.4 (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party

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                                                                      California

shall have the right, exercisable by written notice to the Indemnified Party after receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, solely the Indemnifying Party shall be obligated to satisfy and discharge the Third Party Claim, (B) such Third Party Claim does not include a request or demand for injunctive or other equitable relief by an Authority and
(C) the Indemnifying Party makes reasonably adequate provision to assure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that is reasonably likely to result. The Indemnifying Party shall be deemed to have satisfied the condition set forth in clause (C) of the proceeding sentence if it is a regulated utility.

                        (b) Neither the Indemnified Party nor the Indemnifying Party shall settle any Third Party Claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                        (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

                        (d) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price.

                        (e) Subject to Section 7.4.2(f) and Section 7.4.2(i), neither Parent nor Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages incurred unless the aggregate amount of Damages incurred by Parent or Buyer (or the other Persons for which they can claim indemnification), together with all other claims for Damages under Section 7.4.2(e) of each of the Related Purchase Agreements, exceeds $6,123,000 in the aggregate (the "Threshold Amount"), in which case Seller shall then be liable for Damages in excess of the Threshold Amount. Subject to Section 7.4.2(f) and Section 7.4.2(i), the cumulative aggregate indemnity obligation of Citizens and its Affiliates under Section 7.4 of this Agreement and the Related Purchase Agreements shall not exceed $60,000,000 (the "Ceiling").

                        (f) Notwithstanding the foregoing, the parties acknowledge that Parent or Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages in respect of intentional and wilful breaches of covenants or agreements in this Agreement or any of the Retained Liabilities other than the Specified Liabilities irrespective of the Threshold Amount or the Ceiling (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful breach). As used herein, the "Specified Liabilities" shall mean the Retained Liabilities arising from claims made after the Closing

                                                                      California

Date which (i) do not relate to matters within the scope of clauses (u), (v),
(w) and (x) of Section 7.3.2; (ii) were not known to the Seller Parties on or prior to Closing; and (iii) relate exclusively to the Acquired Assets or the Business prior to the Closing Date. Notwithstanding anything to the contrary in this Section 7.4, Parent or Buyer (or the other Persons for which they can claim indemnification) shall be entitled to indemnification for Damages in respect of a breach of Section 3.2, 3.12 or 3.16 irrespective of the Threshold Amount or the Ceiling.

                        (g) The rights and remedies of Seller, Parent and Buyer under this Section 7.4 are exclusive and in lieu of any and all other rights and remedies which Seller, Parent and Buyer may have under this Agreement or otherwise for monetary relief with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Seller, Parent or Buyer in or pursuant to this Agreement or any of the Transaction Documents or (y) any breach or failure to perform any covenant or agreements set forth in this Agreement or any of the Transaction Documents.

                        (h) Except to the extent provided in Section 7.4.2(j) below, no right to indemnification under this Section 7.4 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto including, without limitation, the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

                        (i) No party shall have any liability to another party under this Section 7.4 for Damages (and no cost or expense relating to such Damages shall be included in determining the extent of Damages incurred by such party for purposes of Section 7.4.2(e)) to the extent that:

                              (A) the Indemnified Party recovers insurance
proceeds covering the Damages or otherwise recovers payments in respect of such Damages from any other source (whether in a lump sum or stream of payments); or

                              (B) the Indemnified Party's Tax liability is
actually reduced as a result of a tax benefit to which the Indemnified Party becomes entitled in respect of the Damages.

                        (j) Seller shall have no liability or obligation under this Section 7.4 for any Damages resulting from the inaccuracy or breach of any representation or warranty if such inaccuracy or breach is disclosed by Seller pursuant to and in accordance with Sections 5.3 and 8.4 hereof;

                        (k) Buyer agrees to use its commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management

                                                                      California

practices, appear likely to give rise to a claim against Buyer that is likely to involve one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Seller under this Section 7.4, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Buyer agrees that (i) if it is entitled to receive payment from Seller for Damages arising under or pursuant to a breach of the representation and warranty set forth in Section 3.10, and (ii) if Buyer has obtained title insurance which may cover the claim or matter giving rise to such Damages, then
(iii) such title insurance shall be primary coverage and Buyer will make a claim under the title insurance if such claim can be made in good faith before enforcing its right to receive payment from Seller. Buyer shall be under no obligation to obtain title insurance or prosecute such claim (other than the initial filing of such claim).

                        (l) If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Damages for which it received such indemnity payment (including insurance proceeds and other payments pursuant to Section 7.4.2(i)(A) and a tax benefit pursuant to Section 7.4.2(i)(B)) (the "Recovery"), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment;

                        (m) In the event of any indemnification claim under this
Section 7.4 involving the claim of any third party, the Indemnified Party shall cooperate fully (and shall cause its Affiliates to cooperate fully) with the Indemnifying Party in the defense of any such claim under this Section 7.4. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such claim. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  7.4.3 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

                                                                      California

            7.5 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Acquired Assets or the Business to Buyer. In addition, Seller will execute such documents and financing statements as Buyer may reasonably request from time to time to evidence transfer of the Acquired Assets to Buyer in accordance with this Agreement, including any necessary assignment of financing statements.

            7.6 Financial Statements. In connection with the preparation and filing of any registration statement or periodic report of Buyer or its Affiliates pursuant to Rule 3-05, Article 11 of Regulation S-X or other rule or regulation promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, Seller, at Buyer's expense, shall provide Buyer (a) by April 30, 2000 or within 120 days after Buyer's written request therefor if made after January 1, 2000, with the following audited financial statements: (i) a statement of net assets of the Business as of the end of the last fiscal year prior to Closing; and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business for the last fiscal year prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements), including opinions thereon of Seller's Accountants, and (b) within 90 days after Buyer's written request made therefor (provided such request is made after the end of the fiscal quarter described below), the following unaudited statements: (i) a statement of net assets of the Business as of the end of the last fiscal quarter prior to Closing (but only if such quarter is subsequent to the last fiscal year prior to Closing); and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business, for the period from the end of the last fiscal year through the end of the last fiscal quarter prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements).

            7.7 Collection of Receivables. Seller agrees that it shall promptly (and in any event no later than five (5) Business Days following receipt) deliver all such payments with respect to accounts receivable from customers of the Business received on and after the Closing Date (including but not limited to negotiable instruments tendered in payment of accounts receivable assigned to Buyer hereunder which shall be duly endorsed by Seller to the order of Buyer) to Buyer. Seller shall cooperate with Buyer in coordinating the transfer of collection agents and customers of the Business who pay their bills through the Automated Clearinghouse (ACH) process to Buyer.

                                    ARTICLE 8

                                  MISCELLANEOUS

            8.1 Construction. Parent, Buyer and the Seller Parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Parent, Buyer and the Seller Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the

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                                                                      California

authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified. The word "or" shall not be exclusive. Provisions of this Agreement shall apply, when appropriate, to successive events and transactions. Section references refer to this Agreement unless otherwise specified.

            8.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier addressed to the party at its address set forth below:

                    If to Parent:

                    American Water Works Company
                    1025 Laurel Oak Road
                    P.O. Box 1770
                    Voorhees, New Jersey  08043
                    Fax: (609) 346-8229
                    Attention: General Counsel

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax: (215) 994-2222
                    Attention: Craig Godshall, Esq.

                                                                      California

                    If to Buyer:

                    California-American Water Company
                    880 Kuhn Drive
                    Chula Vista, CA 91914
                    Fax: (619) 656-2406
                    Attention: Corporate Counsel

                    with a copy to Parent and a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax: (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to Seller:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: Robert J. DeSantis
                    Telecopier: (203) 614-4625

                    with copies to:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: L. Russell Mitten, II
                    Telecopier: (203) 614-4651

                    and

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: J. Michael Love
                    Telecopier: (203) 614-5201

                                                                      California

                    and

                    Fleischman and Walsh, L.L.P.
                    1400 Sixteenth Street, N.W.
                    Washington, D.C.  20036
                    Attention: Jeffry L. Hardin
                    Telecopier: (202) 387-3467

            8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided that Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the transactions contemplated hereby as a like-kind exchange of property covered by Section 1031 of the Code.

            8.4 Exhibits and Schedules. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly related to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section.

            8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

            8.6 Dispute Resolution. Except as otherwise provided herein, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                        (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall

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                                                                      California

not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                        (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"); provided, however, that at the election of either party, the arbitration shall take place before three (3) arbitrators, one arbitrator being selected by Parent, one arbitrator being selected by Citizen, and the third arbitrator, knowledgeable in the general subject matter of the dispute, controversy or claim, being selected by the other two arbitrators. Either party may demand such arbitration in accordance with the procedures set out in the Rules. The parties hereto shall use reasonable efforts to coordinate any arbitration commenced under this Agreement with any arbitration on the same or similar issues commenced under any of the Related Purchase Agreements so that the resolution under this Agreement and the similar issues under the Related Purchase Agreements can be resolved as expeditiously and efficiently as reasonably practicable. Reasonable efforts shall include use of a common arbitrator or panel of arbitrators where practicable. The arbitration shall take place in Newark, New Jersey. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator(s) shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator(s) shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator(s), present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator(s) shall not have the authority to award, exemplary or punitive damages. The arbitrator(s) shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' majority decision shall be binding and final. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                        (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator(s); provided, however, that if the arbitrator(s) determines that the position taken in the Dispute by the non-prevailing party taken as a whole is unreasonable, the arbitrator(s) may order the non-prevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator(s) shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator(s) and the American Arbitration Association.

                        (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 8.6 and (ii) if any party, as

                                                                      California

party of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 8.6.

            8.7 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

            8.8 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            8.9 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the other Transaction Documents, and the Confidentiality Agreement dated August 2, 1999, between Citizens and Parent, (i) together constitute the entire understanding of the parties (and their affiliates) with respect to the subject matter hereof, and any related matter, (ii) supercede all prior agreements or understandings, written or oral, entered into by any of the parties that concern the subject matter hereof and (iii) are not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

            8.10 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

            8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.\
            8.12 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                                                                      California

            8.13 Definitions. For purposes of this Agreement, references to the knowledge of the Seller Parties (including a reference to "the best of the knowledge of the Seller Parties" and similar references) shall mean the actual knowledge possessed by any of the following officers or employees of Citizens:
Chief Financial Officer, Vice President and Treasurer; President, Citizens Public Services; Vice President, Corporate Human Resources; Secretary; Vice President, Water; and the general manager of the Business.

            8.14 No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER OF THE SELLER PARTIES ARE MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, ANY SCHEDULE HERETO, THE TRANSACTION DOCUMENTS, OR ANY DOCUMENT, EXHIBIT, CERTIFICATE, INSTRUMENT OR STATEMENT TO BE DELIVERED HEREUNDER OR THEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ACQUIRED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES AND ANY COST ESTIMATES, PROJECTIONS OR PREDICTIONS OR ANY OTHER INFORMATION CONTAINED OR REFERRED TO IN OTHER MATERIALS THAT HAVE BEEN OR SHALL HEREINAFTER BE PROVIDED TO PARENT, BUYER OR ANY OF THEIR AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF ANY OF THE SELLER PARTIES.

            8.15 Construction of Certain Provisions. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

            8.16 Bulk Sales. Buyer agrees that it shall not make any filings under any tax bulk sales provisions with respect to the transactions contemplated by this Agreement.

                      [Signatures appear on following page]

                                                                      California

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                  CITIZENS UTILITIES COMPANY

                  By:___________________________________________________________
                     Robert J. DeSantis, Chief Financial Officer, Vice President and Treasurer


                  CITIZENS BUSINESS SERVICES COMPANY
                  CITIZENS RESOURCES COMPANY
                  CITIZENS UTILITIES COMPANY OF CALIFORNIA

                  By:___________________________________________________________
                     Robert J. DeSantis, Vice President


                  AMERICAN WATER WORKS COMPANY, INC.

                  By:___________________________________________________________
                  Joseph F. Hartnett, Jr., Treasurer


                     CALIFORNIA-AMERICAN WATER COMPANY

                  By:___________________________________________________________
                  Theodore Jones, Jr., President

                                                                        Illinois

                                                                EXECUTION COPY

                      ASSET AND STOCK PURCHASE AGREEMENT

                                    among

                          CITIZENS UTILITIES COMPANY
                                      AND
                            CERTAIN OF ITS AFFILIATES

                                       AND

                     AMERICAN WATER WORKS COMPANY, INC. AND
                         ILLINOIS-AMERICAN WATER COMPANY

                                   Dated as of

                                October 15, 1999

                                                                        Illinois

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE 1   DEFINITIONS......................................................1
      1.1   Certain Definitions..............................................1

ARTICLE 2   THE TRANSACTION.................................................10
      2.1   Sale and Purchase...............................................10
      2.2   Excluded Assets.................................................11
      2.3   Assumption of Certain Liabilities...............................12
      2.4   Consent of Third Parties........................................15
      2.5   Closing.........................................................16
      2.6   Purchase Price..................................................16
            2.6.1 Purchase Price............................................16
            2.6.2 Payment of Initial Cash Payment...........................16
            2.6.3 Estimated Closing Statement...............................17
            2.6.4 Post-Closing Adjustment to Purchase Price.................17
            2.6.5 Adjustment for Certain Liabilities........................19
            2.6.6 Additional Adjustment to the Purchase Price...............19
      2.7   Deliveries and Proceedings at Closing...........................19
            2.7.1 Deliveries to each of Parent and  IAWC....................19
            2.7.2 Deliveries By Parent and  IAWC to the Seller Parties......20
      2.8   Tax Allocation of Consideration.................................21
      2.9   Prorations......................................................21

ARTICLE 3   REPRESENTATIONS AND WARRANTIES  OF SELLER.......................22
      3.1   Qualification; No Interest in Other Entities....................22
      3.2   Authorization and Enforceability................................22
      3.3   No Violation of Laws or Agreements..............................23
      3.4   Financial Statements............................................23
      3.5   No Changes......................................................23
      3.6   Contracts.......................................................24
      3.7   Permits and Compliance With Laws Generally......................25
      3.8   Environmental Matters...........................................25
      3.9   Consents........................................................27
      3.10  Title...........................................................28
      3.11  Real Estate.....................................................28
      3.12  Taxes...........................................................28
      3.13  Patents and Intellectual Property Rights........................29
      3.14  Accounts Receivable.............................................29
      3.15  Labor Relations.................................................29
      3.16  Employee Benefit Plans..........................................29
      3.17  Absence of Undisclosed Liabilities..............................31
      3.18  No Pending Litigation or Proceedings............................31
      3.19  Supply of Utilities.............................................32
      3.20  Insurance.......................................................32
      3.21  Relationship with Customers.....................................32

                                                                        Illinois

      3.22  WARN Act........................................................32
      3.23  Condition of Assets.............................................32
      3.24  Brokerage.......................................................32
      3.25  All Assets......................................................33
      3.26  Year 2000 Matters...............................................33

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND IAWC...............34
      4.1   Organization and Good Standing..................................34
      4.2   Authorization and Enforceability................................34
      4.3   No Violation of Laws or Agreements..............................34
      4.4   Consents........................................................35
      4.5   Financing.......................................................35
      4.6   Brokerage.......................................................35
      4.7   Insurance.......................................................35

ARTICLE 5   ADDITIONAL COVENANTS............................................36
      5.1   Conduct of Business.............................................36
      5.2   Negotiations....................................................37
      5.3   Disclosure Schedules............................................38
      5.4   Mutual Covenants................................................38
      5.5   Filings and Authorizations......................................39
      5.6   Public Announcement.............................................39
      5.7   Further Assurances..............................................40
      5.8   Cooperation.....................................................40
      5.9   Employees; Employee Benefits....................................41
      5.10  Employee Pension Plan...........................................44
      5.11  Employee Savings Plan...........................................44
      5.12  Welfare Benefits................................................45
      5.13  Taxes...........................................................46
      5.14  Intentionally Omitted...........................................46
      5.15  Citizens' Guarantees and Surety Instruments.....................46
      5.16  Assumption of Seller Debt.......................................47
      5.17  Schedule of Permits.............................................49
      5.18  Title Information...............................................49
      5.19  Transaction with Related Parties................................49
      5.20  Approval by Citizens............................................50
      5.21  Supplemental Information........................................50
      5.22  Non-Competition.................................................50
      5.23  Intentionally Omitted...........................................50
      5.24  IDRB Obligations................................................51
      5.25  Cooperation with Respect to Like-Kind Exchange..................51
      5.26  Transition Plan.................................................52
      5.27  Procedures regarding Refunds of Advances........................52
      5.28  Title Insurance.................................................52

ARTICLE 6   CONDITIONS PRECEDENT; TERMINATION...............................53
      6.1   Conditions Precedent to Obligations of IAWC and Parent..........53

                                                                        Illinois

            6.1.1 Performance of Agreements; Representations and Warranties.53
            6.1.2 Opinion of Counsel........................................53
            6.1.3 HSR Act...................................................53
            6.1.4 Required PUC and Other Consents...........................53
            6.1.5 Injunction; Litigation....................................54
            6.1.6 Documents.................................................54
            6.1.7 Related Closings..........................................54
      6.2   Conditions Precedent to Obligations of Seller Parties...........54
            6.2.1 Performance of Agreements; Representations and Warranties.55
            6.2.2 Opinion of Counsel........................................55
            6.2.3 HSR Act...................................................55
            6.2.4 Required PUC and Other Consents...........................55
            6.2.5 Injunction; Litigation....................................56
            6.2.6 Documents.................................................56
            6.2.7 Related Closings..........................................56
      6.3   Termination.....................................................56

ARTICLE 7   CERTAIN ADDITIONAL COVENANTS....................................57
      7.1   Certain Taxes and Expenses......................................57
      7.2   Maintenance of Books and Records................................57
      7.3   Survival........................................................57
      7.4   Indemnification.................................................60
            7.4.1 General Indemnification Obligations.......................60
            7.4.2 General Indemnification Procedures........................61
            7.4.3 Indemnification for Negligence............................64
      7.5   UCC Matters.....................................................64
      7.6   Financial Statements............................................64
      7.7   Collection of Receivables.......................................65

 ARTICLE 8  MISCELLANEOUS...................................................65
      8.1   Construction....................................................65
      8.2   Notices.........................................................65
      8.3   Successors and Assigns..........................................67
      8.4   Exhibits and Schedules..........................................68
      8.5   Governing Law...................................................68
      8.6   Dispute Resolution..............................................68
      8.7   Severability....................................................69
      8.8   No Third Party Beneficiaries....................................69
      8.9   Entire Agreement................................................69
      8.10  Amendment and Waiver............................................70
      8.11  Counterparts....................................................70
      8.12  Headings........................................................70
      8.13  Definitions.....................................................70
      8.14  No Implied Representation.......................................70
      8.15  Construction of Certain Provisions..............................71
      8.16  Bulk Sales......................................................71

                                                                        Illinois

                                List of Schedules

Schedule  1.1.1(a) ..................................................Real Estate
Schedule  1.1.10 ...........................................Assumed Indebtedness
Schedule  1.1.51 .................................................IDRB Documents
Schedule  2.2.12 ................................................Excluded Assets
Schedule  2.6 ....................................................Purchase Price
Schedule  3.3 ................................No Violation of Laws or Agreements
Schedule  3.4 ..............................................Financial Statements
Schedule  3.5 ........................................................No Changes
Schedule  3.6 .........................................................Contracts
Schedule  3.7 ........................Permits and Compliance with Laws Generally
Schedule  3.8 .................................Environmental Matters - Generally
Schedule  3.8.10 ................................Compliance with Water Standards
Schedule  3.8.11 ...............................................Deed Restriction
Schedule  3.9 ..........................................Seller Parties' Consents
Schedule  3.10 ............................................................Title
Schedule  3.11 ..........................................Real Estate Proceedings
Schedule  3.12 ............................................................Taxes
Schedule  3.15 ..................................................Labor Relations
Schedule  3.16.1 .........................................Employee Benefit Plans
Schedule  3.16.4 ............................Employee Benefit Plans - Compliance
Schedule  3.16.9 ................Employee Benefit Plans - Extraordinary Benefits
Schedule  3.17 ...............................Absence of Undisclosed Liabilities
Schedule  3.18 .............................No Pending Litigation or Proceedings
Schedule  3.19 ..............................................Supply of Utilities
Schedule  3.20 ...............................................Seller's Insurance
Schedule  3.22 .........................................................WARN Act
Schedule  3.23 ..............................................Condition of Assets
Schedule  3.25 .......................................................All Assets
Schedule  3.27 ................................................Product Liability
Schedule  4.7 ..................................................IAWC's Insurance
Schedule  5.1 ...............................................Conduct of Business
Schedule  5.9.1 .......................................................Employees
Schedule  5.9.2 ................................Collective Bargaining Agreements
Schedule  5.12 .................................................Former Employees
Schedule  5.15 .............................................Citizens' Guarantees
Schedule  5.16 ..............................................Schedule of Permits
Schedule  6.1.7 .....................................Related Purchase Agreements

                                                                        Illinois

                                TABLE OF EXHIBITS

Exhibit A    -    Form of Assumption Agreement

Exhibit B    -    Form of Assignment and Bill of Sale

Exhibit C    -    Intentionally Omitted

Exhibit D    -    Form of Retained IDRB Obligations Agreement

Exhibit E    -    Form of Seller's Opinion of Counsel

Exhibit F    -    Form of Parent's and IAWC's Opinion of Counsel

                                                                        Illinois

                       ASSET AND STOCK PURCHASE AGREEMENT

      THIS IS AN ASSET AND STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October 15, 1999, by and among Citizens Utilities Company, a Delaware corporation ("Citizens"), Citizens Resources Company, a Delaware corporation ("Citizens Resources"), Citizens Utilities Company of Illinois, an Illinois corporation ("CUCI"), Citizens Business Services Company, an Illinois corporation ("CBSC"), and Citizens Lake Water Company, an Illinois corporation ("CLWC" and, together with Citizens, Citizens Resources, CUCI and CBSC, "Seller" or the "Seller Parties"), and American Water Works Company, Inc., a Delaware corporation ("Parent"), and Illinois-American Water Company, an Illinois corporation ("IAWC").

                                   Background

      1. The Seller Parties are engaged, among other things, in the business of storing, supplying, distributing and selling water to the public, wholesale water transmission, wastewater treatment, and related services and activities in the State of Illinois (the "Business").

      2. CUCI is engaged, among other things, in that part of the Business that consists of storing, supplying, distributing and selling water to the public, wastewater treatment, and related services and activities, all in the State of Illinois.

      3. Citizens owns all of the issued and outstanding shares of capital stock of CLWC (the "CLWC Stock"). CLWC is engaged in that part of the Business that consists of wholesale water transmission.

      4. CBSC and Citizens Resources own certain assets, properties and rights that relate to the Business, in whole or in part.

      5. Parent is a holding company that desires to purchase the CLWC Stock, substantially all of the assets, properties and rights of Citizens Resources relating to the Business, and those assets of CBSC that relate in part to the Business and in part to businesses being acquired under the Related Purchase Agreements (as that term is defined below).

      6. Parent also desires to cause IAWC to purchase (and IAWC desires to Purchase) substantially all of the assets, properties and rights of CUCI and those assets, properties and rights of CBSC that primarily relate to the Business.

      7. Citizens desires to sell the CLWC Stock and to cause the sale of such assets, properties and rights referred to above, on the terms and subject to the conditions set forth in this Agreement.

                                                                        Illinois

                                      Terms

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

                  1.1.1 "Acquired Assets" means, subject to Section 2.2, all of each Seller Party's right, title, and interest in, under and to all of the assets, properties and rights exclusively used in, or, in the case of Citizens Resources and CBSC, primarily related to, the Business as a going concern of every kind, nature and description existing on the Closing Date, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including all of the assets, properties and rights exclusively relating to the Business enumerated below:

                        (a) all real property described in Schedule 1.1.1(a), together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, rights of use, licenses, railroad crossing agreements, hereditaments, tenements, privileges and other appurtenances thereto or otherwise exclusively related to the Business (such as appurtenant rights in and to public streets) (the "Real Estate");

                        (b) to the extent not included in clause (a) above, all water tanks, reservoirs, water works, plant and systems, purification and filtration systems, pumping stations, pumps, wells, mains, water pipes, hydrants, equipment, machinery, vehicles, tools, dies, spare parts, materials, water supplies, fixtures and improvements, construction in progress, jigs, molds, patterns, gauges and production fixtures and other tangible personal property, in transit or otherwise, used exclusively in the Business (the "Equipment and Other Tangible Personal Property");

                        (c) notwithstanding the provisions of Section 2.2 but subject to Section 2.4, all water appropriation and flowage rights of Seller other than CLWC (it being intended that any such rights of CLWC will remain with CLWC whose stock is being acquired by Parent) to the extent not transferred to IAWC upon assignment of the Contracts and Permits to IAWC;

                        (d) all notes receivable, accounts receivable, accrued utility revenues, materials and supplies (at average cost net of reserve for obsolescence) and prepayments attributable in each case exclusively to the Business;

                                                                        Illinois

                        (e) all unamortized debt expense related to the Assumed Indebtedness, deferred capital costs, and other deferred charges (excluding deferred taxes collectable) attributable exclusively to the Business of which recovery in future rates is probable;

                        (f) Intellectual Property and goodwill, licenses and sublicenses granted and obtained with respect thereto;

                        (g) subject to Section 2.4 hereof, (i) contracts, commitments, agreements and instruments relating to the sale of any assets, services, properties, materials or products, including all customer contracts, operating contracts and distribution contracts relating exclusively to the conduct of the Business; (ii) orders, contracts, supply agreements and other agreements relating exclusively to the purchase of any assets, services, properties, materials, or products for the Business; (iii) all leases of Real Estate exclusively related to the Business; (iv) all other contracts, agreements and instruments related exclusively to the Business (other than contracts, agreements and instruments included in the definition of Real Estate or Permits); and (v) any such contracts, agreements and other instruments referred to in clauses (i) - (iv) inclusive, entered into between the date hereof and the Closing Date which are consistent with the terms of this Agreement and are entered into in the ordinary course of business consistent with past practice, and including in the case of clauses (i) - (iv) all such contracts, agreements and instruments more specifically listed or described in Schedule 3.6 (but specifically excluding any contract, agreement and instrument listed or described on Schedule 2.2.12) (the "Contracts");

                        (h) subject to Section 2.4 hereof, franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority relating exclusively to the conduct of the Business and all pending applications therefor (the "Permits");

                        (i) books, records, ledgers, files, documents (including originally executed copies of written Contracts, to the extent available, and copies to the extent not available), correspondence, Tax returns relating exclusively to the Business, memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees (to the extent such transfer is not prohibited by law), photographs, records of plant operations and materials used, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes, in each case, whether in hard copy or magnetic format, in each instance, to the extent exclusively relating to the Business, the Acquired Assets or the Transferred Employees;

                        (j) all rights or choses in action arising out of occurrences before or after the Closing Date and exclusively related to any of the Acquired Assets, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of Seller; provided, however, that (notwithstanding the foregoing provisions of this Section 1.1.1(j)), to the extent that Seller pays or discharges a liability related to the Business or any of the Acquired Assets and related to such right

                                                                        Illinois

or chose in action (whether by reason of indemnification under this Agreement or otherwise), IAWC or Parent, as the case may be, will reassign or reconvey to Seller such right or chose in action to the extent that such right or chose in action relates to a recovery of amounts paid to IAWC or Parent, as the case may be;

                        (k) all rights to insurance and condemnation proceeds
(i) to the extent relating to the damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing but only to the extent that the proceeds exceed the amount of the write-down of the net book value of such Acquired Assets on the books and records of Seller as a result of such damage, destruction, taking or other impairment, (ii) to the extent they relate to amounts paid by IAWC or Parent, as the case may be, for Damages to the extent IAWC or Parent, as the case may be, does not receive payment pursuant to Section 7.4.1(a), but only to the extent IAWC or Parent, as the case may be, is entitled to indemnification by Seller pursuant to Sections 7.3 and 7.4, and (iii) as provided in Section 4 of the agreement attached as Exhibit D hereto; and

                        (12) without limiting the foregoing, but for the avoidance of doubt, in any case, all of the assets reflected on the Interim Statement of Net Assets attached as Schedule 3.4.

      For purposes of this Agreement, "Citizens Assets" shall mean the CLWC Stock; "CUCI Assets" shall mean those Acquired Assets owned or held by CUCI; "Citizens Resources Assets"shall mean those Acquired Assets owned or held by Citizens Resources; "CBSC Assets" shall mean those Acquired Assets owned or held by CBSC; and "CLWC Assets" shall mean those Acquired Assets owned or held by CLWC. For the avoidance of doubt, the "Acquired Assets" include the Citizens Assets, CUCI Assets, CLWC Assets, Citizens Resources Assets and the CBSC Assets.

                  1.1.2 "Adjusted Net Assets" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.3 "Affected Participant" has the meaning set forth as
Section 5.11.1 hereof.

                  1.1.4 "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person.

                  1.1.5 "Agreement" has the meaning set forth in the introduction hereof.

                  1.1.6 "American Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.7 "American Savings Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.8 "Antitrust Division" has the meaning set forth in
Section 5.5 hereof.

                                                                        Illinois

                  1.1.9 "Assumed Benefit Liabilities" has the meaning set forth in Section 3.16.6 hereof.

                  1.1.10 "Assumed Indebtedness" means the liabilities and obligations from and after the Closing Date (except as set forth below) with respect to the IDRB Financings and IDRB Documents set forth on Schedule 1.1.10. For purposes of clarity, except as set forth in the next sentence below, "Assumed Indebtedness" shall not include any liability or obligation to the extent accrued prior to the Closing Date or to the extent arising out of or relating to an event, circumstance or occurrence prior to the Closing Date. "Assumed Indebtedness" shall include the outstanding principal amount and the accrued but unpaid interest owed by Seller on the debt obligations set forth in the first sentence of this definition.

                  1.1.11 "Assumed Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.12 "Assumption Agreement" has the meaning set forth in
Section 2.3.2 hereof.

                  1.1.13 "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof).

                  1.1.14 "Base Cash Purchase Price" has the meaning set forth in
Section 2.6.1 hereof.

                  1.1.15 "Beneficiary" means the Person(s) designated by an Employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under a Benefit Plan.

                  1.1.16 "Benefit Plans" has the meaning set forth in Section
3.16.1 hereof.

                  1.1.17 "Bonds" means any of the bonds issued pursuant to the Indentures of Trust, the proceeds from the issuance of which were advanced to Seller pursuant to any of the IDRB Documents.

                  1.1.18 "Business" has the meaning set forth in the Background section hereof.

                  1.1.19 "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

                  1.1.20 "Ceiling" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.21 "CERCLA" has the meaning set forth in Section 3.8.2 hereof.

                                                                        Illinois

                  1.1.22 "CERCLIS" has the meaning set forth in Section 3.8.7 hereof.

                  1.1.23 "Citizens" has the meaning set forth in the introduction hereof.

                  1.1.24 "Closing" has the meaning set forth in Section 2.5 hereof.

                  1.1.25 "Closing Date" has the meaning set forth in Section 2.5 hereof.

                  1.1.26 "Closing Statement of Net Assets" has the meaning set forth in Section 2.6.4(a) hereof.

                  1.1.27 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.28 "Collective Bargaining Agreement" means the agreement identified as such on Schedule 3.6 hereto.

                  1.1.29 "Competing Transaction" has the meaning set forth in
Section 5.2.

                  1.1.30 "Contracts" has the meaning set forth in Section 1.1.1(g) hereof.

                  1.1.31 "Control" with respect to any Person means the ownership, directly or indirectly, of at least a majority of the voting power of each class of capital stock of such Person entitled to vote in the election of directors of such Person generally.

                  1.1.32 "Damages" has the meaning set forth in Section 7.4.1 hereof.

                  1.1.33 "Disclosure Schedules" means the Schedules referenced in Articles 3, 4 and 5 of this Agreement, as amended or supplemented pursuant to
Section 5.3.

                  1.1.34 "Dispute" has the meaning set forth in Section 8.6.

                  1.1.35 "Employees" has the meaning set forth in Section 5.9.1 hereof.

                  1.1.36 "Environmental Laws" has the meaning set forth in
Section 3.8 hereof.

                  1.1.37 "Equipment and Other Tangible Personal Property" has the meaning set forth in Section 1.1.1(b) hereof.

                  1.1.38 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.1.39 "ERISA Affiliate" means (a) any corporation included with any of the Seller Parties in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with any of the Seller Parties within the meaning of Section 414 of the Code; any member of an affiliated

                                                                        Illinois

service group of which any of the Seller Parties is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of any of the Seller Parties under Section 414(o) of the Code.

                  1.1.40 "Excluded Assets" has the meaning set forth in Section
2.2 hereof.

                  1.1.41 "Financial Statements" has the meaning set forth in
Section 3.4 hereof.

                  1.1.42 "FIRPTA Affidavit" has the meaning set forth in Section
2.7.1 hereof.

                  1.1.43 "Former Employees" means all salaried and hourly employees once employed by Seller or any of its Affiliates, but who are no longer so employed on the Closing Date.

                  1.1.44 "FTC" has the meaning set forth in Section 5.5 hereof.

                  1.1.45 "GAAP" has the meaning set forth in Section 3.4 hereof.

                  1.1.46 "Hazardous Substance" has the meaning set forth in
Section 3.8 hereof.

                  1.1.47 "HSR Act" has the meaning set forth in Section 3.9 hereof.

                  1.1.48 "IAWC" has the meaning set forth in the introduction hereof.

                  1.1.49 "IAWC's IDRB Obligations" means the obligations of Parent and IAWC set forth in Section 5.24 (a) and in the instruments to be executed and delivered by Parent and IAWC on or prior to the Closing Date in accordance with Section 5.24 (a).

                  1.1.50 "IAWC's Accountants" means PricewaterhouseCoopers LLP or any firm of independent public accountants hereafter designated by IAWC for purposes of this Agreement.

                  1.1.51 "IDRB Documents" shall mean the Loan Agreements, the Tax Regulatory Agreements, the Project Tax Certificates, and the other Contracts related thereto to which Citizens is a party and which are listed on Schedule 1.1.51.

                  1.1.52 "IDRB Financings" shall mean the indebtedness arising under the Loan Agreements included among the IDRB Documents.

                  1.1.53 "Indemnified Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.54 "Indemnifying Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                                                                        Illinois

                  1.1.55 "Intellectual Property" means the trademarks, patents, trade names and copyrights and applications therefor, inventions, trade secrets, and confidential business information (including know-how, formulas, water filtration, purification and pumping processes and techniques, technical data, designs, drawings, customer and supplier lists, and business and marketing plans and proposals), all computer software (including data and related documentation and object and source codes), whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) of Seller, in each case, utilized exclusively in the Business.

                  1.1.56 "Interim Statement of Net Assets" means the Citizens Water Resources Statement of Net Assets-Illinois, which is attached hereto as
Schedule 3.4.

                  1.1.57 "Interim Statement of Net Assets Date" means June 30, 1999.

                  1.1.58 "IRS" has the meaning set forth in Section 3.16.2 hereof.

                  1.1.59 "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                  1.1.60 "Material Adverse Effect" means a change or effect (or series of related changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, condition (financial or otherwise), or results of operations of the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Parent or Affiliates of Parent pursuant to the Related Purchase Agreements. For purpose of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect (a) if it arises from general business, economic or financial market conditions, from conditions generally effecting the industries in which Seller competes, or from the transactions contemplated by this Agreement, or (b) to the extent that it consists of strikes, work stoppages, walk-outs, slow-downs or other business interruption at the facilities in Illinois that are part of the Acquired Assets, or (c) solely with respect to matters arising prior to Closing, to the extent that either (i) Seller realizes the benefit of insurance maintained by Citizens on or prior to the Closing Date and IAWC or Parent, as the case may be, receives the cash proceeds of such insurance to the extent required by Section 1.1.1(k), or (ii) Seller arranges for IAWC or Parent , as the case may be, to recover payments in respect of such occurrence or condition from any other source (whether in a lump sum or stream of payments), it being understood and agreed that a Material Adverse Effect may have occurred irrespective of such insurance recovery if the occurrence or condition giving rise to such recovery also causes a non-monetary material adverse change in or effect upon the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Parent or Affiliates of Parent pursuant to the Related Purchase Agreements.

                  1.1.61 "Mortgage Indenture" means Indenture of Mortgage and Deed of Trust between BNY Western Trust Company (successor in interest to Wells Fargo Bank, N.A.) and

First Interstate Bank of California (as successor trustee to Marine Midland, N.A., formerly the Marine Midland Trust Company of New York).

                  1.1.62 "OSHA" has the meaning set forth in Section 3.7.1 hereof.

                  1.1.63 "PCBs" has the meaning set forth in Section 3.8.6 hereof.

                  1.1.64 "Permits" has the meaning set forth in Section 1.1.1(h) hereof.

                  1.1.65 "Permitted Exceptions" has the meaning set forth in
Section 3.10 hereof; provided, however, that from and after the Closing, Permitted Exceptions shall not include any Lien arising under or resulting from the Mortgage Indenture.

                  1.1.66 "Person" means an individual, a corporation, a partnership, an association, an Authority, a trustor other entity or organization.

                  1.1.67 "Pre-Existing Conditions" has the meaning set forth in
Section 2.3.1(d).

                  1.1.68 "Prime Rate" means the rate per annum announced from time to time during the reference period by Citibank N.A. as its United States prime, reference or base rate for commercial loans.

                  1.1.69 "PUC" has the meaning set forth in Section 5.5 hereof.

                  1.1.70 "Purchase Price" has the meaning set forth in Section
2.6.1 hereof.

                  1.1.71 "Real Estate" has the meaning set forth in Section 1.1.1(a) hereof.

                  1.1.72 "Recovery" has the meaning set forth in Section 7.4.2(l) hereof.

                  1.1.73 "Related Purchase Agreements" as the meaning set forth in Section 6.1.7 hereof.

                  1.1.74 "Release" or "Released" has the meaning set forth in
Section 3.8 hereof.

                  1.1.75 "Remedial Action" has the meaning set forth in Section
3.8 hereof.

                  1.1.76 "Retained IDRB Indebtedness" means the indebtedness of the Seller owing to the issuers of the Bonds and arising under the Loan Agreements included among the IDRB Documents but only to the extent not included in the Assumed Indebtedness.

                  1.1.77 "Retained Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.78 "Review Period" has the meaning set forth in Section 2.6.4(b) hereof.

                                                                        Illinois

                  1.1.79 "SEC" means the U.S. Securities and Exchange
Commission.

                  1.1.80 "Securities Filings" has the meaning set forth in
Section 5.8.2 hereof.

                  1.1.81 "Seller" and "Seller Parties" have the respective meaning set forth in the introduction hereof.

                  1.1.82 "Seller's Accountants" means KPMG LLP or any other firm of independent public accountants hereafter designated by Seller for purposes of this Agreement.

                  1.1.83 "Seller's Adjusted Amount" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.84 "Seller's Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.85 "Seller's 401(k) Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.86 "Specified Liabilities" has the meaning set forth in
Section 7.4.2(f) hereof.

                  1.1.87 "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  1.1.88 "Third Accounting Firm" has the meaning set forth in
Section 2.6.4(b) hereof.

                  1.1.89 "Threshold Amount" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.90 "Third Party Claim" has the meaning set forth in
Section 7.4(b)(i) hereof.

                  1.1.91 "Transferred Accounts" has the meaning set forth in
Section 5.11.2 hereof.

                  1.1.92 "Transaction Documents" has the meaning set forth in
Section 3.2 hereof.

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                                                                        Illinois

                  1.1.93 "Transferred Employees" has the meaning set forth in
Section 5.9.2 hereof.

                  1.1.94 "Union Employees" has the meaning set forth in Section
5.9.1 hereof.

                  1.1.95 "VEBAs" has the meaning set forth in Section 5.12 hereof.

                  1.1.96 "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. section 2102- 2109, as amended.

                                    ARTICLE 2

                                 THE TRANSACTION

            2.1 Sale and Purchase.

                  2.1.1 Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2.5 below:

            (i) Citizens shall cause CUCI to, and CUCI shall, sell, assign, transfer, deliver and convey the CUCI Assets to IAWC, and Parent shall cause IAWC to, and IAWC shall, purchase the CUCI Assets;

            (ii) Citizens shall cause CBSC to, and CBSC shall, sell, assign, transfer, deliver and convey to IAWC, and Parent shall cause IAWC to, and IAWC shall, purchase the CBSC Assets primarily related to the Business (for the avoidance of doubt, such CBSC Assets primarily related to the Business described in this subsection (ii) shall not include any CBSC Assets described in subsection (iii) of this Section 2.1.1);

            (iii) Citizens shall cause CBSC to, and CBSC shall, sell, transfer, deliver and convey to Parent, and Parent shall purchase, the CBSC Assets that relate in part to the Business and in part to businesses being acquired under the Related Purchase Agreements;

            (iv) Citizens shall cause Citizens Resources to, and Citizens Resources shall, sell assign, transfer deliver and convey the Citizens Resources Assets to Parent, and Parent shall purchase the Citizens Resources Assets; and

            (v) Citizens shall sell, assign transfer, deliver and convey the Citizens Assets to Parent, and Parent shall purchase the Citizens Assets (for the avoidance of doubt, "Citizens Assets" is defined in Section 1.1.1 as the CLWC Stock).

                                                                        Illinois

                  2.2 Excluded Assets. The following assets of Seller shall be excluded from the Acquired Assets (the "Excluded Assets"):

                  2.2.1 assets of the Seller used in both the Business and in Citizens' gas, electric or communications businesses, the material items of which are described on Schedule 2.2.12;

                  2.2.2 cash and cash equivalents in transit, in hand or in bank accounts.

                  2.2.3 except as otherwise set forth herein, assets attributable or related to any Benefit Plan;

                  2.2.4 the stock record and minute books of Seller (other than the stock record and minute books of CLWC);

                  2.2.5 Acquired Assets disposed of by Seller after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  2.2.6 except to the extent set forth in Section 2.9, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member, and which are treated as Retained Liabilities under Section 2.3.3(b) below.

                  2.2.7 customer and other deposits held in Seller's accounts;

                  2.2.8 accounts owing by and among Seller and its Affiliates;

                  2.2.9 notes receivable and other receivables (other than note and accounts receivable attributable exclusively to the Business);

                  2.2.10 all deferred tax assets or collectibles;

                  2.2.11 duplicate copies of all books and records transferred to IAWC or Parent, as the case may be; and

                  2.2.12 those certain items listed on Schedule 2.2.12.

            2.3 Assumption of Certain Liabilities.

                  2.3.1 Neither Parent nor IAWC shall assume any liabilities of Citizens, CUCI, Citizens Resources, CBSC, CLWC or any of their Affiliates, except that IAWC or Parent, as the case may be, shall assume the following specific liabilities and obligations from their respective Seller Parties:

                        (a) the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof;

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                                                                        Illinois

                        (b) except as set forth in Section 2.3.3(b), all liabilities and obligations of Seller in respect of the Contracts and Permits assigned or transferred to IAWC or Parent, as the case may be, pursuant to this Agreement in accordance with the respective terms thereof, except that neither Parent nor IAWC shall assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (c) the Assumed Indebtedness and the IAWC's IDRB Obligations;

                        (d) any liability, obligation or responsibility of Seller for conditions at the Real Estate, whether based on statutory or common law, now or hereafter in effect, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment at the Real Estate or into or from any building, structure, pipeline or other facility at the Real Estate, or from violation of any law relating to the foregoing, including without limitation, any CERCLA or similar liability under any federal or state law or regulation, except to the extent Parent or IAWC has given written notice of a claim for indemnification pursuant to Sections 7.3 and 7.4 hereof prior to the expiration of the claims period set forth in Section 7.3.2(a) or (b) (and if Parent or IAWC has given written notice prior to the expiration of such claims period, to the extent that such claim is not entitled to indemnification under Sections 7.3 and 7.4) (the foregoing, the "Pre-Existing Conditions");

                        (e) all liabilities and obligations of Seller related to unperformed service obligations, easement and right-of-way relocation obligations, and construction work in progress, and all engineering and construction required to complete scheduled construction and other capital projects for the Business, in each case relating to the Business and outstanding on or arising after the Closing Date except that neither Parent nor IAWC shall assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (f) liability for accrued but unused vacation pay for the Transferred Employees to the extent provided in Section 5.9.2;

                        (g) any liability, obligation or responsibility relating to customer deposits held by Seller on the Closing Date and relating to the Business; and

                        (h) all liabilities and obligations imposed on Parent or IAWC by any PUC in connection with the operation of the Business or the ownership of the Acquired Assets, including with respect to any liability of the types that appear as "Accrued Liabilities" and "Non-Current Liabilities" on the financial statements of Seller.

                  2.3.2 Any liabilities or obligations which are assumed by Parent or IAWC pursuant to Section 2.3.1 above are hereinafter referred to as the "Assumed Liabilities." At the

                                                                        Illinois

Closing, each of Parent and IAWC shall (and Parent shall cause IAWC to) execute and deliver to Seller an assumption agreement, in substantially the form of the Assumption Agreement attached hereto as Exhibit A (the "Assumption Agreement"), pursuant to which Parent and IAWC shall assume their respective Assumed Liabilities. Each of Parent and IAWC hereby irrevocably and unconditionally waives and releases the Seller Parties from all Assumed Liabilities and all liabilities or obligations exclusively relating to the Business or, the Acquired Assets to the extent arising from events or occurrences after the Closing or to the extent otherwise relating to the period after the Closing, including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Parent and IAWC on the one hand, and the Seller Parties on the other hand).

                  2.3.3 Neither Parent nor IAWC shall assume any liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any of the Seller Parties or any of their Affiliates except for the Assumed Liabilities as specifically and expressly provided for above, whether such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations not expressly transferred to Parent or IAWC hereunder as Assumed Liabilities are being retained by the Seller Parties, (the "Retained Liabilities"). Each of the Seller Parties hereby irrevocably and unconditionally waives and releases Parent and IAWC from all Retained Liabilities including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Parent and IAWC on the one hand, and the Seller Parties on the other hand).

      Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities (except as specified below) for the purposes of this Agreement:

                       (a) any product liability, toxic tort or similar claim for injury to person or property, regardless of when made or asserted, to the extent that it arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any of the Seller Parties or any of their Affiliates prior to Closing, or alleged to have been made by any of such Persons, or to the extent that it is imposed or asserted to be imposed by operation of law, in connection with any service performed or product distributed or sold by or on behalf of any of the Seller Parties or any of their Affiliates prior to Closing, including any claim referred to above in this Section 2.3.3(a) relating to water quality standards, any claim relating to any product delivered in connection with the performance of services provided by Seller and any claim seeking recovery for consequential damages, lost revenue or income;

                        (b) all refund obligations relating to the advances existing on the Closing Date for construction of facilities relating to the Business;

                        (c) except to the extent set forth in Section 2.9, any federal, state, foreign or local income or other Tax payable with respect to the business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member.

                                                                        Illinois

                        (d) any liability or obligation associated with or in connection with any common plant assets of Seller (other than the liabilities and obligations exclusively related to any common plant assets included among the Acquired Assets);

                        (e) except as provided in Section 2.3.1 above, any liability or obligation with respect to compensation or employee benefits of any nature owed to any employees, agents or independent contractors of any of the Seller Parties or any of their Affiliates, whether or not employed by Parent or IAWC after the Closing, that arises out of or relates to events or conditions to the extent occurring before the Closing Date;

                        (f) except to the extent set forth in Section 2.3.1(d), any liability, obligation or responsibility of any of the Seller Parties, or any of their Affiliates or predecessors, whether based on statutory or common law, but only as any such law is interpreted, amended and in effect on the Closing Date, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment or into or from any building, structure, pipeline or other facility or relating to or arising from the generation, use, storage, treatment, disposal, transport or other handling of Hazardous Substances or sale or product containing Hazardous Substances from violation of any law relating to the foregoing (but only as such law is interpreted, amended and in effect on the Closing Date) including without limitation (A) any CERCLA or similar liability under any federal or state law or regulation as interpreted, amended and in effect on the Closing Date or (B) any such liability associated with businesses or assets of the Seller Parties other than the Business or the Acquired Assets;

                        (g) liabilities and obligations relating to the Business to the extent arising prior to Closing (unless otherwise constituting Assumed Liabilities) arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger);

                        (h) any obligation or liability arising under any contract, commitment, instrument or agreement (1) except for IAWC's IDRB Obligations (subject to the penultimate sentence of Section 2.4) that are not transferred to Parent or IAWC as part of the Acquired Assets, or (2) that relates to any breach or default (or to the extent that it relates to an event which would, with the passing of time or the giving of notice, or both, constitute a default) under any Contract, instrument or agreement or to any services to be provided by Seller under any such Contract, instrument or agreement to the extent that such services were performed or were required to have been performed on or prior to the Closing Date;

                        (i) any liability or obligation in respect of the Excluded Assets;

                        (j) any liability or obligation of any of the Seller Parties or any of their Affiliates existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, except to the extent set forth in
Section 7.4;

                                                                        Illinois

                        (k) except for the Assumed Liabilities as specifically and expressly set forth herein, any liability to the extent arising out of or relating to the ownership or operation of the Acquired Assets or the Business prior to the Closing Date (including any predecessor operations), any claims, obligations or litigation to the extent arising out of or relating to events or conditions occurring before the Closing Date, and any liability associated with any business other than the Business; or

                        (l) for the avoidance of doubt, even though Parent is acquiring the CLWC Stock and is not directly acquiring the assets of CLWC, all liabilities of CLWC other than those referred to in the last sentence of Section
3.28 shall be considered Retained Liabilities subject to the indemnification provisions of clause (B) of Section 7.4.1(a).

            2.4 Consent of Third Parties. On the Closing Date, Citizens and each of the other Seller Parties shall, and Citizens shall cause each of the other Seller Parties to, assign or transfer to Parent or IAWC, and Parent and IAWC shall assume (and Parent shall cause IAWC to assume) the Contracts and the Permits which are to be transferred to Parent and IAWC respectively as provided in this Agreement by means of the Assumption Agreement. To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent (or result in a breach or violation thereof) of the other party thereto or any other third party, and such consent shall not be obtained prior to Closing, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Acquired Assets. In order, however, to provide IAWC or Parent, as the case may be, the full realization and value of every Contract of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Parent or IAWC, in the name of Seller or otherwise as Parent or IAWC shall specify, take all reasonable actions (including without limitation the appointment of IAWC or Parent, as the case may be, as attorney-in-fact for Seller to proceed at Parent's or IAWC's sole cost and expense) and do or cause to be done all such things as shall in the reasonable opinion of IAWC or Parent, as the case may be, be necessary (a) to assure that the rights of Seller or its Affiliates under such Contracts shall be preserved for the benefit of IAWC or Parent, as the case may be, and (b) to facilitate receipt of the consideration to be received by Seller or its Affiliates in and under every such Contract. To the extent that IAWC or Parent, as the case may be, does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract "assigned or transferred to IAWC or Parent, as the case may be, pursuant to this Agreement" within the meaning of Section 2.3.1(b) hereof. Nothing in this Section 2.4 shall in any way diminish the obligations of Seller to obtain consents and approvals under this Agreement.

            2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase described in Section 2.1 hereof (the "Closing") shall take place at 10 a.m., East Coast time, on a date mutually satisfactory to Parent, IAWC and Seller Parties which is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action, at the Closing) at the offices of Fleischman and Walsh, LLP, 1400 Sixteenth Street, N.W., Washington, D.C. 20036, or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). Upon payment

                                                                        Illinois

of the Initial Cash Payment by IAWC and Parent and confirmed receipt thereof by Seller or the Escrow Agent pursuant to Section 2.6.2 below, Seller shall operate the Business at the direction of and under the control of Parent or IAWC as to the respective Acquired Assets acquired by each. Notwithstanding the foregoing, the Closing shall be deemed to be effective as of 11:59 p.m. on the Closing Date for all purposes.

            2.6 Purchase Price.

                  2.6.1 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price to be paid by Parent and IAWC for the purchase of their respective Acquired Assets (including the CLWC Stock) (the "Purchase Price") shall be: (i) $253,160,000 in cash representing the sum of the amounts owing by Parent and IAWC, respectively, set forth on Schedule 2.6 (the "Base Cash Purchase Price," the Base Cash Purchase Price as adjusted in accordance with Section 2.6.3, Section 2.6.5 and Section 2.6.6 is referred to as the "Initial Cash Payment"), subject to adjustment pursuant to the provisions of this Agreement (including Section 2.6.3, Section 2.6.4, Section 2.6.5, Section
2.6.6 and Section 2.9 of this Agreement) and (ii) the assumption by IAWC or Parent, as the case may be, of the Assumed Liabilities.

                  2.6.2 Payment of Initial Cash Payment. Subject to the terms and conditions of this Agreement, the Initial Cash Payment shall be paid by Parent and IAWC for the respective Acquired Assets being acquired by each on the Closing Date by federal or other wire transfer of immediately available funds to the account designated by Seller in writing at least two (2) Business Days prior to the Closing Date. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Parent and IAWC shall deliver the Initial Cash Payment to Parent's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars. The Escrow Agent shall keep amounts deposited by Parent and IAWC in separate accounts. Upon receipt, the Escrow Agent shall invest the Initial Cash Payment in an interest-bearing account mutually agreed upon by Seller, Parent and IAWC. At Closing, Parent and IAWC shall sign and deliver to Citizens a statement which confirms that the Closing has occurred and which instructs the Escrow Agent to transfer to Citizens the funds representing the Initial Cash Payment, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Citizens shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder. The Escrow Agent shall refund the balance to IAWC and Parent from their respective accounts. The fees and expenses of Escrow Agent shall be paid by Parent and IAWC in proportion to the amount deposited by each.

                  2.6.3 Estimated Closing Statement. At least five (5) business days prior to the Closing Date, Citizens shall deliver to Parent and IAWC a statement of net assets (the "Estimated Statement of Net Assets") reflecting its good faith calculation of the Acquired Assets of the Business as of the last day of the latest calendar month for which financial statements of Seller are available (the "Estimated Adjusted Net Assets"). The Estimated Statement of Net Assets shall be prepared in the same manner and utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999). The Base Cash Purchase Price shall be increased

                                                                        Illinois

or decreased on a dollar for dollar basis by the amount, if any, by which the Estimated Adjusted Net Assets is greater than or less than $163,999,975 (such increases or decreases, as the case may be, are collectively referred to herein as the "Estimated Net Asset Adjustment"). For the avoidance of doubt, the increase or decrease in the Base Cash Purchase Price described in this Section
2.6.3 shall be applied to the amounts owing by Parent and IAWC as referenced on
Schedule 2.6 as such increase or decrease relates to the Acquired Assets being acquired by each of Parent and IAWC, respectively.

                  2.6.4 Post-Closing Adjustment to Purchase Price.

                        (a) Within 90 days after the Closing, Citizens shall prepare and deliver to Parent and IAWC a Statement of Net Assets (the "Closing Statement of Net Assets") which reflect the Acquired Assets, as of 11:59 p.m. on the Closing Date, based on actual financial performance and calculated in the same manner, utilizing the same accounting principles, policies and methods utilized in preparing the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999), together with (A) an audit report of Seller's Accountants stating that the Closing Statement of Net Assets have been prepared utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets and (B) a calculation of Citizens' determination of the amount of increase or decrease in the amount of the Acquired Assets of the Business from the Interim Statement of Net Assets Date to the Closing Date which is derived from the Closing Statement of Net Assets ("Seller's Adjustment Amount"). The Closing Statement of Net Assets shall not give effect to any purchase accounting treatment arising from Parent's and IAWC's purchase of their respective Acquired Assets. IAWC and Parent shall pay the fees and expenses of Seller's Accountants incurred in connection with this Section 2.6.4, each bearing the same proportion of such fees and expenses as its respective portion of the Purchase Price bears to the total Purchase Price. Parent and IAWC agree to cooperate, and agree to cause IAWC's Accountants to cooperate, with Citizens and Seller's Accountants in connection with the preparation of the Closing Statement of Net Assets, and related information, and shall provide to Citizens and Seller's Accountants such books, records and information as may be reasonably requested from time to time, including the work papers of IAWC's Accountants. Citizens will give Parent and IAWC and their representatives access during the normal business hours of Citizens to the personnel, books and records of Citizens and the work papers of Seller's Accountants to assist Parent and IAWC in the review of the Closing Statement of Net Assets and related matters. Parent and IAWC agree that, following the Closing through the date on which the Closing Statement of Net Assets are delivered, they will not take any actions with respect to any accounting books, records, policies or procedures on which the Closing Statement of Net Assets are to be based that would make it impossible or impracticable to calculate the Acquired Assets in the manner and utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Interim Statement of Net Assets except in the ordinary course or as a result of events occurring after the date of the Interim Statement of Net Assets and, in such event, only in a manner consistent with past practices of Seller.

                        (b) Parent and IAWC may dispute any amounts reflected on the Closing Statement of Net Assets, in the Seller's Adjustment Amount or in the Statement of Certain Assumed Liabilities, provided, however, that Parent or IAWC shall notify Citizens in writing of each

                                                                        Illinois

disputed amount, and specify the amount thereof in dispute and the basis of such dispute, within 30 days of the Parent's or IAWC's receipt of the Closing Statement of Net Assets and the Seller's Adjustment Amount (such 30 day period hereinafter referred to as the "Review Period"). In the event of a dispute with respect to the Closing Statement of Net Assets, the Seller's Adjustment Amount or the Statement of Certain Assumed Liabilities, Parent, IAWC and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Parent, IAWC and Seller are unable to reach a resolution of such differences within 30 days of receipt of Parent's or IAWC's written notice of dispute to Seller, then Parent, IAWC and Seller shall submit the amounts remaining in dispute (together with any amounts remaining in dispute pursuant to Section 2.6.4(b) of each of the Related Purchase Agreements) for resolution to an independent accountant firm of national reputation mutually appointed by Seller, Parent, and IAWC (such independent accounting firm being herein referred to as the "Third Accounting Firm"), which shall be requested to determine and report to the parties, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Third Accounting Firm shall be allocated between Parent and IAWC on the one hand and Seller Parties on the other hand so that the Seller Parties' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Parent and IAWC to the Third Accounting Firm that is unsuccessfully disputed by Parent and IAWC (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Parent and IAWC to the Third Accounting Firm. Parent and IAWC shall pay the fees and expenses of IAWC's Accountants incurred in connection with this Section 2.6.4(b). Seller's Adjustment Amount, if there are no disputes with respect thereto, or Seller's Adjustment Amount as adjusted after the resolution of all disputes with respect thereto in accordance herewith, shall be referred to as the "Final Net Asset Adjustment."

                        (c) If the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment exceeds the Initial Cash Payment, then within five (5) business days after final determination thereof Parent and IAWC shall pay Seller the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check. If the Initial Cash Payment exceeds the sum of the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment, then within five (5) business days after final determination thereof Seller shall pay Parent and IAWC the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check. The amount paid by or to Parent and/or IAWC under this
Section 2.6.5(c) shall be based on the appropriate adjustments to the prices of the Acquired Assets being acquired by each of Parent and IAWC, respectively.

                  2.6.5 Adjustment for Certain Liabilities. Concurrent with the delivery of the Estimated Statement of Net Assets, Citizens also shall deliver to Parent and IAWC a statement reflecting (i) the customer and other deposits held by Seller on the Closing Date and relating to the Business, (ii) the total amount of the Assumed Indebtedness that will be outstanding immediately

                                                                        Illinois

after the Closing Date, (iii) the items specified in Section 2.9 to the extent set forth therein, and (iv) without duplications of any amount included in clause (i) above any payments received by Seller under the Contracts and Permits for obligations not performed as of the Closing Date (the "Statement of Certain Assumed Liabilities"). The Statement of Certain Assumed Liabilities shall reflect Citizens' good faith calculation of such liabilities as of the Closing Date. The Base Cash Purchase Price shall be decreased by the net amount set forth in the Statement of Certain Assumed Liabilities. Concurrent with the delivery of the Closing Statement of Net Assets, Citizens also shall deliver to Parent and IAWC a statement showing any adjustments to the Statement of Certain Assumed Liabilities and the Base Cash Purchase Price shall be further adjusted to give effect to any such adjustments to the Statement of Certain Assumed Liabilities.

            2.6.6 Additional Adjustment to the Purchase Price. The aggregate amount of the Base Cash Purchase Price (and the portion thereof to be paid by IAWC in accordance with Section 2.6) shall be decreased by an amount equal to the proceeds of Seller's sale of the property described in Item 7 of Schedule
3.5 (net of expenses) (which property, for the avoidance of doubt, was property previously used by IAWC in connection with the Business) less the sum of (i) the federal and state income taxes payable by Seller in respect of those proceeds and (ii) the book value of such property, as of June 30, 1999, on Seller's books.

            2.7 Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                  2.7.1 Deliveries to each of Parent and IAWC. Citizens shall, and shall cause Seller to, deliver to each of Parent and IAWC with respect to the Acquired Assets acquired by each:

                        (a) bills of sale and instruments of assignment to the Acquired Assets, duly executed by Citizens, CUCI, CBSC and Citizens Resources, as the case may be, substantially in the form of Exhibit B hereto and;

                        (b) the consents to transfer, of all transferable or assignable Contracts, Intellectual Property, Permits (including Environmental Permits), to the extent specifically required hereunder;

                        (c) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Citizens, CUCI, CBSC and Citizens Resources, as the case may be (together with any other transfer forms necessary to transfer title to such vehicles);

                        (d) special warranty deeds of conveyance with respect to the parcels of Real Estate owned in fee simple by Citizens, CUCI and Citizens Resources, as the case may be (or, with respect to any such parcel which was acquired by Citizens, CUCI and Citizens Resources (or its predecessor in interest, in cases involving mergers) by deed without covenant or warranty of title, a quit claim deed without covenant or warranty of title) to Parent or IAWC, as the case may be, duly executed and acknowledged by Citizens, CUCI and Citizens Resources as appropriate, and in recordable form;

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                                                                        Illinois

                        (e) the Foreign Investment in Real Property Tax Act Certification and Affidavit for each parcel of Real Estate, duly executed by Citizens, CUCI and Citizens Resources, as appropriate (the "FIRPTA Affidavit");

                        (f) the certificates, opinions and other documents required to be delivered by the Seller Parties pursuant to Section 6.1 hereof and certified resolutions evidencing the authority of the Seller Parties as set forth in Section 3.2 hereof;

                        (g) all agreements and other documents required by this Agreement;

                        (h) a receipt for the payment of the Initial Cash Payment duly executed by Citizens;

                        (i) the CLWC Stock by delivering the certificate representing the CLWC Stock, endorsed or accompanied by a stock power (in form reasonably satisfactory to counsel to Parent), in favor of Parent;

                        (j) duly executed letters of resignation, effective as of the Closing Date, of all the officers and directors of CLWC; and

                        (k) all such other instruments of conveyance as shall, in the reasonable opinion of Parent, IAWC and their counsel, be necessary to transfer to Parent and IAWC, as the case may be, the Acquired Assets being acquired by each in accordance with this Agreement and where necessary or desirable, in recordable form.

                  2.7.2 Deliveries By Parent and IAWC to the Seller Parties. Each of Parent and IAWC shall, and Parent shall cause IAWC to, deliver to the Seller Parties:

                        (a) wire transfer of immediately available funds in an amount equal to the Initial Cash Payment payable by each;

                        (b) Assumption Agreements, duly executed by IAWC and Parent, with respect to the liabilities being assumed by each;

                        (c) the certificates, opinions and other documents required to be delivered by Parent and/or IAWC pursuant to Section 6.2 hereof;

                        (d) all of the instruments contemplated by Section 5.24(a) to the extent not previously executed and delivered by Parent; and

                        (e) all such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Parent and IAWC to assume the Assumed Liabilities in accordance with this Agreement.

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                                                                        Illinois

            2.8 Tax Allocation of Consideration. Parent, IAWC and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price but excluding amounts attributable to the CLWC Stock) to the individual assets or classes of assets other than the CLWC Stock within the meaning of Section 1060 of the Code. If Parent, IAWC and Seller agree to such Allocation on or before ninety (90) days after the Closing Date, Parent, IAWC and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) none of Parent, IAWC or Seller will take any position before any Authority or in any proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Parent, IAWC and Seller cannot agree to an Allocation on or before ninety (90) days after the Closing Date, Parent, IAWC and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Parent, IAWC and Seller's good faith Allocations, unless otherwise required because of a change in any legal requirement.

            2.9 Prorations. The parties hereto agree that the following expenses shall be calculated and pro rated as of the Closing Date, with Seller responsible for such expenses and to receive the benefit for the same for the period through and including the Closing Date, and Parent and IAWC to be responsible for and to receive the benefit of the same after the Closing Date with respect to the Acquired Assets being acquired by each:

                  2.9.1 personal and real property taxes (on the basis on which the same were assessed and paid) and sales, occupation and use taxes, in each case, to the extent relating to the Business and except as otherwise provided in
Section 7.1;

                  2.9.2 electric, fuel, gas, telephone, sewer and utility charges, in each case, to the extent relating to the Business;

                  2.9.3 rentals and other charges under Contracts to be assumed by Parent or IAWC, as the case may be, pursuant to Section 2.3 (except to the extent provided in Section 2.3.3(h)); and

                  2.9.4 charges under maintenance and service contracts and other Contracts (except to the extent provided in Section 2.3.3(h)), and fees under Permits to be transferred to Parent or IAWC, as the case may be, as part of the Acquired Assets;

                  2.9.5 water, sewer and other similar types of taxes, and installments on special benefit assessments; and

                  2.9.6 payroll expenses, payroll taxes, reimbursable employee business expenses and the financial cost of the accrued vacation of each Transferred Employee.

            2.10 Intercompany Accounts. Notwithstanding any other provision of this

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                                                                        Illinois

Agreement, any amounts due to CLWC from any of its Affiliates as of the Closing Date (collectively, "Affiliate Receivables") shall be netted against any amounts due from CLWC to any of its Affiliates as of the Closing Date (collectively, "Affiliate Payables"). Seller shall arrange for the elimination of any net excess of Affiliate Receivables due to CLWC, or any net excess of Affiliate Payables due from CLWC, so that the balances of the Affiliate Receivables and Affiliate Payables of CLWC as of the Closing Date shall be zero.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Each of the Seller Parties jointly and severally represent and warrant to Parent and IAWC as follows:

            3.1 Qualification; No Interest in Other Entities.

                  3.1.1 Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. Each of the Seller Parties is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of the business conducted by it or such Seller Party's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such other failures of the Seller Parties do not have a Material Adverse Effect.

                  3.1.2 Except for the CLWC Stock, no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.


            3.2 Authorization and Enforceability. Each of the Seller Parties has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by them in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents"). The execution, delivery and performance by each of the Seller Parties of this Agreement and the Transaction Documents to which such Seller Party is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of the Seller Parties, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by the Seller Parties. This Agreement is a legal, valid and binding obligation of each Seller Party, enforceable against them in accordance with its terms except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which each of the Seller Parties is a party will be duly executed and delivered by each of the Seller Parties and will constitute the legal, valid and binding obligations of each of the Seller Parties, enforceable against them in accordance with its respective terms, except as such enforceability may

                                                                        Illinois

be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            3.3 No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the Transaction Documents by each of the Seller Parties do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents by the Seller Parties, will not:
(a) contravene any provision of the Restated Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of the other Seller Parties; or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or the CLWC Stock or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which any of the Seller Parties is a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or will be cured, waived or terminated prior to the Closing Date, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation, to which any of the Seller Parties is subject, other than those violations or conflicts which individually and in the aggregate would not have a Material Adverse Effect.

            3.4 Financial Statements. Citizens has previously delivered to Parent and IAWC the statement of income of the Business (the "Income Statement") and the Interim Statement of Net Assets contained in Schedule 3.4 (collectively, the "Financial Statements"). The Income Statement (a) fairly presents in all material respects the results of operations of the Business in accordance with generally accepted accounting principles ("GAAP") consistently applied except for the omission of full footnotes to the Income Statement and (b) has in all material respects been derived from the books and records of Seller and reflects the separation of the operation associated with the Business from other operations of Citizens. The Interim Statement of Net Assets (a) has in all material respects been derived from the books and records of Seller and reflects the separation of the operations associated with the Business from other operations of Citizens; (b) fairly presents in all material respects the Acquired Assets as of the Interim Statement of Net Assets Date; and (c) has in all material respects been prepared in accordance with GAAP consistently applied except for the omission of full footnotes to such Interim Statement of Net Assets. The financial statements included in the Annual Report to each PUC for the year ended December 31, 1998 were prepared in all material respects in accordance with the rules and regulations of such PUC.

            3.5 No Changes. Since the Interim Statement of Net Assets Date to the date hereof, except as disclosed in Schedule 3.5, the Seller Parties have conducted the Business as presently operated only in the ordinary course of business consistent with past practice. Since the

                                                                        Illinois

Interim Statement of Net Assets Date, except as disclosed in Schedule 3.5, there has not been:


                  3.5.1 any Material Adverse Effect;

                  3.5.2 prior to the date of this Agreement, any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Transferred Employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Transferred Employees participate) to which any of the Transferred Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan other than in any such case
(i) in the ordinary course consistent with past practice, (ii) as required by law, or (iii) as required by the Collective Bargaining Agreement;

                  3.5.3 any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or the provision of discounts, rebates or allowances;

                  3.5.4 any disposition of or failure to keep in effect any rights in, to or for the use of any Permit of the Business which individually or in the aggregate would have a Material Adverse Effect;

                  3.5.5 any damage, destruction or loss affecting the Business which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                  3.5.6 prior to the date of this Agreement, any change by Seller in its method of accounting or keeping its books of account or accounting practices with respect to the Business except as required by GAAP and as set forth on Schedule 3.5; or

                  3.5.7 prior to the date of this Agreement, any sale, transfer or other disposition of any material assets, properties or rights of the Business, except in the ordinary course of business consistent with past practice.

            3.6 Contracts. As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than (i) with respect to which the Business' total annual liability or expense is less than (a) $250,000 per such Contract and (b) $6,123,000 per all such Contracts (when taken together with similar contracts omitted from Schedule 3.6 of the Related Purchase Agreements), and (ii) Contracts that may be terminated by Seller, without penalty, on notice of 90 days or less) except line extension agreements and similar agreements and construction and design contracts. Seller has furnished to Parent or IAWC a correct and complete copy of each written agreement listed in Schedule 3.6. Except as disclosed on Schedule 3.6, with respect to each Contract, neither Seller nor, to the Seller Parties' knowledge, any other party thereto, is in breach or default, and to the Seller Parties' knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, except in each case where such breaches, terminations, modifications, accelerations or defaults, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth in Schedule 3.6, there

                                                                        Illinois

are no disputes pending or to the best of the Seller Parties' knowledge, threatened, under or in respect of any of the Contracts, other than those that individually and in the aggregate do not have a Material Adverse Effect.

            3.7 Permits and Compliance With Laws Generally.

                  3.7.1 Except as disclosed on Schedule 3.7, Seller possesses and is in compliance with all Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes, including Environmental Laws (as defined below), except to the extent that any failure to possess, or to comply with, any Permit, laws, rules, regulations or orders would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3.7, the Business is conducted by Seller in compliance with all applicable laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar laws and Environmental Laws), rules, regulations, ordinances, codes, judgments and orders, except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. Except as disclosed on Schedule 3.7, all Permits of Seller relating to the operation of the Business are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to the Seller Parties' knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by Seller other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                  3.7.2 Except as set forth on Schedule 3.7, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the knowledge of the Seller Parties, threatened, by any Authority or other Person with respect to any alleged (i) violation by Seller or any Affiliate of Seller relating to the Business of any law, ordinance, rule, regulation, code or order of any Authority; or (ii) failure by Seller or any Affiliate to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets), except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

            3.8 Environmental Matters. Except as set forth on Schedule 3.8 hereto, and with such exceptions as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect:

                  3.8.1 Seller has not disposed of or arranged for the disposal of or Released any Hazardous Substances, other than in conformity with Environmental Laws, at any Real Estate, or, in connection with the Business or Acquired Assets, at any other facility, location, or other site.

                  3.8.2 Seller has not received any written notice or request for information with respect to, and to the best of the Seller Parties' knowledge, Seller has not been designated a potentially liable party for Remedial Action, in connection with any Real Estate, or, as of the date

                                                                        Illinois

hereof, with respect to the Business or Acquired Assets, at any other facility, location, or other site under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or comparable state statutes.

                  3.8.3 To the best of the Seller Parties' knowledge, except for such use or storage of Hazardous Substances as is incidental to the conduct of the Business, which use and storage is or has been in compliance with Environmental Laws, and which use and storage has not caused any condition that requires Remedial Action, no Real Estate has been used for the storage, treatment, generation, processing, production or disposal of any Hazardous Substances or as a landfill or other waste disposal site in violation of any Environmental Law.

                  3.8.4 To the best of the Seller Parties' knowledge, underground storage tanks are not, and have not in the past been, located on or under any Real Estate.

                  3.8.5 There are no pending or unresolved claims against Seller or the Business for investigatory costs, cleanup, removal, remedial or response costs, or natural resource damages arising out of any Releases or threat of Release of any Hazardous Substances at any Real Estate or, as of the date hereof, with respect to the Business or the Acquired Assets or at any other facility, location, or other site.

                  3.8.6 To the best of the Seller Parties' knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are located at or in any Real Estate in violation of Environmental Laws or which require Remedial Action.
\                  3.8.7 To the best of the Seller Parties' knowledge, no
Hazardous Substance managed or generated by or on behalf of Seller at the Real Estate or in connection with the Business or Acquired Assets has come to be located at any site that is listed or formally proposed for listing under CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any similar state list or that is the subject of federal, state, or local enforcement actions or investigations.

                  3.8.8 The Seller Parties know of no facts or circumstances related to environmental matters (i) in connection with the operation of the Business or (ii) concerning the Real Estate, that are reasonably likely to result in any material reduction in the quality or quantity of water available for supply to the Seller Parties' customers.

                  3.8.9 The Seller Parties will within thirty (30) days of the date hereof provide Parent or IAWC with copies of all written environmental audits or investigations of which they are aware (after due inquiry) prepared for the Real Estate or operations of the Business.

                  3.8.10 Except as set forth in Schedule 3.8.10 or Citizens' Annual Report on Form 10-K for the year ended December 31, 1998:

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                                                                        Illinois

                        (a) The Seller Parties (including for purposes of
Section 3.8.10(a) and (b), Affiliates and predecessors of the Seller Parties) are and have been for the past three years in full compliance with all federal and state primary drinking water standards;

                        (b) The Seller Parties are and have been for the past three years in full compliance with all federal and state secondary drinking water standards; and

                        (c) As to all outstanding violations of state or federal drinking water standards, as of the date hereof, the Seller Parties have completed or are in the process of completion in accordance with all applicable deadlines, all actions required by Environmental Law or Authorities to correct or otherwise respond to such violations.

                  3.8.11 Except as set forth in Schedule 3.8.11, none of the Seller Parties will be required to place any notice or restriction relating to the presence of Hazardous Substances in the deed to any Real Estate, or in any written instrument accompanying this Agreement, and no Real Estate has such a notice or restriction in its deed or any other written instrument relating to the purchase, lease or rental of such property.

For the purposes of these Sections 3.7 and 3.8: (A) "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of Hazardous Substances; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substances so it does not endanger or threaten to endanger public or employee health or welfare or the environment; or (z) perform studies, investigations or monitoring necessary or required to investigate the foregoing; (B) "Environmental Laws" means any common law or federal, state or local law, statutes, rule, regulation, ordinance, code, judgment or order relating to the protection of the environment or human health and safety and includes, but is not limited to, CERCLA (42 U.S.C. section 9601, et seq.), the Clean Water Act (33 U.S.C. section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.) and the Oil Pollution Act of 1990 (33 U.S.C. section 2701 et seq.), each as has been or may be interpreted or amended as of the Closing Date and the regulations promulgated pursuant thereto and in effect as of the Closing Date;
(C) "Released" means released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape; and
(D) "Hazardous Substances" means hazardous or toxic or polluting substance or waste or contaminant under or pursuant to any Environmental Law, including petroleum products, PCBs and radioactive materials.

            3.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Selling Parties of this Agreement, the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by the Seller Parties, including without limitation in connection with the assignment or transfer of the Contracts and Permits contemplated hereby, except (i) as required by the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) as specified on Schedule 3.9, (iii) as required by the IDRB Documents, and (iv) for such other consents, approvals, authorizations, registrations or filings the failure of

                                                                        Illinois

which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or which are obtained by the Closing Date.

            3.10 Title. Seller has good and valid title to all of the Acquired Assets constituting personal property, good and marketable title in fee simple to all of the owned Acquired Assets constituting Real Estate and good and valid leasehold title to all of the leased Acquired Assets constituting Real Estate, in each case, free and clear of Liens subject only to the Permitted Exceptions. "Permitted Exceptions" as used herein shall mean (a) the Liens set forth in
Schedule 3.10 hereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith or (c) such other Liens which, individually or in the aggregate, do not have a Material Adverse Effect (it being understood that to the extent a Permitted Exception relates to or arises from a Retained Liability, Seller shall still be liable for such Retained Liability to the extent set forth herein).

            3.11 Real Estate.

                  3.11.1 As of the date hereof, Seller has not received any written or oral notice for assessments for public improvements against the Real Estate which remains unpaid, and to the best knowledge of the Seller Parties, no such assessment has been proposed. Except as set forth on Schedule 3.11, as of the date hereof, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate and to the best knowledge of the Seller Parties no such proceeding is threatened.

                  3.11.2 Except as disclosed on Schedule 3.6, as of the date hereof, Seller is not a lessee under any Contract relating to the use or occupancy of the Real Estate involving annual payments in excess of $100,000.

                  3.11.3 Each parcel of the Real Estate has physical and, to Seller's knowledge, legal vehicular and pedestrian access to and from public roadways as may be reasonably necessary to the operation of the Business except where the failure to have such access does not have a Material Adverse Effect. To Seller's knowledge, no fact or condition exists which would result in the termination of (a) the current access from each parcel of the Real Estate, and
(b) continued use, operation, maintenance, repair and replacement of all existing and currently committed water lines used by Seller in connection with the Business, except where such termination would not have a Material Adverse Effect.

            3.12 Taxes. The Seller Parties have (a) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (b) paid all Taxes that are shown to have come due pursuant to such returns or reports and (c) paid all other material Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have otherwise become due. To the best of the Seller Parties' knowledge, all such returns or reports have

                                                                        Illinois

been prepared in accordance with all applicable laws and requirements in all material respects. Except to the extent disclosed on Schedule 3.12, none of the assets of the Business or constituting any of the Acquired Assets (a) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (b) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or
(c) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

            3.13 Patents and Intellectual Property Rights. To the best of the Seller Parties' knowledge, the operations of Seller do not make any unauthorized use of any Intellectual Property except for any such unauthorized uses which do not have a Material Adverse Effect. Assuming the consents listed as item XII on
Schedule 3.9 are obtained, neither Parent nor IAWC will lose any of Seller's rights to, or be required to pay increased royalties for, any Intellectual Property included in the Acquired Assets being acquired by it as a result of the Closing and the consummation of the transactions contemplated by this Agreement, except for any such rights or such increased royalties the loss or payment of which would, individually or in the aggregate, not have a Material Adverse Effect.

            3.14 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Statement of Net Assets or arising since the date thereof have arisen out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; the allowance for collection losses on the Interim Statement of Net Assets has been determined in accordance with GAAP consistent with past practice.

            3.15 Labor Relations. As of the date hereof, except as set forth in
Schedule 3.15, to best of the knowledge of the Seller Parties, there has been no union organizing efforts with respect to the Business conducted within the last three (3) years and there are none now being conducted with respect to the Business. Except as set forth in Schedule 3.15, Seller has not at any time during the three (3) years prior to the date of this Agreement had, nor, to the best of the Seller Parties' knowledge, is there now threatened, a strike, work stoppage or work slow down with respect to or affecting the Business which had or could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth in Schedule 3.15, (i) no Employee is represented by any union or other labor organization and (ii) there is no unfair labor practice charge pending or, to the best knowledge of the Seller Parties, threatened against Seller relating to any of the Employees as related to the Business which could reasonably be expected to have a Material Adverse Effect.

            3.16 Employee Benefit Plans.

                  3.16.1 Schedule 3.16.1 contains a true and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment

                                                                        Illinois

contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sabbatical, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by Citizens or any of its Affiliates, in respect of any Employee or Former Employee, or (ii) with respect to which Citizens or any of its Affiliates has any liability in respect of any Employee or Former Employee (the"Benefit Plans"). Except as disclosed on Schedule 3.16.1, neither Citizens nor any of its Affiliates maintains any bonus, pension or welfare benefit plan, program or arrangement, including any deferred compensation arrangement, for directors, consultants or independent contractors of the Business.

                  3.16.2 A true and complete copy of each Benefit Plan and related trust agreements and (to the extent applicable) a copy of each Benefit Plan's current summary plan description and in the case of an unwritten Benefit Plan, a written description thereof, has been furnished to Parent or IAWC. In addition, to the extent applicable, Parent or IAWC has been provided a copy of the most recent Internal Revenue Service ("IRS") determination letter issued to each Benefit Plan and a copy of the most recent IRS Form 5500 together with all schedules and accountants' statement filed, and actuarial reports prepared, on behalf of each Benefit Plan.

                  3.16.3 Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (as designated on Schedule 3.16.1) is so qualified, and will remain so qualified upon the timely making of certain amendments required by law during the applicable remedial amendment period, and any trust forming a part of such a Benefit Plan is tax exempt under Section 501(a) of the Code. Each such Benefit Plan has been amended, as and when necessary, to comply with the Tax Reform Act of 1986 and upon timely filing of an Application for Determination with the Internal Revenue Service, will be eligible to make further such amendments under the"remedial amendment period."

                  3.16.4 Except as disclosed in Schedule 3.16.4, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

                  3.16.5 None of the Acquired Assets is subject to a Lien or Tax under the Code or ERISA.

                  3.16.6 Neither Citizens nor any ERISA Affiliate and, to the knowledge of the Seller Parties, no other Person, has taken any action or failed to take any action with respect to any Benefit Plan that may subject Parent or IAWC or any Benefit Plan under which liabilities may be assumed by Parent or IAWC under Sections 5.10, 5.11 or 5.12 ("Assumed Benefit Liabilities") to any material liability or Tax under the Code or ERISA.

                  3.16.7 Neither Citizens nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Benefit Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, including any contingent liability under Section 4204 of ERISA or withdrawal liability arising from the actions of Citizens or any ERISA Affiliate

                                                                        Illinois

contemplated by this Agreement. All contributions that Citizens or any ERISA Affiliate have been obliged to make to any Benefit Plan, including any multiemployer plan, have been duly and timely made.

                  3.16.8 There are no pending or, to the knowledge of the Seller Parties, threatened claims (other than routine claims for benefits), assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Benefit Plan which could reasonably be expected to give rise to a material liability to IAWC.

                  3.16.9 Except as disclosed on Schedule 3.16.9, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under
Section 401(a) of the Code. Seller's Retiree Medical Plan contains provisions permitting Seller to modify or terminate retiree medical benefits at any time, without prior notice to any covered individual. Except with respect to retirees, "grandfathered" employees and collectively bargained employees, Seller knows of no reason why its ability to effect those provisions would be limited.

                  3.16.10 With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, Citizens and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA.

            3.17 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.17, Seller has no liabilities with respect to the Business which would constitute Assumed Liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                  3.17.1 the Assumed Indebtedness and those other liabilities which would decrease the Base Cash Purchase Price pursuant to Section 2.6.5 to the extent assumed by Parent or IAWC at Closing;

                  3.17.2 liabilities arising in the ordinary course of business under any Contract or Permit or with respect to any agreement or instrument included within the definition of Real Estate; and

                  3.17.3 those liabilities incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business and reflected in the books and records related to the Business;

                  3.17.4 the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof; and

                  3.17.5 those other liabilities, which individually and in the aggregate, would not have a Material Adverse Effect.

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                                                                        Illinois

            3.18 No Pending Litigation or Proceedings. Except as disclosed in
Schedule 3.18, there are no actions, suits, investigations or proceedings pending against or, to the best of the Seller Parties' knowledge, threatened, against or affecting, Seller, the Business or any of the Acquired Assets before any court or arbitrator or Authority which individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in Schedule 3.18, there are currently no outstanding judgments, decrees or orders of any court or Authority against any of the Seller Parties, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets (other than any PUC order relating to rates, tariffs and similar matters arising in the ordinary course of business) which individually or in the aggregate would have a Material Adverse Effect.

            3.19 Supply of Utilities. Except as set forth on Schedule 3.19, the Real Estate has adequate arrangements for supplies of electricity, gas, oil, coal and/or sewer for all operations at the 1998 or current operating levels, whichever is greater. Except as set forth on Schedule 3.19, there are no actions or proceedings pending or, to the best of the Seller Parties' knowledge, threatened, that would adversely affect the supply of electricity, gas, coal or sewer to the Real Estate except for those which individually and in the aggregate would not have a Material Adverse Effect.

            3.20 Insurance. Schedule 3.20 lists the Seller Parties' policies and contracts in effect as of the date hereof for insurance covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by Seller, together with the risks insured against, coverage limits and deductible amounts.

            3.21 Relationship with Customers. As of the date hereof, CUCI does not have any current customer which accounted for more than 5% of the net sales of the Business (taken together with the businesses being acquired by Parent or IAWC or Affiliates of Parent pursuant to the Related Purchase Agreements) for the immediately preceding 12-month period.

            3.22 WARN Act. Except as contemplated by Section 5.9 hereby or as set forth in Schedule 3.22 hereto, within six months prior to the date hereof,
(i) Seller has not effectuated (a) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; (ii) Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law; and (iii) none of Seller's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act).

            3.23 Condition of Assets. Except as set forth on Schedule 3.23, the buildings, machinery, equipment, tools, furniture, improvements and other fixed tangible assets of the Business included in the Acquired Assets, taken as a whole and taken together with the similar assets included among the assets being acquired by Parent or IAWC or Affiliates of Parent pursuant to the Related

Purchase Agreements, are in good operating condition and repair, reasonable wear and tear excepted.

            3.24 Brokerage. None of the Seller Parties or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to IAWC or its Affiliates.

            3.25 All Assets. Except as set forth on Schedule 3.25 and for the Excluded Assets, the Acquired Assets include all assets, rights, properties and contracts the use of which is necessary to the continued conduct of the Business by Parent or IAWC, as the case may be, substantially in the manner as it was conducted prior to the Closing Date, including the service of all utility customers in substantially the same manner and at substantially the same service levels as provided by Seller on the date hereof.

            3.26 Year 2000 Matters. Citizens has (1) initiated a review and assessment of all mission critical areas within the Business and related operations (including those affected by suppliers and vendors) that it reasonably believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Seller Party (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem all as set forth in Citizens' Annual report on Form 10-K for the fiscal year ended December 31, 1998 and Citizens' Quarterly reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999, and (iii) to date, implemented that plan substantially in accordance with that timetable. Seller has contingency plans that are dedicated to ensuring that established and expected levels of customer service are maintained without interruption, while core business functionality is preserved during the millennium transition. With respect to its suppliers and vendors, the foregoing representation and warranty is expressly limited to matters known to Seller after making reasonable inquiries of such suppliers and vendors. Seller makes no representation or warranty with respect to the receipt or accuracy of any response received from any vendor or supplier.

            3.27 Product Liability. Except as disclosed in Schedule 3.27 and except for those liabilities which individually or in the aggregate would not have a Material Adverse Effect, there are no (a) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties, unasserted, with respect to any product liability or similar claim that relates to any product or service sold by Seller or the Business to others or (b) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties unasserted, with respect to any claim for the breach of any express or implied product warranty or a similar claim with respect to any product or service sold by Seller or the Business to others.

            3.28 Capitalization of CLWC; Title to CLWC Stock. There are 100 shares of CLWC common stock authorized and 100 shares of CLWC common stock issued and outstanding. The CLWC Stock comprises all of the shares of capital stock of CLWC that are issued and outstanding. All shares of CLWC Stock are duly authorized, validly issued and outstanding, fully

                                                                        Illinois

paid and nonassessable. All CLWC Stock is owned by Citizens. By delivery of payment for the CLWC Stock and by delivery of the certificate representing the CLWC Stock as provided for in this Agreement, Parent shall acquire good title to the CLWC Stock, free and clear of all Liens. There are no outstanding subscriptions, options, warrants, conversion rights, convertible securities, preemptive rights, preferential rights, or other rights (contractual or otherwise) or agreements of any kind for the purchase or acquisition from (or the purchase, sale or issuance by) Citizens or CLWC of any shares of CLWC Stock or other equity or ownership interests in CLWC, and no outstanding authorization therefor has been given. CLWC has no liabilities other than those that, if outstanding as of the Closing Date, would have been included among the Assumed Liabilities under the terms of Section 2.3 had Parent purchased the assets of CLWC rather than its stock.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT AND IAWC

      Parent and IAWC jointly and severally represent and warrant to Seller as follows:

            4.1 Organization and Good Standing.

                  4.1.1 Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.1.2 IAWC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and each of Parent and IAWC has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business being acquired by it hereunder. Each of Parent and IAWC is qualified to do business and is in good standing in all jurisdictions wherein the nature of the business conducted by it or its ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of such Parent and IAWC do not have a material adverse effect on its ability to perform each of their obligations under this Agreement and the Transaction Documents.

            4.2 Authorization and Enforceability. Each of IAWC and Parent has full corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which either of them is a party. The execution, delivery and performance by IAWC and Parent of this Agreement and the Transaction Documents to which IAWC and/or Parent is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by IAWC and Parent, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by IAWC and Parent. This Agreement is a legal, valid and binding obligation of IAWC and Parent, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the

                                                                        Illinois

discretion of a court. As of the Closing Date, each of the other Transaction Documents to which IAWC and Parent is a party will be duly executed and delivered by IAWC and Parent and will constitute the legal, valid and binding obligations of IAWC and Parent, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            4.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Transaction Documents by IAWC and/or Parent do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene any provision of the Articles of Incorporation or Bylaws of IAWC or the Certificate of Incorporation or Bylaws of Parent; or
(b) violate, conflict with, result in a breach of, or constitute a default (or an event which would with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, authorization, proof of dedication or other agreement or commitment, oral or written, to which Parent or IAWC is a party, or by which any of their assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, interests or rights which, individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation to which IAWC or Parent is subject other than those violations and conflicts which individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by IAWC and Parent of this Agreement, the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by IAWC or Parent except (i) as required by the HSR Act, (ii) as specified on Schedule 3.9 and (iii) for such consents, approvals, authorizations, registrations or filings, the failure to obtain or make would not individually or in the aggregate have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.5 Financing. IAWC and Parent have, and at the Closing Date, will have sufficient resources to pay the Purchase Price, and Parent, IAWC or the other Affiliates of Parent that are buyers of the assets and businesses being acquired pursuant to the Related Purchase Agreements have, and at the Closing Date, will have sufficient resources to pay the purchase prices set forth in the Related Purchase Agreements.

            4.6 Brokerage. None of Parent, IAWC or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's

                                                                        Illinois

or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to the Seller Parties.

            4.7 Insurance. Schedule 4.7 lists the policies and contracts in effect as of the date hereof for casualty and property insurance covering IAWC's assets and properties and the operation of IAWC's business, together with the risks insured against, coverage limits and deductible amounts.

            4.8 Purchase for Investment. Parent acknowledges that the CLWC Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified or registered under any state securities law and that no public market now exists for the CLWC Stock and a public market may never exist therefore. Parent has no Contract with any Person to sell, transfer or pledge to such Person, or to any other Person, the CLWC Stock, and Parent has no present plans or intentions to enter into any such Contract. Parent is acquiring the CLWC Stock for its own account, for investment only, without a view to distribution, as that phrase has meaning under the Act, and rules and regulations of the SEC. Parent understands that the effect of the foregoing representation and warranty is that the CLWC Stock must be held by it indefinitely unless subsequently registered under the Act or unless an exemption from registration is available at the time of any proposed sale or other transfer thereof. Parent agrees to indemnify and hold harmless Seller against all liabilities, costs and expenses, including reasonable attorneys' fees, and other Damages incurred by Seller as a result of any sale, transfer or other disposition by Parent of all or any part of the CLWC Stock in violation of the Act or applicable state securities laws.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

            5.1 Conduct of Business. Except (i) as otherwise specifically permitted by this Agreement, (ii) as set forth in Schedule 5.1 hereto or (iii) with the prior written consent of Parent and IAWC, from and after the date of this Agreement and up to and including the Closing Date, each of the Seller Parties agree that:

                  5.1.1 Seller shall conduct the Business as presently operated and only in the ordinary course of business consistent with past practice.

                  5.1.2 They shall promptly inform Parent and IAWC in writing of any specific event or circumstance of which they are aware, or of which they receive notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect on the Acquired Assets or the Assumed Liabilities.

                  5.1.3 Seller shall not:

                        (a) change or modify in any material respect existing credit and collection policies, procedures and practices with respect to accounts receivable;

                                                                        Illinois

                        (b) enter into any contract or commitment, waive any right or enter into any other transaction (except in the ordinary course of business) which would have a Material Adverse Effect;

                        (c) except in the event of service interruption, emergency or casualty loss, commit to acquire subsequent to the Closing Date on behalf of the Business any capital asset or group of capital assets costing in excess of $1,000,000 that is not included in the capital budget of Seller for fiscal year 2000 and which, if so acquired, would be included in the Acquired Assets; commencing December 1, 1999, accept or receive customer advances for construction in excess of $9,000,000 when combined with customer advances relating to the businesses being acquired by IAWC or Affiliates of IAWC pursuant to the Related Purchase Agreements per each of the next four consecutive three-month periods unless pursuant to an existing tariff, Contract or Permit of Seller; or sell or lease or agree to sell or lease or otherwise dispose of any assets included in the Acquired Assets except in the ordinary course of the conduct of the Business, consistent with past practice;

                        (d) except in the ordinary course of business, consistent with past practice or as required under any of Seller's debt instruments or indentures, mortgage, pledge or subject to any Lien (other than Permitted Liens) any of the Acquired Assets (including the CLWC Stock);

                        (e) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Transferred Employee except (i) as required by law, (ii) in the ordinary course, consistent with past practice and (iii) as required by the Collective Bargaining Agreement in existence on the date hereof; provided, however, no individual Employee shall in any event receive a compensation increase in excess of seven percent (7%) except as required by the Collective Bargaining Agreement in existence on the date hereof;

                        (f) other than in the ordinary course of business consistent with past practice, sell or otherwise transfer any assets necessary, or otherwise material to the conduct of, the Business which would constitute Acquired Assets;

                        (g) change the Seller's method of accounting or keeping its books of account or accounting practices with respect to the Business, except as required by GAAP or any Authority;

                        (h) intentionally and wilfully take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.14, 3.16 and 3.25 hereof (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful omission to take action);

                                                                        Illinois

                        (i) prepay, redeem, retire, refund or otherwise extinguish any of the Assumed Indebtedness; or

                        (j) permit CLWC to amend its articles of incorporation or bylaws, to issue any shares of its capital stock or to enter into any Contract calling for the issuance of any such shares, to merge or consolidate with any other Person or to acquire any stock, securities, or business assets of any other Person.

            5.2 Negotiations. Neither Citizens nor any Person controlled by Citizens or under common control with Citizens (each such person being a "Section 5.2 Affiliate"), nor any officer, director, employee, representative or agent of Citizens or any of their Section 5.2 Affiliates, shall, directly or indirectly, solicit or initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into an agreement with any Person or group of Persons (other than Parent, IAWC or any Person controlled by Parent or IAWC or under common control with Parent, IAWC or any Persons providing financing to the parties hereto in connection with facilitating the consummation of the transactions contemplated by this Agreement) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) that would result in the transfer to any such Person or group of Persons of ten percent (10%) of the Acquired Assets (as measured by net book value of such assets on the date of each such transaction) or the acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) involving the Seller Parties, if such acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) would be inconsistent, in any respect, with the obligations of the Seller Parties hereunder (any of the foregoing transactions, a "Competing Transaction").

            5.3 Disclosure Schedules. As promptly as practicable, the Seller Parties will provide Parent and IAWC with a supplement or amendment to the Disclosure Schedules with respect to any matter, condition or occurrence which is required to be set forth or described in the Disclosure Schedules. For the avoidance of doubt, a matter, condition or occurrence shall only be "required" to be set forth or described in the Disclosure Schedules if the failure to be so disclosed would result in a breach of the applicable representation or warranty (qualified by Material Adverse Effect where applicable) on the date hereof or on the Closing Date. In addition, Seller shall have the right at any time and from time to time prior to the Closing to supplement or amend the Disclosure Schedules. Seller may provide Disclosure Schedules with respect to any representation or warranty of this Agreement whether or not a specific schedule is referred to therein. In the event that any supplement or amendment of such Disclosure Schedules shall be provided later than five (5) business days prior to the Closing Date, Parent or IAWC shall have the right to delay the Closing for a period of five (5) business days in order for Parent and IAWC to review such supplement or amendment. No such supplement or amendment shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to permit the Closing to occur unless Parent and IAWC specifically agree thereto in writing. The Seller Parties shall promptly inform Parent and IAWC, and Parent and IAWC will promptly inform the Seller Parties of any fact or event which comes to their attention, the existence of which constitutes or likely will constitute a breach in any material respects of any representation or warranty in this Agreement. In addition, Parent will, within five (5) days

                                                                        Illinois

of receipt thereof, forward to Seller (i) any title report Parent or IAWC receives from a title company with respect to the Real Estate and (ii) any written communication regarding a specific Lien or title defect affecting a specifically identified parcel of the Real Estate sent to the President, Treasurer or General Counsel of Parent or the President or Corporate Counsel of IAWC, and sent by a party other than the Seller Parties, their legal counsel, financial advisors or representatives.

            5.4 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 5.8 hereof):

                  5.4.1 to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

                  5.4.2 to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                  5.4.3 to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

            5.5 Filings and Authorizations. The parties hereto will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to it or its Affiliates as may be required to consummate the terms of this Agreement, including all notifications and information to be filed or supplied pursuant to the HSR Act and with the applicable public utility commission (each, a "PUC"). Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation. Each of Parent and IAWC, on the one hand, and the Seller Parties, on the other, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission to the PUC or which is necessary under the HSR Act. The Seller Parties, on the one hand and IAWC and Parent, on the other, shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Authority, including the PUC, the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), and shall comply promptly with any such inquiry or request. Each of Citizens, Seller, Parent and IAWC will use its reasonable efforts to obtain any clearance required under the HSR Act and from the PUC for the purchase and sale of the Acquired Assets (including the CLWC Stock) in accordance with the terms and conditions hereof. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate any party or their respective Affiliates: (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Authority (including the PUC, the Antitrust Division and the FTC) is a party; (ii) to agree or otherwise become subject to any material limitations on (A) the right of Parent and IAWC effectively to control or operate the Business being acquired by each or the right of Seller or its

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                                                                        Illinois

Affiliates effectively to control or operate Citizens' other businesses, (B) the right of Parent and IAWC or its Affiliates to acquire or hold the Business being acquired by each or the right of Seller or its Affiliates to hold the Excluded Assets or Citizens' other businesses, or (C) the right of Parent and IAWC to exercise full rights of ownership of the Business or all or any material portion of the Acquired Assets being acquired by each or the right of Citizens to exercise full rights of ownership of Citizens' other businesses or all or any material portion of the Excluded Assets; or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Citizens, Seller, Parent, IAWC, any Affiliate of Parent or the Business. The parties agree that no representation, warranty or covenant of IAWC, Parent, or Citizens contained in this Agreement shall be breached or deemed breached as a result of the failure by Parent and IAWC on the one hand or the Seller Parties, on the other, to take any of the actions specified in the preceding sentence.

            5.6 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law (in which case the parties shall make reasonable efforts to consult with each other prior to such required announcement).

            5.7 Further Assurances. Each of Citizens, Parent, IAWC and Seller, from time to time after the Closing, at Parent's, IAWC's or Seller's request, will execute, acknowledge and deliver to the applicable person such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Parent, IAWC or Seller, as the case may be, may reasonably require in order to transfer, in accordance with the terms and conditions of this Agreement, more effectively in Parent or IAWC or to put Parent or IAWC more fully in possession of any of the Acquired Assets being acquired by each or better to enable Parent or IAWC to complete, perform and discharge any of the Assumed Liabilities being assumed by each. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            5.8 Cooperation.

                  5.8.1 Parent, IAWC, Citizens and Seller shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Seller to Parent and IAWC to the extent being acquired by each and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

            5.8.2 Without limiting the foregoing, neither Parent and IAWC, nor Citizens and Seller (nor any of their respective Affiliates) shall make any filings pursuant to federal or state securities laws ("Securities Filings") or make any consent solicitations to holders of Assumed Indebtedness which include any information about Seller, IAWC (or their respective

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                                                                       Illiniois

Affiliates) or the transactions contemplated hereby without consulting with the other party and providing the other party a reasonable opportunity to review and comment on such information, it being understood and agreed that any party may so disclose such information in its reasonable judgment to the extent such party's counsel advises it that such disclosure is advisable under applicable law. Each of Parent, IAWC, Citizens and Seller shall, and shall cause their respective Affiliates to, comply with all applicable federal and state securities laws in connection with this Agreement and the transactions contemplated hereby (including any solicitation of consents of holders of Assumed Indebtedness), and all information supplied by any party for inclusion in any Securities Filing or consent solicitation, including, without limitation, any proxy or information statement, or any registration statement on Form S-4 shall be true and correct in all material respect and shall not contain any untrue statement of a material fact or omit to state any material fact which is required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  5.8.3 During the first 90 days after the Closing Date (180 days for Trademarks on tanks), Parent and IAWC shall have the right to use all of the logos, trademarks and trade identification of Seller as are located at the Real Estate or on the Acquired Assets (collectively, the "Trademarks"). Parent's and IAWC's use of the Trademarks shall be in accordance with such reasonable quality control standards as may be promulgated by Seller and provided to Parent and IAWC. If Seller shall notify Parent and IAWC in writing of Parent's or IAWC's (as the case may be) material failure to comply with such reasonable quality control standards and Parent or IAWC continues to not comply with such reasonable quality control standards for more than 20 days after receipt of such notice, Seller shall have the right to terminate Parent's and IAWC's right under this Section 5.8.3 to use the Trademarks.

                  5.8.4 Seller shall give Parent and IAWC and its representatives (including IAWC's Accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of Seller to the extent relating to the Business and the Acquired Assets, and shall cause its officers, employees, agents and representatives to furnish to Parent and IAWC all documents, records and information (and copies thereof), to the extent relating to the Business and the Acquired Assets, as Parent and IAWC may reasonably request. Except to the extent disclosed in the Disclosure Schedules in accordance with Sections 5.3 and 8.4, no investigation or receipt of information by Parent or IAWC pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller Parties under this Agreement or the conditions to the obligations of Parent or IAWC under this Agreement. All information provided to Parent or IAWC under this Agreement shall be held subject to the terms and conditions of the Confidentiality Agreement dated August 2, 1999 between Citizens and Parent.

            5.9 Employees; Employee Benefits.

                  5.9.1 Schedule 5.9.1 lists divisions and the number of all salaried and hourly employees actively employed (as of the date of this Agreement) in each division by Seller or any of its Affiliates whose primary responsibilities relate to the Business. Schedule 5.9.1 lists job

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                                                                        Illinois

classifications and number of employees in each job classification of those employees whose terms and conditions of employment are subject to the Collective Bargaining Agreement ("Union Employees"). All individuals referred to on
Schedule 5.9.1 are herein referred to as the "Employees." For the avoidance of doubt, it is understood that no employees of CBSC or Citizens Resources are included in Schedule 5.9.1. No later than March 1, 2000, IAWC and Seller shall determine the number of Employees to whom IAWC will offer employment, which number shall be at least equal to 250 (when combined with offers made by IAWC or Affiliates of IAWC to employees of Affiliates of Seller in connection with the Related Purchase Agreements) (the "Base Number"), and such additional number of Employees, if any, whom IAWC also wishes to employ. Upon determination of such Employees, Seller will supplement Schedule 5.9.1 with the name, job title, unused vacation, current base salary or hourly wage, date of hire and assigned location of each Transferred Employee (as that term is defined below). At the Closing, Seller shall provide an updated Schedule 5.9.1 which shall disclose all the information required under the preceding sentence as of the most recent practicable date prior to Closing.

                  5.9.2 Effective as of the Closing, IAWC shall offer employment to at least the Base Number of those employees included on Schedule 5.9.1. All Employees to whom IAWC offers employment and who accept such employment are herein referred to as the "Transferred Employees." In the event any Employees do not accept IAWC's offer of employment, IAWC shall offer employment to such additional employees (the identity of whom shall be determined by IAWC and Seller) as are necessary to bring the total number of Transferred Employees to the Base Number. Subject to the provisions of this Section 5.9 and Section 5.12, IAWC shall provide each Non-Union Transferred Employee with base compensation at least equal to that provided by Seller on the Closing Date, and employee benefits which are substantially comparable to those provided by IAWC to its other similarly situated employees. Except as otherwise provided under the terms of Section 5.12, IAWC shall provide each Union Transferred Employee with compensation at least equal to that provided by Seller immediately prior to the Closing Date and with the benefits provided to IAWC's similarly situated collectively bargained employees. Each collective bargaining agreement pertaining to Transferred Employees shall be identified on a Schedule 5.9.2 to be prepared by Seller and submitted to IAWC on or before the Closing Date. Seller shall cooperate with IAWC in IAWC's efforts to contact the unions representing Transferred Employees. IAWC agrees (i) to credit the service of each Transferred Employee with Seller and its Affiliates before the Closing, for all purposes under all employee benefit plans and arrangements maintained by IAWC (and/or any of its Affiliates) for the benefit of any Transferred Employee (including without limitation for purposes of attainment of retirement dates and payment of optional forms of benefits), other than for purposes of benefit accrual under any "defined benefit plan", within the meaning of Section 3(35) of ERISA, (ii) to provide accrued vacation to Transferred Employees in the year in which the Closing occurs, equal to the excess, if any, of the accrued vacation to which the Transferred Employee would otherwise be entitled under Seller's vacation plan during that year over the amount of accrued vacation the Transferred Employee had taken during that year, and, thereafter, to provide vacation to Transferred Employees on the same basis as provided to similarly situated employees of IAWC, with service credit as provided in (i) hereof, (iii) to provide severance benefits to Transferred Employees terminated by IAWC that are substantially comparable to those benefits provided by IAWC to similarly situated employees, and (iv) to comply with all applicable legal requirements


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                                                                        Illinois

with respect to the Union Employees (including without limitation any applicable duty to bargain with those employees' bargaining representative). IAWC shall be responsible for providing to each Transferred Employee vacation in an amount equal to the Transferred Employee's vacation entitlement for the year of Closing reduced by the number of vacation days such Transferred Employee has taken on or before Closing. Nothing in this Section 5.9 shall limit IAWC's authority to terminate the employment of any Transferred Employee at any time and for whatever reason. Until the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall directly or indirectly solicit or offer employment to any Transferred Employee then employed by IAWC or its Affiliates.

                  5.9.3 Except as specifically provided in Sections 5.9 and 5.12, Seller shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) related to compensation or employee benefits incurred by IAWC as the result of any claims against IAWC or its Affiliates that are made by any Employees or Former Employees (or the Beneficiary of any Employee or Former Employee) who are not made offers to become employees of IAWC or its Affiliates including, without limitation, claims asserted against IAWC as a result of their termination by Seller or its Affiliates.

                  5.9.4 Seller shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation claims or the benefits provided under the Benefit Plans, whether paid before or after the Closing) owed to any Transferred Employee or the Beneficiary of any Transferred Employee or any Water Sector Retiree or the Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Seller or any of its Affiliates and such Transferred Employee or Beneficiary or (ii) any benefit claim or expense (including medical expenses) incurred before Closing under any Benefit Plan. For purposes of this Agreement, a medical expense shall be deemed to be incurred when the services giving rise to a claim are rendered, regardless of when billed or paid. Without limiting the foregoing, Seller shall be responsible for the payment of any employee benefits that become due to any Transferred Employees as a result of their termination by Seller.

                  5.9.5 Except as otherwise specifically provided in Section 5.9, 5.11 or 5.12, IAWC shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation, claims or the benefits provided under any employee benefit plan or arrangement of IAWC incurred after Closing) owed to any Transferred Employee or Beneficiary of any Transferred Employee or any Water Sector Retiree or Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between IAWC or any of its Affiliates and any Transferred Employee or (ii) any benefit claim or expense (including medical expense) incurred after Closing under any employee benefit plan sponsored or contributed to by IAWC or an ERISA Affiliate after Closing. Notwithstanding the foregoing, IAWC shall not be responsible for the payment of any employee benefits that become due to any Transferred Employees under any Benefit Plan (other than the Assumed Benefit Liabilities).

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                                                                        Illinois

                  5.9.6 IAWC agrees to reimburse Seller for its proportionate share (as defined below) of any amount in excess of $1,000,000 paid by Seller as severance under Citizens' severance plan as in effect on the date hereof to any Employees (when such amount paid by Seller is aggregated with amounts paid by Citizens to other employees as referenced in Section 5.9.6 of the Related Purchase Agreements) provided (i) IAWC does not hire such Employees in accordance with the provisions of Sections 5.9, 5.11 and 5.12 and (ii) Seller provides notice to those Employees on or before the Closing Date to the effect that their employment will be terminated on or shortly after the Closing Date. IAWC will pay such reimbursement to Citizens within 5 days after receipt of a list of the Employees showing which are entitled to severance pay, the amounts of that severance pay and certifying that those amounts have been paid. The IAWC's "proportionate share" means the amount obtained by multiplying the amount in excess of $1,000,000 by a fraction, the numerator of which is the amount of severance paid by Seller to Employees under Section 5.9.6 of this Agreement and the denominator of which is the sum of (i) the amount paid by Seller to Employees under Section 5.9.6 of this Agreement and (ii) the aggregate amount paid by Citizens under Section 5.9.6 of each of the Related Purchase Agreements.

                  5.9.7 Until the second anniversary of the Closing Date, IAWC shall not directly or indirectly solicit or offer employment to any active employee of Seller, other than the Transferred Employees.

            5.10 Employee Pension Plan.

                  5.10.1 At least fifteen days prior to the Closing Date, Seller shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens Pension Plan ("Seller's Pension Plan" or "Citizens Pension Plan"). Seller shall retain liability and related assets for benefits accrued through the Closing Date by Transferred Employees under Seller's Pension Plan.

                  5.10.2 As of the Closing Date, Transferred Employees shall be covered under the American Pension Plan, and shall be given credit for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, subsidized benefits, and entitlement to optional forms of payment, but not for accrual of benefits.

            5.11 Employee Savings Plan.

                  5.11.1 Effective upon the date of the transfer described in
Section 5.11.2, subject to the terms and conditions of this Agreement, Parent shall cause the Savings Plan for Employees of American Water Works Company, Inc. (the "American Savings Plan") to assume the liability of the Seller's 401(k) Plan for the account balances of those Transferred Employees participating in the Seller's 401(k) Plan on the Closing Date (the "Affected Participants") that are transferred to the American Savings Plan. As of the Closing Date, Affected Participants shall be 100% vested in their account balances under the Seller's 401(k) Plan. Transferred Employees shall be given credit under the American Savings Plan for service with Seller and its Affiliates for

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                                                                        Illinois

eligibility, vesting, attainment of retirement dates, contribution levels and optional forms of benefit payment, to the same extent that credit for such service has been given by Seller and its Affiliates.

                  5.11.2 Parent shall deliver to Seller as soon as practicable, but in no event later than ninety (90) days after Closing (i) a certified copy of the American Savings Plan and any amendment necessary to effectuate the transfer of assets and the assumption of account balances in accordance with this Section 5.11, (ii) a certified copy of the trust agreement for the American Savings Plan; (iii) the most recent favorable determination letter from the IRS with respect to the American Savings Plan; and (iv) an opinion from Parent's legal counsel acceptable to Seller that the American Savings Plan, as so amended, complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of, and the transfer of assets and assumption of benefit liabilities by, the American Savings Plan. Seller shall deliver to Parent as soon as practicable, but in no event later than ninety (90) days after Closing, an opinion from Seller's legal counsel acceptable to Parent that the Seller's 401(k) Plan complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of the Seller's 401(k) Plan, and the transfer of assets to, and assumptions of benefit limitations by, the American Savings Plan. As soon as practicable, but in any event within 120 days after Closing, Seller shall cause the trustee of the Seller's 401(k) Plan to transfer in cash and promissory notes representing outstanding loans to Affected Participants to the trustee of the American Savings Plan an amount equal to the sum of the account balances of the Transferred Employees (the "Transferred Accounts") calculated as of the most recent valuation date under the Seller's 401(k) Plan (which shall, in any event, be within thirty (30) days of the transfer). Both the Seller Parties and Parent will file any IRS Form 5310A that is required with respect to the transfer contemplated by this Section 5.11 date at least 30 days prior to the transfer. Upon the transfer described in this Section 5.11, Parent and the American Savings Plan shall be responsible for all benefits attributable to the Transferred Accounts to which Transferred Employees were entitled under the Seller's 401(k) Plan as of such date, and Seller and the Seller's 401(k) Plan shall cease to have any liability, contingent or otherwise, for such benefits.

            5.12 Welfare Benefits.

                  5.12.1 Within sixty (60) days after the Closing, Seller agrees to transfer to trusts established by Parent under Section 501(c)(9) of the Code ("Parent's VEBAs") the amount held under any trust established by Seller under
Section 501(c)(9) of the Code ("Seller's VEBAs") to fund post-retirement health care and life insurance benefits attributable to the Business, including Former Employees identified on Schedule 5.12 (the "Water Sector Retirees") and any "grandfathered" Transferred Employees as set forth on Schedule 5.12. For the avoidance of doubt, it is understood that no employees of CBSC or Citizens Resources are included in Schedule 5.12. Parent agrees to provide post-retirement health care and life insurance benefits to the Water Sector Retirees and, as applicable, Transferred Employees who become eligible for such benefits after Closing and further agrees that Parent's VEBAs will apply an amount at least equal to the sum of the assets (and earnings thereon calculated at the rate of return generated by Parent's VEBAs) transferred from Seller's VEBAs to provide post-retirement health care and life insurance benefits for such employees. Upon Closing, Parent shall be responsible for all obligations of the Seller Parties to provide post-retirement health care and life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the

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                                                                        Illinois

Closing and the Seller Parties shall cease to have any liability, contingent or otherwise, for such benefits. In consideration of such transfer, Parent agrees not to terminate or materially modify those post-retirement health and life benefit provisions applicable to such grandfathered Transferred Employees and Water Sector Retirees as such provisions are in effect immediately prior to the Closing Date.


                  5.12.2 Parent shall take all action necessary and appropriate to ensure that, as of the Closing Date, Parent provides medical, health, dental, flexible spending account, accident, life, short-term disability, long-term disability and other employee welfare benefits (including retiree medical benefits) to Transferred Employees that, in the case of Non-Union Transferred Employees and Union Transferred Employees are substantially similar to those benefits provided by Parent under its corresponding welfare benefit plans (the "Parent's Welfare Plans"). For purposes of determining eligibility to participate, and entitlement to benefits, in each Parent Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions, waiting periods, and requirements for evidence of insurability under the Parent Welfare Plans shall be waived in Parent's Welfare Plans for Transferred Employees and retirees of the Water Sector and their respective Beneficiaries, and Transferred Employees and retirees of the Water Sector and their respective Beneficiaries shall receive credit under the Parent Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Seller shall deliver to Parent a list of the Transferred Employees and retirees of the Water Sector and their respective Beneficiaries who had credited service under a Seller Welfare Plan, together with each such individual's service, copayment, deductible and out-of-pocket payment amounts under such plan.

                  5.12.3 Seller shall transfer to Parent's flexible benefits plan any balances standing to the credit of Transferred Employees under Seller's flexible benefits plan as of the Closing Date. Seller shall provide to Parent prior to the Closing Date a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with their elections made prior to the Closing Date with respect to such Account, and balances standing to their credit as of the Closing Date.

            5.13 Taxes. The Seller Parties, on the one hand, and Parent and IAWC, on the other, shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes; (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Parent and IAWC, on the one hand, and the Seller Parties, on the other, shall retain, until the applicable statutes of limitations (including all extensions) have

                                                                        Illinois

expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

            5.14 Intentionally Omitted.

            5.15 Citizens' Guarantees and Surety Instruments. Each of Parent and IAWC shall use its reasonable efforts to assist Citizens in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed on Schedule 5.15. For purposes of this Section 5.15 and
Section 5.16, reasonable efforts: (a) shall include Parent's or IAWC's assumption of the Assumed Indebtedness, the Contracts and the Permits on the terms set forth in this Agreement; (b) shall include an obligation on the part of Parent or IAWC to provide a guarantee, letter of credit, bond or other required surety instrument at Closing to the extent required by any Contract or Permit and in general to provide an equivalent surety instrument to be substituted for any surety instrument provided by Citizens to any beneficiary in connection with the Business; and (c) shall include the obligation of IAWC and/or Parent to provide a debt obligation (including obtaining a minimum credit rating necessary to prevent any change to the tax-exempt status of any of the Assumed Indebtedness and providing credit enhancements such as bond insurance) to the issuer of any Bonds relating to the Assumed Indebtedness satisfactory to such issuer in replacement of and in substitution for Citizens' obligations to such issuer under the Assumed Indebtedness, all to enable Parent or IAWC to assume the Assumed Indebtedness.

            5.16 Assumption of Seller Debt.

                  5.16.1 Each of IAWC and Parent shall use its reasonable efforts (as defined in Section 5.15) to assist Seller in obtaining all consents and opinions and taking such other actions as may be required to enable IAWC or Parent, as the case may be, to assume at the Closing all of Seller's liabilities and obligations under the Assumed Indebtedness to the extent provided in Section
2.3. If, after using such reasonable efforts, the parties reasonably conclude that all such required consents and opinions will not be obtained by the date that the conditions to Closing set forth in the first sentences of Sections
6.1.4 and 6.2.4 are expected to be satisfied, then Citizens, Parent and IAWC will use their reasonable efforts and take such other actions as may be required to enable Citizens to assign at the Closing all of Seller's liabilities and obligations under the Assumed Indebtedness to the extent provided in Section 2.3, including complying with the provisions of Section 5.24 to the extent applicable to such assignment of the Assumed Indebtedness.

                  5.16.2 Representations Re: Assumed Indebtedness.

                        (a) The Seller Parties represent that each of the Bonds which make up the Assumed Indebtedness is a bond issue which was used to finance sewage facilities within the meaning of Section 103(b)(4)(E) of the Internal Revenue Code of 1954 as amended ("1954 Code") or Section 142(a)(5) of the Code, as the case may be, or facilities for the furnishing of water within the meaning of Section 103(b)(4)(G) of the 1954 Code or Section 142(a)(4) and

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                                                                        Illinois

Section 142(e) of the Code, as the case may be, and that the interest of such Bonds was as of their date of issue, excludable from the gross income of the holders of such Bonds for federal or state (other than Illinois) income tax purposes pursuant to such sections of the IRC or the Code. In the case of the facilities for the furnishing of water (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof.

                        (b) The Seller Parties represent that they have complied with all of their duties and obligations under the IDRB Documents, including their obligations relating to the use of the proceeds of the bonds and the ownership, operation, use and maintenance of the Assets financed with the proceeds of the Bonds. Citizens and the other Seller Parties represent that the representations and warranties of "Company" in the IDRB Documents remain true and correct, and that they have not taken nor permitted to be taken any action which would have the effect of subjecting the interest on any of such Bonds to federal or state (other than Illinois) income taxation, except as otherwise contemplated or permitted by the IDRB Documents.

                        (c) The Seller Parties represent that as of Closing all the proceeds of the Bonds will have been spent in accordance with the IDRB Documents, the construction of the projects to be financed with the Bonds will have been completed, that there are no reserve funds associated with the Trust Indentures for such Bonds, and that all of the proceeds of such Bonds were invested in tax-exempt obligations of state and local governments (except to the extent used to acquire or construct the facilities financed by such Bonds) and, that therefore, the Seller Parties do not have any arbitrage profits subject to the rebate requirements of Section 148 of the Code.

                        (d) The Seller Parties represent that there is and has been no audit or other examination by any taxing authority relating to the Bonds.

                        (e) The Seller Parties further represent the following with respect to the Bonds:

            (1) The Assets financed by the Bonds are sewage facilities or facilities for the furnishing of water, which means that (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof;

                                                                        Illinois

            (2) They have not caused or permitted to be caused any reissuance of the Bonds under Section 1001 of the Code, without first obtaining a "no adverse effect" opinion of bond counsel;

            (3) They have not caused an extension of the maturity of such Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

            (4) They have not taken or caused to be taken any action that would cause the Bonds to be arbitrage bonds under Section 148 of the Code, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(f) of the Code;

            (5) They have not taken any action that would cause the Bonds not to be registered in accordance with Section 149(a) of the Code; and

            (6) They have not permitted the Bonds to become directly or indirectly "federally guaranteed" under Section 149 of the Code.

                  5.16.3 Covenants of Parent and IAWC. Each of Parent and IAWC covenants and agrees, so long as any Assumed IDRB Indebtedness is outstanding, to cause the Assets that were acquired, constructed, improved or equipped with the proceeds of such Assumed IDRB Indebtedness to be used as sewage facilities within the meaning of Section 103(b)(4)(E) of the 1954 Code or Section 142(a)(5) of the Code, as the case may be, and facilities for the furnishing of water within the meaning of Section 103(b)(4)(G) of the 1954 Code or 142(a)(4) and
Section 142(e) of the Code, as the case may be, which means in the case of the facilities for the furnishing of water that (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof. Each of Parent and IAWC further covenants and agrees, so long as any Assumed IDRB Indebtedness is outstanding, the following:

                        (a) It will not cause or permit to be caused any reissuance under Section 1001 of the Code without first obtaining a "no adverse effect" opinion of bond counsel;

                        (b) It will not cause an extension of the maturity of the Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

                        (c) It will not take or cause to be taken any action that would cause the Bonds to be arbitrage bonds under Section 148 of the Code, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(f) of the Code;

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                                                                        Illinois

                        (d) It will not take any action that would cause the Bonds not to be registered in accordance with Section 149(a) of the Code;

                        (e) It will not permit the Bonds to become directly or indirectly "federally guaranteed" under Section 149 of the Code; and

                        (f) It will comply with each representation, warranty, covenant or other agreement or obligation set out by the IDRB Documents as in effect on the date of execution of this Agreement.

            5.17 Schedule of Permits. No later than March 13, 2000, Seller shall deliver to Parent and IAWC a schedule, to be identified as Schedule 5.17, which sets forth all material Permits required for the use of the Acquired Assets being acquired by each and the operation of the Business by Parent and IAWC substantially in the manner as it was conducted prior to the date hereof. For purposes of this Section 5.17, material Permits shall include those required for the service of all utility customers at substantially the same service levels as provided by Seller on the date of this Agreement. All Permits listed on Schedule
5.17 that are required to be listed on Schedule 3.3 or Schedule 3.9 shall be so designated. Seller has made or will make prior to the Closing Date timely applications for renewals of all such Permits listed on Schedule 5.17, which under applicable law must be filed prior to the Closing Date to maintain the Permits listed on Schedule 5.17 in full force and effect.

            5.18 Title Information. No later than March 13, 2000, Seller shall use its reasonable efforts to deliver to Parent or IAWC true, correct and complete copies of all existing title policies, surveys, leases, deeds, instruments and agreements in Seller's possession relating to title to the Real Estate that will be acquired by each.

            5.19 Transaction with Related Parties. Effective as of the Closing Date, except as otherwise provided in Sections 5.9 through 5.12, 5.15, 5.24, 5.26, 5.27 and 2.7.1(j) of this Agreement, Seller shall have terminated and canceled all contracts, commitments and agreements (including employment relationships) relating to the Acquired Assets or the Business, between Seller, any Affiliate of Seller (including Citizens), any officer or director of any Seller Party, or any Affiliate of the foregoing. Seller shall be solely liable for any contractual or other claims, express or implied arising out of the termination and cancellation of any of the foregoing raised by any party thereto.

            5.20 Approval by Citizens. Citizens shall, as the sole owner of common stock of each other Seller Party, vote all of such shares of common stock to approve this Agreement and the transactions contemplated hereby.

            5.21 Supplemental Information.

                  5.21.1 Citizens shall provide IAWC, within fifteen (15) days after the execution or the date of receipt thereof, a copy of (a) each Contract (other than with respect to which the Business' total annual liability or expense is less than $100,000 per such Contract) entered into by Seller after the date hereof and prior to the Closing Date; (b) a copy of any written notice for


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                                                                        Illinois

assessments for public improvements against the Real Estate received after the date hereof and prior to the Closing Date; (c) a copy of the filing of any condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate received after the date hereof but prior to the Closing Date; and (d) a copy of any Contract where Seller is a lessee relating to the use or occupancy of the Real Estate and where such Contract involves annual payments in excess of $100,000 entered into by Seller after the date hereof and prior to the Closing Date. Citizens will also provide the copies referred to in clauses (b), (c) and (d) of this Section 5.2.1.1 to Parent if the copies relate to Real Estate being purchased by Parent.

                  5.21.2 Within fifteen (15) days after the receipt of notice of violation, Citizens shall notify Parent and IAWC of any violations of state or federal drinking water standards which, if such violations existed on the date hereof, would be required to be disclosed pursuant to Section 3.8.10 hereof, and shall promptly notify Parent and IAWC of the actions proposed to be taken by Seller to correct or otherwise respond to such violations.

            5.22 Non-Competition. The Seller Parties agree that for a period of fifteen (15) years after the Closing Date no Seller Party nor any Affiliate of a Seller Party shall directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of or be otherwise connected in any substantial manner with any entity (other than IAWC and its successors and assigns) engaged in the business of storing, supplying and distributing water in the States in which IAWC acquires any Acquired Assets, whether or not such business is subject to regulation by a PUC (it being understood that the individual directors of Seller and Citizens are not Affiliates of a Seller Party).

            5.23 Intentionally Omitted.

            5.24 IDRB Obligations.

                  (a) IAWC's IDRB Obligations. Each party acknowledges that (x) Citizens is and after the Closing Date shall continue to be and shall remain the primary obligor with respect to the Retained IDRB Indebtedness outstanding immediately after the Closing Date to the same extent as though no sale of the Acquired Assets had been made and that Parent and IAWC shall have no payment obligations with respect to such Retained IDRB Indebtedness and (y) the IDRB Documents require Citizens not to take or permit to be taken any action which would have the effect, directly or indirectly, of subjecting the interest on any of the Bonds to federal or state (other than Illinois) income taxation. Accordingly, Parent and IAWC covenant and agree (i) at Closing to execute and deliver to Citizens an agreement substantially in the form attached hereto as Exhibit D, with respect to each issuer of Bonds relating to Retained IDRB Documents that will be outstanding after the Closing Date, and (ii) so long as any such Bonds are outstanding, to cause the Acquired Assets that were acquired, constructed, improved or equipped with the proceeds of such Bonds to be used as facilities for the furnishing of water (that is, (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the

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                                                                        Illinois

furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof) or sewage facilities within the meaning of Section 103(b)(4)(E) of the 1954 Code, or Section 142(a)(5) of the Code as the case may be.

                  (b) IDRB Construction Funds. Citizens hereby represents that there will be no construction funds or unspent bond proceeds available after the Closing Date that are held by the trustees of the Bonds relating to the Retained IDRB Indebtedness.

                  (c) Consents and Opinions. The parties shall use their respective best commercially reasonable efforts to obtain all consents and legal opinions as may be required under the Retained IDRB Documents to enable Seller to retain all Retained IDRB Indebtedness and to sell the Acquired Assets to IAWC or Parent.

            5.25 Cooperation with Respect to Like-Kind Exchange. Parent and IAWC agree that Seller may, at Seller's written election delivered to Parent and IAWC no later than five (5) days prior to the Closing Date, direct that all or a portion of the Initial Cash Payment be delivered to a "qualified intermediary" as defined in Treasury Regulation ss.1.1031(k) - (g)(4) as to enable Seller's relinquishment of the Acquired Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the Code. If Seller so elects, Parent and IAWC shall reasonably cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the Code (including any actions reasonably required to facilitate the use of a "qualified intermediary"), and Parent and IAWC agree that Seller may assign all or part of its rights (but no obligations) under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the Code. Parent, IAWC and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Parent, IAWC or Seller; provided that such efforts shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement. Seller shall indemnify and hold Parent and IAWC harmless from any cost, expense or liability arising from its cooperating under this Section 5.25.

            5.26 Transition Plan. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a transitional services team, which shall include expertise from various functional specialties associated with or involved in providing billing, payroll and other support services provided to Seller by any automated or manual process using facilities or employees that are not included among the Acquired Assets or Transferred Employees. Such team will be responsible for preparing, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan. The transition plan will set forth reasonable arrangements

                                                                        Illinois

providing IAWC, at IAWC's sole expense, with appropriate access to Seller's relevant computer systems to allow for a full conversion of the relevant data and functionality to IAWC's systems on the Closing Date. Parent, IAWC and Seller shall use their commercially reasonable efforts to cause their representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan no later than 60 days prior to the Closing Date.

            5.27 Procedures regarding Refunds of Advances. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a working group of appropriate subject matter experts to determine the appropriate obligations of Parent and IAWC regarding notification and the provision of other accurate and timely data to Citizens to enable Citizens timely and accurately to satisfy the refund obligations described in Section 2.3.3(b). Such working group will be responsible for preparing a comprehensive agreement no later than March 13, 2000, which agreement shall be executed by the parties at Closing. Among other arrangements, the parties would require that the customers and developers owed refunds provide joint notices to IAWC and Citizens.

            5.28 Title Insurance. Prior to Closing, Seller shall cooperate with Parent and IAWC and use commercially reasonable efforts to assist each of Parent and IAWC if either of them desires to obtain ALTA title insurance commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies (collectively, the "Title Company"), committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment) to issuing ALTA (or its local equivalent) form of title insurance policies insuring good, valid, indefeasible fee simple title to the Real Estate in IAWC or Parent, as the case may be, in all cases, at IAWC's and Parent's sole expense and in the respective amounts that IAWC or Parent, as the case may be, requests prior to Closing, subject to no Liens or other exceptions to title other than Permitted Exceptions (collectively the "Title Policies"). On or prior to the Closing Date, Seller shall execute and deliver, or cause to be executed and delivered, to the Title Company, at no cost to Seller, any customary affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of the Title Commitments or the Title Policies; provided that such efforts and IAWC's and Parent's request for Title Policies or Title Commitments shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                        CONDITIONS PRECEDENT; TERMINATION

            6.1 Conditions Precedent to Obligations of IAWC and Parent. The obligations of IAWC and Parent to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by IAWC and Parent in their sole discretion):

                  6.1.1 Performance of Agreements; Representations and Warranties. Seller shall have performed or complied in all material respects with all agreements and covenants required

                                                                        Illinois

by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except
Section 3.25), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso); and provided further, that the representation and warranty set forth in Section
3.5.1 shall be deemed to be true and correct on and as of the Closing Date if any Material Adverse Effect that may have arisen or occurred between the execution date of this Agreement and the Closing Date shall have been cured or remedied such that such Material Adverse Effect is not continuing as of the Closing Date. IAWC and Parent shall have been furnished with a certificate of the Chief Financial Officer or other Vice President of Citizens dated the Closing Date, certifying to the foregoing.

                  6.1.2 Opinion of Counsel. IAWC and Parent shall have received from L. Russell Mitten II, Vice President and General Counsel of Seller, an opinion dated the Closing Date, in form and substance satisfactory to IAWC and Parent, to the effect set forth in Exhibit E hereto.

                  6.1.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.1.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby, and such order shall not contain any restrictions or conditions (other than those in effect on the date hereof or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Seller be continued following the transactions contemplated hereby) which would have a Material Adverse Effect or a material adverse effect on any other regulated business of Parent or IAWC in the state in which the PUC has jurisdiction, and such order shall be final and unappealable; Seller shall have obtained all statutory, regulatory and other consents and approvals which are required in order to consummate the transactions contemplated hereby and to permit IAWC and Parent to conduct the Business being acquired by each in the manner contemplated by Section 3.25 hereof other than those the failure of which to obtain would not have a Material Adverse Effect. Seller shall have also obtained (i) all consents and legal opinions required to enable Parent or IAWC to assume (or for Citizens to assign to Parent or IAWC) the Assumed Indebtedness (without any change in the tax-exempt status of such Assumed Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)) and all other consents and legal opinions required to enable Seller to sell to Parent and IAWC the Acquired Assets being acquired by each at the Closing (without any change in the tax-exempt status of such Assumed Indebtedness and without

                                                                        Illinois

any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)), free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture) and (ii) all consents required under Contracts and Permits relating to Seller's water appropriation and flowage rights to the extent reasonably sufficient to enable IAWC to service the customers of the Business and to service future commitments under such Contracts.

                  6.1.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect IAWC's and Parent's respective ownership of all or any material portion of the Acquired Assets, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which would reasonably be expected to materially limit or materially adversely affect IAWC's and Parent's respective ownership of the Acquired Assets.

                  6.1.6 Documents. Seller and Citizens shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.7 hereof and shall have made arrangements reasonably satisfactory to Parent and IAWC to deliver to Parent and IAWC as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the respective portion of the Business being acquired by each.

                  6.1.7 Related Closings. Parent and IAWC shall be reasonably satisfied that the consummation of each of the asset purchase and sale transactions contemplated by those certain purchase agreements described on
Schedule 6.1.7 (the "Related Purchase Agreements") will occur concurrently with the Closing.

            6.2 Conditions Precedent to Obligations of Seller Parties. The obligations of the Seller Parties to cause the consummation of the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Seller Parties in their sole discretion):

                  6.2.1 Performance of Agreements; Representations and Warranties. Parent and IAWC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by IAWC and Parent shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except
Section 4.2), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a material adverse effect on the respective ability of IAWC and Parent to perform their obligations under this Agreement and the Transaction Documents, provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material

                                                                        Illinois

adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso). Seller shall have been furnished with a certificate of the President or Vice President of Parent and IAWC, dated the Closing Date, certifying to the foregoing.

                  6.2.2 Opinion of Counsel. Seller shall have received from Dechert Price & Rhoads, counsel to IAWC and Parent, an opinion dated the Closing Date, in form and substance satisfactory to Seller, to the effect set forth in Exhibit F hereto.

                  6.2.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.2.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby and such order shall not contain any restrictions or conditions which would have a material adverse effect on Seller's business activities in the State in which the PUC has jurisdiction or any significant adverse effect on Citizens' acquisition and divestiture activities in that State (including divestiture of the Acquired Assets), and such order shall be final and unappealable; Seller shall have obtained all statutory and regulatory consents and approvals which are required in order to consummate the transactions contemplated hereby, other than those the failure of which to obtain would not have a material adverse effect on the Seller after the Closing. Seller shall have obtained (i) all consents and legal opinions required to enable Parent or IAWC to assume (or Citizens to assign to Parent or IAWC) the Assumed Indebtedness without any change in the tax-exempt status thereof and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F), (ii) all consents and legal opinions required under the Retained IDRB Documents to enable Seller to retain the Retained IDRB Indebtedness until maturity and to sell to Parent and IAWC the Acquired Assets being acquired by each at the Closing (in each case without any change in the tax-exempt status of the Assumed Indebtedness or the Retained IDRB Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)), free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture), and (iii) all other consents required or advisable in order for Seller to transfer Acquired Assets without incurring material liability under any Contract, Permit or Real Estate instrument.

                  6.2.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Seller's ownership of all or any material portion of its properties, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which could reasonably be expected to materially limit or materially adversely affect Seller's ownership of any of its properties.

                                                                        Illinois

                  6.2.6 Documents. Parent and IAWC shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Sections 2.7, 5.24 and 5.27, and shall have taken such actions as Seller may have requested pursuant to
Section 5.25 hereof.

                  6.2.7 Related Closings. Seller shall be reasonably satisfied that the consummation of each of the Related Purchase Agreements will occur concurrently with Closing.

            6.3 Termination. This Agreement may be terminated at anytime prior to the Closing Date:

                  6.3.1 by mutual written consent of the Seller Parties, IAWC and Parent;

                  6.3.2 by any of the Seller Parties, Parent or IAWC if: (i) any governmental or regulatory body the consent of which is a condition to the obligations of the Seller Parties, Parent and IAWC to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable; or (iii) the Closing shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 6.3.2(iii) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred by such date because the conditions precedent to Closing set forth in the first sentence of
Section 6.1.4 and the first sentence of Section 6.2.4 have not been fulfilled, then such date shall be automatically extended to September 30, 2001; or

                  6.3.3 If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.3, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.6 relating to publicity, Sections 3.24 and 4.6 relating to brokerage and Section 7.1 relating to expenses. Nothing in this Section 6.3 shall be deemed to release either party from any liability for any willful breach by such party of the terms and provisions of this Agreement.

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

            7.1 Certain Taxes and Expenses. Citizens shall be solely responsible for all state and local sales, use, transfer, real property transfer and other similar taxes, fees and charges that are calculated based on the value of the Acquired Assets being transferred arising from and with respect to the sale and purchase of the Acquired Assets and each of Parent and IAWC shall be solely responsible for all transfer, registration, documentary stamp, recording and other similar fees and

                                                                        Illinois

charges arising from and with respect to the transfer and recording of title documentation relating to the Acquired Assets being acquired by each. Parent shall be responsible for all costs and expenses relating to the assumption by or assignment to Parent or IAWC of the Assumed Indebtedness. Except as otherwise provided in this Agreement, each of the parties hereto shall each bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

            7.2 Maintenance of Books and Records. The Seller Parties, on the one hand, and IAWC and Parent, on the other hand, shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets or the Assumed Liabilities or the conduct of the Business (whether in the possession of the Seller Parties or IAWC or Parent). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

            7.3 Survival.

                  7.3.1 Subject to this Section 7.3, Section 7.4.2(g) and
Section 7.4.2(j), all representations, warranties, covenants and agreements contained in this Agreement or the Transaction Documents shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing:

                        (a) the covenants contained in Sections 5.1, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (b) the covenants contained in Section 5.2 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date;

                        (c) the representations and warranties contained in Sections 3.12 and 3.16 and the related indemnity obligations contained in
Section 7.4 shall terminate on, and no


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                                                                        Illinois

action or claim with respect thereto may be brought following the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                        (d) the representations and warranties contained in
Section 3.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (e) the representations and warranties contained in
Section 3.10 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (f) the representations and warranties contained in
Section 3.7 and 3.17 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (g) the representations and warranties contained in Sections 3.3, 3.5, 3.6, 3.8, 3.9 and 3.25 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (h) the representations and warranties contained in
Section 3.11 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (i) the representations and warranties contained in
Section 4.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (j) the representations and warranties contained in Sections 4.3 and 4.4 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (k) the representations and warranties contained in
Section 4.5 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date; and

                        (l) all other representations and warranties contained in this Agreement and the related indemnity obligations contained in Section 7.4 shall terminate on and no further action or claim with respect thereto may be brought after, the second anniversary of the Closing Date;

                        (m) such representations and warranties specified in the foregoing clauses (c) through (k), and the covenants contained in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification


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                                                                        Illinois

is based and, if possible, a reasonable estimate of the amount of the claims prior to the relevant anniversary of the Closing Date or the 30th day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be. If any claim for indemnification is asserted or could be asserted with respect to a breach or asserted breach of Section 3.17 (Undisclosed Liabilities) and the IAWC or Parent is also entitled to indemnification in respect of that claim for breach or asserted breach of any other representation or warranty in this Agreement for which there is a shorter survival period, such shorter period will apply to such claim except to the extent that such claim is a product liability, toxic tort or similar claim (as described in Section 2.3.3(a)) brought by a private party litigant.

                  7.3.2 No claim for indemnity under Section 7.4 shall be brought or made by IAWC or Parent pursuant to Sections 7.4.1(a)(B) or 7.4.1(a)(C):

                        (a) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), for any action or claim with respect to the Pre-Existing Conditions;

                        (b) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), with respect to the presence of Hazardous Substances at any locations other than the Real Estate; and

                        (c) after the third anniversary of the Closing Date, for any action or claim with respect to any other Retained Liability;

      Provided, however, that the foregoing time limitations shall not apply to any such claims which have been the subject of a written notice from Parent and/or IAWC to the Seller Parties prior to such period setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims; and, provided, further, that the foregoing time limitations shall also not apply to any such claims: (u) with respect to Taxes; (v) with respect to any liability of the types that appear as "Trade Payables" or "Other Current and Accrued Liabilities" on the financial statements of Seller; (w) not exclusively related to the Acquired Assets or not exclusively related to the Business; and (x) with respect to any of the matters discussed in
Section 3.16 hereof.

      For purposes of Sections 7.3.2(a) and (b), a "Change of Control of Citizens" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), other than an underwriter engaged in a firm commitment underwriting on behalf of Citizens, is or becomes the beneficial owner (as such term is used in Rule 13D-3 and 13D-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding shares of common stock of the Company; (ii) all or substantially all of Citizens' and its Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any person or group of persons acting in concert; (iii) Citizens


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is merged or consolidated with any other person, whether or not Citizens is the surviving corporation in such merger or consolidation; or (iv) Citizens is liquidated or dissolved or adopts a plan of liquidation.

            7.4 Indemnification. Seller, Parent and IAWC agree as follows:

                  7.4.1 General Indemnification Obligations.

                        (a) Seller shall indemnify Parent and IAWC and their directors, officers and other Affiliates and hold Parent and IAWC and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by the Seller Parties in this Agreement or in any document or certificate required to be furnished to Parent or IAWC by any of the Seller Parties pursuant to this Agreement (including the Transaction Documents); (B) subject to Section 7.3.2, any Excluded Assets or Retained Liabilities; (C) subject to Section 7.3.2, the ownership, operation or use of any of the businesses or assets of the Seller Parties or their Affiliates (other than the Business, the Acquired Assets or the CLWC Stock) whether before, on or after the Closing Date; and (D) an event of taxability, as such term is customarily used in municipal securities transactions, relating to the Retained IDRB Indebtedness and arising from the sale of the Acquired Assets pursuant to this Agreement.

                        (b) IAWC and Parent shall indemnify Seller, and their directors, officers and other Affiliates (including Citizens) and hold Seller and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by Parent or IAWC in this Agreement or in any document or certificate required to be furnished to Seller by Parent or IAWC pursuant to this Agreement (including the Transaction Documents), including the IAWC's IDRB Obligations; (B) any Assumed Liabilities after the Closing Date, including the Assumed Indebtedness; (C) the ownership, operation or use of the Business, the Acquired Assets or the CLWC Stock after the Closing Date (except to the extent resulting from Retained Liabilities or to the extent resulting from breaches by the Seller Parties of representations, warranties, covenants or agreements hereunder or in the other Transaction Documents); (D) any claim by a Transferred Employee or a Former Employee referred to on Schedule 5.12 or the Beneficiary of any such employee or former employee for post-retirement health care or life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing; (E) any violation by Parent or IAWC, or any assignee, lessee or successor of Parent or IAWC, of the covenants and agreements as provided by
Section 5.16.3 hereof and Section 5 of Exhibit D hereto; and (F) an event of taxability, as such term is customarily used in municipal securities transactions, relating to the Assumed Indebtedness and arising from the sale of the Acquired Assets pursuant to this Agreement and/or the assignment or assumption of the Assumed Indebtedness.

                        (c) For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, obligations, damages (including any governmental penalty or punitive damages assessed or asserted against the party seeking indemnification and including costs of


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investigation, clean-up and remediation), deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and reasonable expenses (including reasonable attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, incident to the successful enforcement of this Agreement). For purposes of this Section 7.4, the determination of whether any breach of any representation, covenant or agreement has occurred, and the calculation of the amount of Damages incurred by the Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement by any party hereto, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded, provided that no such breach shall be found to have occurred due to facts or circumstances arising from an occurrence or condition described in
Section 1.1.60(a). Notwithstanding the foregoing, Damages shall not include the loss of profits of the party seeking indemnification, or punitive damages unless the party seeking indemnification has had punitive damages assessed or asserted against it.

                        (d) Notwithstanding any language contained in any Transaction Document (including deeds to Real Estate and instruments delivered by Seller to the Title Company), representations and warranties as to Real Estate set forth in Section 3.10 and 3.11 will not be merged into any Transaction Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement, shall control. No provision set forth in any Transaction Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

                  7.4.2 General Indemnification Procedures.

                        (a) A party seeking indemnification pursuant to this
Section 7.4 (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party after receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, solely the Indemnifying Party shall be obligated to satisfy and discharge the Third Party Claim, (B) such Third Party Claim does not include a request or demand for injunctive or other equitable relief by an Authority and (C) the Indemnifying Party makes reasonably adequate provision to assure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that is reasonably likely to result. The Indemnifying Party shall be deemed to have satisfied the condition set forth in clause (C) of the proceeding sentence if it is a regulated utility.


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                                                                        Illinois

                        (b) Neither the Indemnified Party nor the Indemnifying Party shall settle any Third Party Claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                        (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

                        (d) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price.

                        (e) Subject to Section 7.4.2(f) and Section 7.4.2(i), neither Parent nor IAWC (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages incurred unless the aggregate amount of Damages incurred by Parent and IAWC (or the other Persons for which they can claim indemnification), together with all other claims for Damages under Section 7.4.2(e) of each of the Related Purchase Agreements, exceeds $6,123,000 in the aggregate (the "Threshold Amount"), in which case Seller shall then be liable for Damages in excess of the Threshold Amount. Subject to Section 7.4.2(f) and Section 7.4.2(i), the cumulative aggregate indemnity obligation of Citizens and its Affiliates under Section 7.4 of this Agreement and the Related Purchase Agreements shall not exceed $60,000,000 (the "Ceiling").

                        (f) Notwithstanding the foregoing, the parties acknowledge that Parent and IAWC (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages in respect of intentional and wilful breaches of covenants or agreements in this Agreement or any of the Retained Liabilities other than the Specified Liabilities irrespective of the Threshold Amount or the Ceiling (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful breach). As used herein, the "Specified Liabilities" shall mean the Retained Liabilities arising from claims made after the Closing Date which (i) do not relate to matters within the scope of clauses (u), (v), (w) and (x) of Section 7.3.2; (ii) were not known to the Seller Parties on or prior to Closing; and
(iii) relate exclusively to the Acquired Assets or the Business prior to the Closing Date. Notwithstanding anything to the contrary in this Section 7.4, Parent and IAWC (or the other Persons for which they can claim indemnification) shall be entitled to indemnification for Damages in respect of a breach of
Section 3.2, 3.12 or 3.16 irrespective of the Threshold Amount or the Ceiling.

                        (g) The rights and remedies of Seller, Parent and IAWC under this Section 7.4 are exclusive and in lieu of any and all other rights and remedies which Seller, Parent and IAWC may have under this Agreement or otherwise for monetary relief with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Seller, Parent or IAWC in or pursuant to this Agreement or any of the Transaction Documents or (y) any breach or failure to perform any covenant or agreements set forth in this Agreement or any of the Transaction Documents.


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                                                                        Illinois

                        (h) Except to the extent provided in Section 7.4.2(j) below, no right to indemnification under this Section 7.4 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto including, without limitation, the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

                        (i) No party shall have any liability to another party under this Section 7.4 for Damages (and no cost or expense relating to such Damages shall be included in determining the extent of Damages incurred by such party for purposes of Section 7.4.2(e)) to the extent that:

                              (A) the Indemnified Party recovers insurance
proceeds covering the Damages or otherwise recovers payments in respect of such Damages from any other source (whether in a lump sum or stream of payments); or

                              (B) the Indemnified Party's Tax liability is
actually reduced as a result of a tax benefit to which the Indemnified Party becomes entitled in respect of the Damages.

                        (j) Seller shall have no liability or obligation under this Section 7.4 for any Damages resulting from the inaccuracy or breach of any representation or warranty if such inaccuracy or breach is disclosed by Seller pursuant to and in accordance with Sections 5.3 and 8.4 hereof;

                        (k) Parent and IAWC agree to use commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Parent or IAWC consistent with its customary risk management practices, appear likely to give rise to a claim against Parent or IAWC that is likely to involve one or more insurance policies of Parent or IAWC. Any such notice shall be given in good faith by Parent or IAWC, as the case may be, without regard to the possibility of indemnification payments by Seller under this Section 7.4, and shall be processed by Parent or IAWC, as the case may be, in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Each of Parent and IAWC agree that (i) if it is entitled to receive payment from Seller for Damages arising under or pursuant to a breach of the representation and warranty set forth in Section 3.10, and (ii) if Parent or IAWC has obtained title insurance which may cover the claim or matter giving rise to such Damages, then (iii) such title insurance shall be primary coverage and Parent or IAWC, as the case may be, will make a claim under the title insurance if such claim can be made in good faith before enforcing its right to receive payment from Seller. Neither Parent nor IAWC shall be under any obligation to obtain title insurance or prosecute such claim (other than the initial filing of such claim).

                        (l) If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) receives


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                                                                        Illinois

any recovery, settlement or other similar payment with respect to the Damages for which it received such indemnity payment (including insurance proceeds and other payments pursuant to Section 7.4.2(i)(A) and a tax benefit pursuant to
Section 7.4.2(i)(B)) (the "Recovery"), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment;

                              (m) In the event of any indemnification claim
under this Section 7.4 involving the claim of any third party, the Indemnified Party shall cooperate fully (and shall cause its Affiliates to cooperate fully) with the Indemnifying Party in the defense of any such claim under this Section
7.4. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such claim. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  7.4.3 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

            7.5 UCC Matters. From and after the Closing Date, Seller will promptly refer to Parent or IAWC all inquiries with respect to ownership of the Acquired Assets and the Business being acquired by each, and will refer to Parent all inquiries with respect to the ownership of the CLWC Stock. In addition, Seller will execute such documents and financing statements as Parent or IAWC may reasonably request from time to time to evidence transfer of the Acquired Assets to Parent or IAWC in accordance with this Agreement, including any necessary assignment of financing statements.

            7.6 Financial Statements. In connection with the preparation and filing of any registration statement or periodic report of Parent or its Affiliates pursuant to Rule 3-05, Article 11 of Regulation S-X or other rule or regulation promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, Seller, at Parent's expense, shall provide Parent (a) by April 30, 2000 or within 120 days after Parent's written request therefor if made after January 1, 2000, with the following audited financial statements: (i) a statement of net assets of the Business as of the end of the last fiscal year prior to Closing; and (ii) a statement of


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                                                                        Illinois

income of the Business and a statement of cash flows or its equivalent of the Business for the last fiscal year prior to Closing (in each case combined with the businesses being acquired by Parent, IAWC and Affiliates of Parent pursuant to the Related Purchase Agreements), including opinions thereon of Seller's Accountants, and (b) within 90 days after Parent's written request made therefor (provided such request is made after the end of the fiscal quarter described below), the following unaudited statements: (i) a statement of net assets of the Business as of the end of the last fiscal quarter prior to Closing (but only if such quarter is subsequent to the last fiscal year prior to Closing); and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business, for the period from the end of the last fiscal year through the end of the last fiscal quarter prior to Closing (in each case combined with the businesses being acquired by Parent, IAWC and Affiliates of Parent pursuant to the Related Purchase Agreements).

            7.7 Collection of Receivables. Seller agrees that it shall promptly (and in any event no later than five (5) Business Days following receipt) deliver all such payments with respect to accounts receivable from customers of the Business received on and after the Closing Date (including but not limited to negotiable instruments tendered in payment of accounts receivable assigned to IAWC hereunder which shall be duly endorsed by Seller to the order of IAWC) to IAWC. Seller shall cooperate with IAWC in coordinating the transfer of collection agents and customers of the Business who pay their bills through the Automated Clearinghouse (ACH) process to IAWC.

                                   ARTICLE 8
                                 MISCELLANEOUS

            8.1 Construction. Parent, IAWC and the Seller Parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Parent, IAWC and the Seller Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified. The word "or" shall not be exclusive. Provisions of this Agreement shall apply, when appropriate, to successive events and transactions. Section references refer to this Agreement unless otherwise specified.

            8.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing


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                                                                        Illinois

and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier addressed to the party at its address set forth below:

                    If to Parent:

                    American Water Works Company
                    1025 Laurel Oak Road
                    P.O. Box 1770
                    Voorhees, New Jersey  08043
                    Fax: (609) 346-8299
                    Attention: General Counsel

                    with a copy to:

                    Illinois-American Water Company
                    300 N. Water Works Drive
                    P.O. Box 24040
                    Belleville, IL 62223-9040
                    Fax: (618) 236-1186
                    Attention: Corporate Counsel

                    and:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax: (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to IAWC:

                    Illinois-American Water Company
                    300 N. Water Works Drive
                    P. O. Box 24040
                    Belleville, IL 62223-1186
                    Fax: (618) 236-1186
                    Attention: Corporate Counsel

                    with a copy to Parent and a copy to:

                    Dechert Price & Rhoads


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

                                                                        Illinois

                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax: (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to Seller:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: Robert J. DeSantis
                    Telecopier: (203) 614-4625

                    with copies to:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: L. Russell Mitten, II
                    Telecopier: (203) 614-4651

                    and

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: J. Michael Love
                    Telecopier: (203) 614-5201

                    and

                    Fleischman and Walsh, L.L.P.
                    1400 Sixteenth Street, N.W.
                    Washington, D.C. 20036
                    Attention: Jeffry L. Hardin
                    Telecopier: (202) 387-3467

            8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, that (a) Parent may assign this Agreement, without the prior written consent of Seller, to any direct or indirect subsidiary of Parent provided such subsidiary assumes in writing all the duties and

                                                                        Illinois

obligations of Parent hereunder and, if such assignment requires the approval of the PUC, such assignment was described in the initial filing made by the parties pursuant to Section 5.5 (provided that no such assignment by Parent shall in any way operate to enlarge, alter or change any obligation due to Seller or relieve Parent of its obligations hereunder if such subsidiary fails to perform such obligations, with the understanding that Parent shall be jointly and severally liable with such subsidiary for any non-performance of Parent's obligations hereunder); and (b) Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the transactions contemplated hereby as a like-kind exchange of property covered by
Section 1031 of the Code.

            8.4 Exhibits and Schedules. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly related to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section.

            8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

            8.6 Dispute Resolution. Except as otherwise provided herein, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"); provided, however,

                                                                        Illinois

that at the election of either party, the arbitration shall take place before three (3) arbitrators, one arbitrator being selected by Parent and IAWC, one arbitrator being selected by Citizens, and the third arbitrator, knowledgeable in the general subject matter of the dispute, controversy or claim, being selected by the other two arbitrators. Either party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitration shall take place in Newark, New Jersey. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator(s) shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator(s) shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator(s), present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator(s) shall not have the authority to award, exemplary or punitive damages. The arbitrator(s) shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' majority decision shall be binding and final. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator(s); provided, however, that if the arbitrator(s) determines that the position taken in the Dispute by the non-prevailing party taken as a whole is unreasonable, the arbitrator(s) may order the non-prevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator(s) shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator(s) and the American Arbitration Association.

                  (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 8.6 and (ii) if any party, as party of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 8.6.

            8.7 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

            8.8 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto

                                                                        Illinois

and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            8.9 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the other Transaction Documents, and the Confidentiality Agreement dated August 2, 1999, between Citizens and Parent, (i) together constitute the entire understanding of the parties (and their affiliates) with respect to the subject matter hereof, and any related matter, (ii) supercede all prior agreements or understandings, written or oral, entered into by any of the parties that concern the subject matter hereof and (iii) are not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

            8.10 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

            8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

            8.12 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            8.13 Definitions. For purposes of this Agreement, references to the knowledge of the Seller Parties (including a reference to "the best of the knowledge of the Seller Parties" and similar references) shall mean the actual knowledge possessed by any of the following officers or employees of Citizens:
Chief Financial Officer, Vice President and Treasurer; President, Citizens Public Services; Vice President, Corporate Human Resources; Secretary; Vice President, Water; and the general manager of the Business.

            8.14 No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER OF THE SELLER PARTIES ARE MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, ANY SCHEDULE HERETO, THE TRANSACTION DOCUMENTS, OR ANY DOCUMENT, EXHIBIT, CERTIFICATE, INSTRUMENT OR STATEMENT TO BE DELIVERED HEREUNDER OR THEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION

                                                                        Illinois

AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ACQUIRED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES AND ANY COST ESTIMATES, PROJECTIONS OR PREDICTIONS OR ANY OTHER INFORMATION CONTAINED OR REFERRED TO IN OTHER MATERIALS THAT HAVE BEEN OR SHALL HEREINAFTER BE PROVIDED TO PARENT, IAWC OR ANY OF THEIR AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF ANY OF THE SELLER PARTIES.

            8.15 Construction of Certain Provisions. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

            8.16 Bulk Sales. Each of Parent and IAWC agrees that it shall not make any filings under any tax bulk sales provisions with respect to the transactions contemplated by this Agreement.

                     [Signatures appear on following page.]

                                                                        Illinois

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                                        CITIZENS UTILITIES COMPANY

                                        By:_____________________________________
                                           Robert J. DeSantis, Chief Financial
                                           Officer, Vice President
                                           and Treasurer

                                        CITIZENS BUSINESS SERVICES COMPANY
                                        CITIZENS LAKE WATER COMPANY
                                        CITIZENS RESOURCES COMPANY
                                        CITIZENS UTILITIES COMPANY OF ILLINOIS


                                        By:_____________________________________
                                           Robert J. DeSantis, Vice President


                                         AMERICAN WATER WORKS COMPANY, INC.

                                        By:_____________________________________
                                           Joseph F. Hartnett, Jr., Treasurer


                                        ILLINOIS-AMERICAN WATER COMPANY

                                        By:_____________________________________
                                           Terry L. Gloriod, President

                                                                         Indiana

                                                                EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                      among

                           CITIZENS UTILITIES COMPANY
                                       AND
                               FLOWING WELLS, INC.

                                       AND

                     AMERICAN WATER WORKS COMPANY, INC. AND
                         INDIANA-AMERICAN WATER COMPANY

                                   Dated as of

                                October 15, 1999

                                                                         Indiana

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1   DEFINITIONS......................................................1
      1.1   Certain Definitions..............................................1

ARTICLE 2   THE TRANSACTION..................................................9
      2.1   Sale and Purchase of Assets......................................9
      2.2   Excluded Assets..................................................9
      2.3   Assumption of Certain Liabilities...............................10
      2.4   Consent of Third Parties........................................13
      2.5   Closing.........................................................14
      2.6   Purchase Price..................................................14
            2.6.1 Purchase Price............................................14
            2.6.2 Payment of Initial Cash Payment...........................14
            2.6.3 Estimated Closing Statement...............................15
            2.6.4 Post-Closing Adjustment to Purchase Price.................15
            2.6.5 Adjustment for Certain Liabilities........................17
      2.7   Deliveries and Proceedings at Closing...........................17
            2.7.1 Deliveries to Buyer.......................................17
            2.7.2 Deliveries By Buyer to the Seller Parties.................18
      2.8   Allocation of Consideration.....................................18
      2.9   Prorations......................................................18

ARTICLE 3   REPRESENTATIONS AND WARRANTIES  OF SELLER.......................19
      3.1   Qualification; No Interest in Other Entities....................19
      3.2   Authorization and Enforceability................................19
      3.3   No Violation of Laws or Agreements..............................20
      3.4   Financial Statements............................................20
      3.5   No Changes......................................................21
      3.6   Contracts.......................................................21
      3.7   Permits and Compliance With Laws Generally......................22
      3.8   Environmental Matters...........................................22
      3.9   Consents........................................................24
      3.10  Title...........................................................25
      3.11  Real Estate.....................................................25
      3.12  Taxes...........................................................25
      3.13  Patents and Intellectual Property Rights........................26
      3.14  Accounts Receivable.............................................26
      3.15  Labor Relations.................................................26
      3.16  Employee Benefit Plans..........................................26
      3.17  Absence of Undisclosed Liabilities..............................28
      3.18  No Pending Litigation or Proceedings............................28
      3.19  Supply of Utilities.............................................29
      3.20  Insurance.......................................................29
      3.21  Relationship with Customers.....................................29
      3.22  WARN Act........................................................29

                                                                         Indiana

      3.23  Condition of Assets.............................................29
      3.24  Brokerage.......................................................29
      3.25  All Assets......................................................29
      3.26  Year 2000 Matters...............................................30

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER..............30
      4.1   Organization and Good Standing..................................30
      4.2   Authorization and Enforceability................................31
      4.3   No Violation of Laws or Agreements..............................31
      4.4   Consents........................................................32
      4.5   Financing.......................................................32
      4.6   Brokerage.......................................................32
      4.7   Insurance.......................................................32

ARTICLE 5   ADDITIONAL COVENANTS............................................32
      5.1   Conduct of Business.............................................32
      5.2   Negotiations....................................................34
      5.3   Disclosure Schedules............................................34
      5.4   Mutual Covenants................................................35
      5.5   Filings and Authorizations......................................35
      5.6   Public Announcement.............................................36
      5.7   Further Assurances..............................................36
      5.8   Cooperation.....................................................36
      5.9   Employees; Employee Benefits....................................37
      5.10  Employee Pension Plan...........................................39
      5.12  Welfare Benefits................................................41
      5.13  Taxes...........................................................42
      5.14  Intentionally Omitted...........................................42
      5.15  Citizens' Guarantees and Surety Instruments.....................42
      5.16  Intentionally Omitted. .........................................42
      5.17  Schedule of Permits.............................................42
      5.18  Title Information...............................................42
      5.19  Transaction with Related Parties................................43
      5.20  Approval by Citizens............................................43
      5.21  Supplemental Information........................................43
      5.22  Non-Competition.................................................43
      5.23  Intentionally Omitted...........................................43
      5.24  Intentionally Omitted...........................................44
      5.25  Cooperation with Respect to Like-Kind Exchange..................44
      5.26  Transition Plan.................................................44
      5.27  Procedures regarding Refunds of Advances........................44
      5.28  Title Insurance.................................................45

ARTICLE 6   CONDITIONS PRECEDENT; TERMINATION...............................45
      6.1   Conditions Precedent to Obligations of Buyer and Parent.........45
            6.1.1 Performance of Agreements; Representations and Warranties.45
            6.1.2 Opinion of Counsel........................................46
            6.1.3 HSR Act...................................................46

                                                                         Indiana

            6.1.4 Required PUC and Other Consents...........................46
            6.1.5 Injunction; Litigation....................................46
            6.1.6 Documents.................................................46
            6.1.7 Related Closings..........................................47
      6.2   Conditions Precedent to Obligations of Seller Parties...........47
            6.2.1 Performance of Agreements; Representations and Warranties.47
            6.2.2 Opinion of Counsel........................................47
            6.2.3 HSR Act...................................................47
            6.2.4 Required PUC and Other Consents...........................47
            6.2.5 Injunction; Litigation....................................48
            6.2.6 Documents.................................................48
            6.2.7 Related Closings..........................................48
      6.3   Termination.....................................................48

ARTICLE 7   CERTAIN ADDITIONAL COVENANTS....................................49
      7.1   Certain Taxes and Expenses......................................49
      7.2   Maintenance of Books and Records................................49
      7.3   Survival........................................................49
      7.4   Indemnification.................................................52
            7.4.1 General Indemnification Obligations.......................52
            7.4.2 General Indemnification Procedures........................53
            7.4.3 Indemnification for Negligence............................56
      7.5   UCC Matters.....................................................56
      7.6   Financial Statements............................................56
      7.7   Collection of Receivables.......................................57

 ARTICLE 8  MISCELLANEOUS...................................................57
      8.1   Construction....................................................57
      8.2   Notices.........................................................57
      8.3   Successors and Assigns..........................................59
      8.4   Exhibits and Schedules..........................................59
      8.5   Governing Law...................................................60
      8.6   Dispute Resolution..............................................60
      8.7   Severability....................................................61
      8.8   No Third Party Beneficiaries....................................61
      8.9   Entire Agreement................................................61
      8.10  Amendment and Waiver............................................61
      8.11  Counterparts....................................................62
      8.12  Headings........................................................62
      8.13  Definitions.....................................................62
      8.14  No Implied Representation.......................................62
      8.15  Construction of Certain Provisions..............................62
      8.16  Bulk Sales......................................................63

                                                                         Indiana

                                List of Schedules

Schedule 1.1.1(a) ................................................. Real Estate
Schedule 2.2.12 ................................................Excluded Assets
Schedule 3.3 ................................No Violation of Laws or Agreements
Schedule 3.4 ..............................................Financial Statements
Schedule 3.5 ........................................................No Changes
Schedule 3.6 .........................................................Contracts
Schedule 3.7 ........................Permits and Compliance with Laws Generally
Schedule 3.8 .................................Environmental Matters - Generally
Schedule 3.8.10 ................................Compliance with Water Standards
Schedule 3.8.11 ...............................................Deed Restriction
Schedule 3.9 ..........................................Seller Parties' Consents
Schedule 3.10 ............................................................Title
Schedule 3.11 ..........................................Real Estate Proceedings
Schedule 3.12 ............................................................Taxes
Schedule 3.15 ..................................................Labor Relations
Schedule 3.16.1 .........................................Employee Benefit Plans
Schedule 3.16.4 ............................Employee Benefit Plans - Compliance
Schedule 3.16.9 ................Employee Benefit Plans - Extraordinary Benefits
Schedule 3.17 ...............................Absence of Undisclosed Liabilities
Schedule 3.18 .............................No Pending Litigation or Proceedings
Schedule 3.19 ..............................................Supply of Utilities
Schedule 3.20 ...............................................Seller's Insurance
Schedule 3.22 .........................................................WARN Act
Schedule 3.23 ..............................................Condition of Assets
Schedule 3.25 .......................................................All Assets
Schedule 3.27 ................................................Product Liability
Schedule 4.7 .................................................Buyer's Insurance
Schedule 5.1 ...............................................Conduct of Business
Schedule 5.9.1 .......................................................Employees
Schedule 5.9.2 ................................Collective Bargaining Agreements
Schedule 5.12 .................................................Former Employees
Schedule 5.15 ............................................ Citizens' Guarantees
Schedule 5.16 ..............................................Schedule of Permits
Schedule 6.1.7 .....................................Related Purchase Agreements

                                                                         Indiana

                                TABLE OF EXHIBITS

Exhibit A   -   Form of Assumption Agreement

Exhibit B   -   Form of Assignment and Bill of Sale

Exhibit C   -   Intentionally Omitted.

Exhibit D   -   Intentionally Omitted.

Exhibit E   -   Form of Seller's Opinion of Counsel

Exhibit F   -   Form of Buyer's Opinion of Counsel

                                                                         Indiana

                            ASSET PURCHASE AGREEMENT

      THIS IS AN ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 15, 1999, by and among Citizens Utilities Company, a Delaware corporation ("Citizens"), and Flowing Wells, Inc., an Indiana corporation and a wholly-owned subsidiaries of Citizens (collectively with Citizens, "Seller" or the "Seller Parties"), and American Water Works Company, Inc., a Delaware corporation ("Parent"), and Indiana-American Water Company, Inc., an Indiana corporation ("Buyer").

                                   Background

      1. Flowing Wells, Inc., is a public utility engaged in the business of storing, supplying, distributing and selling water to the public and related services and activities in the State of Indiana, (the "Business").

      2. Parent is a holding company which desires to cause the Buyer to purchase substantially all of the assets, properties and rights of the Seller Parties relating to the Business, and Seller desires to sell, and to cause the sale of, such assets, properties and rights, on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

                  1.1.1 "Acquired Assets" means, subject to Section 2.2, all of each Seller Party's right, title, and interest in, under and to all of the assets, properties and rights exclusively used in the Business as a going concern of every kind, nature and description existing on the Closing Date, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including all of the assets, properties and rights exclusively relating to the Business enumerated below:

                        (a) all real property described in Schedule 1.1.1(a), together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, rights of use, licenses, railroad crossing agreements, hereditaments, tenements, privileges and other appurtenances thereto or otherwise exclusively related to the Business (such as appurtenant rights in and to public streets) (the "Real Estate");

                                                                         Indiana

                        (b) to the extent not included in clause (a) above, all water tanks, reservoirs, water works, plant and systems, purification and filtration systems, pumping stations, pumps, wells, mains, water pipes, hydrants, equipment, machinery, vehicles, tools, dies, spare parts, materials, water supplies, fixtures and improvements, construction in progress, jigs, molds, patterns, gauges and production fixtures and other tangible personal property, in transit or otherwise, used exclusively in the Business (the "Equipment and Other Tangible Personal Property");

                        (c) notwithstanding the provisions of Section 2.2 but subject to Section 2.4, all of Seller's water appropriation and flowage rights to the extent not transferred to Buyer upon assignment of the Contracts and Permits to Buyer;

                        (d) all notes receivable, accounts receivable, accrued utility revenues, materials and supplies (at average cost net of reserve for obsolescence) and prepayments attributable in each case exclusively to the Business;

                        (e) all deferred capital costs and other deferred charges (excluding deferred taxes collectable) attributable exclusively to the Business of which recovery in future rates is probable;

                        (f) Intellectual Property and goodwill, licenses and sublicenses granted and obtained with respect thereto;

                        (g) subject to Section 2.4 hereof, (i) contracts, commitments, agreements and instruments relating to the sale of any assets, services, properties, materials or products, including all customer contracts, operating contracts and distribution contracts relating exclusively to the conduct of the Business; (ii) orders, contracts, supply agreements and other agreements relating exclusively to the purchase of any assets, services, properties, materials, or products for the Business; (iii) all leases of Real Estate exclusively related to the Business; (iv) all other contracts, agreements and instruments related exclusively to the Business (other than contracts, agreements and instruments included in the definition of Real Estate or Permits); and (v) any such contracts, agreements and other instruments referred to in clauses (i) - (iv) inclusive, entered into between the date hereof and the Closing Date which are consistent with the terms of this Agreement and are entered into in the ordinary course of business consistent with past practice, and including in the case of clauses (i) - (iv) all such contracts, agreements and instruments more specifically listed or described in Schedule 3.6 (but specifically excluding any contract, agreement and instrument listed or described on Schedule 2.2.12) (the "Contracts");

                        (h) subject to Section 2.4 hereof, franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority relating exclusively to the conduct of the Business and all pending applications therefor (the "Permits");

                        (i) books, records, ledgers, files, documents (including originally executed copies of written Contracts, to the extent available, and copies to the extent not available), correspondence, Tax returns relating exclusively to the Business, memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative

                                                                         Indiana

materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees (to the extent such transfer is not prohibited by law), photographs, records of plant operations and materials used, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes, in each case, whether in hard copy or magnetic format, in each instance, to the extent exclusively relating to the Business, the Acquired Assets or the Transferred Employees;

                        (j) all rights or choses in action arising out of occurrences before or after the Closing Date and exclusively related to any of the Acquired Assets, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of Seller; provided, however, that (notwithstanding the foregoing provisions of this Section 1.1.1(j)), to the extent that Seller pays or discharges a liability related to the Business or any of the Acquired Assets and related to such right or chose in action (whether by reason of indemnification under this Agreement or otherwise), Buyer will reassign or reconvey to Seller such right or chose in action to the extent that such right or chose in action relates to a recovery of amounts paid to Buyer; and

                        (k) all rights to insurance and condemnation proceeds
(i) to the extent relating to the damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing but only to the extent that the proceeds exceed the amount of the write-down of the net book value of such Acquired Assets on the books and records of Seller as a result of such damage, destruction, taking or other impairment and (ii) to the extent they relate to amounts paid by Buyer for Damages to the extent Buyer does not receive payment pursuant to Section 7.4.1(a), but only to the extent Buyer is entitled to indemnification by Seller pursuant to Sections 7.3 and 7.4.

                  1.1.2 "Adjusted Net Assets" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.3 "Affected Participant" has the meaning set forth as
Section 5.11.1 hereof.

                  1.1.4 "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person.

                  1.1.5 "Agreement" has the meaning set forth in the introduction hereof.

                  1.1.6 "American Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.7 "American Savings Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.8 "Antitrust Division" has the meaning set forth in
Section 5.5 hereof

                                                                         Indiana

                  1.1.9 "Assumed Benefit Liabilities" has the meaning set forth in Section 3.16.6 hereof.

                  1.1.10 Intentionally Omitted.

                  1.1.11 "Assumed Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.12 "Assumption Agreement" has the meaning set forth in
Section 2.3.2 hereof.

                  1.1.13 "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof).

                  1.1.14 "Base Cash Purchase Price" has the meaning set forth in
Section 2.6.1 hereof.

                  1.1.15 "Beneficiary" means the Person(s) designated by an Employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under a Benefit Plan.

                  1.1.16 "Benefit Plans" has the meaning set forth in Section
3.16.1 hereof.

                  1.1.17 Intentionally Omitted.

                  1.1.18 "Business" has the meaning set forth in the Background section hereof.

                  1.1.19 "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

                  1.1.20 "Buyer" has the meaning set forth in the introduction hereof.

                  1.1.21 Intentionally Omitted.

                  1.1.22 "Buyer's Accountants" means PricewaterhouseCoopers LLP or any firm of independent public accountants hereafter designated by Buyer for purposes of this Agreement.

                  1.1.23 Intentionally Omitted.

                  1.1.24 "Ceiling" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.25 "CERCLA" has the meaning set forth in Section 3.8.2 hereof.

                  1.1.26 "CERCLIS" has the meaning set forth in Section 3.8.7 hereof.

                                                                         Indiana

                  1.1.27 "Citizens" has the meaning set forth in the introduction hereof.

                  1.1.28 "Closing" has the meaning set forth in Section 2.5 hereof.

                  1.1.29 "Closing Date" has the meaning set forth in Section 2.5 hereof.

                  1.1.30 "Closing Statement of Net Assets" has the meaning set forth in Section 2.6.4(a) hereof.

                  1.1.31 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.32 Intentionally Omitted.

                  1.1.33 "Competing Transaction" has the meaning set forth in
Section 5.2.

                  1.1.34 "Contracts" has the meaning set forth in Section 1.1.1(g) hereof.

                  1.1.35 "Control" with respect to any Person means the ownership, directly or indirectly, of at least a majority of the voting power of each class of capital stock of such Person entitled to vote in the election of directors of such Person generally.

                  1.1.36 "Damages" has the meaning set forth in Section 7.4.1 hereof.

                  1.1.37 "Disclosure Schedules" means the Schedules referenced in Articles 3, 4 and 5 of this Agreement, as amended or supplemented pursuant to
Section 5.3.

                  1.1.38 "Dispute" has the meaning set forth in Section 8.6.

                  1.1.39 "Employees" has the meaning set forth in Section 5.9.1 hereof.

                  1.1.40 "Environmental Laws" has the meaning set forth in
Section 3.8 hereof.

                  1.1.41 "Equipment and Other Tangible Personal Property" has the meaning set forth in Section 1.1.1(b) hereof.

                  1.1.42 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.1.43 "ERISA Affiliate" means (a) any corporation included with any of the Seller Parties in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with any of the Seller Parties within the meaning of Section 414 of the Code; any member of an affiliated service group of which any of the Seller Parties is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of any of the Seller Parties under Section 414(o) of the Code.

                                                                         Indiana

                  1.1.44 "Excluded Assets" has the meaning set forth in Section
2.2 hereof.

                  1.1.45 "Financial Statements" has the meaning set forth in
Section 3.4 hereof.

                  1.1.46 "FIRPTA Affidavit" has the meaning set forth in Section
2.7.1 hereof.

                  1.1.47 "Former Employees" means all salaried and hourly employees once employed by Seller or any of its Affiliates, but who are no longer so employed on the Closing Date.

                  1.1.48 "FTC" has the meaning set forth in Section 5.5 hereof.

                  1.1.49 "GAAP" has the meaning set forth in Section 3.4 hereof.

                  1.1.50 "Hazardous Substance" has the meaning set forth in
Section 3.8 hereof.

                  1.1.51 "HSR Act" has the meaning set forth in Section 3.9 hereof.

                  1.1.52 Intentionally Omitted.

                  1.1.53 Intentionally Omitted.

                  1.1.54 "Indemnified Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.55 "Indemnifying Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.56 "Intellectual Property" means the trademarks, patents, trade names and copyrights and applications therefor, inventions, trade secrets, and confidential business information (including know-how, formulas, water filtration, purification and pumping processes and techniques, technical data, designs, drawings, customer and supplier lists, and business and marketing plans and proposals), all computer software (including data and related documentation and object and source codes), whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) of Seller, in each case, utilized exclusively in the Business.

                  1.1.57 "Interim Statement of Net Assets" means the Citizens Water Resources Statement of Net Assets - Indiana, June 30, 1999, which is attached hereto as Schedule 3.4.

                  1.1.58 "Interim Statement of Net Assets Date" means June 30, 1999.

                  1.1.59 "IRS" has the meaning set forth in Section 3.16.2 hereof.

                                                                         Indiana

                  1.1.60 "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                  1.1.61 "Material Adverse Effect" means a change or effect (or series of related changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, condition (financial or otherwise), or results of operations of the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements. For purpose of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect (a) if it arises from general business, economic or financial market conditions, from conditions generally effecting the industries in which Seller competes, or from the transactions contemplated by this Agreement, or (b) solely with respect to matters arising prior to Closing, to the extent that either (i) Seller realizes the benefit of insurance maintained by Citizens on or prior to the Closing Date and Buyer receives the cash proceeds of such insurance to the extent required by Section 1.1.1(k), or (ii) Seller arranges for Buyer to recover payments in respect of such occurrence or condition from any other source (whether in a lump sum or stream of payments), it being understood and agreed that a Material Adverse Effect may have occurred irrespective of such insurance recovery if the occurrence or condition giving rise to such recovery also causes a non-monetary material adverse change in or effect upon the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements.

                  1.1.62 "Mortgage Indenture" means Indenture of Mortgage and Deed of Trust between BNY Western Trust Company (successor in interest to Wells Fargo Bank, N.A.) and First Interstate Bank of California (as successor trustee to Marine Midland, N.A., formerly the Marine Midland Trust Company of New York).

                  1.1.63 "OSHA" has the meaning set forth in Section 3.7.1 hereof.

                  1.1.64 "PCBs" has the meaning set forth in Section 3.8.6 hereof.

                  1.1.65 "Permits" has the meaning set forth in Section 1.1.1(h) hereof.

                  1.1.66 "Permitted Exceptions" has the meaning set forth in
Section 3.10 hereof; provided, however, that from and after the Closing, Permitted Exceptions shall not include any Lien arising under or resulting from the Mortgage Indenture.

                  1.1.67 "Person" means an individual, a corporation, a partnership, an association, an Authority, a trustor other entity or organization.

                  1.1.68 "Pre-Existing Conditions" has the meaning set forth in
Section 2.3.1(d).

                                                                         Indiana

                  1.1.69 "Prime Rate" means the rate per annum announced from time to time during the reference period by Citibank N.A. as its United States prime, reference or base rate for commercial loans.

                  1.1.70 "PUC" has the meaning set forth in Section 5.5 hereof.

                  1.1.71 "Purchase Price" has the meaning set forth in Section
2.6.1 hereof.

                  1.1.72 "Real Estate" has the meaning set forth in Section 1.1.1(a) hereof.

                  1.1.73 "Recovery" has the meaning set forth in Section 7.4.2(l) hereof.

                  1.1.74 "Related Purchase Agreements" as the meaning set forth in Section 6.1.7 hereof.

                  1.1.75 "Release" or "Released" has the meaning set forth in
Section 3.8 hereof.

                  1.1.76 "Remedial Action" has the meaning set forth in Section
3.8 hereof.

                  1.1.77 Intentionally Omitted.

                  1.1.78 "Retained Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.79 "Review Period" has the meaning set forth in Section 2.6.4(b) hereof.

                  1.1.80 "SEC" means the U.S. Securities and Exchange
Commission.

                  1.1.81 "Securities Filings" has the meaning set forth in
Section 5.8.2 hereof.

                  1.1.82 "Seller" and "Seller Parties" have the respective meaning set forth in the introduction hereof.

                  1.1.83 "Seller's Accountants" means KPMG LLP or any other firm of independent public accountants hereafter designated by Seller for purposes of this Agreement.

                  1.1.84 "Seller's Adjusted Amount" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.85 "Seller's Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.86 "Seller's 401(k) Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.87 "Specified Liabilities" has the meaning set forth in
Section 7.4.2(f) hereof.

                                                                         Indiana

                  1.1.88 "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  1.1.89 "Third Accounting Firm" has the meaning set forth in
Section 2.6.4(b) hereof.

                  1.1.90 "Threshold Amount" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.91 "Third Party Claim" has the meaning set forth in
Section 7.4(b)(i) hereof.

                  1.1.92 "Transferred Accounts" has the meaning set forth in
Section 5.11.2 hereof.

                  1.1.93 "Transaction Documents" has the meaning set forth in
Section 3.2 hereof.

                  1.1.94 "Transferred Employees" has the meaning set forth in
Section 5.9.2 hereof.

                  1.1.95 "Union Employees" has the meaning set forth in Section
5.9.1 hereof.

                  1.1.96 "VEBAs" has the meaning set forth in Section 5.12 hereof.

                  1.1.97 "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. section 2102- 2109, as amended.

                                    ARTICLE 2

                                 THE TRANSACTION

            2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2.5 below, Citizens shall, and shall cause the other Seller Parties to, sell, assign, transfer, deliver and convey to Buyer, and Parent shall cause Buyer to purchase, the Acquired Assets for the Purchase Price specified in Section 2.6.

            2.2 Excluded Assets. The following assets of Seller shall be excluded from the Acquired Assets (the "Excluded Assets"):

                  2.2.1 assets of the Seller used in both the Business and in Citizens' gas, electric or communications businesses, the material items of which are described on Schedule 2.2.12;

                                                                         Indiana

                  2.2.2 cash and cash equivalents in transit, in hand or in bank accounts;

                  2.2.3 except as otherwise set forth herein, assets attributable or related to any Benefit Plan;

                  2.2.4 the stock record and minute books of Seller;

                  2.2.5 Acquired Assets disposed of by Seller after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  2.2.6 except to the extent set forth in Sections 2.9, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member, and which are treated as Retained Liabilities under Section 2.3.3(b) below.

                  2.2.7 customer and other deposits held in Seller's accounts;

                  2.2.8 accounts owing by and among Seller and its Affiliates;

                  2.2.9 notes receivable and other receivables (other than note and accounts receivable attributable exclusively to the Business);

                  2.2.10 all deferred tax assets or collectibles;

                  2.2.11 duplicate copies of all books and records transferred to Buyer; and

                  2.2.12 those certain items listed on Schedule 2.2.12.

            2.3 Assumption of Certain Liabilities.

                  2.3.1 Buyer shall not assume any liabilities of Citizens or Seller or any of their Affiliates, except that Buyer shall assume the following specific liabilities and obligations:

                        (a) the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof;

                        (b) except as set forth in Section 2.3.3(b), all liabilities and obligations of Seller in respect of the Contracts and Permits assigned or transferred to Buyer pursuant to this Agreement in accordance with the respective terms thereof, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (c) intentionally omitted;

                                                                         Indiana

                        (d) any liability, obligation or responsibility of Seller for conditions at the Real Estate, whether based on statutory or common law, now or hereafter in effect, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment at the Real Estate or into or from any building, structure, pipeline or other facility at the Real Estate, or from violation of any law relating to the foregoing, including without limitation, any CERCLA or similar liability under any federal or state law or regulation, except to the extent Buyer has given written notice of a claim for indemnification pursuant to Sections 7.3 and 7.4 hereof prior to the expiration of the claims period set forth in Section 7.3.2(a) or (b) (and if Buyer has given written notice prior to the expiration of such claims period, to the extent that such claim is not entitled to indemnification under Sections 7.3 and 7.4) (the foregoing, the "Pre-Existing Conditions");

                        (e) all liabilities and obligations of Seller related to unperformed service obligations, easement and right-of-way relocation obligations, and construction work in progress, and all engineering and construction required to complete scheduled construction and other capital projects for the Business, in each case relating to the Business and outstanding on or arising after the Closing Date except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (f) liability for accrued but unused vacation pay for the Transferred Employees to the extent provided in Section 5.9.2;

                        (g) any liability, obligation or responsibility relating to customer deposits held by Seller on the Closing Date and relating to the Business; and

                        (h) all liabilities and obligations imposed on Buyer by any PUC in connection with the operation of the Business or the ownership of the Acquired Assets, including with respect to any liability of the types that appear as "Accrued Liabilities" and "Non-Current Liabilities" on the financial statements of Seller.

                  2.3.2 Any liabilities or obligations which are assumed by Buyer pursuant to Section 2.3.1 above are hereinafter referred to as the "Assumed Liabilities." At the Closing, Parent shall cause Buyer to execute and deliver to Seller an assumption agreement, in substantially the form of the Assumption Agreement attached hereto as Exhibit A (the "Assumption Agreement"), pursuant to which Buyer shall assume the Assumed Liabilities. Each of Parent and Buyer hereby irrevocably and unconditionally waives and releases the Seller Parties from all Assumed Liabilities and all liabilities or obligations exclusively relating to the Business or the Acquired Assets to the extent arising from events or occurrences after the Closing or to the extent otherwise relating to the period after the Closing, including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

                                                                         Indiana

                  2.3.3 Buyer shall not assume any liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any of the Seller Parties or any of their Affiliates except for the Assumed Liabilities as specifically and expressly provided for above, whether such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations not expressly transferred to Buyer hereunder as Assumed Liabilities are being retained by the Seller Parties, (the "Retained Liabilities"). Each of the Seller Parties hereby irrevocably and unconditionally waives and releases Buyer from all Retained Liabilities including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

      Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities (except as specified below) for the purposes of this Agreement:

                        (a) any product liability, toxic tort or similar claim for injury to person or property, regardless of when made or asserted, to the extent that it arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any of the Seller Parties or any of their Affiliates prior to Closing, or alleged to have been made by any of such Persons, or to the extent that it is imposed or asserted to be imposed by operation of law, in connection with any service performed or product distributed or sold by or on behalf of any of the Seller Parties or any of their Affiliates prior to Closing, including any claim referred to above in this Section 2.3.3(a) relating to water quality standards, any claim relating to any product delivered in connection with the performance of services provided by Seller and any claim seeking recovery for consequential damages, lost revenue or income;

                        (b) all refund obligations relating to the advances existing on the Closing Date for construction of facilities relating to the Business;

                        (c) except to the extent set forth in Section 2.9, any federal, state, foreign or local income or other Tax payable with respect to the business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member;

                        (d) any liability or obligation associated with or in connection with any common plant assets of Seller (other than the liabilities and obligations exclusively related to any common plant assets included among the Acquired Assets);

                        (e) except as provided in Section 2.3.1 above, any liability or obligation with respect to compensation or employee benefits of any nature owed to any employees, agents or independent contractors of any of the Seller Parties or any of their Affiliates, whether or not employed by Buyer after the Closing, that arises out of or relates to events or conditions to the extent occurring before the Closing Date;

                        (f) except to the extent set forth in Section 2.3.1(d), any liability, obligation or responsibility of any of the Seller Parties, or any of their Affiliates or predecessors;

                                                                         Indiana

whether based on statutory or common law, but only as any such law is interpreted, amended and in effect on the Closing Date, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment or into or from any building, structure, pipeline or other facility or relating to or arising from the generation, use, storage, treatment, disposal, transport or other handling of Hazardous Substances or sale or product containing Hazardous Substances from violation of any law relating to the foregoing (but only as such law is interpreted, amended and in effect on the Closing Date) including without limitation, any (A) CERCLA or similar liability under any federal or state law or regulation as interpreted, amended and in effect on the Closing Date or (B) any such liability associated with businesses or assets of the Seller Parties other than the Business or the Acquired Assets;

                        (g) liabilities and obligations relating to the Business to the extent arising prior to Closing (unless otherwise constituting Assumed Liabilities) arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger);

                        (h) any obligation or liability arising under any contract, commitment, instrument or agreement (1) subject to the penultimate sentence of Section 2.4, that is not transferred to Buyer as part of the Acquired Assets, or (2) that relates to any breach or default (or to the extent that it relates to an event which would, with the passing of time or the giving of notice, or both, constitute a default) under any Contract, instrument or agreement or to any services to be provided by Seller under any such Contract, instrument or agreement to the extent that such services were performed or were required to have been performed on or prior to the Closing Date;

                        (i) any liability or obligation in respect of the Excluded Assets;

                        (j) any liability or obligation of any of the Seller Parties or any of their Affiliates existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, except to the extent set forth in
Section 7.4; or

                        (k) except for the Assumed Liabilities as specifically and expressly set forth herein, any liability to the extent arising out of or relating to the ownership or operation of the Acquired Assets or the Business prior to the Closing Date (including any predecessor operations), any claims, obligations or litigation to the extent arising out of or relating to events or conditions occurring before the Closing Date, and any liability associated with any business other than the Business.

            2.4 Consent of Third Parties. On the Closing Date, Citizens shall cause Seller to assign to Buyer, and Parent shall cause Buyer to assume, the Contracts and the Permits which are to be transferred to Buyer as provided in this Agreement by means of the Assumption Agreement. To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent (or result in a breach or violation thereof) of the other party thereto or any other third party, and such consent shall not be obtained prior to Closing, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Acquired Assets. In order, however,

                                                                         Indiana

to provide Buyer the full realization and value of every Contract of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all reasonable actions (including without limitation the appointment of Buyer as attorney-in-fact for Seller to proceed at Buyer's sole cost and expense) and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary (a) to assure that the rights of Seller or its Affiliates under such Contracts shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller or its Affiliates in and under every such Contract. To the extent that Buyer does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract "assigned or transferred to Buyer pursuant to this Agreement" within the meaning of Section 2.3.1(b) hereof. Nothing in this Section 2.4 shall in any way diminish the obligations of Seller to obtain consents and approvals under this Agreement.

            2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall take place at 10 a.m., East Coast time, on a date mutually satisfactory to Buyer and Seller which is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action, at the Closing) at the offices of Fleischman and Walsh, LLP, 1400 Sixteenth Street, N.W., Washington, D.C. 20036, or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). Upon payment of the Initial Cash Payment by Buyer and confirmed receipt thereof by Seller or the Escrow Agent pursuant to Section 2.6.2 below, Seller shall operate the Business at the direction of and under the control of Buyer. Notwithstanding the foregoing, the Closing shall be deemed to be effective as of 11:59 p.m. on the Closing Date for all purposes.

            2.6 Purchase Price.

                  2.6.1 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price be paid by Buyer for the purchase of the Acquired Assets (the "Purchase Price") shall be: (i) $1,780,000 in cash (the "Base Cash Purchase Price," the Base Cash Purchase Price as adjusted in accordance with Section 2.6.3 and Section 2.6.5 is referred to as the "Initial Cash Payment"), subject to adjustment pursuant to the provisions of this Agreement (including Section 2.6.3, Section 2.6.4, Section 2.6.5 and Section 2.9 of this Agreement) and (ii) the assumption by Buyer of the Assumed Liabilities.

                  2.6.2 Payment of Initial Cash Payment. Subject to the terms and conditions of this Agreement, the Initial Cash Payment shall be paid by Buyer on the Closing Date by federal other wire transfer of immediately available funds to the account designated by Seller in writing at least two (2) Business Days prior to the Closing Date. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Buyer shall deliver the Initial Cash Payment to Buyer's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars. Upon receipt, the Escrow Agent shall invest the Initial Cash Payment in an interest-bearing account mutually agreed upon by Seller and Buyer. At Closing, Parent shall sign and deliver to Citizens a statement which confirms that the Closing has occurred and which instructs the Escrow

                                                                         Indiana

Agent to transfer to Citizens the funds representing the Initial Cash Payment, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Citizens shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder. The Escrow Agent shall refund the balance to Buyer. The fees and expenses of Escrow Agent shall be paid by Buyer.

                  2.6.3 Estimated Closing Statement. At least five (5) business days prior to the Closing Date, Citizens shall deliver to Parent and Buyer a statement of net assets (the "Estimated Statement of Net Assets") reflecting its good faith calculation of the Acquired Assets of the Business as of the last day of the latest calendar month for which financial statements of Seller are available (the "Estimated Adjusted Net Assets"). The Estimated Statement of Net Assets shall be prepared in the same manner and utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999). The Base Cash Purchase Price shall be increased or decreased on a dollar for dollar basis by the amount, if any, by which the Estimated Adjusted Net Assets is greater than or less than $886,056 (such increase or decrease, as the case may be, is referred to herein as the "Estimated Net Asset Adjustment").

                  2.6.4 Post-Closing Adjustment to Purchase Price.

                        (a) Within 90 days after the Closing, Citizens shall prepare and deliver to Parent and Buyer a Statement of Net Assets (the "Closing Statement of Net Assets") which reflects the Acquired Assets, as of 11:59 p.m. on the Closing Date, based on actual financial performance and calculated in the same manner, utilizing the same accounting principles, policies and methods utilized in preparing the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999), together with (A) an audit report of Seller's Accountants stating that the Closing Statement of Net Assets has been prepared utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets and (B) a calculation of Citizens' determination of the amount of increase or decrease in the amount of the Acquired Assets of the Business from the Interim Statement of Net Assets Date to the Closing Date which is derived from the Closing Statement of Net Assets ("Seller's Adjustment Amount"). The Closing Statement of Net Assets shall not give effect to any purchase accounting treatment arising from Buyer's purchase of the Acquired Assets. Buyer shall pay the fees and expenses of Seller's Accountants incurred in connection with this Section 2.6.4. Buyer agrees to cooperate, and agrees to cause Buyer's Accountants to cooperate, with Citizens and Seller's Accountants in connection with the preparation of the Closing Statement of Net Assets, and related information, and shall provide to Citizens and Seller's Accountants such books, records and information as may be reasonably requested from time to time, including the work papers of Buyer's Accountants. Citizens will give Buyer and its representatives access during the normal business hours of Citizens to the personnel, books and records of Citizens and the work papers of Seller's Accountants to assist Buyer in the review of the Closing Statement of Net Assets and related matters. Buyer agrees that, following the Closing through the date on which the Closing Statement of Net Assets is delivered, it will not take any actions with respect to any accounting books, records, policies or procedures on which the Closing Statement of Net Assets is to be based that would make it impossible or impracticable to calculate the Acquired Assets in the manner and utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made

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                                                                         Indiana

in any reserve or other account existing as of the date of the Interim Statement of Net Assets except in the ordinary course or as a result of events occurring after the date of the Interim Statement of Net Assets and, in such event, only in a manner consistent with past practices of Seller.

      (b) Parent or Buyer may dispute any amounts reflected on the Closing Statement of Net Assets, in the Seller's Adjustment Amount or in the Statement of Certain Assumed Liabilities, provided, however, that Buyer shall notify Citizens in writing of each disputed amount, and specify the amount thereof in dispute and the basis of such dispute, within 30 days of the Buyer's receipt of the Closing Statement of Net Assets and the Seller's Adjustment Amount (such 30 day period hereinafter referred to as the "Review Period"). In the event of a dispute with respect to the Closing Statement of Net Assets, the Seller's Adjustment Amount or the Statement of Certain Assumed Liabilities, Buyer and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Buyer and Seller are unable to reach a resolution of such differences within 30 days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller shall submit the amounts remaining in dispute (together with any amounts remaining in dispute pursuant to Section 2.6.4(b) of each of the Related Purchase Agreements) for resolution to an independent accountant firm of national reputation mutually appointed by Seller and Buyer (such independent accounting firm being herein referred to as the "Third Accounting Firm"), which shall be requested to determine and report to the parties, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Third Accounting Firm shall be allocated between Buyer and the Seller Parties so that the Seller Parties' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to the Third Accounting Firm that is unsuccessfully disputed by the Buyer (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by the Buyer to the Third Accounting Firm. Buyer shall pay the fees and expenses of Buyer's Accountants incurred in connection with this Section 2.6.4(b). Seller's Adjustment Amount, if there are no disputes with respect thereto, or Seller's Adjustment Amount as adjusted after the resolution of all disputes with respect thereto in accordance herewith, shall be referred to as the "Final Net Asset Adjustment."

      (c) If the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment exceeds the Initial Cash Payment, then within five (5) business days after final determination thereof Buyer shall pay Seller the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check. If the Initial Cash Payment exceeds the sum of the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment, then within five (5) business days after final determination thereof Seller shall pay Buyer the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check.

                  2.6.5 Adjustment for Certain Liabilities. Concurrent with the delivery of the Estimated Statement of Net Assets, Citizens also shall deliver to Parent and Buyer a statement reflecting (i) the customer and other deposits held by Seller on the Closing Date and relating to the

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                                                                         Indiana

Business, (ii) the items specified in Section 2.9 to the extent set forth therein, and (iii) without duplications of any amount included in clause (i) above, any payments received by Seller under the Contracts and Permits for obligations not performed as of the Closing Date (the "Statement of Certain Assumed Liabilities"). The Statement of Certain Assumed Liabilities shall reflect Citizens' good faith calculation of such liabilities as of the Closing Date. The Base Cash Purchase Price shall be decreased by the net amount set forth in the Statement of Certain Assumed Liabilities. Concurrent with the delivery of the Closing Statement of Net Assets, Citizens also shall deliver to Parent a statement showing any adjustments to the Statement of Certain Assumed Liabilities and the Base Cash Purchase Price shall be further adjusted to give effect to any such adjustments to the Statement of Certain Assumed Liabilities.

            2.7 Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                  2.7.1 Deliveries to Buyer. Citizens shall, and shall cause Seller to deliver to Buyer:

                        (a) bills of sale and instruments of assignment to the Acquired Assets, duly executed by Seller, substantially in the form of Exhibit B hereto and;

                        (b) the consents to transfer, of all transferable or assignable Contracts, Intellectual Property, Permits (including Environmental Permits), to the extent specifically required hereunder;

                        (c) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles);

                        (d) special warranty deeds of conveyance with respect to the parcels of Real Estate owned in fee simple by Seller (or, with respect to any such parcel which was acquired by Seller (or its predecessor in interest, in cases involving mergers) by deed without covenant or warranty of title, a quit claim deed without covenant or warranty of title) to Buyer, duly executed and acknowledged by Seller and in recordable form;

                        (e) the Foreign Investment in Real Property Tax Act Certification and Affidavit for each parcel of Real Estate, duly executed by the Seller Parties (the "FIRPTA Affidavit");

                        (f) the certificates, opinions and other documents required to be delivered by the Seller Parties pursuant to Section 6.1 hereof and certified resolutions evidencing the authority of the Seller Parties as set forth in Section 3.2 hereof;

                        (g) all agreements and other documents required by this Agreement;

                        (h) a receipt for the payment of the Initial Cash Payment duly executed by Citizens; and

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                                                                         Indiana

                        (i) all such other instruments of conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer the Acquired Assets in accordance with this Agreement and where necessary or desirable, in recordable form.

                  2.7.2 Deliveries By Buyer to the Seller Parties. Parent shall, and shall cause Buyer to deliver to the Seller Parties:

                        (a) wire transfer of immediately available funds in an amount equal to the Initial Cash Payment;

                        (b) the Assumption Agreement, duly executed by Buyer;

                        (c) the certificates, opinions and other documents required to be delivered by Buyer pursuant to Section 6.2 hereof;

                        (d) all of the instruments contemplated by Section 5.24(a) to the extent not previously executed and delivered by Parent; and

                        (e) all such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Parent and Buyer to assume the Assumed Liabilities in accordance with this Agreement.

            2.8 Allocation of Consideration. Buyer and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Code. If Buyer and Seller agree to such Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Authority or in any proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in any legal requirement.

            2.9 Prorations. The parties hereto agree that the following expenses shall be calculated and pro rated as of the Closing Date, with Seller responsible for such expenses and to receive the benefit for the same for the period through and including the Closing Date, and Buyer to be responsible for and to receive the benefit of the same after the Closing Date:

                  2.9.1 personal and real property taxes (on the basis on which the same were assessed and paid) and sales, occupation and use taxes, in each case, to the extent relating to the Business and except as otherwise provided in
Section 7.1;

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                                                                         Indiana

                  2.9.2 electric, fuel, gas, telephone, sewer and utility charges, in each case, to the extent relating to the Business;

                  2.9.3 rentals and other charges under Contracts to be assumed by Buyer pursuant to Section 2.3 (except to the extent provided in Section 2.3.3(h)); and

                  2.9.4 charges under maintenance and service contracts and other Contracts (except to the extent provided in Section 2.3.3(h)), and fees under Permits to be transferred to Buyer as part of the Acquired Assets;

                  2.9.5 water, sewer and other similar types of taxes, and installments on special benefit assessments; and

                  2.9.6 payroll expenses, payroll taxes, reimbursable employee business expenses and the financial cost of the accrued vacation of each Transferred Employee.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Each of the Seller Parties jointly and severally represent and warrant to Parent and Buyer as follows:

            3.1 Qualification; No Interest in Other Entities.

                  3.1.1 Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. Each of the Seller Parties is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of the business conducted by it or such Seller Party's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such other failures of the Seller Parties do not have a Material Adverse Effect.

                  3.1.2 No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

            3.2 Authorization and Enforceability. Each of the Seller Parties has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by them in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents"). The execution, delivery and performance by each of the Seller Parties of this Agreement and the Transaction Documents to which such Seller Party is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of the Seller

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                                                                         Indiana

Parties, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by the Seller Parties. This Agreement is a legal, valid and binding obligation of each Seller Party, enforceable against them in accordance with its terms except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which each of the Seller Parties is a party will be duly executed and delivered by each of the Seller Parties and will constitute the legal, valid and binding obligations of each of the Seller Parties, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            3.3 No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the Transaction Documents by each of the Seller Parties do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents by the Seller Parties, will not:
(a) contravene any provision of the Restated Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of the other Seller Party; or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which any of the Seller Parties is a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or will be cured, waived or terminated prior to the Closing Date, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation, to which any of the Seller Parties is subject, other than those violations or conflicts which individually and in the aggregate would not have a Material Adverse Effect.

            3.4 Financial Statements. Citizens has previously delivered to Buyer the statement of income of the Business (the "Income Statement") and the Interim Statement of Net Assets contained in Schedule 3.4 (collectively, the "Financial Statements"). The Income Statement (a) fairly presents in all material respects the results of operations of the Business in accordance with generally accepted accounting principles ("GAAP") consistently applied except for the omission of full footnotes to the Income Statement and (b) has in all material respects been derived from the books and records of Seller and reflects the separation of the operation associated with the Business from other operations of Citizens. The Interim Statement of Net Assets (a) has in all material respects been derived from the books and records of Seller and reflects the separation of the operations associated with the Business from other operations of Citizens; (b) fairly presents in all material respects the Acquired Assets as of the Interim Statement of Net Assets Date; and (c) has in all material respects been prepared in accordance with GAAP consistently applied except for the omission of full footnotes to such Interim Statement of Net Assets. The financial statements

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                                                                         Indiana

included in the Annual Report to each PUC for the year ended December 31, 1998, were prepared in all material respects in accordance with the rules and regulations of such PUC.

            3.5 No Changes. Since the Interim Statement of Net Assets Date to the date hereof, except as disclosed in Schedule 3.5, the Seller Parties have conducted the Business as presently operated only in the ordinary course of business consistent with past practice. Since the Interim Statement of Net Assets Date, except as disclosed in Schedule 3.5, there has not been:

                  3.5.1 any Material Adverse Effect;

                  3.5.2 prior to the date of this Agreement, any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Transferred Employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Transferred Employees participate) to which any of the Transferred Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan other than in any such case
(i) in the ordinary course consistent with past practice, (ii) as required by law, or (iii) as required by any collective bargaining agreement, if any;

                  3.5.3 any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or the provision of discounts, rebates or allowances;

                  3.5.4 any disposition of or failure to keep in effect any rights in, to or for the use of any Permit of the Business which individually or in the aggregate would have a Material Adverse Effect;

                  3.5.5 any damage, destruction or loss affecting the Business which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                  3.5.6 prior to the date of this Agreement, any change by Seller in its method of accounting or keeping its books of account or accounting practices with respect to the Business except as required by GAAP and is set forth on Schedule 3.5; or

                  3.5.7 prior to the date of this Agreement, any sale, transfer or other disposition of any material assets, properties or rights of the Business, except in the ordinary course of business consistent with past practice.

            3.6 Contracts. As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than (i) with respect to which the Business' total annual liability or expense is less than (a) $250,000 per such Contract and (b) $6,123,000 per all such Contracts (when taken together with similar contracts omitted from Schedule 3.6 of the Related Purchase Agreements), and (ii) Contracts that may be terminated by Seller, without penalty, on notice of 90 days or less) except line extension agreements and similar agreements and construction and design contracts. Seller has furnished to Buyer a correct and complete copy of each written agreement listed in Schedule 3.6.

                                                                         Indiana

Except as disclosed on Schedule 3.6, with respect to each Contract, neither Seller nor, to the Seller Parties' knowledge, any other party thereto, is in breach or default, and to the Seller Parties' knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, except in each case where such breaches, terminations, modifications, accelerations or defaults, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth in Schedule 3.6, there are no disputes pending or to the best of the Seller Parties' knowledge, threatened, under or in respect of any of the Contracts, other than those that individually and in the aggregate do not have a Material Adverse Effect.

            3.7 Permits and Compliance With Laws Generally.

                  3.7.1 Except as disclosed on Schedule 3.7, Seller possesses and is in compliance with all Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes, including Environmental Laws (as defined below), except to the extent that any failure to possess, or to comply with, any Permit, laws, rules, regulations or orders would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3.7, the Business is conducted by Seller in compliance with all applicable laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar laws and Environmental Laws), rules, regulations, ordinances, codes, judgments and orders, except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. Except as disclosed on Schedule 3.7, all Permits of Seller relating to the operation of the Business are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to the Seller Parties' knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by Seller other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                  3.7.2 Except as set forth on Schedule 3.7, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the knowledge of the Seller Parties, threatened, by any Authority or other Person with respect to any alleged (i) violation by Seller or any Affiliate of Seller relating to the Business of any law, ordinance, rule, regulation, code or order of any Authority; or (ii) failure by Seller or any Affiliate to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets), except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

            3.8 Environmental Matters. Except as set forth on Schedule 3.8 hereto, and with such exceptions as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect:

                  3.8.1 Seller has not disposed of or arranged for the disposal of or Released any Hazardous Substances, other than in conformity with Environmental Laws, at any Real Estate,

                                                                         Indiana

or, in connection with the Business or Acquired Assets, at any other facility, location, or other site.

                  3.8.2 Seller has not received any written notice or request for information with respect to, and to the best of the Seller Parties' knowledge, Seller has not been designated a potentially liable party for Remedial Action, in connection with any Real Estate, or, as of the date hereof, with respect to the Business or Acquired Assets, at any other facility, location, or other site under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or comparable state statutes.

                  3.8.3 To the best of the Seller Parties' knowledge, except for such use or storage of Hazardous Substances as is incidental to the conduct of the Business, which use and storage is or has been in compliance with Environmental Laws, and which use and storage has not caused any condition that requires Remedial Action, no Real Estate has been used for the storage, treatment, generation, processing, production or disposal of any Hazardous Substances or as a landfill or other waste disposal site in violation of any Environmental Law.

                  3.8.4 To the best of the Seller Parties' knowledge, underground storage tanks are not, and have not in the past been, located on or under any Real Estate.

                  3.8.5 There are no pending or unresolved claims against Seller or the Business for investigatory costs, cleanup, removal, remedial or response costs, or natural resource damages arising out of any Releases or threat of Release of any Hazardous Substances at any Real Estate or, as of the date hereof, with respect to the Business or the Acquired Assets or at any other facility, location, or other site.

                  3.8.6 To the best of the Seller Parties' knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are located at or in any Real Estate in violation of Environmental Laws or which require Remedial Action.

                  3.8.7 To the best of the Seller Parties' knowledge, no Hazardous Substance managed or generated by or on behalf of Seller at the Real Estate or in connection with the Business or Acquired Assets has come to be located at any site that is listed or formally proposed for listing under CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any similar state list or that is the subject of federal, state, or local enforcement actions or investigations.

                  3.8.8 The Seller Parties know of no facts or circumstances related to environmental matters (i) in connection with the operation of the Business or (ii) concerning the Real Estate, that are reasonably likely to result in any material reduction in the quality or quantity of water available for supply to the Seller Parties' customers.

                  3.8.9 The Seller Parties will within thirty (30) days of the date hereof provide Buyer with copies of all written environmental audits or investigations of which they are aware (after due inquiry) prepared for the Real Estate or operations of the Business.

                                                                         Indiana

                  3.8.10 Except as set forth in Schedule 3.8.10 or Citizens' Annual Report on Form 10-K for the year ended December 31, 1998:

                        (a) The Seller Parties (including for purposes of
Section 3.8.10(a) and (b), Affiliates and predecessors of the Seller Parties) are and have been for the past three years in full compliance with all federal and state primary drinking water standards;

                        (b) The Seller Parties are and have been for the past three years in full compliance with all federal and state secondary drinking water standards; and

                        (c) As to all outstanding violations of state or federal drinking water standards, as of the date hereof, the Seller Parties have completed or are in the process of completion in accordance with all applicable deadlines, all actions required by Environmental Law or Authorities to correct or otherwise respond to such violations.

                  3.8.11 Except as set forth in Schedule 3.8.11, none of the Seller Parties will be required to place any notice or restriction relating to the presence of Hazardous Substances in the deed to any Real Estate, or in any written instrument accompanying this Agreement, and no Real Estate has such a notice or restriction in its deed or any other written instrument relating to the purchase, lease or rental of such property.

For the purposes of these Sections 3.7 and 3.8: (A) "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of Hazardous Substances; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substances so it does not endanger or threaten to endanger public or employee health or welfare or the environment; or (z) perform studies, investigations or monitoring necessary or required to investigate the foregoing; (B) "Environmental Laws" means any common law or federal, state or local law, statutes, rule, regulation, ordinance, code, judgment or order relating to the protection of the environment or human health and safety and includes, but is not limited to, CERCLA (42 U.S.C. section 9601, et seq.), the Clean Water Act (33 U.S.C. section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.) and the Oil Pollution Act of 1990 (33 U.S.C. section 2701 et seq.), each as has been or may be interpreted or amended as of the Closing Date and the regulations promulgated pursuant thereto and in effect as of the Closing Date;
(C) "Released" means released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape; and
(D) "Hazardous Substances" means hazardous or toxic or polluting substance or waste or contaminant under or pursuant to any Environmental Law, including petroleum products, PCBs and radioactive materials.

            3.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Selling Parties of this Agreement, the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by the Seller Parties, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except (i) as required by the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the

                                                                         Indiana

"HSR Act"), (ii) as specified on Schedule 3.9, and (iii) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or which are obtained by the Closing Date.

            3.10 Title. Seller has good and valid title to all of the Acquired Assets constituting personal property, good and marketable title in fee simple to all of the owned Acquired Assets constituting Real Estate and good and valid leasehold title to all of the leased Acquired Assets constituting Real Estate, in each case, free and clear of Liens subject only to the Permitted Exceptions. "Permitted Exceptions" as used herein shall mean (a) the Liens set forth in
Schedule 3.10 hereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith or (c) such other Liens which, individually or in the aggregate, do not have a Material Adverse Effect (it being understood that to the extent a Permitted Exception relates to or arises from a Retained Liability, Seller shall still be liable for such Retained Liability to the extent set forth herein).

            3.11 Real Estate.

                  3.11.1 As of the date hereof, Seller has not received any written or oral notice for assessments for public improvements against the Real Estate which remains unpaid, and to the best knowledge of the Seller Parties, no such assessment has been proposed. Except as set forth on Schedule 3.11, as of the date hereof, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate and to the best knowledge of the Seller Parties no such proceeding is threatened.

                  3.11.2 Except as disclosed on Schedule 3.6, as of the date hereof, Seller is not a lessee under any Contract relating to the use or occupancy of the Real Estate involving annual payments in excess of $100,000.

                  3.11.3 Each parcel of the Real Estate has physical and, to Seller's knowledge, legal vehicular and pedestrian access to and from public roadways as may be reasonably necessary to the operation of the Business except where the failure to have such access does not have a Material Adverse Effect. To Seller's knowledge, no fact or condition exists which would result in the termination of (a) the current access from each parcel of the Real Estate, and
(b) continued use, operation, maintenance, repair and replacement of all existing and currently committed water lines used by Seller in connection with the Business, except where such termination would not have a Material Adverse Effect.

            3.12 Taxes. The Seller Parties have (a) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (b) paid all Taxes that are shown to have come due pursuant to such returns or reports and (c) paid all other material Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have otherwise become due. To the best of the Seller Parties' knowledge, all such returns or reports have been prepared in accordance with all applicable laws and requirements in all material respects.


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                                                                         Indiana

Except to the extent disclosed on Schedule 3.12, none of the assets of the Business or constituting any of the Acquired Assets (a) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (b) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (c) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

            3.13 Patents and Intellectual Property Rights. To the best of the Seller Parties' knowledge, the operations of Seller do not make any unauthorized use of any Intellectual Property except for any such unauthorized uses which do not have a Material Adverse Effect. Assuming the consents listed as item XII on
Schedule 3.9 are obtained, Buyer will not lose any of Seller's rights to, or be required to pay increased royalties for, any Intellectual Property included in the Acquired Assets as a result of the Closing and the consummation of the transactions contemplated by this Agreement, except for any such rights or such increased royalties the loss or payment of which would, individually or in the aggregate, not have a Material Adverse Effect.

            3.14 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Statement of Net Assets or arising since the date thereof have arisen out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; the allowance for collection losses on the Interim Statement of Net Assets has been determined in accordance with GAAP consistent with past practice.

            3.15 Labor Relations. As of the date hereof, except as set forth in
Schedule 3.15, to best of the knowledge of the Seller Parties, there has been no union organizing efforts with respect to the Business conducted within the last three (3) years and there are none now being conducted with respect to the Business. Except as set forth in Schedule 3.15, Seller has not at any time during the three (3) years prior to the date of this Agreement had, nor, to the best of the Seller Parties' knowledge, is there now threatened, a strike, work stoppage or work slow down with respect to or affecting the Business which had or could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth in Schedule 3.15, (i) no Employee is represented by any union or other labor organization and (ii) there is no unfair labor practice charge pending or, to the best knowledge of the Seller Parties, threatened against Seller relating to any of the Employees as related to the Business which could reasonably be expected to have a Material Adverse Effect.

            3.16 Employee Benefit Plans.

                  3.16.1 Schedule 3.16.1 contains a true and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sabbatical, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by Citizens or any of its Affiliates, in respect of any Employee or Former Employee, or (ii) with respect to which Citizens or any of its Affiliates has any liability in respect of any Employee or Former Employee (the"Benefit Plans"). Except as disclosed on
Schedule 3.16.1, neither Citizens nor any


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                                                                         Indiana

of its Affiliates maintains any bonus, pension or welfare benefit plan, program or arrangement, including any deferred compensation arrangement, for directors, consultants or independent contractors of the Business.

                  3.16.2 A true and complete copy of each Benefit Plan and related trust agreements and (to the extent applicable) a copy of each Benefit Plan's current summary plan description and in the case of an unwritten Benefit Plan, a written description thereof, has been furnished to Buyer. In addition, to the extent applicable, Buyer has been provided a copy of the most recent Internal Revenue Service ("IRS") determination letter issued to each Benefit Plan and a copy of the most recent IRS Form 5500 together with all schedules and accountants' statement filed, and actuarial reports prepared, on behalf of each Benefit Plan.

                  3.16.3 Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (as designated on Schedule 3.16.1) is so qualified, and will remain so qualified upon the timely making of certain amendments required by law during the applicable remedial amendment period, and any trust forming a part of such a Benefit Plan is tax exempt under Section 501(a) of the Code. Each such Benefit Plan has been amended, as and when necessary, to comply with the Tax Reform Act of 1986 and upon timely filing of an Application for Determination with the Internal Revenue Service, will be eligible to make further such amendments under the"remedial amendment period."

                  3.16.4 Except as disclosed in Schedule 3.16.4, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

                  3.16.5 None of the Acquired Assets is subject to a Lien or Tax under the Code or ERISA.

                  3.16.6 Neither Citizens nor any ERISA Affiliate and, to the knowledge of the Seller Parties, no other Person, has taken any action or failed to take any action with respect to any Benefit Plan that may subject Buyer or any Benefit Plan under which liabilities may be assumed by Buyer under Sections 5.10, 5.11 or 5.12 ("Assumed Benefit Liabilities") to any material liability or Tax under the Code or ERISA.

                  3.16.7 Neither Citizens nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Benefit Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, including any contingent liability under Section 4204 of ERISA or withdrawal liability arising from the actions of Citizens or any ERISA Affiliate contemplated by this Agreement. All contributions that Citizens or any ERISA Affiliate have been obliged to make to any Benefit Plan, including any multiemployer plan, have been duly and timely made.

                  3.16.8 There are no pending or, to the knowledge of the Seller Parties, threatened claims (other than routine claims for benefits), assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Benefit Plan which could reasonably be expected to give rise to a material liability to Buyer.


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                                                                         Indiana

                  3.16.9 Except as disclosed on Schedule 3.16.9, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under
Section 401(a) of the Code. Seller's Retiree Medical Plan contains provisions permitting Seller to modify or terminate retiree medical benefits at any time, without prior notice to any covered individual. Except with respect to retirees, "grandfathered" employees and collectively bargained employees, Seller knows of no reason why its ability to effect those provisions would be limited.

                  3.16.10 With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, Citizens and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA.

            3.17 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.17, Seller has no liabilities with respect to the Business which would constitute Assumed Liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                  3.17.1 the liabilities which would decrease the Base Cash Purchase Price pursuant to Section 2.6.5 to the extent assumed by Buyer at Closing;

                  3.17.2 liabilities arising in the ordinary course of business under any Contract or Permit or with respect to any agreement or instrument included within the definition of Real Estate; and

                  3.17.3 those liabilities incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business and reflected in the books and records related to the Business;

                  3.17.4 the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof; and

                  3.17.5 those other liabilities, which individually and in the aggregate, would not have a Material Adverse Effect.

            3.18 No Pending Litigation or Proceedings. Except as disclosed in
Schedule 3.18, there are no actions, suits, investigations or proceedings pending against or, to the best of the Seller Parties' knowledge, threatened, against or affecting, Seller, the Business or any of the Acquired Assets before any court or arbitrator or Authority which individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in Schedule 3.18, there are currently no outstanding judgments, decrees or orders of any court or Authority against any of the Seller Parties, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets (other than any PUC order relating to rates, tariffs and similar matters arising in the ordinary course of business) which individually or in the aggregate would have a Material Adverse Effect.


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                                                                         Indiana

            3.19 Supply of Utilities. Except as set forth on Schedule 3.19, the Real Estate has adequate arrangements for supplies of electricity, gas, oil, coal and/or sewer for all operations at the 1998 or current operating levels, whichever is greater. Except as set forth on Schedule 3.19, there are no actions or proceedings pending or, to the best of the Seller Parties' knowledge, threatened, that would adversely affect the supply of electricity, gas, coal or sewer to the Real Estate except for those which individually and in the aggregate would not have a Material Adverse Effect.

            3.20 Insurance. Schedule 3.20 lists the Seller Parties' policies and contracts in effect as of the date hereof for insurance covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by Seller, together with the risks insured against, coverage limits and deductible amounts.

            3.21 Relationship with Customers. As of the date hereof, Seller does not have any current customer which accounted for more than 5% of the net sales of the Business (taken together with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) for the immediately preceding 12-month period.

            3.22 WARN Act. Except as contemplated by Section 5.9 hereby or as set forth in Schedule 3.22 hereto, within six months prior to the date hereof,
(i) Seller has not effectuated (a) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; (ii) Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law; and (iii) none of Seller's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act) .

            3.23 Condition of Assets. Except as set forth on Schedule 3.23, the buildings, machinery, equipment, tools, furniture, improvements and other fixed tangible assets of the Business included in the Acquired Assets, taken as a whole and taken together with the similar assets included among the assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements, are in good operating condition and repair, reasonable wear and tear excepted.

            3.24 Brokerage. None of the Seller Parties or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to Buyer or its Affiliates.

            3.25 All Assets. Except as set forth on Schedule 3.25 and for the Excluded Assets, the Acquired Assets include all assets, rights, properties and contracts the use of which is necessary to the continued conduct of the Business by Buyer substantially in the manner as it was conducted prior to the Closing Date, including the service of all utility customers in substantially the same manner and at substantially the same service levels as provided by Seller on the date hereof.


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                                                                         Indiana

            3.26 Year 2000 Matters. Citizens has (1) initiated a review and assessment of all mission critical areas within the Business and related operations (including those affected by suppliers and vendors) that it reasonably believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Seller Party (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem all as set forth in Citizens' Annual report on Form 10-K for the fiscal year ended December 31, 1998 and Citizens' Quarterly reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999, and (iii) to date, implemented that plan substantially in accordance with that timetable. Seller has contingency plans that are dedicated to ensuring that established and expected levels of customer service are maintained without interruption, while core business functionality is preserved during the millennium transition. With respect to its suppliers and vendors, the foregoing representation and warranty is expressly limited to matters known to Seller after making reasonable inquiries of such suppliers and vendors. Seller makes no representation or warranty with respect to the receipt or accuracy of any response received from any vendor or supplier.

            3.27 Product Liability. Except as disclosed in Schedule 3.27 and except for those liabilities which individually or in the aggregate would not have a Material Adverse Effect, there are no (a) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties, unasserted, with respect to any product liability or similar claim that relates to any product or service sold by Seller or the Business to others or (b) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties unasserted, with respect to any claim for the breach of any express or implied product warranty or a similar claim with respect to any product or service sold by Seller or the Business to others.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer jointly and severally represent and warrant to Seller as follows:

            4.1 Organization and Good Standing.

                  4.1.1 Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.1.2 Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business. Buyer is qualified to do business and is in good standing in all jurisdictions wherein the nature of the business conducted by it or Buyer's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of Buyer do not have a material adverse effect on its ability to perform its obligations under this Agreement and the Transaction Documents.


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                                                                         Indiana

            4.2 Authorization and Enforceability. Each of Buyer and Parent has full corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which either of them is a party. The execution, delivery and performance by Buyer and Parent of this Agreement and the Transaction Documents to which Buyer and/or Parent is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by Buyer and Parent, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by Buyer and Parent. This Agreement is a legal, valid and binding obligation of Buyer and Parent, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Buyer and Parent is a party will be duly executed and delivered by Buyer and Parent and will constitute the legal, valid and binding obligations of Buyer and Parent, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            4.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer and/or Parent do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene any provision of the Articles of Incorporation or Bylaws of Buyer or the Certificate of Incorporation or Bylaws of Parent; or
(b) violate, conflict with, result in a breach of, or constitute a default (or an event which would with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, authorization, proof of dedication or other agreement or commitment, oral or written, to which Parent or Buyer is a party, or by which any of their assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, interests or rights which, individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation to which Buyer or Parent is subject other than those violations and conflicts which individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Buyer and Parent of this Agreement, the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by Buyer or Parent except (i) as required by the HSR Act, (ii) as specified on Schedule 3.9 and (iii) for such consents, approvals, authorizations, registrations or filings, the failure to obtain or make would not individually or in the aggregate have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

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                                                                         Indiana

            4.5 Financing. Buyer and Parent have, and at the Closing Date, will have sufficient resources to pay the Purchase Price, and Parent, Buyer or the other Affiliates of Parent that are buyers of the assets and businesses being acquired pursuant to the Related Purchase Agreements have, and at the Closing Date, will have sufficient resources to pay the purchase prices set forth in the Related Purchase Agreements.

            4.6 Brokerage. None of Parent, Buyer or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to the Seller Parties.

            4.7 Insurance. Schedule 4.7 lists the policies and contracts in effect as of the date hereof for casualty and property insurance covering Buyer's assets and properties and the operation of Buyer's business, together with the risks insured against, coverage limits and deductible amounts.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

            5.1 Conduct of Business. Except (i) as otherwise specifically permitted by this Agreement, (ii) as set forth in Schedule 5.1 hereto or (iii) with the prior written consent of Buyer, from and after the date of this Agreement and up to and including the Closing Date, each of the Seller Parties agree that:

                  5.1.1 Seller shall conduct the Business as presently operated and only in the ordinary course of business consistent with past practice.

                  5.1.2 They shall promptly inform Buyer in writing of any specific event or circumstance of which they are aware, or of which they receive notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect on the Acquired Assets or the Assumed Liabilities.

                  5.1.3 Seller shall not:

                        (a) change or modify in any material respect existing credit and collection policies, procedures and practices with respect to accounts receivable;

                        (b) enter into any contract or commitment, waive any right or enter into any other transaction (except in the ordinary course of business) which would have a Material Adverse Effect;

                        (c) except in the event of service interruption, emergency or casualty loss, commit to acquire subsequent to the Closing Date on behalf of the Business any capital asset or group of capital assets costing in excess of $1,000,000 that is not included in the capital budget of Seller for fiscal year 2000 and which, if so acquired, would be included in the Acquired

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                                                                         Indiana

Assets; commencing December 1, 1999, accept or receive customer advances for construction in excess of $9,000,000 (when combined with customer advances relating to the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) per each of the next four consecutive three-month periods unless pursuant to an existing tariff, Contract or Permit of Seller; or sell or lease or agree to sell or lease or otherwise dispose of any assets included in the Acquired Assets except in the ordinary course of the conduct of the Business, consistent with past practice;

                        (d) except in the ordinary course of business, consistent with past practice or as required under any of Seller's debt instruments or indentures, mortgage, pledge or subject to any Lien (other than Permitted Liens) any of the Acquired Assets;

                        (e) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Transferred Employee except (i) as required by law, and (ii) in the ordinary course, consistent with past practice; provided, however, no individual Employee shall in any event receive a compensation increase in excess of seven percent (7%);

                        (f) other than in the ordinary course of business consistent with past practice, sell or otherwise transfer any assets necessary, or otherwise material to the conduct of, the Business which would constitute Acquired Assets;

                        (g) change the Seller's method of accounting or keeping its books of account or accounting practices with respect to the Business, except as required by GAAP or any Authority;

                        (h) intentionally and wilfully take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.14, 3.16 and 3.25 hereof (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful omission to take action); or

                        (i) prepay, redeem, retire, refund or otherwise extinguish any of the Assumed Indebtedness.

            5.2 Negotiations. Neither Citizens nor any Person controlled by Citizens or under common control with Citizens (each such person being a "Section 5.2 Affiliate"), nor any officer, director, employee, representative or agent of Citizens or any of their Section 5.2 Affiliates, shall, directly or indirectly, solicit or initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into an agreement with any Person or group of Persons (other than Parent, Buyer or any Person controlled by Parent or Buyer or under common control with Parent, Buyer or any Persons providing financing to the parties hereto in connection with facilitating the consummation of the transactions contemplated by this Agreement) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) that would result in the transfer to any such Person or

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                                                                         Indiana

group of Persons of ten percent (10%) of the Acquired Assets (as measured by net book value of such assets on the date of each such transaction) or the acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) involving the Seller Parties, if such acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) would be inconsistent, in any respect, with the obligations of the Seller Parties hereunder (any of the foregoing transactions, a "Competing Transaction").

            5.3 Disclosure Schedules. As promptly as practicable, the Seller Parties will provide Buyer with a supplement or amendment to the Disclosure Schedules with respect to any matter, condition or occurrence which is required to be set forth or described in the Disclosure Schedules. For the avoidance of doubt, a matter, condition or occurrence shall only be "required" to be set forth or described in the Disclosure Schedules if the failure to be so disclosed would result in a breach of the applicable representation or warranty (qualified by Material Adverse Effect where applicable) on the date hereof or on the Closing Date. In addition, Seller shall have the right at any time and from time to time prior to the Closing to supplement or amend the Disclosure Schedules. Seller may provide Disclosure Schedules with respect to any representation or warranty of this Agreement whether or not a specific schedule is referred to therein. In the event that any supplement or amendment of such Disclosure Schedules shall be provided later than five (5) business days prior to the Closing Date, the Buyer shall have the right to delay the Closing for a period of five (5) business days in order for Buyer to review such supplement or amendment. No such supplement or amendment shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to permit the Closing to occur unless Buyer specifically agrees thereto in writing. The Seller Parties shall promptly inform Buyer, and Buyer will promptly inform the Seller Parties of any fact or event which comes to their attention, the existence of which constitutes or likely will constitute a breach in any material respects of any representation or warranty in this Agreement. In addition, Parent will, within five (5) days of receipt thereof, forward to Seller (i) any title report Buyer receives from a title company with respect to the Real Estate and (ii) any written communication regarding a specific Lien or title defect affecting a specifically identified parcel of the Real Estate sent to the President, Treasurer or General Counsel of Parent or the President or Corporate Counsel of any other Buyer Party, and sent by a party other than the Seller Parties, their legal counsel, financial advisors or representatives.

            5.4 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 5.8 hereof):

                  5.4.1 to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

                  5.4.2 to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

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                                                                         Indiana

                  5.4.3 to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

            5.5 Filings and Authorizations. The parties hereto will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to it or its Affiliates as may be required to consummate the terms of this Agreement, including all notifications and information to be filed or supplied pursuant to the HSR Act and with the applicable public utility commission (each, a "PUC"). Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation. Each of Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission to the PUC or which is necessary under the HSR Act. The Seller Parties, on the one hand and Buyer and Parent, on the other, shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Authority, including the PUC, the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), and shall comply promptly with any such inquiry or request. Each of Citizens, Seller, Parent and Buyer will use its reasonable efforts to obtain any clearance required under the HSR Act and from the PUC for the purchase and sale of the Acquired Assets in accordance with the terms and conditions hereof. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate any party or their respective Affiliates: (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Authority (including the PUC, the Antitrust Division and the FTC) is a party; (ii) to agree or otherwise become subject to any material limitations on
(A) the right of Buyer or its Affiliates effectively to control or operate the Business or the right of Seller or its Affiliates effectively to control or operate Citizens' other businesses, (B) the right of Buyer or its Affiliates to acquire or hold the Business or the right of Seller or its Affiliates to hold the Excluded Assets or Citizens' other businesses, or (C) the right of Buyer to exercise full rights of ownership of the Business or all or any material portion of the Acquired Assets or the right of Citizens to exercise full rights of ownership of Citizens' other businesses or all or any material portion of the Excluded Assets; or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Citizens, Seller, Parent, Buyer, any Affiliate of Buyer or the Business. The parties agree that no representation, warranty or covenant of Buyer, Parent, or Citizens contained in this Agreement shall be breached or deemed breached as a result of the failure by Parent and Buyer on the one hand or the Seller Parties, on the other, to take any of the actions specified in the preceding sentence.

            5.6 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law (in which case the parties shall make reasonable efforts to consult with each other prior to such required announcement).


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            5.7 Further Assurances. Each of Citizens, Parent, Buyer and Seller,
from time to time after the Closing, at Buyer's or Seller's request, will execute, acknowledge and deliver to the applicable person such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Buyer or Seller, as the case may be, may reasonably require in order to transfer, in accordance with the terms and conditions of this Agreement, more effectively in Buyer or to put Buyer more fully in possession of any of the Acquired Assets or better to enable Buyer to complete, perform and discharge any of the Assumed Liabilities. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            5.8 Cooperation.

                  5.8.1 Parent, Buyer, Citizens and Seller shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Seller to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

                  5.8.2 Without limiting the foregoing, neither Parent and Buyer, nor Citizens and Seller (nor any of their respective Affiliates) shall make any filings pursuant to federal or state securities laws ("Securities Filings") or make any consent solicitations to holders of Assumed Indebtedness which include any information about Seller, Buyer (or their respective Affiliates) or the transactions contemplated hereby without consulting with the other party and providing the other party a reasonable opportunity to review and comment on such information, it being understood and agreed that any party may so disclose such information in its reasonable judgment to the extent such party's counsel advises it that such disclosure is advisable under applicable law. Each of Parent, Buyer, Citizens and Seller shall, and shall cause their respective Affiliates to, comply with all applicable federal and state securities laws in connection with this Agreement and the transactions contemplated hereby (including any solicitation of consents of holders of Assumed Indebtedness), and all information supplied by any party for inclusion in any Securities Filing or consent solicitation, including, without limitation, any proxy or information statement, or any registration statement on Form S-4 shall be true and correct in all material respect and shall not contain any untrue statement of a material fact or omit to state any material fact which is required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  5.8.3 During the first 90 days after the Closing Date (180 days for Trademarks on tanks), Buyer shall have the right to use all of the logos, trademarks and trade identification of Seller as are located at the Real Estate or on the Acquired Assets (collectively, the "Trademarks"). Buyer's use of the Trademarks shall be in accordance with such reasonable quality control standards as may be promulgated by Seller and provided to Buyer. If Seller shall notify Buyer in writing of Buyer's material failure to comply with such reasonable quality control standards and Buyer continues to not comply with such reasonable quality control standards for more than 20 days after receipt of such notice, Seller shall have the right to terminate Buyer's right under this
Section 5.8.3 to use the Trademarks.


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                  5.8.4 Seller shall give Buyer and its representatives
(including Buyer's Accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of Seller to the extent relating to the Business and the Acquired Assets, and shall cause its officers, employees, agents and representatives to furnish to Buyer all documents, records and information (and copies thereof), to the extent relating to the Business and the Acquired Assets, as Buyer may reasonably request. Except to the extent disclosed in the Disclosure Schedules in accordance with Sections
5.3 and 8.4, no investigation or receipt of information by Buyer pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller Parties under this Agreement or the conditions to the obligations of Parent or Buyer under this Agreement. All information provided to Buyer under this Agreement shall be held subject to the terms and conditions of the Confidentiality Agreement dated August 2, 1999 between Citizens and Parent.

            5.9 Employees; Employee Benefits.

                  5.9.1 Schedule 5.9.1 lists divisions and the number of all salaried and hourly employees actively employed (as of the date of this Agreement) in each division by Seller or any of its Affiliates whose primary responsibilities relate to the Business. None of the employees listed on
Schedule 5.9.1 is subject to a collective bargaining agreement. All individuals referred to on Schedule 5.9.1 are herein referred to as the "Employees." No later than March 1, 2000, Buyer and Seller shall determine the number of Employees to whom Buyer will offer employment, which number shall be at least equal to 250 (when combined with offers made by Buyer or Affiliates of Buyer to employees of Affiliates of Seller in connection with the Related Purchase Agreements) (the "Base Number"), and such additional number of Employees, if any, whom Buyer also wishes to employ. Upon determination of such Employees, Seller will supplement Schedule 5.9.1 with the name, job title, unused vacation, current base salary or hourly wage, date of hire and assigned location of each Transferred Employee (as that term is defined below). At the Closing, Seller shall provide an updated Schedule 5.9.1 which shall disclose all the information required under the preceding sentence as of the most recent practicable date prior to Closing.

                  5.9.2 Effective as of the Closing, Buyer shall offer employment to at least the Base Number of those employees included on Schedule
5.9.1. All Employees to whom Buyer offers employment and who accept such employment are herein referred to as the "Transferred Employees." In the event any Employees do not accept Buyer's offer of employment, Buyer shall offer employment to such additional employees (the identity of whom shall be determined by Buyer and Seller) as are necessary to bring the total number of Transferred Employees to the Base Number. Subject to the provisions of this
Section 5.9 and Section 5.12, Buyer shall provide each Transferred Employee with base compensation at least equal to that provided by Seller on the Closing Date, and employee benefits which are substantially comparable to those provided by Buyer to its other similarly situated employees. Buyer agrees (i) to credit the service of each Transferred Employee with Seller and its Affiliates before the Closing, for all purposes under all employee benefit plans and arrangements maintained by Buyer (and/or any of its Affiliates) for the benefit of any Transferred Employee (including without limitation for purposes of attainment of retirement dates and payment of optional forms of benefits), other than for purposes of benefit accrual under any


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                                                                         Indiana

"defined benefit plan", within the meaning of Section 3(35) of ERISA, (ii) to provide accrued vacation to Transferred Employees in the year in which the Closing occurs, equal to the excess, if any, of the accrued vacation to which the Transferred Employee would otherwise be entitled under Seller's vacation plan during that year over the amount of accrued vacation the Transferred Employee had taken during that year, and, thereafter, to provide vacation to Transferred Employees on the same basis as provided to similarly situated employees of Buyer, with service credit as provided in (i) hereof, and (iii) to provide severance benefits to Transferred Employees terminated by Buyer that are substantially comparable to those benefits provided by Buyer. Buyer shall be responsible for providing to each Transferred Employee vacation in an amount equal to the Transferred Employee's vacation entitlement for the year of Closing reduced by the number of vacation days such Transferred Employee has taken on or before Closing. Nothing in this Section 5.9 shall limit Buyer's authority to terminate the employment of any Transferred Employee at any time and for whatever reason. Until the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall directly or indirectly solicit or offer employment to any Transferred Employee then employed by Buyer or its Affiliates.

                  5.9.3 Except as specifically provided in Sections 5.9 and 5.12, Seller shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) related to compensation or employee benefits incurred by Buyer as the result of any claims against Buyer or its Affiliates that are made by any Employees or Former Employees (or the Beneficiary of any Employee or Former Employee) who are not made offers to become employees of Buyer or its Affiliates including, without limitation, claims asserted against Buyer as a result of their termination by Seller or its Affiliates.

                  5.9.4 Seller shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation claims or the benefits provided under the Benefit Plans, whether paid before or after the Closing) owed to any Transferred Employee or the Beneficiary of any Transferred Employee or any Water Sector Retiree or the Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Seller or any of its Affiliates and such Transferred Employee or Beneficiary or (ii) any benefit claim or expense (including medical expenses) incurred before Closing under any Benefit Plan. For purposes of this Agreement, a medical expense shall be deemed to be incurred when the services giving rise to a claim are rendered, regardless of when billed or paid. Without limiting the foregoing, Seller shall be responsible for the payment of any employee benefits that become due to any Transferred Employees as a result of their termination by Seller.

                  5.9.5 Except as otherwise specifically provided in Section 5.9, 5.11 or 5.12, Buyer shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation, claims or the benefits provided under any employee benefit plan or arrangement of Buyer incurred after Closing) owed to any Transferred Employee or Beneficiary of any Transferred Employee or any Water Sector Retiree or Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Buyer or any of its Affiliates and any Transferred Employee or (ii) any benefit claim or expense (including medical expense) incurred after Closing under any


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                                                                         Indiana

employee benefit plan sponsored or contributed to by Buyer or an ERISA Affiliate after Closing. Notwithstanding the foregoing, Buyer shall not be responsible for the payment of any employee benefits that become due to any Transferred Employees under any Benefit Plan (other than the Assumed Benefit Liabilities).

                  5.9.6 Buyer agrees to reimburse Seller for its proportionate share (as defined below) of any amount in excess of $1,000,000 paid by Seller as severance under Citizens' severance plan as in effect on the date hereof to any Employees (when such amount paid by Seller is aggregated with amounts paid by Citizens to other employees as referenced in Section 5.9.6 of the Related Purchase Agreements) provided (i) Buyer does not hire such Employees in accordance with the provisions of Sections 5.9, 5.11 and 5.12 and (ii) Seller provides notice to those Employees on or before the Closing Date to the effect that their employment will be terminated on or shortly after the Closing Date. Buyer will pay such reimbursement to Citizens within 5 days after receipt of a list of the Employees showing which are entitled to severance pay, the amounts of that severance pay and certifying that those amounts have been paid. The Buyer's "proportionate share" means the amount obtained by multiplying the amount in excess of $1,000,000 by a fraction, the numerator of which is the amount of severance paid by Seller to Employees under Section 5.9.6 of this Agreement and the denominator of which is the sum of (i) the amount paid by Seller to Employees under Section 5.9.6 of this Agreement and (ii) the aggregate amount paid by Citizens under Section 5.9.6 of each of the Related Purchase Agreements.

                  5.9.7 Until the second anniversary of the Closing Date, Buyer shall not directly or indirectly solicit or offer employment to any active employee of Seller, other than the Transferred Employees.

            5.10 Employee Pension Plan.

                  5.10.1 At least fifteen days prior to the Closing Date, Seller shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens Pension Plan ("Seller's Pension Plan" or "Citizens Pension Plan"). Seller shall retain liability and related assets for benefits accrued through the Closing Date by Transferred Employees under Seller's Pension Plan.

                  5.10.2 As of the Closing Date, Transferred Employees shall be covered under the American Pension Plan, and shall be given credit for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, subsidized benefits, and entitlement to optional forms of payment, but not for accrual of benefits.

      5.11 Employee Savings Plan.

                  5.11.1 Effective upon the date of the transfer described in
Section 5.11.2, subject to the terms and conditions of this Agreement, Parent shall cause the Savings Plan for Employees of American Water Works Company, Inc. (the "American Savings Plan") to assume the liability of the Seller's 401(k) Plan for the account balances of those Transferred Employees participating in the Seller's 401(k) Plan on the Closing Date (the "Affected Participants") that are


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                                                                         Indiana

transferred to the American Savings Plan. As of the Closing Date, Affected Participants shall be 100% vested in their account balances under the Seller's 401(k) Plan. Transferred Employees shall be given credit under the American Savings Plan for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, contribution levels and optional forms of benefit payment, to the same extent that credit for such service has been given by Seller and its Affiliates.

                  5.11.2 Buyer shall deliver to Seller as soon as practicable, but in no event later than ninety (90) days after Closing (i) a certified copy of the American Savings Plan and any amendment necessary to effectuate the transfer of assets and the assumption of account balances in accordance with this Section 5.11, (ii) a certified copy of the trust agreement for the American Savings Plan; (iii) the most recent favorable determination letter from the IRS with respect to the American Savings Plan; and (iv) an opinion from Buyer's legal counsel acceptable to Seller that the American Savings Plan, as so amended, complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of, and the transfer of assets and assumption of benefit liabilities by, the American Savings Plan. Seller shall deliver to Buyer as soon as practicable, but in no event later than ninety (90) days after Closing, an opinion from Seller's legal counsel acceptable to Buyer that the Seller's 401(k) Plan complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of the Seller's 401(k) Plan, and the transfer of assets to, and assumptions of benefit limitations by, the American Savings Plan. As soon as practicable, but in any event within 120 days after Closing, Seller shall cause the trustee of the Seller's 401(k) Plan to transfer in cash and promissory notes representing outstanding loans to Affected Participants to the trustee of the American Savings Plan an amount equal to the sum of the account balances of the Transferred Employees (the "Transferred Accounts") calculated as of the most recent valuation date under the Seller's 401(k) Plan (which shall, in any event, be within thirty (30) days of the transfer). Both the Seller Parties and Buyer will file any IRS Form 5310A that is required with respect to the transfer contemplated by this Section 5.11 date at least 30 days prior to the transfer. Upon the transfer described in this Section 5.11, Buyer and the American Savings Plan shall be responsible for all benefits attributable to the Transferred Accounts to which Transferred Employees were entitled under the Seller's 401(k) Plan as of such date, and Seller and the Seller's 401(k) Plan shall cease to have any liability, contingent or otherwise, for such benefits.

            5.12 Welfare Benefits.

                  5.12.1 Within sixty (60) days after the Closing, Seller agrees to transfer to trusts established by Buyer under Section 501(c)(9) of the Code ("Buyer's VEBAs") the amount held under any trust established by Seller under
Section 501(c)(9) of the Code ("Seller's VEBAs") to fund post-retirement health care and life insurance benefits attributable to the Business, including Former Employees identified on Schedule 5.12 (the "Water Sector Retirees") and any "grandfathered" Transferred Employees as set forth on Schedule 5.12. Buyer agrees to provide post-retirement health care and life insurance benefits to the Water Sector Retirees and, as applicable, Transferred Employees who become eligible for such benefits after Closing and further agrees that Buyer's VEBAs will apply an amount at least equal to the sum of the assets (and earnings thereon calculated at the rate of return generated by Buyer's VEBAs) transferred from Seller's VEBAs to provide post-retirement health care and life insurance benefits for such employees. Upon Closing, Buyer shall be responsible for all obligations of the Seller Parties to provide post-retirement health care and


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                                                                         Indiana

life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing and the Seller Parties shall cease to have any liability, contingent or otherwise, for such benefits. In consideration of such transfer, Buyer agrees not to terminate or materially modify those post-retirement health and life benefit provisions applicable to such grandfathered Transferred Employees and Water Sector Retirees as such provisions are in effect immediately prior to the Closing Date.

                  5.12.2 Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer provides medical, health, dental, flexible spending account, accident, life, short-term disability, long-term disability and other employee welfare benefits (including retiree medical benefits) to Transferred Employees that, in the case of Non-Union Transferred Employees and Union Transferred Employees are substantially similar to those benefits provided by Buyer under its corresponding welfare benefit plans (the "Buyer's Welfare Plans"). For purposes of determining eligibility to participate, and entitlement to benefits, in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions, waiting periods, and requirements for evidence of insurability under the Buyer Welfare Plans shall be waived in Buyer's Welfare Plans for Transferred Employees and retirees of the Water Sector and their respective Beneficiaries, and Transferred Employees and retirees of the Water Sector and their respective Beneficiaries shall receive credit under the Buyer Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees and retirees of the Water Sector and their respective Beneficiaries who had credited service under a Seller Welfare Plan, together with each such individual's service, copayment, deductible and out-of-pocket payment amounts under such plan.

                  5.12.3 Seller shall transfer to Buyer's flexible benefits plan any balances standing to the credit of Transferred Employees under Seller's flexible benefits plan as of the Closing Date. Seller shall provide to Buyer prior to the Closing Date a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with their elections made prior to the Closing Date with respect to such Account, and balances standing to their credit as of the Closing Date.

            5.13 Taxes. The Seller Parties, on the one hand, and Parent and Buyer, on the other, shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes; (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or


                                       41
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                                                                         Indiana

information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

            5.14 Intentionally Omitted.

            5.15 Citizens' Guarantees and Surety Instruments. Each of Parent and Buyer shall use its reasonable efforts to assist Citizens in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed on Schedule 5.15. For purposes of this Section 5.15 and
Section 5.16, reasonable efforts: (a) shall include Parent's or Buyer's assumption of the Contracts and the Permits on the terms set forth in this Agreement; and (b) shall include an obligation on the part of Parent or Buyer to provide a guarantee, letter of credit, bond or other required surety instrument at Closing to the extent required by any Contract or Permit and in general to provide an equivalent surety instrument to be substituted for any surety instrument provided by Citizens to any beneficiary in connection with the Business.

            5.16 Intentionally Omitted.

            5.17 Schedule of Permits. No later than March 13, 2000, Citizens shall deliver to Buyer a schedule, to be identified as Schedule 5.17, which sets forth all material Permits required for the use of the Acquired Assets and the operation of the Business by Buyer substantially in the manner as it was conducted prior to the date hereof. For purposes of this Section 5.17, material Permits shall include those required for the service of all utility customers at substantially the same service levels as provided by Seller on the date of this Agreement. All Permits listed on Schedule 5.17 that are required to be listed on
Schedule 3.3 or Schedule 3.9 shall be so designated. Seller has made or will make prior to the Closing Date timely applications for renewals of all such Permits listed on Schedule 5.17, which under applicable law must be filed prior to the Closing Date to maintain the Permits listed on Schedule 5.17 in full force and effect.

            5.18 Title Information. No later than March 13, 2000, Seller shall use its reasonable efforts to deliver to Buyer true, correct and complete copies of all existing title policies, surveys, leases, deeds, instruments and agreements relating to title to the Real Estate in Seller's possession.

            5.19 Transaction with Related Parties. Effective as of the Closing Date, except as otherwise provided in Sections 5.9 through 5.12, 5.15, 5.26,
5.27 and 2.7.1(j) of this Agreement, Seller shall have terminated and canceled all contracts, commitments and agreements (including employment relationships) relating to the Acquired Assets or the Business, between Seller, any Affiliate of Seller (including Citizens), any officer or director of any Seller Party, or any Affiliate of the foregoing. Seller shall be solely liable for any contractual or other claims, express or implied arising out of the termination and cancellation of any of the foregoing raised by any party thereto.

            5.20 Approval by Citizens. Citizens shall, as the sole owner of common stock of each other Seller Party, vote all of such shares of common stock to approve this Agreement and the transactions contemplated hereby.


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                                                                         Indiana

            5.21 Supplemental Information.

                  5.21.1 Citizens shall provide Buyer, within fifteen (15) days after the execution or the date of receipt thereof, a copy of (a) each Contract (other than with respect to which the Business' total annual liability or expense is less than $100,000 per such Contract) entered into by Seller after the date hereof and prior to the Closing Date; (b) a copy of any written notice for assessments for public improvements against the Real Estate received after the date hereof and prior to the Closing Date; (c) a copy of the filing of any condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate received after the date hereof but prior to the Closing Date; and (d) a copy of any Contract where Seller is a lessee relating to the use or occupancy of the Real Estate and where such Contract involves annual payments in excess of $100,000 entered into by Seller after the date hereof and prior to the Closing Date.

                  5.21.2 Within fifteen (15) days after the receipt of notice of violation, Citizens shall notify Buyer of any violations of state or federal drinking water standards which, if such violations existed on the date hereof, would be required to be disclosed pursuant to Section 3.8.10 hereof, and shall promptly notify Buyer of the actions proposed to be taken by Seller to correct or otherwise respond to such violations.

            5.22 Non-Competition. The Seller Parties agree that for a period of fifteen (15) years after the Closing Date no Seller Party nor any Affiliate of a Seller Party shall directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of or be otherwise connected in any substantial manner with any entity (other than Buyer and its successors and assigns) engaged in the business of storing, supplying and distributing water in the States in which Buyer acquires any Acquired Assets, whether or not such business is subject to regulation by a PUC (it being understood that the individual directors of Seller and Citizens are not Affiliates of a Seller Party).

            5.23 Intentionally Omitted.

            5.24 Intentionally Omitted.

            5.25 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that Seller may, at Seller's written election delivered to Buyer no later than five (5) days prior to the Closing Date, direct that all or a portion of the Initial Cash Payment be delivered to a "qualified intermediary" as defined in Treasury Regulation ss.1.1031(k) - (g)(4) as to enable Seller's relinquishment of the Acquired Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the Code. If Seller so elects, Buyer shall reasonably cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the Code (including any actions reasonably required to facilitate the use of a "qualified intermediary"), and Buyer agrees that Seller may assign all or part of its rights (but no obligations) under this Agreement to a person


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                                                                         Indiana

            or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the Code. Buyer and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement. Seller shall indemnify and hold Buyer harmless from any cost, expense or liability arising from its cooperating under this
Section 5.25.

            5.26 Transition Plan. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a transitional services team, which shall include expertise from various functional specialties associated with or involved in providing billing, payroll and other support services provided to Seller by any automated or manual process using facilities or employees that are not included among the Acquired Assets or Transferred Employees. Such team will be responsible for preparing, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan. The transition plan will set forth reasonable arrangements providing Buyer, at Buyer's sole expense, with appropriate access to Seller's relevant computer systems to allow for a full conversion of the relevant data and functionality to Buyer's systems on the Closing Date. Buyer and Seller shall use their commercially reasonable efforts to cause their representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan no later than 60 days prior to the Closing Date.

            5.27 Procedures regarding Refunds of Advances. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a working group of appropriate subject matter experts to determine the appropriate obligations of Parent and Buyer regarding notification and the provision of other accurate and timely data to Citizens to enable Citizens timely and accurately to satisfy the refund obligations described in Section 2.3.3(b). Such working group will be responsible for preparing a comprehensive agreement no later than March 13, 2000, which agreement shall be executed by the parties at Closing. Among other arrangements, the parties would require that the customers and developers owed refunds provide joint notices to Buyer and Citizens.

            5.28 Title Insurance. Prior to Closing, Seller shall cooperate with Buyer and use commercially reasonable efforts to assist Buyer if Buyer desires to obtain ALTA title insurance commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies (collectively, the "Title Company"), committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment) to issuing ALTA (or its local equivalent) form of title insurance policies insuring good, valid, indefeasible fee simple title to the Real Estate in Buyer, in all cases, at Buyer's sole expense and in the respective amounts that Buyer requests prior to Closing, subject to no Liens or other exceptions to title other than Permitted Exceptions (collectively the "Title Policies"). On or prior to the Closing Date, Seller shall execute and deliver, or cause to be executed and delivered, to the Title Company, at no cost to Seller, any customary affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of


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                                                                         Indiana

the Title Commitments or the Title Policies; provided that such efforts and Buyers' request for Title Policies or Title Commitments shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                        CONDITIONS PRECEDENT; TERMINATION

            6.1 Conditions Precedent to Obligations of Buyer and Parent. The obligations of Buyer and Parent to cause the purchase of the Acquired Assets and the assumption of the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer and Parent in their sole discretion):

                  6.1.1 Performance of Agreements; Representations and Warranties. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except Section 3.25), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso); and provided further, that the representation and warranty set forth in Section 3.5.1 shall be deemed to be true and correct on and as of the Closing Date if any Material Adverse Effect that may have arisen or occurred between the execution date of this Agreement and the Closing Date shall have been cured or remedied such that such Material Adverse Effect is not continuing as of the Closing Date. Buyer shall have been furnished with a certificate of the Chief Financial Officer or other Vice President of Citizens dated the Closing Date, certifying to the foregoing.

                  6.1.2 Opinion of Counsel. Buyer shall have received from L. Russell Mitten II, Vice President and General Counsel of Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Exhibit E hereto.

                  6.1.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.1.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby, and such order shall not contain any


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                                                                         Indiana

restrictions or conditions (other than those in effect on the date hereof or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Seller be continued following the transactions contemplated hereby) which would have a Material Adverse Effect or a material adverse effect on any other regulated business of Buyer in the state in which the PUC has jurisdiction, and such order shall be final and unappealable; Seller shall have obtained all statutory, regulatory and other consents and approvals which are required in order to consummate the transactions contemplated hereby and to permit Buyer to conduct the Business in the manner contemplated by Section 3.25 hereof other than those the failure of which to obtain would not have a Material Adverse Effect. Seller shall have also obtained (i) all consents and legal opinions required to enable Seller to sell the Acquired Assets to Buyer at the Closing, free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture) and (ii) all consents required under Contracts and Permits relating to Seller's water appropriation and flowage rights to the extent reasonably sufficient to enable Buyer to service the customers of the Business and to service future commitments under such Contracts.

                  6.1.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Buyer's ownership of all or any material portion of the Acquired Assets, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which would reasonably be expected to materially limit or materially adversely affect Buyer's ownership of the Acquired Assets.

                  6.1.6 Documents. Seller and Citizens shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.7 hereof and shall have made arrangements reasonably satisfactory to Buyer to deliver to Buyer as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the Business.

                  6.1.7 Related Closings. Buyer shall be reasonably satisfied that the consummation of each of the asset purchase and sale transactions contemplated by those certain purchase agreements described on Schedule 6.1.7 (the "Related Purchase Agreements") will occur concurrently with the Closing.

            6.2 Conditions Precedent to Obligations of Seller Parties. The obligations of the Seller Parties to cause the sale of the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Seller Parties in their sole discretion):

                  6.2.1 Performance of Agreements; Representations and Warranties. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Buyer and Parent shall be true and correct on and as of the Closing Date, with the same force and effect as

                                                                         Indiana

though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except Section 4.2), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a material adverse effect on the respective ability of Buyer and Parent to perform their obligations under this Agreement and the Transaction Documents, provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso). Seller shall have been furnished with a certificate of the President or Vice President of Parent and Buyer, dated the Closing Date, certifying to the foregoing.

                  6.2.2 Opinion of Counsel. Seller shall have received from Dechert Price & Rhoads, counsel to Parent and Buyer, an opinion dated the Closing Date, in form and substance satisfactory to Seller, to the effect set forth in Exhibit F hereto.

                  6.2.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.2.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby and such order shall not contain any restrictions or conditions which would have a material adverse effect on Seller's business activities in the State in which the PUC has jurisdiction or any significant adverse effect on Citizens' acquisition and divestiture activities in that State (including divestiture of the Acquired Assets), and such order shall be final and unappealable; Seller shall have obtained all statutory and regulatory consents and approvals which are required in order to consummate the transactions contemplated hereby, other than those the failure of which to obtain would not have a material adverse effect on the Seller after the Closing. Seller shall have obtained (i) all consents and legal opinions required to enable Seller to sell the Acquired Assets to Buyer at the Closing, free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture), and (ii) all other consents required or advisable in order for Seller to transfer Acquired Assets without incurring material liability under any Contract, Permit or Real Estate instrument.

                  6.2.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Seller's ownership of all or any material portion of its properties, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which could reasonably be expected to materially limit or materially adversely affect Seller's ownership of any of its properties.

                  6.2.6 Documents. Parent and Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including


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                                                                         Indiana

pursuant to Sections 2.7 and 5.27, and shall have taken such actions as Seller may have requested pursuant to Section 5.25 hereof.

                  6.2.7 Related Closings. Seller shall be reasonably satisfied that the consummation of each of the Related Purchase Agreements will occur concurrently with Closing.

            6.3 Termination. This Agreement may be terminated at anytime prior to the Closing Date:

                  6.3.1 by mutual written consent of the Seller Parties, Buyer and Parent;

                  6.3.2 by any of the Seller Parties, Parent or Buyer if: (i) any governmental or regulatory body the consent of which is a condition to the obligations of the Seller Parties, Parent and Buyer to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable; or (iii) the Closing shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 6.3.2(iii) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred by such date because the conditions precedent to Closing set forth in the first sentence of
Section 6.1.4 and the first sentence of Section 6.2.4 have not been fulfilled, then such date shall be automatically extended to September 30, 2001; or

                  6.3.3 If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.3, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.6 relating to publicity, Sections 3.24 and 4.6 relating to brokerage and Section 7.1 relating to expenses. Nothing in this Section 6.3 shall be deemed to release either party from any liability for any willful breach by such party of the terms and provisions of this Agreement.

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

            7.1 Certain Taxes and Expenses. Citizens shall be solely responsible for all state and local sales, use, transfer, real property transfer and other similar taxes, fees and charges that are calculated based on the value of the Acquired Assets being transferred arising from and with respect to the sale and purchase of the Acquired Assets and Buyer shall be solely responsible for all transfer, registration, documentary stamp, recording and other similar fees and charges arising from and with respect to the transfer and recording of title documentation relating to the Acquired Assets. Parent shall be responsible for all costs and expenses relating to the assumption by or assignment to Parent or Buyer of the Assumed Indebtedness. Except as otherwise provided in this Agreement, each of


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                                                                         Indiana

the parties hereto shall each bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

            7.2 Maintenance of Books and Records. The Seller Parties, on the one hand, and Buyer and Parent, on the other hand, shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets or the Assumed Liabilities or the conduct of the Business (whether in the possession of the Seller Parties or Buyer or Parent). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

            7.3 Survival.

                  7.3.1 Subject to this Section 7.3, Section 7.4.2(g) and
Section 7.4.2(j), all representations, warranties, covenants and agreements contained in this Agreement or the Transaction Documents shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing:

                        (a) the covenants contained in Sections 5.1, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (b) the covenants contained in Section 5.2 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date;

                        (c) the representations and warranties contained in Sections 3.12 and 3.16 and the related indemnity obligations contained in
Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought following the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                        (d) the representations and warranties contained in
Section 3.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                                                                         Indiana

                        (e) the representations and warranties contained in
Section 3.10 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (f) the representations and warranties contained in
Section 3.7 and 3.17 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (g) the representations and warranties contained in Sections 3.3, 3.5, 3.6, 3.8, 3.9 and 3.25 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (h) the representations and warranties contained in
Section 3.11 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (i) the representations and warranties contained in
Section 4.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (j) the representations and warranties contained in Sections 4.3 and 4.4 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (k) the representations and warranties contained in
Section 4.5 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date; and

                        (l) all other representations and warranties contained in this Agreement and the related indemnity obligations contained in Section 7.4 shall terminate on and no further action or claim with respect thereto may be brought after, the second anniversary of the Closing Date;

                        (m) such representations and warranties specified in the foregoing clauses (c) through (k), and the covenants contained in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the relevant anniversary of the Closing Date or the 30th day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be. If any claim for indemnification is asserted or could be asserted with respect to a breach or asserted breach of Section 3.17 (Undisclosed Liabilities) and the Buyer or Parent is also entitled to indemnification in respect of that claim for breach or asserted breach of any other representation or warranty in this Agreement for

                                                                         Indiana

which there is a shorter survival period, such shorter period will apply to such claim except to the extent that such claim is a product liability, toxic tort or similar claim (as described in Section 2.3.3(a)) brought by a private party litigant.

                  7.3.2 No claim for indemnity under Section 7.4 shall be brought or made by Buyer or Parent pursuant to Sections 7.4.1(a)(B) or 7.4.1(a)(C):

                        (a) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), for any action or claim with respect to the Pre-Existing Conditions;

                        (b) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), with respect to the presence of Hazardous Substances at any locations other than the Real Estate; and

                        (c) after the third anniversary of the Closing Date, for any action or claim with respect to any other Retained Liability;

      Provided, however, that the foregoing time limitations shall not apply to any such claims which have been the subject of a written notice from Parent and/or Buyer to the Seller Parties prior to such period setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims; and, provided, further, that the foregoing time limitations shall also not apply to any such claims: (u) with respect to Taxes; (v) with respect to any liability of the types that appear as "Trade Payables" or "Other Current and Accrued Liabilities" on the financial statements of Seller; (w) not exclusively related to the Acquired Assets or not exclusively related to the Business; and (x) with respect to any of the matters discussed in
Section 3.16 hereof.

      For purposes of Sections 7.3.2(a) and (b), a "Change of Control of Citizens" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), other than an underwriter engaged in a firm commitment underwriting on behalf of Citizens, is or becomes the beneficial owner (as such term is used in Rule 13D-3 and 13D-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding shares of common stock of the Company; (ii) all or substantially all of Citizens' and its Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any person or group of persons acting in concert; (iii) Citizens is merged or consolidated with any other person, whether or not Citizens is the surviving corporation in such merger or consolidation; or (iv) Citizens is liquidated or dissolved or adopts a plan of liquidation.

                                                                         Indiana

            7.4 Indemnification. Seller, Parent and Buyer agree as follows:

                  7.4.1 General Indemnification Obligations.

                        (a) Seller shall indemnify Buyer and its directors, officers and other Affiliates (including Parent) and hold Buyer and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by the Seller Parties in this Agreement or in any document or certificate required to be furnished to Buyer by any of the Seller Parties pursuant to this Agreement (including the Transaction Documents); (B) subject to
Section 7.3.2, any Excluded Assets or Retained Liabilities; and (C) subject to
Section 7.3.2, the ownership, operation or use of any of the businesses or assets of the Seller Parties or their Affiliates (other than the Business and the Acquired Assets) whether before, on or after the Closing Date.

                        (b) Buyer and Parent shall indemnify Seller, and their directors, officers and other Affiliates (including Citizens) and hold Seller and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement or in any document or certificate required to be furnished to Seller by Parent or Buyer pursuant to this Agreement (including the Transaction Documents), (B) any Assumed Liabilities after the Closing Date, (C) the ownership, operation or use of the Business or the Acquired Assets after the Closing Date (except to the extent resulting from Retained Liabilities or to the extent resulting from breaches by the Seller Parties of representations, warranties, covenants or agreements hereunder or in the other Transaction Documents); and (D) any claim by a Transferred Employee or a Former Employee referred to on Schedule 5.12 or the Beneficiary of any such employee or former employee for post-retirement health care or life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing.

                        (c) For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, obligations, damages (including any governmental penalty or punitive damages assessed or asserted against the party seeking indemnification and including costs of investigation, clean-up and remediation), deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and reasonable expenses (including reasonable attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, incident to the successful enforcement of this Agreement). For purposes of this Section 7.4, the determination of whether any breach of any representation, covenant or agreement has occurred, and the calculation of the amount of Damages incurred by the Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement by any party hereto, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded, provided that no such breach shall be found to have occurred due to facts or circumstances arising from an occurrence or condition described in Section 1.1.61(a). Notwithstanding the foregoing, Damages shall not include the loss of profits of the party seeking indemnification, or punitive damages unless the party seeking indemnification has had punitive damages assessed or asserted against it.

                                                                         Indiana

                        (d) Notwithstanding any language contained in any Transaction Document (including deeds to Real Estate and instruments delivered by Seller to the Title Company), representations and warranties as to Real Estate set forth in Section 3.10 and 3.11 will not be merged into any Transaction Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement, shall control. No provision set forth in any Transaction Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

                  7.4.2 General Indemnification Procedures.

                        (a) A party seeking indemnification pursuant to this
Section 7.4 (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party after receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, solely the Indemnifying Party shall be obligated to satisfy and discharge the Third Party Claim, (B) such Third Party Claim does not include a request or demand for injunctive or other equitable relief by an Authority and (C) the Indemnifying Party makes reasonably adequate provision to assure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that is reasonably likely to result. The Indemnifying Party shall be deemed to have satisfied the condition set forth in clause (C) of the proceeding sentence if it is a regulated utility.

                        (b) Neither the Indemnified Party nor the Indemnifying Party shall settle any Third Party Claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                        (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

                        (d) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price.

                        (e) Subject to Section 7.4.2(f) and Section 7.4.2(i), neither Parent nor Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages incurred unless the aggregate amount of Damages incurred by

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                                                                         Indiana

Parent or Buyer (or the other Persons for which they can claim indemnification), together with all other claims for Damages under Section 7.4.2(e) of each of the Related Purchase Agreements, exceeds $6,123,000 in the aggregate (the "Threshold Amount"), in which case Seller shall then be liable for Damages in excess of the Threshold Amount. Subject to Section 7.4.2(f) and Section 7.4.2(i), the cumulative aggregate indemnity obligation of Citizens and its Affiliates under
Section 7.4 of this Agreement and the Related Purchase Agreements shall not exceed $60,000,000 (the "Ceiling").

                        (f) Notwithstanding the foregoing, the parties acknowledge that Parent or Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages in respect of intentional and wilful breaches of covenants or agreements in this Agreement or any of the Retained Liabilities other than the Specified Liabilities irrespective of the Threshold Amount or the Ceiling (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful breach). As used herein, the "Specified Liabilities" shall mean the Retained Liabilities arising from claims made after the Closing Date which (i) do not relate to matters within the scope of clauses (u), (v), (w) and (x) of Section 7.3.2; (ii) were not known to the Seller Parties on or prior to Closing; and
(iii) relate exclusively to the Acquired Assets or the Business prior to the Closing Date. Notwithstanding anything to the contrary in this Section 7.4, Parent or Buyer (or the other Persons for which they can claim indemnification) shall be entitled to indemnification for Damages in respect of a breach of
Section 3.2, 3.12 or 3.16 irrespective of the Threshold Amount or the Ceiling.

                        (g) The rights and remedies of Seller, Parent and Buyer under this Section 7.4 are exclusive and in lieu of any and all other rights and remedies which Seller, Parent and Buyer may have under this Agreement or otherwise for monetary relief with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Seller, Parent or Buyer in or pursuant to this Agreement or any of the Transaction Documents or (y) any breach or failure to perform any covenant or agreements set forth in this Agreement or any of the Transaction Documents.

                        (h) Except to the extent provided in Section 7.4.2(j) below, no right to indemnification under this Section 7.4 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto including, without limitation, the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

                        (i) No party shall have any liability to another party under this Section 7.4 for Damages (and no cost or expense relating to such Damages shall be included in determining the extent of Damages incurred by such party for purposes of Section 7.4.2(e)) to the extent that:

                              (A) the Indemnified Party recovers insurance
proceeds covering the Damages or otherwise recovers payments in respect of such Damages from any other source (whether in a lump sum or stream of payments); or

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                                                                         Indiana

                              (B) the Indemnified Party's Tax liability is
actually reduced as a result of a tax benefit to which the Indemnified Party becomes entitled in respect of the Damages.

                        (j) Seller shall have no liability or obligation under this Section 7.4 for any Damages resulting from the inaccuracy or breach of any representation or warranty if such inaccuracy or breach is disclosed by Seller pursuant to and in accordance with Sections 5.3 and 8.4 hereof;

                        (k) Buyer agrees to use its commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management practices, appear likely to give rise to a claim against Buyer that is likely to involve one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Seller under this
Section 7.4, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Buyer agrees that (i) if it is entitled to receive payment from Seller for Damages arising under or pursuant to a breach of the representation and warranty set forth in Section 3.10, and (ii) if Buyer has obtained title insurance which may cover the claim or matter giving rise to such Damages, then (iii) such title insurance shall be primary coverage and Buyer will make a claim under the title insurance if such claim can be made in good faith before enforcing its right to receive payment from Seller. Buyer shall be under no obligation to obtain title insurance or prosecute such claim (other than the initial filing of such claim);

                        (l) If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Damages for which it received such indemnity payment (including insurance proceeds and other payments pursuant to Section 7.4.2(i)(A) and a tax benefit pursuant to Section 7.4.2(i)(B)) (the "Recovery"), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment;

                        (m) In the event of any indemnification claim under this
Section 7.4 involving the claim of any third party, the Indemnified Party shall cooperate fully (and shall cause its Affiliates to cooperate fully) with the Indemnifying Party in the defense of any such claim under this Section 7.4. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such claim. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                                                                         Indiana

                  7.4.3 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

            7.5 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Acquired Assets or the Business to Buyer. In addition, Seller will execute such documents and financing statements as Buyer may reasonably request from time to time to evidence transfer of the Acquired Assets to Buyer in accordance with this Agreement, including any necessary assignment of financing statements.

            7.6 Financial Statements. In connection with the preparation and filing of any registration statement or periodic report of Buyer or its Affiliates pursuant to Rule 3-05, Article 11 of Regulation S-X or other rule or regulation promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, Seller, at Buyer's expense, shall provide Buyer (a) by April 30, 2000 or within 120 days after Buyer's written request therefor if made after January 1, 2000, with the following audited financial statements: (i) a statement of net assets of the Business as of the end of the last fiscal year prior to Closing; and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business for the last fiscal year prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements), including opinions thereon of Seller's Accountants, and (b) within 90 days after Buyer's written request made therefor (provided such request is made after the end of the fiscal quarter described below), the following unaudited statements: (i) a statement of net assets of the Business as of the end of the last fiscal quarter prior to Closing (but only if such quarter is subsequent to the last fiscal year prior to Closing); and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business, for the period from the end of the last fiscal year through the end of the last fiscal quarter prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements).

            7.7 Collection of Receivables. Seller agrees that it shall promptly (and in any event no later than five (5) Business Days following receipt) deliver all such payments with respect to accounts receivable from customers of the Business received on and after the Closing Date (including but not limited to negotiable instruments tendered in payment of accounts receivable assigned to Buyer hereunder which shall be duly endorsed by Seller to the order of Buyer) to Buyer. Seller shall cooperate with Buyer in coordinating the transfer of collection agents and customers of the Business who pay their bills through the Automated Clearinghouse (ACH) process to Buyer.

                                                                         Indiana

                                   ARTICLE 8

                                 MISCELLANEOUS

            8.1 Construction. Parent, Buyer and the Seller Parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Parent, Buyer and the Seller Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified. The word "or" shall not be exclusive. Provisions of this Agreement shall apply, when appropriate, to successive events and transactions. Section references refer to this Agreement unless otherwise specified.

            8.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier addressed to the party at its address set forth below:

                If to Parent:

                American Water Works Company
                1025 Laurel Oak Road
                P.O. Box 1770
                Voorhees, New Jersey  08043
                Fax: (609) 346-8299
                Attention: General Counsel

                                                                         Indiana

                with a copy to:

                Dechert Price & Rhoads
                4000 Bell Atlantic Tower
                1717 Arch Street
                Philadelphia, PA  19103-2793
                Fax: (215) 994-2222
                Attention: Craig Godshall, Esq.

                If to Buyer:

                Indiana-American Water Company, Inc.
                491 Camby Court
                P. O. Box 570
                Greenwood, IN 46142-0570
                Fax: (740) 383-0983
                Attention: Corporate Counsel

                with a copy to Parent and a copy to:

                Dechert Price & Rhoads
                4000 Bell Atlantic Tower
                1717 Arch Street
                Philadelphia, PA  19103-2793
                Fax: (215) 994-2222
                Attention: Craig Godshall, Esq.

                If to Seller:

                Citizens Utilities Company
                High Ridge Park
                Stamford, CT 06905
                Attention:  Robert J. DeSantis
                Telecopier: (203) 614-4625

                with copies to:

                Citizens Utilities Company
                High Ridge Park
                Stamford, CT 06905
                Attention:  L. Russell Mitten, II
                Telecopier: (203) 614-4651

                                                                         Indiana

                 and

                 Citizens Utilities Company
                 High Ridge Park
                 Stamford, CT 06905
                 Attention:   J. Michael Love
                 Telecopier: (203) 614-5201

                 and

                 Fleischman and Walsh, L.L.P.
                 1400 Sixteenth Street, N.W.
                 Washington, D.C.  20036
                 Attention:   Jeffry L. Hardin
                 Telecopier: (202) 387-3467

            8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided that Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the transactions contemplated hereby as a like-kind exchange of property covered by Section 1031 of the Code.

            8.4 Exhibits and Schedules. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly related to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section.

            8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

            8.6 Dispute Resolution. Except as otherwise provided herein, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any

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                                                                         Indiana

Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"); provided, however, that at the election of either party, the arbitration shall take place before three (3) arbitrators, one arbitrator being selected by Parent, one arbitrator being selected by Citizen, and the third arbitrator, knowledgeable in the general subject matter of the dispute, controversy or claim, being selected by the other two arbitrators. Either party may demand such arbitration in accordance with the procedures set out in the Rules. The parties hereto shall use reasonable efforts to coordinate any arbitration commenced under any of the Related Purchase Agreements so that the resolution of the arbitration under this Agreement and the similar issues under the Related Purchase Agreements can be resolved as expeditiously and efficiently as reasonably practicable. Reasonable efforts shall include use of a common arbitrator or panel of arbitrators where practicable. The arbitration shall take place in Newark, New Jersey. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator(s) shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator(s) shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator(s), present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator(s) shall not have the authority to award, exemplary or punitive damages. The arbitrator(s) shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' majority decision shall be binding and final. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator(s); provided, however, that if the arbitrator(s) determines that the position taken in the Dispute by the non-prevailing party taken as a whole is unreasonable, the arbitrator(s) may order the non-prevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator(s) shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator(s) and the American Arbitration Association.

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                                                                         Indiana

                  (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 8.6 and (ii) if any party, as party of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 8.6.

            8.7 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

            8.8 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            8.9 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the other Transaction Documents, and the Confidentiality Agreement dated August 2, 1999, between Citizens and Parent, (i) together constitute the entire understanding of the parties (and their affiliates) with respect to the subject matter hereof, and any related matter, (ii) supercede all prior agreements or understandings, written or oral, entered into by any of the parties that concern the subject matter hereof and (iii) are not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

            8.10 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

            8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

            8.12 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

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                                                                         Indiana

            8.13 Definitions. For purposes of this Agreement, references to the knowledge of the Seller Parties (including a reference to "the best of the knowledge of the Seller Parties" and similar references) shall mean the actual knowledge possessed by any of the following officers or employees of Citizens:
Chief Financial Officer, Vice President and Treasurer; President, Citizens Public Services; Vice President, Corporate Human Resources; Secretary; Vice President, Water; and the general manager of the Business.

            8.14 No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER OF THE SELLER PARTIES ARE MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, ANY SCHEDULE HERETO, THE TRANSACTION DOCUMENTS, OR ANY DOCUMENT, EXHIBIT, CERTIFICATE, INSTRUMENT OR STATEMENT TO BE DELIVERED HEREUNDER OR THEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ACQUIRED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES AND ANY COST ESTIMATES, PROJECTIONS OR PREDICTIONS OR ANY OTHER INFORMATION CONTAINED OR REFERRED TO IN OTHER MATERIALS THAT HAVE BEEN OR SHALL HEREINAFTER BE PROVIDED TO PARENT, BUYER OR ANY OF THEIR AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF ANY OF THE SELLER PARTIES.

            8.15 Construction of Certain Provisions. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

            8.16 Bulk Sales. Buyer agrees that it shall not make any filings under any tax bulk sales provisions with respect to the transactions contemplated by this Agreement.

                     [Signatures appear on following page.]

                                                                         Indiana

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                  CITIZENS UTILITIES COMPANY

                  By:___________________________________________________________
                     Robert J. DeSantis, Chief Financial Officer, Vice President and Treasurer


                  FLOWING WELLS, INC.

                  By:___________________________________________________________
                     Robert J. DeSantis, Vice President


                  AMERICAN WATER WORKS COMPANY, INC.

                  By:___________________________________________________________
                     Joseph F. Hartnett, Jr., Treasurer


                  INDIANA-AMERICAN WATER COMPANY, INC.

                  By:___________________________________________________________
                     John E. Eckart, President

                                                                            Ohio

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                      among

                           CITIZENS UTILITIES COMPANY
                                       AND
                            CERTAIN OF ITS AFFILIATES

                                       AND

                     AMERICAN WATER WORKS COMPANY, INC. AND
                           OHIO-AMERICAN WATER COMPANY

                                   Dated as of

                                October 15, 1999

                                                                            Ohio

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1   DEFINITIONS......................................................1
      1.1   Certain Definitions..............................................1

ARTICLE 2   THE TRANSACTION.................................................10
      2.1   Sale and Purchase of Assets.....................................10
      2.2   Excluded Assets.................................................10
      2.3   Assumption of Certain Liabilities...............................11
      2.4   Consent of Third Parties........................................14
      2.5   Closing.........................................................15
      2.6   Purchase Price..................................................15
            2.6.1 Purchase Price............................................15
            2.6.2 Payment of Initial Cash Payment...........................15
            2.6.3 Estimated Closing Statement...............................16
            2.6.4 Post-Closing Adjustment to Purchase Price.................16
            2.6.5 Adjustment for Certain Liabilities........................18
            2.6.6 Additional Adjustment to the Purchase Price...............18
      2.7   Deliveries and Proceedings at Closing...........................18
            2.7.1 Deliveries to Buyer.......................................18
            2.7.2 Deliveries By Buyer to the Seller Parties.................19
      2.8   Allocation of Consideration.....................................19
      2.9   Prorations......................................................20

ARTICLE 3   REPRESENTATIONS AND WARRANTIES  OF SELLER.......................20
      3.1   Qualification; No Interest in Other Entities....................21
      3.2   Authorization and Enforceability................................21
      3.3   No Violation of Laws or Agreements..............................21
      3.4   Financial Statements............................................22
      3.5   No Changes......................................................22
      3.6   Contracts.......................................................23
      3.7   Permits and Compliance With Laws Generally......................23
      3.8   Environmental Matters...........................................24
      3.9   Consents........................................................26
      3.10  Title...........................................................26
      3.11  Real Estate.....................................................27
      3.12  Taxes...........................................................27
      3.13  Patents and Intellectual Property Rights........................28
      3.14  Accounts Receivable.............................................28
      3.15  Labor Relations.................................................28
      3.16  Employee Benefit Plans..........................................28
      3.17  Absence of Undisclosed Liabilities..............................30
      3.18  No Pending Litigation or Proceedings............................30
      3.19  Supply of Utilities.............................................31

                                                                            Ohio

      3.20  Insurance.......................................................31
      3.21  Relationship with Customers.....................................31
      3.22  WARN Act........................................................31
      3.23  Condition of Assets.............................................31
      3.24  Brokerage.......................................................32
      3.25  All Assets......................................................32
      3.26  Year 2000 Matters...............................................32

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER..............32
      4.1   Organization and Good Standing..................................33
      4.2   Authorization and Enforceability................................33
      4.3   No Violation of Laws or Agreements..............................33
      4.4   Consents........................................................34
      4.5   Financing.......................................................34
      4.6   Brokerage.......................................................34
      4.7   Insurance.......................................................34

ARTICLE 5   ADDITIONAL COVENANTS............................................34
      5.1   Conduct of Business.............................................34
      5.2   Negotiations....................................................37
      5.3   Disclosure Schedules............................................37
      5.4   Mutual Covenants................................................38
      5.5   Filings and Authorizations......................................38
      5.6   Public Announcement.............................................39
      5.7   Further Assurances..............................................39
      5.8   Cooperation.....................................................39
      5.9   Employees; Employee Benefits....................................40
      5.10  Employee Pension Plan...........................................43
      5.11  Employee Savings Plan...........................................44
      5.12  Welfare Benefits................................................45
      5.13  Taxes...........................................................46
      5.14  Intentionally Omitted...........................................46
      5.15  Citizens' Guarantees and Surety Instruments.....................46
      5.16  Intentionally Omitted...........................................46
      5.17  Schedule of Permits.............................................46
      5.18  Title Information...............................................47
      5.19  Transaction with Related Parties................................47
      5.20  Approval by Citizens............................................47
      5.21  Supplemental Information........................................47
      5.22  Non-Competition.................................................47
      5.23  Intentionally Omitted...........................................48
      5.24  IDRB Obligations................................................48
      5.25  Cooperation with Respect to Like-Kind Exchange..................48
      5.26  Transition Plan.................................................49
      5.27  Procedures regarding Refunds of Advances........................49
      5.28  Title Insurance.................................................50

                                                                            Ohio

ARTICLE 6   CONDITIONS PRECEDENT; TERMINATION...............................50
      6.1   Conditions Precedent to Obligations of Buyer and Parent.........50
            6.1.1 Performance of Agreements; Representations and Warranties.50
            6.1.2 Opinion of Counsel........................................51
            6.1.3 HSR Act...................................................51
            6.1.4 Required PUC and Other Consents...........................51
            6.1.5 Injunction; Litigation....................................51
            6.1.6 Documents.................................................51
            6.1.7 Related Closings..........................................52
      6.2   Conditions Precedent to Obligations of Seller Parties...........52
            6.2.1 Performance of Agreements; Representations and Warranties.52
            6.2.2 Opinion of Counsel........................................52
            6.2.3 HSR Act...................................................52
            6.2.4 Required PUC and Other Consents...........................52
            6.2.5 Injunction; Litigation....................................53
            6.2.6 Documents.................................................53
            6.2.7 Related Closings..........................................53
      6.3   Termination.....................................................53

ARTICLE 7   CERTAIN ADDITIONAL COVENANTS....................................54
      7.1   Certain Taxes and Expenses......................................54
      7.2   Maintenance of Books and Records................................54
      7.3   Survival........................................................54
      7.4   Indemnification.................................................57
            7.4.1 General Indemnification Obligations.......................57
            7.4.2 General Indemnification Procedures........................58
            7.4.3 Indemnification for Negligence............................61
      7.5   UCC Matters.....................................................62
      7.6   Financial Statements............................................62
      7.7   Collection of Receivables.......................................62

 ARTICLE 8  MISCELLANEOUS...................................................62
      8.1   Construction....................................................62
      8.2   Notices.........................................................63
      8.3   Successors and Assigns..........................................65
      8.4   Exhibits and Schedules..........................................65
      8.5   Governing Law...................................................65
      8.6   Dispute Resolution..............................................65
      8.7   Severability....................................................67
      8.8   No Third Party Beneficiaries....................................67
      8.9   Entire Agreement................................................67
      8.10  Amendment and Waiver............................................67
      8.11  Counterparts....................................................67
      8.12  Headings........................................................67
      8.13  Definitions.....................................................68

                                                                            Ohio

      8.14  No Implied Representation.......................................68
      8.15  Construction of Certain Provisions..............................68
      8.16  Bulk Sales......................................................68

                                                                            Ohio

                                                                            Ohio

                                                                            Ohio

                                                                            Ohio

                                List of Schedules

Schedule 1.1.1(a) ............................................... ...Real Estate
Schedule 1.1.52 ..................................................IDRB Documents
Schedule 2.2.12 .................................................Excluded Assets
Schedule 3.3 ................................ No Violation of Laws or Agreements
Schedule 3.4 ...............................................Financial Statements
Schedule 3.5 .........................................................No Changes
Schedule 3.6 ..........................................................Contracts
Schedule 3.7 .........................Permits and Compliance with Laws Generally
Schedule 3.8 ..................................Environmental Matters - Generally
Schedule 3.8.10 .................................Compliance with Water Standards
Schedule 3.8.11 ................................................Deed Restriction
Schedule 3.9 ...........................................Seller Parties' Consents
Schedule 3.10 .............................................................Title
Schedule 3.11 ...........................................Real Estate Proceedings
Schedule 3.12 .............................................................Taxes
Schedule 3.15 ...................................................Labor Relations
Schedule 3.16.1 ..........................................Employee Benefit Plans
Schedule 3.16.4 .............................Employee Benefit Plans - Compliance
Schedule 3.16.9 .................Employee Benefit Plans - Extraordinary Benefits
Schedule 3.17 ................................Absence of Undisclosed Liabilities
Schedule 3.18 ..............................No Pending Litigation or Proceedings
Schedule 3.19 ...............................................Supply of Utilities
Schedule 3.20 ................................................Seller's Insurance
Schedule 3.22 ..........................................................WARN Act
Schedule 3.23 ...............................................Condition of Assets
Schedule 3.25 ........................................................All Assets
Schedule 3.27 .................................................Product Liability
Schedule 4.7 ..................................................Buyer's Insurance
Schedule 5.1 ................................................Conduct of Business
Schedule 5.9.1 ........................................................Employees
Schedule 5.9.2 .................................Collective Bargaining Agreements
Schedule 5.12 ..................................................Former Employees
Schedule 5.15 ..............................................Citizens' Guarantees
Schedule 5.16 ...............................................Schedule of Permits
Schedule 6.1.7 ......................................Related Purchase Agreements

                                                                            Ohio

                                TABLE OF EXHIBITS

Exhibit A   - Form of Assumption Agreement

Exhibit B   - Form of Assignment and Bill of Sale

Exhibit C   - Intentionally Omitted

Exhibit D   - Form of Retained IDRB Obligations Agreement

Exhibit E   - Form of Seller's Opinion of Counsel

Exhibit F   - Form of Buyer's Opinion of Counsel

                                                                            Ohio

                            ASSET PURCHASE AGREEMENT

      THIS IS AN ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 15, 1999, by and among Citizens Utilities Company, a Delaware corporation ("Citizens"), and each of the wholly-owned subsidiaries of Citizens named on the signature page hereof (collectively with Citizens, "Seller" or the "Seller Parties"), and American Water Works Company, Inc., a Delaware corporation ("Parent"), and Ohio-American Water Company, an Ohio corporation ("Buyer").

                                   Background

      1. Citizens Utilities Company of Ohio is a public utility engaged, among other things, in the business of storing, supplying, distributing and selling water to the public, wastewater treatment, and related services and activities in the State of Ohio (the "Business").

      2. Parent is a holding company which desires to cause the Buyer to purchase substantially all of the assets, properties and rights of the Seller Parties relating to the Business, and Seller desires to sell, and to cause the sale of, such assets, properties and rights, on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

                  1.1.1 "Acquired Assets" means, subject to Section 2.2, all of each Seller Party's right, title, and interest in, under and to all of the assets, properties and rights exclusively used in the Business as a going concern of every kind, nature and description existing on the Closing Date, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including all of the assets, properties and rights exclusively relating to the Business enumerated below:

                                                                            Ohio

                        (a) all real property described in Schedule 1.1.1(a), together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, rights of use, licenses, railroad crossing agreements, hereditaments, tenements, privileges and other appurtenances thereto or otherwise exclusively related to the Business (such as appurtenant rights in and to public streets) (the "Real Estate");

                        (b) to the extent not included in clause (a) above, all water tanks, reservoirs, water works, plant and systems, purification and filtration systems, pumping stations, pumps, wells, mains, water pipes, hydrants, equipment, machinery, vehicles, tools, dies, spare parts, materials, water supplies, fixtures and improvements, construction in progress, jigs, molds, patterns, gauges and production fixtures and other tangible personal property, in transit or otherwise, used exclusively in the Business (the "Equipment and Other Tangible Personal Property");

                        (c) notwithstanding the provisions of Section 2.2 but subject to Section 2.4, all of Seller's water appropriation and flowage rights to the extent not transferred to Buyer upon assignment of the Contracts and Permits to Buyer;

                        (d) all notes receivable, accounts receivable, accrued utility revenues, materials and supplies (at average cost net of reserve for obsolescence) and prepayments attributable in each case exclusively to the Business;

                        (e) all deferred capital costs and other deferred charges (excluding deferred taxes collectable) attributable exclusively to the Business of which recovery in future rates is probable;

                        (f) Intellectual Property and goodwill, licenses and sublicenses granted and obtained with respect thereto;

                        (g) subject to Section 2.4 hereof, (i) contracts, commitments, agreements and instruments relating to the sale of any assets, services, properties, materials or products, including all customer contracts, operating contracts and distribution contracts relating exclusively to the conduct of the Business; (ii) orders, contracts, supply agreements and other agreements relating exclusively to the purchase of any assets, services, properties, materials, or products for the Business; (iii) all leases of Real Estate exclusively related to the Business; (iv) all other contracts, agreements and instruments related exclusively to the Business (other than contracts, agreements and instruments included in the definition of Real Estate or Permits); and (v) any such contracts, agreements and other instruments referred to in clauses (i) - (iv) inclusive, entered into between the date hereof and the Closing Date which are consistent with the terms of this Agreement and are entered into in the ordinary course of business consistent with past practice, and including in the case of clauses (i) - (iv) all such contracts, agreements and instruments more specifically listed or described in Schedule 3.6 (and specifically including one Collective Bargaining Agreement to the extent provided in Section 5.9.2, but specifically excluding any contract, agreement and instrument listed or described on Schedule 2.2.12) (the "Contracts");

                                                                            Ohio

                        (h) subject to Section 2.4 hereof, franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority relating exclusively to the conduct of the Business and all pending applications therefor (the "Permits");

                        (i) books, records, ledgers, files, documents (including originally executed copies of written Contracts, to the extent available, and copies to the extent not available), correspondence, Tax returns relating exclusively to the Business, memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees (to the extent such transfer is not prohibited by law), photographs, records of plant operations and materials used, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes, in each case, whether in hard copy or magnetic format, in each instance, to the extent exclusively relating to the Business, the Acquired Assets or the Transferred Employees;

                        (j) all rights or choses in action arising out of occurrences before or after the Closing Date and exclusively related to any of the Acquired Assets, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of Seller; provided, however, that (notwithstanding the foregoing provisions of this Section 1.1.1(j)), to the extent that Seller pays or discharges a liability related to the Business or any of the Acquired Assets and related to such right or chose in action (whether by reason of indemnification under this Agreement or otherwise), Buyer will reassign or reconvey to Seller such right or chose in action to the extent that such right or chose in action relates to a recovery of amounts paid to Buyer; and

                        (k) all rights to insurance and condemnation proceeds
(i) to the extent relating to the damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing but only to the extent that the proceeds exceed the amount of the write-down of the net book value of such Acquired Assets on the books and records of Seller as a result of such damage, destruction, taking or other impairment; (ii) to the extent they relate to amounts paid by Buyer for Damages to the extent Buyer does not receive payment pursuant to Section 7.4.1(a), but only to the extent Buyer is entitled to indemnification by Seller pursuant to Sections 7.3 and 7.4, and (iii) as provided in Section 4 of the agreement attached as Exhibit D hereto.

                  1.1.2."Adjusted Net Assets" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.3."Affected Participant" has the meaning set forth as
Section 5.11.1 hereof.

                                                                            Ohio

                  1.1.4."Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person.

                  1.1.5."Agreement" has the meaning set forth in the introduction hereof.

                  1.1.6."American Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.7."American Savings Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.8 "Antitrust Division" has the meaning set forth in
Section 5.5 hereof

                  1.1.9 "Assumed Benefit Liabilities" has the meaning set forth in Section 3.16.6 hereof.

                  1.1.10 Intentionally Omitted.

                  1.1.11 "Assumed Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.12 "Assumption Agreement" has the meaning set forth in
Section 2.3.2 hereof.

                  1.1.13 "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof).

                  1.1.14 "Base Cash Purchase Price" has the meaning set forth in
Section 2.6.1 hereof.

                  1.1.15 "Beneficiary" means the Person(s) designated by an Employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under a Benefit Plan.

                  1.1.16 "Benefit Plans" has the meaning set forth in Section
3.16.1 hereof.

                  1.1.17 "Bonds" means any of the bonds issued pursuant to the Indentures of Trust, the proceeds from the issuance of which were advanced to Seller pursuant to any of the IDRB Documents.

                  1.1.18 "Business" has the meaning set forth in the Background section hereof.

                                                                            Ohio

                  1.1.19 Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

                  1.1.20 "Buyer" has the meaning set forth in the introduction hereof.

                  1.1.21 "Buyer's IDRB Obligations" means the obligations of Parent and Buyer set forth in Section 5.24 (a) and in the instruments to be executed and delivered by Parent and Buyer on or prior to the Closing Date in accordance with Section 5.24 (a).

                  1.1.22 "Buyer's Accountants" means PricewaterhouseCoopers LLP or any firm of independent public accountants hereafter designated by Buyer for purposes of this Agreement.

                  1.1.23 Intentionally Omitted.

                  1.1.24 "Ceiling" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.25 "CERCLA" has the meaning set forth in Section 3.8.2 hereof.

                  1.1.26 "CERCLIS" has the meaning set forth in Section 3.8.7 hereof.

                  1.1.27 "Citizens" has the meaning set forth in the introduction hereof.

                  1.1.28 "Closing" has the meaning set forth in Section 2.5 hereof.

                  1.1.29 "Closing Date" has the meaning set forth in Section 2.5 hereof.

                  1.1.30 "Closing Statement of Net Assets" has the meaning set forth in Section 2.6.4(a) hereof.

                  1.1.31 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.32 "Collective Bargaining Agreement" means the agreement identified as such on Schedule 3.6 hereto.

                  1.1.33 "Competing Transaction" has the meaning set forth in
Section 5.2.

                  1.1.34 "Contracts" has the meaning set forth in Section 1.1.1(g) hereof.

                  1.1.35 "Control" with respect to any Person means the ownership, directly or indirectly, of at least a majority of the voting power of each class of capital stock of such Person entitled to vote in the election of directors of such Person generally.

                                                                            Ohio

                  1.1.36 "Damages" has the meaning set forth in Section 7.4.1 hereof.

                  1.1.37 "Disclosure Schedules" means the Schedules referenced in Articles 3, 4 and 5 of this Agreement, as amended or supplemented pursuant to
Section 5.3.

                  1.1.38 "Dispute" has the meaning set forth in Section 8.6.

                  1.1.39 "Employees" has the meaning set forth in Section 5.9.1 hereof.

                  1.1.40 "Environmental Laws" has the meaning set forth in
Section 3.8 hereof.

                  1.1.41 "Equipment and Other Tangible Personal Property" has the meaning set forth in Section 1.1.1(b) hereof.

                  1.1.42 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.1.43 "ERISA Affiliate" means (a) any corporation included with any of the Seller Parties in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with any of the Seller Parties within the meaning of Section 414 of the Code; any member of an affiliated service group of which any of the Seller Parties is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of any of the Seller Parties under Section 414(o) of the Code.

                  1.1.44 "Excluded Assets" has the meaning set forth in Section
2.2 hereof.

                  1.1.45 "Financial Statements" has the meaning set forth in
Section 3.4 hereof.

                  1.1.46 "FIRPTA Affidavit" has the meaning set forth in Section
2.7.1 hereof.

                  1.1.47 "Former Employees" means all salaried and hourly employees once employed by Seller or any of its Affiliates, but who are no longer so employed on the Closing Date.

                  1.1.48 "FTC" has the meaning set forth in Section 5.5 hereof.

                  1.1.49 "GAAP" has the meaning set forth in Section 3.4 hereof.

                  1.1.50 "Hazardous Substance" has the meaning set forth in
Section 3.8 hereof.

                  1.1.51 "HSR Act" has the meaning set forth in Section 3.9 hereof.

                                                                            Ohio

                  1.1.52 "IDRB Documents" shall mean the Loan Agreements, the Tax Regulatory Agreements, the Project Tax Certificates, and the other Contracts related thereto to which Citizens is a party and which are listed on Schedule 1.1.52.

                  1.1.53 "IDRB Financings" shall mean the indebtedness arising under the Loan Agreements included among the IDRB Documents.

                  1.1.54 "Indemnified Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.55 "Indemnifying Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.56 "Intellectual Property" means the trademarks, patents, trade names and copyrights and applications therefor, inventions, trade secrets, and confidential business information (including know-how, formulas, water filtration, purification and pumping processes and techniques, technical data, designs, drawings, customer and supplier lists, and business and marketing plans and proposals), all computer software (including data and related documentation and object and source codes), whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) of Seller, in each case, utilized exclusively in the Business.

                  1.1.57 "Interim Statement of Net Assets" means the Citizens Water Resources Statement of Net Assets - Ohio, June 30, 1999, which is attached hereto as Schedule 3.4.

                  1.1.58 "Interim Statement of Net Assets Date" means June 30, 1999.

                  1.1.59 "IRS" has the meaning set forth in Section 3.16.2 hereof.

                  1.1.60 "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                  1.1.61 "Material Adverse Effect" means a change or effect (or series of related changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, condition (financial or otherwise), or results of operations of the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements. For purpose of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect (a) if it arises from general business, economic or financial market conditions, from conditions generally effecting the industries in which Seller competes, or from the transactions contemplated

                                                                            Ohio

by this Agreement, or (b) solely with respect to matters arising prior to Closing, to the extent that either (i) Seller realizes the benefit of insurance maintained by Citizens on or prior to the Closing Date and Buyer receives the cash proceeds of such insurance to the extent required by Section 1.1.1(k), or
(ii) Seller arranges for Buyer to recover payments in respect of such occurrence or condition from any other source (whether in a lump sum or stream of payments), it being understood and agreed that a Material Adverse Effect may have occurred irrespective of such insurance recovery if the occurrence or condition giving rise to such recovery also causes a non-monetary material adverse change in or effect upon the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements.

                  1.1.62 "Mortgage Indenture" means Indenture of Mortgage and Deed of Trust between BNY Western Trust Company (successor in interest to Wells Fargo Bank, N.A.) and First Interstate Bank of California (as successor trustee to Marine Midland, N.A., formerly the Marine Midland Trust Company of New York).

                  1.1.63 "OSHA" has the meaning set forth in Section 3.7.1 hereof.

                  1.1.64 "PCBs" has the meaning set forth in Section 3.8.6 hereof.

                  1.1.65 "Permits" has the meaning set forth in Section 1.1.1(h) hereof.

                  1.1.66 "Permitted Exceptions" has the meaning set forth in
Section 3.10 hereof; provided, however, that from and after the Closing, Permitted Exceptions shall not include any Lien arising under or resulting from the Mortgage Indenture.

                  1.1.67 "Person" means an individual, a corporation, a partnership, an association, an Authority, a trustor other entity or organization.

                  1.1.68 "Pre-Existing Conditions" has the meaning set forth in
Section 2.3.1(d).

                  1.1.69 "Prime Rate" means the rate per annum announced from time to time during the reference period by Citibank N.A. as its United States prime, reference or base rate for commercial loans.

                  1.1.70 "PUC" has the meaning set forth in Section 5.5 hereof.

                  1.1.71 "Purchase Price" has the meaning set forth in Section
2.6.1 hereof.

                  1.1.72 "Real Estate" has the meaning set forth in Section 1.1.1(a) hereof.

                  1.1.73 "Recovery" has the meaning set forth in Section 7.4.2(l) hereof.

                                                                            Ohio

                  1.1.74 "Related Purchase Agreements" as the meaning set forth in Section 6.1.7 hereof.

                  1.1.75 "Release" or "Released" has the meaning set forth in
Section 3.8 hereof.

                  1.1.76 "Remedial Action" has the meaning set forth in Section
3.8 hereof.

                  1.1.77 "Retained IDRB Indebtedness" means the indebtedness of the Seller owing to the issuers of the Bonds and arising under the Loan Agreements included among the IDRB Documents but only to the extent not included in the Assumed Indebtedness.

                  1.1.78 "Retained Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.79 "Review Period" has the meaning set forth in Section 2.6.4(b) hereof.

                  1.1.80 "SEC" means the U.S. Securities and Exchange
Commission.

                  1.1.81 "Securities Filings" has the meaning set forth in
Section 5.8.2 hereof.

                  1.1.82 "Seller" and "Seller Parties" have the respective meaning set forth in the introduction hereof.

                  1.1.83 "Seller's Accountants" means KPMG LLP or any other firm of independent public accountants hereafter designated by Seller for purposes of this Agreement.

                  1.1.84 "Seller's Adjusted Amount" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.85 "Seller's Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.86 "Seller's 401(k) Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.87 "Specified Liabilities" has the meaning set forth in
Section 7.4.2(f) hereof.

                  1.1.88 "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                                                                            Ohio

                  1.1.89 "Third Accounting Firm" has the meaning set forth in
Section 2.6.4(b) hereof.

                  1.1.90 "Threshold Amount" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.91 "Third Party Claim" has the meaning set forth in
Section 7.4(b)(i) hereof.

                  1.1.92 "Transferred Accounts" has the meaning set forth in
Section 5.11.2 hereof.

                  1.1.93 "Transaction Documents" has the meaning set forth in
Section 3.2 hereof.

                  1.1.94 "Transferred Employees" has the meaning set forth in
Section 5.9.2 hereof.

                  1.1.95 "Union Employees" has the meaning set forth in Section
5.9.1 hereof.

                  1.1.96 "VEBAs" has the meaning set forth in Section 5.12 hereof.

                  1.1.97 "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. section 2102- 2109, as amended.

                                    ARTICLE 2

                                 THE TRANSACTION

            2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2.5 below, Citizens shall, and shall cause the other Seller Parties to, sell, assign, transfer, deliver and convey to Buyer, and Parent shall cause Buyer to purchase, the Acquired Assets for the Purchase Price specified in Section 2.6.

            2.2 Excluded Assets. The following assets of Seller shall be excluded from the Acquired Assets (the "Excluded Assets"):

                  2.2.1 assets of the Seller used in both the Business and in Citizens' gas, electric or communications businesses, the material items of which are described on Schedule 2.2.12;

                  2.2.2 cash and cash equivalents in transit, in hand or in bank accounts.

                  2.2.3 except as otherwise set forth herein, assets attributable or related to any Benefit Plan;

                                                                            Ohio

                  2.2.4 the stock record and minute books of Seller;

                  2.2.5 Acquired Assets disposed of by Seller after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  2.2.6 except to the extent set forth in Sections 2.9, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member, and which are treated as Retained Liabilities under Section 2.3.3(b) below.

                  2.2.7 customer and other deposits held in Seller's accounts;

                  2.2.8 accounts owing by and among Seller and its Affiliates;

                  2.2.9 notes receivable and other receivables (other than note and accounts receivable attributable exclusively to the Business);

                  2.2.10 all deferred tax assets or collectibles;

                  2.2.11 duplicate copies of all books and records transferred to Buyer; and

                  2.2.12 those certain items listed on Schedule 2.2.12.

            2.3 Assumption of Certain Liabilities

                  2.3.1 Buyer shall not assume any liabilities of Citizens or Seller or any of their Affiliates, except that Buyer shall assume the following specific liabilities and obligations:

                        (a) the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof;

                        (b) except as set forth in Section 2.3.3(b), all liabilities and obligations of Seller in respect of the Contracts and Permits assigned or transferred to Buyer pursuant to this Agreement in accordance with the respective terms thereof, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (c) the Buyer's IDRB Obligations;

                        (d) any liability, obligation or responsibility of Seller for conditions at the Real Estate, whether based on statutory or common law, now or hereafter in effect, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising

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                                                                            Ohio

from the presence or Release or threat of Release of Hazardous Substances into the environment at the Real Estate or into or from any building, structure, pipeline or other facility at the Real Estate, or from violation of any law relating to the foregoing, including without limitation, any CERCLA or similar liability under any federal or state law or regulation, except to the extent Buyer has given written notice of a claim for indemnification pursuant to Sections 7.3 and 7.4 hereof prior to the expiration of the claims period set forth in Section 7.3.2(a) or (b) (and if Buyer has given written notice prior to the expiration of such claims period, to the extent that such claim is not entitled to indemnification under Sections 7.3 and 7.4) (the foregoing, the "Pre-Existing Conditions");

                        (e) all liabilities and obligations of Seller related to unperformed service obligations, easement and right-of-way relocation obligations, and construction work in progress, and all engineering and construction required to complete scheduled construction and other capital projects for the Business, in each case relating to the Business and outstanding on or arising after the Closing Date except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (f) liability for accrued but unused vacation pay for the Transferred Employees to the extent provided in Section 5.9.2;

                        (g) any liability, obligation or responsibility relating to customer deposits held by Seller on the Closing Date and relating to the Business; and

                        (h) all liabilities and obligations imposed on Buyer by any PUC in connection with the operation of the Business or the ownership of the Acquired Assets, including with respect to any liability of the types that appear as "Accrued Liabilities" and "Non-Current Liabilities" on the financial statements of Seller.

                  2.3.2 Any liabilities or obligations which are assumed by Buyer pursuant to Section 2.3.1 above are hereinafter referred to as the "Assumed Liabilities." At the Closing, Parent shall cause Buyer to execute and deliver to Seller an assumption agreement, in substantially the form of the Assumption Agreement attached hereto as Exhibit A (the "Assumption Agreement"), pursuant to which Buyer shall assume the Assumed Liabilities. Each of Parent and Buyer hereby irrevocably and unconditionally waives and releases the Seller Parties from all Assumed Liabilities and all liabilities or obligations exclusively relating to the Business or the Acquired Assets to the extent arising from events or occurrences after the Closing or to the extent otherwise relating to the period after the Closing, including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

                  2.3.3 Buyer shall not assume any liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any of the Seller Parties or any of their Affiliates except for the Assumed Liabilities as specifically and expressly

                                                                            Ohio

provided for above, whether such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations not expressly transferred to Buyer hereunder as Assumed Liabilities are being retained by the Seller Parties, (the "Retained Liabilities"). Each of the Seller Parties hereby irrevocably and unconditionally waives and releases Buyer from all Retained Liabilities including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

      Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities (except as specified below) for the purposes of this Agreement:

                        (a) any product liability, toxic tort or similar claim for injury to person or property, regardless of when made or asserted, to the extent that it arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any of the Seller Parties or any of their Affiliates prior to Closing, or alleged to have been made by any of such Persons, or to the extent that it is imposed or asserted to be imposed by operation of law, in connection with any service performed or product distributed or sold by or on behalf of any of the Seller Parties or any of their Affiliates prior to Closing, including any claim referred to above in this Section 2.3.3(a) relating to water quality standards, any claim relating to any product delivered in connection with the performance of services provided by Seller and any claim seeking recovery for consequential damages, lost revenue or income;

                        (b) all refund obligations relating to the advances existing on the Closing Date for construction of facilities relating to the Business;

                        (c) except to the extent set forth in Section 2.9, any federal, state, foreign or local income or other Tax payable with respect to the business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member.

                        (d) any liability or obligation associated with or in connection with any common plant assets of Seller (other than the liabilities and obligations exclusively related to any common plant assets included among the Acquired Assets);

                        (e) except as provided in Section 2.3.1 above, any liability or obligation with respect to compensation or employee benefits of any nature owed to any employees, agents or independent contractors of any of the Seller Parties or any of their Affiliates, whether or not employed by Buyer after the Closing, that arises out of or relates to events or conditions to the extent occurring before the Closing Date;

                        (f) except to the extent set forth in Section 2.3.1(d), any liability, obligation or responsibility of any of the Seller Parties, or any of their Affiliates or predecessors, whether based on statutory or common law, but only as any such law is interpreted, amended and

                                                                            Ohio

in effect on the Closing Date, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment or into or from any building, structure, pipeline or other facility or relating to or arising from the generation, use, storage, treatment, disposal, transport or other handling of Hazardous Substances or sale or product containing Hazardous Substances from violation of any law relating to the foregoing (but only as such law is interpreted, amended and in effect on the Closing Date) including without limitation, any (A) CERCLA or similar liability under any federal or state law or regulation as interpreted, amended and in effect on the Closing Date or (B) any such liability associated with businesses or assets of the Seller Parties other than the Business or the Acquired Assets;

                        (g) liabilities and obligations relating to the Business to the extent arising prior to Closing (unless otherwise constituting Assumed Liabilities) arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger);

                        (h) any obligation or liability arising under any contract, commitment, instrument or agreement (1) except for Buyer's IDRB Obligations and subject to the penultimate sentence of Section 2.4, that is not transferred to Buyer as part of the Acquired Assets, or (2) that relates to any breach or default (or to the extent that it relates to an event which would, with the passing of time or the giving of notice, or both, constitute a default) under any Contract, instrument or agreement or to any services to be provided by Seller under any such Contract, instrument or agreement to the extent that such services were performed or were required to have been performed on or prior to the Closing Date;

                        (i) any liability or obligation in respect of the Excluded Assets;

                        (j) any liability or obligation of any of the Seller Parties or any of their Affiliates existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, except to the extent set forth in
Section 7.4; or

                        (k) except for the Assumed Liabilities as specifically and expressly set forth herein, any liability to the extent arising out of or relating to the ownership or operation of the Acquired Assets or the Business prior to the Closing Date (including any predecessor operations), any claims, obligations or litigation to the extent arising out of or relating to events or conditions occurring before the Closing Date, and any liability associated with any business other than the Business.

            2.4 Consent of Third Parties. On the Closing Date, Citizens shall cause Seller to assign to Buyer, and Parent shall cause Buyer to assume, the Contracts and the Permits which are to be transferred to Buyer as provided in this Agreement by means of the Assumption Agreement. To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent (or result in a breach or violation thereof) of the other party thereto or any other third party,

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                                                                            Ohio

and such consent shall not be obtained prior to Closing, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Acquired Assets. In order, however, to provide Buyer the full realization and value of every Contract of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all reasonable actions (including without limitation the appointment of Buyer as attorney-in-fact for Seller to proceed at Buyer's sole cost and expense) and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary (a) to assure that the rights of Seller or its Affiliates under such Contracts shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller or its Affiliates in and under every such Contract. To the extent that Buyer does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract "assigned or transferred to Buyer pursuant to this Agreement" within the meaning of Section 2.3.1(b) hereof. Nothing in this Section 2.4 shall in any way diminish the obligations of Seller to obtain consents and approvals under this Agreement.

            2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall take place at 10 a.m., East Coast time, on a date mutually satisfactory to Buyer and Seller which is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action, at the Closing) at the offices of Fleischman and Walsh, LLP, 1400 Sixteenth Street, N.W., Washington, D.C. 20036, or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). Upon payment of the Initial Cash Payment by Buyer and confirmed receipt thereof by Seller or the Escrow Agent pursuant to Section 2.6.2 below, Seller shall operate the Business at the direction of and under the control of Buyer. Notwithstanding the foregoing, the Closing shall be deemed to be effective as of 11:59 p.m. on the Closing Date for all purposes.

            2.6 Purchase Price

                  2.6.1 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price be paid by Buyer for the purchase of the Acquired Assets (the "Purchase Price") shall be: (i) $35,140,000 in cash (the "Base Cash Purchase Price," the Base Cash Purchase Price as adjusted in accordance with Section 2.6.3, Section 2.6.5 and Section 2.6.6 is referred to as the "Initial Cash Payment"), subject to adjustment pursuant to the provisions of this Agreement (including Section 2.6.3, Section 2.6.4, Section 2.6.5, Section
2.6.6 and Section 2.9 of this Agreement) and (ii) the assumption by Buyer of the Assumed Liabilities.

                  2.6.2 Payment of Initial Cash Payment. Subject to the terms and conditions of this Agreement, the Initial Cash Payment shall be paid by Buyer on the Closing Date by federal other wire transfer of immediately available funds to the account designated by Seller in writing at least two (2) Business Days prior to the Closing Date. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Buyer shall deliver the Initial

                                                                            Ohio

Cash Payment to Buyer's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars. Upon receipt, the Escrow Agent shall invest the Initial Cash Payment in an interest-bearing account mutually agreed upon by Seller and Buyer. At Closing, Parent shall sign and deliver to Citizens a statement which confirms that the Closing has occurred and which instructs the Escrow Agent to transfer to Citizens the funds representing the Initial Cash Payment, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Citizens shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder. The Escrow Agent shall refund the balance to Buyer. The fees and expenses of Escrow Agent shall be paid by Buyer.

                  2.6.3 Estimated Closing Statement. At least five (5) business days prior to the Closing Date, Citizens shall deliver to Parent and Buyer a statement of net assets (the "Estimated Statement of Net Assets") reflecting its good faith calculation of the Acquired Assets of the Business as of the last day of the latest calendar month for which financial statements of Seller are available (the "Estimated Adjusted Net Assets"). The Estimated Statement of Net Assets shall be prepared in the same manner and utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999). The Base Cash Purchase Price shall be increased or decreased on a dollar for dollar basis by the amount, if any, by which the Estimated Adjusted Net Assets is greater than or less than $19,807,252 (such increase or decrease, as the case may be, is referred to herein as the "Estimated Net Asset Adjustment").

                  2.6.4 Post-Closing Adjustment to Purchase Price.

                        (a) Within 90 days after the Closing, Citizens shall prepare and deliver to Parent and Buyer a Statement of Net Assets (the "Closing Statement of Net Assets") which reflects the Acquired Assets, as of 11:59 p.m. on the Closing Date, based on actual financial performance and calculated in the same manner, utilizing the same accounting principles, policies and methods utilized in preparing the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999), together with (A) an audit report of Seller's Accountants stating that the Closing Statement of Net Assets has been prepared utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets and (B) a calculation of Citizens' determination of the amount of increase or decrease in the amount of the Acquired Assets of the Business from the Interim Statement of Net Assets Date to the Closing Date which is derived from the Closing Statement of Net Assets ("Seller's Adjustment Amount"). The Closing Statement of Net Assets shall not give effect to any purchase accounting treatment arising from Buyer's purchase of the Acquired Assets. Buyer shall pay the fees and expenses of Seller's Accountants incurred in connection with this Section 2.6.4. Buyer agrees to cooperate, and agrees to cause Buyer's Accountants to cooperate, with Citizens and Seller's Accountants in connection with the preparation of the Closing Statement of Net Assets, and related information, and shall provide to Citizens and Seller's Accountants such books, records and information as may be reasonably requested from time to time, including the work papers of Buyer's Accountants. Citizens will give Buyer and its representatives access during the normal business hours of Citizens to the personnel, books and records of Citizens and the work papers of Seller's

                                                                            Ohio

Accountants to assist Buyer in the review of the Closing Statement of Net Assets and related matters. Buyer agrees that, following the Closing through the date on which the Closing Statement of Net Assets is delivered, it will not take any actions with respect to any accounting books, records, policies or procedures on which the Closing Statement of Net Assets is to be based that would make it impossible or impracticable to calculate the Acquired Assets in the manner and utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Interim Statement of Net Assets except in the ordinary course or as a result of events occurring after the date of the Interim Statement of Net Assets and, in such event, only in a manner consistent with past practices of Seller.

                        (b) Parent or Buyer may dispute any amounts reflected on the Closing Statement of Net Assets, in the Seller's Adjustment Amount or in the Statement of Certain Assumed Liabilities, provided, however, that Buyer shall notify Citizens in writing of each disputed amount, and specify the amount thereof in dispute and the basis of such dispute, within 30 days of the Buyer's receipt of the Closing Statement of Net Assets and the Seller's Adjustment Amount (such 30 day period hereinafter referred to as the "Review Period"). In the event of a dispute with respect to the Closing Statement of Net Assets, the Seller's Adjustment Amount or the Statement of Certain Assumed Liabilities, Buyer and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Buyer and Seller are unable to reach a resolution of such differences within 30 days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller shall submit the amounts remaining in dispute (together with any amounts remaining in dispute pursuant to Section 2.6.4(b) of each of the Related Purchase Agreements) for resolution to an independent accountant firm of national reputation mutually appointed by Seller and Buyer (such independent accounting firm being herein referred to as the "Third Accounting Firm"), which shall be requested to determine and report to the parties, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Third Accounting Firm shall be allocated between Buyer and the Seller Parties so that the Seller Parties' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to the Third Accounting Firm that is unsuccessfully disputed by the Buyer (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by the Buyer to the Third Accounting Firm. Buyer shall pay the fees and expenses of Buyer's Accountants incurred in connection with this Section 2.6.4(b). Seller's Adjustment Amount, if there are no disputes with respect thereto, or Seller's Adjustment Amount as adjusted after the resolution of all disputes with respect thereto in accordance herewith, shall be referred to as the "Final Net Asset Adjustment."

                        (c) If the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment exceeds the Initial Cash Payment, then within five (5) business days after final determination thereof Buyer shall pay Seller the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check. If the Initial Cash Payment exceeds the sum of the Base Cash

                                                                            Ohio

Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment, then within five (5) business days after final determination thereof Seller shall pay Buyer the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check.

                  2.6.5 Adjustment for Certain Liabilities. Concurrent with the delivery of the Estimated Statement of Net Assets, Citizens also shall deliver to Parent and Buyer a statement reflecting (i) the customer and other deposits held by Seller on the Closing Date and relating to the Business, (ii) the items specified in Section 2.9 to the extent set forth therein, and (iii) without duplications of any amount included in clause (i), above any payments received by Seller under the Contracts and Permits for obligations not performed as of the Closing Date (the "Statement of Certain Assumed Liabilities"). The Statement of Certain Assumed Liabilities shall reflect Citizens' good faith calculation of such liabilities as of the Closing Date. The Base Cash Purchase Price shall be decreased by the net amount set forth in the Statement of Certain Assumed Liabilities. Concurrent with the delivery of the Closing Statement of Net Assets, Citizens also shall deliver to Parent a statement showing any adjustments to the Statement of Certain Assumed Liabilities and the Base Cash Purchase Price shall be further adjusted to give effect to any such adjustments to the Statement of Certain Assumed Liabilities.

                  2.6.6 Additional Adjustment to the Purchase Price. The Base Cash Purchase Price shall be decreased by an amount equal to the proceeds of Seller's sale of the property described in Item 7 of Schedule 3.5 (net of expenses) less the sum of (i) the federal and state income taxes payable by Seller in respect of those proceeds and (ii) the book value of such property, as of June 30, 1999, on Seller's books.

            2.7 Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                  2.7.1 Deliveries to Buyer. Citizens shall, and shall cause Seller to deliver to Buyer:

                        (a) bills of sale and instruments of assignment to the Acquired Assets, duly executed by Seller, substantially in the form of Exhibit B hereto and;

                        (b) the consents to transfer, of all transferable or assignable Contracts, Intellectual Property, Permits (including Environmental Permits), to the extent specifically required hereunder;

                        (c) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles);

                                                                            Ohio

                        (d) special warranty deeds of conveyance with respect to the parcels of Real Estate owned in fee simple by Seller (or, with respect to any such parcel which was acquired by Seller (or its predecessor in interest, in cases involving mergers) by deed without covenant or warranty of title, a quit claim deed without covenant or warranty of title) to Buyer, duly executed and acknowledged by Seller and in recordable form;

                        (e) the Foreign Investment in Real Property Tax Act Certification and Affidavit for each parcel of Real Estate, duly executed by the Seller Parties (the "FIRPTA Affidavit");

                        (f) the certificates, opinions and other documents required to be delivered by the Seller Parties pursuant to Section 6.1 hereof and certified resolutions evidencing the authority of the Seller Parties as set forth in Section 3.2 hereof;

                        (g) all agreements and other documents required by this Agreement;

                        (h) a receipt for the payment of the Initial Cash Payment duly executed by Citizens; and

                        (i) all such other instruments of conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer the Acquired Assets in accordance with this Agreement and where necessary or desirable, in recordable form.

                  2.7.2 Deliveries By Buyer to the Seller Parties. Parent shall, and shall cause Buyer to deliver to the Seller Parties:

                        (a) wire transfer of immediately available funds in an amount equal to the Initial Cash Payment;

                        (b) the Assumption Agreement, duly executed by Buyer;

                        (c) the certificates, opinions and other documents required to be delivered by Buyer pursuant to Section 6.2 hereof;

                        (d) all of the instruments contemplated by Section 5.24(a) to the extent not previously executed and delivered by Parent; and

                        (e) all such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Parent and Buyer to assume the Assumed Liabilities in accordance with this Agreement.

            2.8 Allocation of Consideration. Buyer and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual

                                                                            Ohio

assets or classes of assets within the meaning of Section 1060 of the Code. If Buyer and Seller agree to such Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Authority or in any proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in any legal requirement.

            2.9 Prorations. The parties hereto agree that the following expenses shall be calculated and pro rated as of the Closing Date, with Seller responsible for such expenses and to receive the benefit for the same for the period through and including the Closing Date, and Buyer to be responsible for and to receive the benefit of the same after the Closing Date:

                  2.9.1 personal and real property taxes (on the basis on which the same were assessed and paid) and sales, occupation and use taxes, in each case, to the extent relating to the Business and except as otherwise provided in
Section 7.1;

                  2.9.2 electric, fuel, gas, telephone, sewer and utility charges, in each case, to the extent relating to the Business;

                  2.9.3 rentals and other charges under Contracts to be assumed by Buyer pursuant to Section 2.3 (except to the extent provided in Section 2.3.3(h)); and

                  2.9.4 charges under maintenance and service contracts and other Contracts (except to the extent provided in Section 2.3.3(h)), and fees under Permits to be transferred to Buyer as part of the Acquired Assets;

                  2.9.5 water, sewer and other similar types of taxes, and installments on special benefit assessments; and

                  2.9.6 payroll expenses, payroll taxes, reimbursable employee business expenses and the financial cost of the accrued vacation of each Transferred Employee.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Each of the Seller Parties jointly and severally represent and warrant to Parent and Buyer as follows:

                                                                            Ohio

            3.1 Qualification; No Interest in Other Entities

                  3.1.1 Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. Each of the Seller Parties is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of the business conducted by it or such Seller Party's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such other failures of the Seller Parties do not have a Material Adverse Effect.

                  3.1.2 No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

            3.2 Authorization and Enforceability. Each of the Seller Parties has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by them in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents"). The execution, delivery and performance by each of the Seller Parties of this Agreement and the Transaction Documents to which such Seller Party is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of the Seller Parties, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by the Seller Parties. This Agreement is a legal, valid and binding obligation of each Seller Party, enforceable against them in accordance with its terms except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which each of the Seller Parties is a party will be duly executed and delivered by each of the Seller Parties and will constitute the legal, valid and binding obligations of each of the Seller Parties, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            3.3 No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the Transaction Documents by each of the Seller Parties do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents by the Seller Parties, will not:
(a) contravene any provision of the Restated Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of the other Seller Parties; or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under (i) any indenture,

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                                                                            Ohio

mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which any of the Seller Parties is a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or will be cured, waived or terminated prior to the Closing Date, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation, to which any of the Seller Parties is subject, other than those violations or conflicts which individually and in the aggregate would not have a Material Adverse Effect.

            3.4 Financial Statements. Citizens has previously delivered to Buyer the statement of income of the Business (the "Income Statement") and the Interim Statement of Net Assets contained in Schedule 3.4 (collectively, the "Financial Statements"). The Income Statement (a) fairly presents in all material respects the results of operations of the Business in accordance with generally accepted accounting principles ("GAAP") consistently applied except for the omission of full footnotes to the Income Statement and (b) has in all material respects been derived from the books and records of Seller and reflects the separation of the operation associated with the Business from other operations of Citizens. The Interim Statement of Net Assets (a) has in all material respects been derived from the books and records of Seller and reflects the separation of the operations associated with the Business from other operations of Citizens; (b) fairly presents in all material respects the Acquired Assets as of the Interim Statement of Net Assets Date; and (c) has in all material respects been prepared in accordance with GAAP consistently applied except for the omission of full footnotes to such Interim Statement of Net Assets. The financial statements included in the Annual Report to each PUC for the year ended December 31, 1998, were prepared in all material respects in accordance with the rules and regulations of such PUC.

            3.5 No Changes. Since the Interim Statement of Net Assets Date to the date hereof, except as disclosed in Schedule 3.5, the Seller Parties have conducted the Business as presently operated only in the ordinary course of business consistent with past practice. Since the Interim Statement of Net Assets Date, except as disclosed in Schedule 3.5, there has not been:

                  3.5.1 any Material Adverse Effect;

                  3.5.2 prior to the date of this Agreement, any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Transferred Employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Transferred Employees participate) to which any of the Transferred Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan other than in any such case
(i) in the ordinary course consistent with past practice, (ii) as required by law, or (iii) as required by the Collective Bargaining Agreement;

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                                                                            Ohio

                  3.5.3 any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or the provision of discounts, rebates or allowances;

                  3.5.4 any disposition of or failure to keep in effect any rights in, to or for the use of any Permit of the Business which individually or in the aggregate would have a Material Adverse Effect;

                  3.5.5 any damage, destruction or loss affecting the Business which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                  3.5.6 prior to the date of this Agreement, any change by Seller in its method of accounting or keeping its books of account or accounting practices with respect to the Business except as required by GAAP and is set forth on Schedule 3.5; or

                  3.5.7 prior to the date of this Agreement, any sale, transfer or other disposition of any material assets, properties or rights of the Business, except in the ordinary course of business consistent with past practice.

            3.6 Contracts. As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than (i) with respect to which the Business' total annual liability or expense is less than (a) $250,000 per such Contract and (b) $6,123,000 per all such Contracts (when taken together with similar contracts omitted from Schedule 3.6 of the Related Purchase Agreements), and (ii) Contracts that may be terminated by Seller, without penalty, on notice of 90 days or less) except line extension agreements and similar agreements and construction and design contracts. Seller has furnished to Buyer a correct and complete copy of each written agreement listed in Schedule 3.6. Except as disclosed on Schedule 3.6, with respect to each Contract, neither Seller nor, to the Seller Parties' knowledge, any other party thereto, is in breach or default, and to the Seller Parties' knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, except in each case where such breaches, terminations, modifications, accelerations or defaults, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth in Schedule 3.6, there are no disputes pending or to the best of the Seller Parties' knowledge, threatened, under or in respect of any of the Contracts, other than those that individually and in the aggregate do not have a Material Adverse Effect.

            3.7 Permits and Compliance With Laws Generally.

                  3.7.1 Except as disclosed on Schedule 3.7, Seller possesses and is in compliance with all Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes, including Environmental Laws (as defined below), except to the extent that any failure to possess, or to comply with, any Permit, laws, rules, regulations or orders would not, individually or

                                                                            Ohio

in the aggregate, have a Material Adverse Effect. Except as disclosed in
Schedule 3.7, the Business is conducted by Seller in compliance with all applicable laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar laws and Environmental Laws), rules, regulations, ordinances, codes, judgments and orders, except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. Except as disclosed on Schedule 3.7, all Permits of Seller relating to the operation of the Business are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to the Seller Parties' knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by Seller other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                  3.7.2 Except as set forth on Schedule 3.7, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the knowledge of the Seller Parties, threatened, by any Authority or other Person with respect to any alleged (i) violation by Seller or any Affiliate of Seller relating to the Business of any law, ordinance, rule, regulation, code or order of any Authority; or (ii) failure by Seller or any Affiliate to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets), except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

            3.8 Environmental Matters. Except as set forth on Schedule 3.8 hereto, and with such exceptions as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect:

                  3.8.1 Seller has not disposed of or arranged for the disposal of or Released any Hazardous Substances, other than in conformity with Environmental Laws, at any Real Estate, or, in connection with the Business or Acquired Assets, at any other facility, location, or other site.

                  3.8.2 Seller has not received any written notice or request for information with respect to, and to the best of the Seller Parties' knowledge, Seller has not been designated a potentially liable party for Remedial Action, in connection with any Real Estate, or, as of the date hereof, with respect to the Business or Acquired Assets, at any other facility, location, or other site under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or comparable state statutes.

                  3.8.3 To the best of the Seller Parties' knowledge, except for such use or storage of Hazardous Substances as is incidental to the conduct of the Business, which use and storage is or has been in compliance with Environmental Laws, and which use and storage has not caused any condition that requires Remedial Action, no Real Estate has been used for the storage,

                                                                            Ohio

treatment, generation, processing, production or disposal of any Hazardous Substances or as a landfill or other waste disposal site in violation of any Environmental Law.

                  3.8.4 To the best of the Seller Parties' knowledge, underground storage tanks are not, and have not in the past been, located on or under any Real Estate.

                  3.8.5 There are no pending or unresolved claims against Seller or the Business for investigatory costs, cleanup, removal, remedial or response costs, or natural resource damages arising out of any Releases or threat of Release of any Hazardous Substances at any Real Estate or, as of the date hereof, with respect to the Business or the Acquired Assets or at any other facility, location, or other site.

                  3.8.6 To the best of the Seller Parties' knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are located at or in any Real Estate in violation of Environmental Laws or which require Remedial Action.

                  3.8.7 To the best of the Seller Parties' knowledge, no Hazardous Substance managed or generated by or on behalf of Seller at the Real Estate or in connection with the Business or Acquired Assets has come to be located at any site that is listed or formally proposed for listing under CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any similar state list or that is the subject of federal, state, or local enforcement actions or investigations.

                  3.8.8 The Seller Parties know of no facts or circumstances related to environmental matters (i) in connection with the operation of the Business or (ii) concerning the Real Estate, that are reasonably likely to result in any material reduction in the quality or quantity of water available for supply to the Seller Parties' customers.

                  3.8.9 The Seller Parties will within thirty (30) days of the date hereof provide Buyer with copies of all written environmental audits or investigations of which they are aware (after due inquiry) prepared for the Real Estate or operations of the Business.

                  3.8.10 Except as set forth in Schedule 3.8.10 or Citizens' Annual Report on Form 10-K for the year ended December 31, 1998:

                        (a) The Seller Parties (including for purposes of
Section 3.8.10(a) and (b), Affiliates and predecessors of the Seller Parties) are and have been for the past three years in full compliance with all federal and state primary drinking water standards;

                        (b) The Seller Parties are and have been for the past three years in full compliance with all federal and state secondary drinking water standards; and

                        (c) As to all outstanding violations of state or federal drinking water standards, as of the date hereof, the Seller Parties have completed or are in the process of

                                                                            Ohio

completion in accordance with all applicable deadlines, all actions required by Environmental Law or Authorities to correct or otherwise respond to such violations.

                  3.8.11 Except as set forth in Schedule 3.8.11, none of the Seller Parties will be required to place any notice or restriction relating to the presence of Hazardous Substances in the deed to any Real Estate, or in any written instrument accompanying this Agreement, and no Real Estate has such a notice or restriction in its deed or any other written instrument relating to the purchase, lease or rental of such property.

For the purposes of these Sections 3.7 and 3.8: (A) "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of Hazardous Substances; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substances so it does not endanger or threaten to endanger public or employee health or welfare or the environment; or (z) perform studies, investigations or monitoring necessary or required to investigate the foregoing; (B) "Environmental Laws" means any common law or federal, state or local law, statutes, rule, regulation, ordinance, code, judgment or order relating to the protection of the environment or human health and safety and includes, but is not limited to, CERCLA (42 U.S.C. section 9601, et seq.), the Clean Water Act (33 U.S.C. section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.) and the Oil Pollution Act of 1990 (33 U.S.C. section 2701 et seq.), each as has been or may be interpreted or amended as of the Closing Date and the regulations promulgated pursuant thereto and in effect as of the Closing Date;
(C) "Released" means released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape; and
(D) "Hazardous Substances" means hazardous or toxic or polluting substance or waste or contaminant under or pursuant to any Environmental Law, including petroleum products, PCBs and radioactive materials.

            3.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Selling Parties of this Agreement, the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by the Seller Parties, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except (i) as required by the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) as specified on
Schedule 3.9, (iii) as required by the IDRB Documents, and (iv) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or which are obtained by the Closing Date.

            3.10 Title. Seller has good and valid title to all of the Acquired Assets constituting personal property, good and marketable title in fee simple to all of the owned Acquired Assets constituting Real Estate and good and valid leasehold title to all of the leased Acquired Assets constituting Real Estate, in each case, free and clear of Liens subject only to the Permitted Exceptions. "Permitted Exceptions" as used herein shall mean (a) the Liens set forth in Schedule

                                                                            Ohio

3.10 hereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith or (c) such other Liens which, individually or in the aggregate, do not have a Material Adverse Effect (it being understood that to the extent a Permitted Exception relates to or arises from a Retained Liability, Seller shall still be liable for such Retained Liability to the extent set forth herein).

      3.11 Real Estate.

            3.11.1 As of the date hereof, Seller has not received any written or oral notice for assessments for public improvements against the Real Estate which remains unpaid, and to the best knowledge of the Seller Parties, no such assessment has been proposed. Except as set forth on Schedule 3.11, as of the date hereof, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate and to the best knowledge of the Seller Parties no such proceeding is threatened.

                  3.11.2 Except as disclosed on Schedule 3.6, as of the date hereof, Seller is not a lessee under any Contract relating to the use or occupancy of the Real Estate involving annual payments in excess of $100,000.

                  3.11.3 Each parcel of the Real Estate has physical and, to Seller's knowledge, legal vehicular and pedestrian access to and from public roadways as may be reasonably necessary to the operation of the Business except where the failure to have such access does not have a Material Adverse Effect. To Seller's knowledge, no fact or condition exists which would result in the termination of (a) the current access from each parcel of the Real Estate, and
(b) continued use, operation, maintenance, repair and replacement of all existing and currently committed water lines used by Seller in connection with the Business, except where such termination would not have a Material Adverse Effect.

            3.12 Taxes. The Seller Parties have (a) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (b) paid all Taxes that are shown to have come due pursuant to such returns or reports and (c) paid all other material Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have otherwise become due. To the best of the Seller Parties' knowledge, all such returns or reports have been prepared in accordance with all applicable laws and requirements in all material respects. Except to the extent disclosed on Schedule 3.12, none of the assets of the Business or constituting any of the Acquired Assets (a) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (b) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (c) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                                                                            Ohio

            3.13 Patents and Intellectual Property Rights. To the best of the Seller Parties' knowledge, the operations of Seller do not make any unauthorized use of any Intellectual Property except for any such unauthorized uses which do not have a Material Adverse Effect. Assuming the consents listed as item XII on
Schedule 3.9 are obtained, Buyer will not lose any of Seller's rights to, or be required to pay increased royalties for, any Intellectual Property included in the Acquired Assets as a result of the Closing and the consummation of the transactions contemplated by this Agreement, except for any such rights or such increased royalties the loss or payment of which would, individually or in the aggregate, not have a Material Adverse Effect.

            3.14 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Statement of Net Assets or arising since the date thereof have arisen out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; the allowance for collection losses on the Interim Statement of Net Assets has been determined in accordance with GAAP consistent with past practice.

            3.15 Labor Relations. As of the date hereof, except as set forth in
Schedule 3.15, to best of the knowledge of the Seller Parties, there has been no union organizing efforts with respect to the Business conducted within the last three (3) years and there are none now being conducted with respect to the Business. Except as set forth in Schedule 3.15, Seller has not at any time during the three (3) years prior to the date of this Agreement had, nor, to the best of the Seller Parties' knowledge, is there now threatened, a strike, work stoppage or work slow down with respect to or affecting the Business which had or could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth in Schedule 3.15, (i) no Employee is represented by any union or other labor organization and (ii) there is no unfair labor practice charge pending or, to the best knowledge of the Seller Parties, threatened against Seller relating to any of the Employees as related to the Business which could reasonably be expected to have a Material Adverse Effect.

            3.16 Employee Benefit Plans.

                  3.16.1 Schedule 3.16.1 contains a true and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sabbatical, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by Citizens or any of its Affiliates, in respect of any Employee or Former Employee, or (ii) with respect to which Citizens or any of its Affiliates has any liability in respect of any Employee or Former Employee (the"Benefit Plans"). Except as disclosed on
Schedule 3.16.1, neither Citizens nor any of its Affiliates maintains any bonus, pension or welfare benefit plan, program or arrangement, including any deferred compensation arrangement, for directors, consultants or independent contractors of the Business.

                                                                            Ohio

                  3.16.2 A true and complete copy of each Benefit Plan and related trust agreements and (to the extent applicable) a copy of each Benefit Plan's current summary plan description and in the case of an unwritten Benefit Plan, a written description thereof, has been furnished to Buyer. In addition, to the extent applicable, Buyer has been provided a copy of the most recent Internal Revenue Service ("IRS") determination letter issued to each Benefit Plan and a copy of the most recent IRS Form 5500 together with all schedules and accountants' statement filed, and actuarial reports prepared, on behalf of each Benefit Plan.

                  3.16.3 Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (as designated on Schedule 3.16.1) is so qualified, and will remain so qualified upon the timely making of certain amendments required by law during the applicable remedial amendment period, and any trust forming a part of such a Benefit Plan is tax exempt under Section 501(a) of the Code. Each such Benefit Plan has been amended, as and when necessary, to comply with the Tax Reform Act of 1986 and upon timely filing of an Application for Determination with the Internal Revenue Service, will be eligible to make further such amendments under the"remedial amendment period."

                  3.16.4 Except as disclosed in Schedule 3.16.4, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

                  3.16.5 None of the Acquired Assets is subject to a Lien or Tax under the Code or ERISA.

                  3.16.6 Neither Citizens nor any ERISA Affiliate and, to the knowledge of the Seller Parties, no other Person, has taken any action or failed to take any action with respect to any Benefit Plan that may subject Buyer or any Benefit Plan under which liabilities may be assumed by Buyer under Sections 5.10, 5.11 or 5.12 ("Assumed Benefit Liabilities") to any material liability or Tax under the Code or ERISA.

                  3.16.7 Neither Citizens nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Benefit Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, including any contingent liability under Section 4204 of ERISA or withdrawal liability arising from the actions of Citizens or any ERISA Affiliate contemplated by this Agreement. All contributions that Citizens or any ERISA Affiliate have been obliged to make to any Benefit Plan, including any multiemployer plan, have been duly and timely made.

                  3.16.8 There are no pending or, to the knowledge of the Seller Parties, threatened claims (other than routine claims for benefits), assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Benefit Plan which could reasonably be expected to give rise to a material liability to Buyer.

                                                                            Ohio

                  3.16.9 Except as disclosed on Schedule 3.16.9, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under
Section 401(a) of the Code. Seller's Retiree Medical Plan contains provisions permitting Seller to modify or terminate retiree medical benefits at any time, without prior notice to any covered individual. Except with respect to retirees, "grandfathered" employees and collectively bargained employees, Seller knows of no reason why its ability to effect those provisions would be limited.

                  3.16.10 With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, Citizens and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA.

            3.17 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.17, Seller has no liabilities with respect to the Business which would constitute Assumed Liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                  3.17.1 the liabilities which would decrease the Base Cash Purchase Price pursuant to Section 2.6.5 to the extent assumed by Buyer at Closing;

                  3.17.2 liabilities arising in the ordinary course of business under any Contract or Permit or with respect to any agreement or instrument included within the definition of Real Estate; and

                  3.17.3 those liabilities incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business and reflected in the books and records related to the Business;

                  3.17.4 the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof; and

                  3.17.5 those other liabilities, which individually and in the aggregate, would not have a Material Adverse Effect.

            3.18 No Pending Litigation or Proceedings. Except as disclosed in
Schedule 3.18, there are no actions, suits, investigations or proceedings pending against or, to the best of the Seller Parties' knowledge, threatened, against or affecting, Seller, the Business or any of the Acquired Assets before any court or arbitrator or Authority which individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in Schedule 3.18, there are currently no outstanding judgments, decrees or orders of any court or Authority against any of the Seller Parties, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets (other than any PUC order relating to rates, tariffs and similar

                                                                            Ohio

matters arising in the ordinary course of business) which individually or in the aggregate would have a Material Adverse Effect.

            3.19 Supply of Utilities. Except as set forth on Schedule 3.19, the Real Estate has adequate arrangements for supplies of electricity, gas, oil, coal and/or sewer for all operations at the 1998 or current operating levels, whichever is greater. Except as set forth on Schedule 3.19, there are no actions or proceedings pending or, to the best of the Seller Parties' knowledge, threatened, that would adversely affect the supply of electricity, gas, coal or sewer to the Real Estate except for those which individually and in the aggregate would not have a Material Adverse Effect.

            3.20 Insurance. Schedule 3.20 lists the Seller Parties' policies and contracts in effect as of the date hereof for insurance covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by Seller, together with the risks insured against, coverage limits and deductible amounts.

            3.21 Relationship with Customers. As of the date hereof, Seller does not have any current customer which accounted for more than 5% of the net sales of the Business (taken together with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) for the immediately preceding 12-month period.

            3.22 WARN Act. Except as contemplated by Section 5.9 hereby or as set forth in Schedule 3.22 hereto, within six months prior to the date hereof,
(i) Seller has not effectuated (a) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; (ii) Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law; and (iii) none of Seller's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act) .

            3.23 Condition of Assets. Except as set forth on Schedule 3.23, the buildings, machinery, equipment, tools, furniture, improvements and other fixed tangible assets of the Business included in the Acquired Assets, taken as a whole and taken together with the similar assets included among the assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements, are in good operating condition and repair, reasonable wear and tear excepted.

            3.24 Brokerage. None of the Seller Parties or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to Buyer or its Affiliates.


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                                                                            Ohio

            3.25 All Assets. Except as set forth on Schedule 3.25 and for the Excluded Assets, the Acquired Assets include all assets, rights, properties and contracts the use of which is necessary to the continued conduct of the Business by Buyer substantially in the manner as it was conducted prior to the Closing Date, including the service of all utility customers in substantially the same manner and at substantially the same service levels as provided by Seller on the date hereof.

            3.26 Year 2000 Matters. Citizens has (1) initiated a review and assessment of all mission critical areas within the Business and related operations (including those affected by suppliers and vendors) that it reasonably believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Seller Party (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem all as set forth in Citizens' Annual report on Form 10-K for the fiscal year ended December 31, 1998 and Citizens' Quarterly reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999, and (iii) to date, implemented that plan substantially in accordance with that timetable. Seller has contingency plans that are dedicated to ensuring that established and expected levels of customer service are maintained without interruption, while core business functionality is preserved during the millennium transition. With respect to its suppliers and vendors, the foregoing representation and warranty is expressly limited to matters known to Seller after making reasonable inquiries of such suppliers and vendors. Seller makes no representation or warranty with respect to the receipt or accuracy of any response received from any vendor or supplier.

            3.27 Product Liability. Except as disclosed in Schedule 3.27 and except for those liabilities which individually or in the aggregate would not have a Material Adverse Effect, there are no (a) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties, unasserted, with respect to any product liability or similar claim that relates to any product or service sold by Seller or the Business to others or (b) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties unasserted, with respect to any claim for the breach of any express or implied product warranty or a similar claim with respect to any product or service sold by Seller or the Business to others.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer jointly and severally represent and warrant to Seller as follows:

            4.1 Organization and Good Standing.

                  4.1.1 Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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                                                                            Ohio

                  4.1.2 Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business. Buyer is qualified to do business and is in good standing in all jurisdictions wherein the nature of the business conducted by it or Buyer's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of Buyer do not have a material adverse effect on its ability to perform its obligations under this Agreement and the Transaction Documents.

            4.2 Authorization and Enforceability. Each of Buyer and Parent has full corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which either of them is a party. The execution, delivery and performance by Buyer and Parent of this Agreement and the Transaction Documents to which Buyer and/or Parent is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by Buyer and Parent, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by Buyer and Parent. This Agreement is a legal, valid and binding obligation of Buyer and Parent, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Buyer and Parent is a party will be duly executed and delivered by Buyer and Parent and will constitute the legal, valid and binding obligations of Buyer and Parent, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            4.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer and/or Parent do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene any provision of the Articles of Incorporation or Bylaws of Buyer or the Certificate of Incorporation or Bylaws of Parent; or
(b) violate, conflict with, result in a breach of, or constitute a default (or an event which would with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, authorization, proof of dedication or other agreement or commitment, oral or written, to which Parent or Buyer is a party, or by which any of their assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, interests or rights which, individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation to which Buyer or Parent is subject other than those violations and conflicts which


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                                                                            Ohio

individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Buyer and Parent of this Agreement, the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by Buyer or Parent except (i) as required by the HSR Act, (ii) as specified on Schedule 3.9 and (iii) for such consents, approvals, authorizations, registrations or filings, the failure to obtain or make would not individually or in the aggregate have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.5 Financing. Buyer and Parent have, and at the Closing Date, will have sufficient resources to pay the Purchase Price, and Parent, Buyer or the other Affiliates of Parent that are buyers of the assets and businesses being acquired pursuant to the Related Purchase Agreements have, and at the Closing Date, will have sufficient resources to pay the purchase prices set forth in the Related Purchase Agreements.

            4.6 Brokerage. None of Parent, Buyer or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to the Seller Parties.

            4.7 Insurance. Schedule 4.7 lists the policies and contracts in effect as of the date hereof for casualty and property insurance covering Buyer's assets and properties and the operation of Buyer's business, together with the risks insured against, coverage limits and deductible amounts.

                                   ARTICLE 5

                               ADDITIONAL COVENANT

            5.1 Conduct of Business. Except (i) as otherwise specifically permitted by this Agreement, (ii) as set forth in Schedule 5.1 hereto or (iii) with the prior written consent of Buyer, from and after the date of this Agreement and up to and including the Closing Date, each of the Seller Parties agree that:

                  5.1.1 Seller shall conduct the Business as presently operated and only in the ordinary course of business consistent with past practice.

                  5.1.2 They shall promptly inform Buyer in writing of any specific event or circumstance of which they are aware, or of which they receive notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect on the Acquired Assets or the Assumed Liabilities.


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

                                                                            Ohio

                  5.1.3 Seller shall not:

                        (a) change or modify in any material respect existing credit and collection policies, procedures and practices with respect to accounts receivable;

                        (b) enter into any contract or commitment, waive any right or enter into any other transaction (except in the ordinary course of business) which would have a Material Adverse Effect;

                        (c) except in the event of service interruption, emergency or casualty loss, commit to acquire subsequent to the Closing Date on behalf of the Business any capital asset or group of capital assets costing in excess of $1,000,000 that is not included in the capital budget of Seller for fiscal year 2000 and which, if so acquired, would be included in the Acquired Assets; commencing December 1, 1999, accept or receive customer advances for construction in excess of $9,000,000 (when combined with customer advances relating to the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) per each of the next four consecutive three-month periods unless pursuant to an existing tariff, Contract or Permit of Seller; or sell or lease or agree to sell or lease or otherwise dispose of any assets included in the Acquired Assets except in the ordinary course of the conduct of the Business, consistent with past practice;

                        (d) except in the ordinary course of business, consistent with past practice or as required under any of Seller's debt instruments or indentures, mortgage, pledge or subject to any Lien (other than Permitted Liens) any of the Acquired Assets;

                        (e) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Transferred Employee except (i) as required by law, (ii) in the ordinary course, consistent with past practice and (iii) as required by the Collective Bargaining Agreement in existence on the date hereof; provided, however, no individual Employee shall in any event receive a compensation increase in excess of seven percent (7%) except as required by the Collective Bargaining Agreement in existence on the date hereof;

                        (f) other than in the ordinary course of business consistent with past practice, sell or otherwise transfer any assets necessary, or otherwise material to the conduct of, the Business which would constitute Acquired Assets;

                        (g) change the Seller's method of accounting or keeping its books of account or accounting practices with respect to the Business, except as required by GAAP or any Authority;

                        (h) intentionally and wilfully take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.14, 3.16 and


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

                                                                            Ohio

3.25 hereof (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful omission to take action); or

                        (i) prepay, redeem, retire, refund or otherwise extinguish any of the Assumed Indebtedness.

            5.2 Negotiations. Neither Citizens nor any Person controlled by Citizens or under common control with Citizens (each such person being a "Section 5.2 Affiliate"), nor any officer, director, employee, representative or agent of Citizens or any of their Section 5.2 Affiliates, shall, directly or indirectly, solicit or initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into an agreement with any Person or group of Persons (other than Parent, Buyer or any Person controlled by Parent or Buyer or under common control with Parent, Buyer or any Persons providing financing to the parties hereto in connection with facilitating the consummation of the transactions contemplated by this Agreement) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) that would result in the transfer to any such Person or group of Persons of ten percent (10%) of the Acquired Assets (as measured by net book value of such assets on the date of each such transaction) or the acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) involving the Seller Parties, if such acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) would be inconsistent, in any respect, with the obligations of the Seller Parties hereunder (any of the foregoing transactions, a "Competing Transaction").

            5.3 Disclosure Schedules. As promptly as practicable, the Seller Parties will provide Buyer with a supplement or amendment to the Disclosure Schedules with respect to any matter, condition or occurrence which is required to be set forth or described in the Disclosure Schedules. For the avoidance of doubt, a matter, condition or occurrence shall only be "required" to be set forth or described in the Disclosure Schedules if the failure to be so disclosed would result in a breach of the applicable representation or warranty (qualified by Material Adverse Effect where applicable) on the date hereof or on the Closing Date. In addition, Seller shall have the right at any time and from time to time prior to the Closing to supplement or amend the Disclosure Schedules. Seller may provide Disclosure Schedules with respect to any representation or warranty of this Agreement whether or not a specific schedule is referred to therein. In the event that any supplement or amendment of such Disclosure Schedules shall be provided later than five (5) business days prior to the Closing Date, the Buyer shall have the right to delay the Closing for a period of five (5) business days in order for Buyer to review such supplement or amendment. No such supplement or amendment shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to permit the Closing to occur unless Buyer specifically agrees thereto in writing. The Seller Parties shall promptly inform Buyer, and Buyer will promptly inform the Seller Parties of any fact or event which comes to their attention, the existence of which constitutes or likely will constitute a breach in any material respects of any representation or warranty in this Agreement. In addition, Parent will, within five (5) days of receipt thereof, forward to Seller (i) any title report Buyer receives from a title company with respect to the Real Estate and (ii) any written


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                                                                            Ohio

communication regarding a specific Lien or title defect affecting a specifically identified parcel of the Real Estate sent to the President, Treasurer or General Counsel of Parent or the President or Corporate Counsel of any other Buyer Party, and sent by a party other than the Seller Parties, their legal counsel, financial advisors or representatives.

            5.4 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 5.8 hereof):

                  5.4.1 to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

                  5.4.2 to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                  5.4.3 to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

            5.5 Filings and Authorizations. The parties hereto will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to it or its Affiliates as may be required to consummate the terms of this Agreement, including all notifications and information to be filed or supplied pursuant to the HSR Act and with the applicable public utility commission (each, a "PUC"). Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation. Each of Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission to the PUC or which is necessary under the HSR Act. The Seller Parties, on the one hand and Buyer and Parent, on the other, shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Authority, including the PUC, the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), and shall comply promptly with any such inquiry or request. Each of Citizens, Seller, Parent and Buyer will use its reasonable efforts to obtain any clearance required under the HSR Act and from the PUC for the purchase and sale of the Acquired Assets in accordance with the terms and conditions hereof. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate any party or their respective Affiliates: (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Authority (including the PUC, the Antitrust Division and the FTC) is a party; (ii) to agree or otherwise become subject to any material limitations on
(A) the right of Buyer or its Affiliates effectively to control or operate the Business


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

                                                                            Ohio

or the right of Seller or its Affiliates effectively to control or operate Citizens' other businesses, (B) the right of Buyer or its Affiliates to acquire or hold the Business or the right of Seller or its Affiliates to hold the Excluded Assets or Citizens' other businesses, or (C) the right of Buyer to exercise full rights of ownership of the Business or all or any material portion of the Acquired Assets or the right of Citizens to exercise full rights of ownership of Citizens' other businesses or all or any material portion of the Excluded Assets; or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Citizens, Seller, Parent, Buyer, any Affiliate of Buyer or the Business. The parties agree that no representation, warranty or covenant of Buyer, Parent, or Citizens contained in this Agreement shall be breached or deemed breached as a result of the failure by Parent and Buyer on the one hand or the Seller Parties, on the other, to take any of the actions specified in the preceding sentence.

            5.6 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law (in which case the parties shall make reasonable efforts to consult with each other prior to such required announcement).

            5.7 Further Assurances. Each of Citizens, Parent, Buyer and Seller, from time to time after the Closing, at Buyer's or Seller's request, will execute, acknowledge and deliver to the applicable person such other instruments of conveyance and transfer and will take such other actions and execute such other documents, certifications, and further assurances as Buyer or Seller, as the case may be, may reasonably require in order to transfer, in accordance with the terms and conditions of this Agreement, more effectively in Buyer or to put Buyer more fully in possession of any of the Acquired Assets or better to enable Buyer to complete, perform and discharge any of the Assumed Liabilities. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            5.8 Cooperation.

                  5.8.1 Parent, Buyer, Citizens and Seller shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Seller to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

                  5.8.2 Without limiting the foregoing, neither Parent and Buyer, nor Citizens and Seller (nor any of their respective Affiliates) shall make any filings pursuant to federal or state securities laws ("Securities Filings") or make any consent solicitations to holders of Assumed Indebtedness which include any information about Seller, Buyer (or their respective Affiliates) or the transactions contemplated hereby without consulting with the other

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                                                                            Ohio

party and providing the other party a reasonable opportunity to review and comment on such information, it being understood and agreed that any party may so disclose such information in its reasonable judgment to the extent such party's counsel advises it that such disclosure is advisable under applicable law. Each of Parent, Buyer, Citizens and Seller shall, and shall cause their respective Affiliates to, comply with all applicable federal and state securities laws in connection with this Agreement and the transactions contemplated hereby (including any solicitation of consents of holders of Assumed Indebtedness), and all information supplied by any party for inclusion in any Securities Filing or consent solicitation, including, without limitation, any proxy or information statement, or any registration statement on Form S-4 shall be true and correct in all material respect and shall not contain any untrue statement of a material fact or omit to state any material fact which is required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  5.8.3 During the first 90 days after the Closing Date (180 days for Trademarks on tanks), Buyer shall have the right to use all of the logos, trademarks and trade identification of Seller as are located at the Real Estate or on the Acquired Assets (collectively, the "Trademarks"). Buyer's use of the Trademarks shall be in accordance with such reasonable quality control standards as may be promulgated by Seller and provided to Buyer. If Seller shall notify Buyer in writing of Buyer's material failure to comply with such reasonable quality control standards and Buyer continues to not comply with such reasonable quality control standards for more than 20 days after receipt of such notice, Seller shall have the right to terminate Buyer's right under this
Section 5.8.3 to use the Trademarks.

                  5.8.4 Seller shall give Buyer and its representatives (including Buyer's Accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of Seller to the extent relating to the Business and the Acquired Assets, and shall cause its officers, employees, agents and representatives to furnish to Buyer all documents, records and information (and copies thereof), to the extent relating to the Business and the Acquired Assets, as Buyer may reasonably request. Except to the extent disclosed in the Disclosure Schedules in accordance with Sections
5.3 and 8.4, no investigation or receipt of information by Buyer pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller Parties under this Agreement or the conditions to the obligations of Parent or Buyer under this Agreement. All information provided to Buyer under this Agreement shall be held subject to the terms and conditions of the Confidentiality Agreement dated August 2, 1999 between Citizens and Parent.

            5.9 Employees; Employee Benefits.

                  5.9.1 Schedule 5.9.1 lists divisions and the number of all salaried and hourly employees actively employed (as of the date of this Agreement) in each division by Seller or any of its Affiliates whose primary responsibilities relate to the Business. Schedule 5.9.1 lists job classifications and number of employees in each job classification of those employees whose terms

                                                                            Ohio

and conditions of employment are subject to the Collective Bargaining Agreement ("Union Employees"). All individuals referred to on Schedule 5.9.1 are herein referred to as the "Employees." No later than March 1, 2000, Buyer and Seller shall determine the number of Employees to whom Buyer will offer employment, which number shall be at least equal to 250 (when combined with offers made by Buyer or Affiliates of Buyer to employees of Affiliates of Seller in connection with the Related Purchase Agreements) (the "Base Number"), and such additional number of Employees, if any, whom Buyer also wishes to employ. Upon determination of such Employees, Seller will supplement Schedule 5.9.1 with the name, job title, unused vacation, current base salary or hourly wage, date of hire and assigned location of each Transferred Employee (as that term is defined below). At the Closing, Seller shall provide an updated Schedule 5.9.1 which shall disclose all the information required under the preceding sentence as of the most recent practicable date prior to Closing.

                  5.9.2 Effective as of the Closing, Buyer shall offer employment to at least the Base Number of those employees included on Schedule
5.9.1. All Employees to whom Buyer offers employment and who accept such employment are herein referred to as the "Transferred Employees." In the event any Employees do not accept Buyer's offer of employment, Buyer shall offer employment to such additional employees (the identity of whom shall be determined by Buyer and Seller) as are necessary to bring the total number of Transferred Employees to the Base Number. Subject to the provisions of this
Section 5.9 and Section 5.12, Buyer shall provide each Transferred Employee with base compensation at least equal to that provided by Seller on the Closing Date, and employee benefits which are substantially comparable to those provided by Buyer to its other similarly situated employees. Except as otherwise provided under the terms of any assumed collective bargaining agreement and under terms of Section 5.12, Buyer shall provide each Union Transferred Employee with compensation at least equal to that provided by Seller immediately prior to the Closing Date and with the benefits provided to Buyer's similarly situated collectively bargained employees. On and after the Closing Date, Buyer shall assume Seller's obligations under, and be bound by the provisions of, the collective bargaining agreement between Citizens Utilities Company of Ohio and the International Union of Operating Engineers, Local Union 18S (the "Ohio Union"), dated March 12, 1997 (the "Ohio Agreement"), to the extent of provisions covering Transferred Employees, as in effect on the date of this Agreement. With respect to any amendment, extension, or renegotiation of the Ohio Agreement, the contract as so amended, extended or renegotiated will be assumed if, but only if, (i) in connection with such amendment, extension or renegotiation, the Ohio Union agrees to substitute for Seller's employee pension plan (to the extent required to be provided under the Ohio Agreement) Parent's employee pension plan, and (ii) the other terms and conditions of those collective bargaining agreements pertaining to the Transferred Employees on the Closing Date are substantially identical to the terms and conditions of such Collective Bargaining Agreement as in effect on the date of this Agreement. Each collective bargaining agreement pertaining to Transferred Employees shall be identified on a Schedule 5.9.2 to be prepared by Seller and submitted to Buyer on or before the Closing Date. Seller shall cooperate with Buyer in Buyer's efforts to contact the unions representing Transferred Employees. Buyer agrees
(i) to credit the service of each Transferred Employee with Seller and its Affiliates before the Closing, for all purposes under all employee benefit plans and arrangements maintained

                                                                            Ohio

by Buyer (and/or any of its Affiliates) for the benefit of any Transferred Employee (including without limitation for purposes of attainment of retirement dates and payment of optional forms of benefits), other than for purposes of benefit accrual under any "defined benefit plan", within the meaning of Section 3(35) of ERISA, (ii) to provide accrued vacation to Transferred Employees in the year in which the Closing occurs, equal to the excess, if any, of the accrued vacation to which the Transferred Employee would otherwise be entitled under Seller's vacation plan during that year over the amount of accrued vacation the Transferred Employee had taken during that year, and, thereafter, to provide vacation to Transferred Employees on the same basis as provided to similarly situated employees of Buyer, with service credit as provided in (i) hereof,
(iii) to provide severance benefits to Transferred Employees terminated by Buyer that are substantially comparable to those benefits provided by Buyer to similarly situated employees, and (iv) to comply with all applicable legal requirements with respect to Union Employees (including without limitation any applicable duty to bargain with those employees' bargaining representative). Buyer shall be responsible for providing to each Transferred Employee vacation in an amount equal to the Transferred Employee's vacation entitlement for the year of Closing reduced by the number of vacation days such Transferred Employee has taken on or before Closing. Nothing in this Section 5.9 shall limit Buyer's authority to terminate the employment of any Transferred Employee at any time and for whatever reason. Until the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall directly or indirectly solicit or offer employment to any Transferred Employee then employed by Buyer or its Affiliates.

                  5.9.3 Except as specifically provided in Sections 5.9 and 5.12, Seller shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) related to compensation or employee benefits incurred by Buyer as the result of any claims against Buyer or its Affiliates that are made by any Employees or Former Employees (or the Beneficiary of any Employee or Former Employee) who are not made offers to become employees of Buyer or its Affiliates including, without limitation, claims asserted against Buyer as a result of their termination by Seller or its Affiliates.

                  5.9.4 Seller shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation claims or the benefits provided under the Benefit Plans, whether paid before or after the Closing) owed to any Transferred Employee or the Beneficiary of any Transferred Employee or any Water Sector Retiree or the Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Seller or any of its Affiliates and such Transferred Employee or Beneficiary or (ii) any benefit claim or expense (including medical expenses) incurred before Closing under any Benefit Plan. For purposes of this Agreement, a medical expense shall be deemed to be incurred when the services giving rise to a claim are rendered, regardless of when billed or paid. Without limiting the foregoing, Seller shall be responsible for the payment of any employee benefits that become due to any Transferred Employees as a result of their termination by Seller.


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                                                                            Ohio

                  5.9.5 Except as otherwise specifically provided in Section 5.9, 5.11 or 5.12, Buyer shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation, claims or the benefits provided under any employee benefit plan or arrangement of Buyer incurred after Closing) owed to any Transferred Employee or Beneficiary of any Transferred Employee or any Water Sector Retiree or Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Buyer or any of its Affiliates and any Transferred Employee or (ii) any benefit claim or expense (including medical expense) incurred after Closing under any employee benefit plan sponsored or contributed to by Buyer or an ERISA Affiliate after Closing. Notwithstanding the foregoing, Buyer shall not be responsible for the payment of any employee benefits that become due to any Transferred Employees under any Benefit Plan (other than the Assumed Benefit Liabilities).

                  5.9.6 Buyer agrees to reimburse Seller for its proportionate share (as defined below) of any amount in excess of $1,000,000 paid by Seller as severance under Citizens' severance plan as in effect on the date hereof to any Employees (when such amount paid by Seller is aggregated with amounts paid by Citizens to other employees as referenced in Section 5.9.6 of the Related Purchase Agreements) provided (i) Buyer does not hire such Employees in accordance with the provisions of Sections 5.9, 5.11 and 5.12 and (ii) Seller provides notice to those Employees on or before the Closing Date to the effect that their employment will be terminated on or shortly after the Closing Date. Buyer will pay such reimbursement to Citizens within 5 days after receipt of a list of the Employees showing which are entitled to severance pay, the amounts of that severance pay and certifying that those amounts have been paid. The Buyer's "proportionate share" means the amount obtained by multiplying the amount in excess of $1,000,000 by a fraction, the numerator of which is the amount of severance paid by Seller to Employees under Section 5.9.6 of this Agreement and the denominator of which is the sum of (i) the amount paid by Seller to Employees under Section 5.9.6 of this Agreement and (ii) the aggregate amount paid by Citizens under Section 5.9.6 of each of the Related Purchase Agreements.

                  5.9.7 Until the second anniversary of the Closing Date, Buyer shall not directly or indirectly solicit or offer employment to any active employee of Seller, other than the Transferred Employees.

            5.10 Employee Pension Plan.

                  5.10.1 At least fifteen days prior to the Closing Date, Seller shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens Pension Plan ("Seller's Pension Plan" or "Citizens Pension Plan"). Seller shall retain liability and related assets for benefits accrued through the Closing Date by Transferred Employees under Seller's Pension Plan.

                  5.10.2 As of the Closing Date except as may be required under the Ohio Agreement, Transferred Employees shall be covered under the American Pension Plan, and shall be


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                                                                            Ohio

given credit for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, subsidized benefits, and entitlement to optional forms of payment, but not for accrual of benefits.

      5.11 Employee Savings Plan.

            5.11.1 Effective upon the date of the transfer described in Section 5.11.2, subject to the terms and conditions of this Agreement, Parent shall cause the Savings Plan for Employees of American Water Works Company, Inc. (the "American Savings Plan") to assume the liability of the Seller's 401(k) Plan for the account balances of those Transferred Employees participating in the Seller's 401(k) Plan on the Closing Date (the "Affected Participants") that are transferred to the American Savings Plan. As of the Closing Date, Affected Participants shall be 100% vested in their account balances under the Seller's 401(k) Plan. Transferred Employees shall be given credit under the American Savings Plan for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, contribution levels and optional forms of benefit payment, to the same extent that credit for such service has been given by Seller and its Affiliates.

                  5.11.2 Buyer shall deliver to Seller as soon as practicable, but in no event later than ninety (90) days after Closing (i) a certified copy of the American Savings Plan and any amendment necessary to effectuate the transfer of assets and the assumption of account balances in accordance with this Section 5.11, (ii) a certified copy of the trust agreement for the American Savings Plan; (iii) the most recent favorable determination letter from the IRS with respect to the American Savings Plan; and (iv) an opinion from Buyer's legal counsel acceptable to Seller that the American Savings Plan, as so amended, complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of, and the transfer of assets and assumption of benefit liabilities by, the American Savings Plan. Seller shall deliver to Buyer as soon as practicable, but in no event later than ninety (90) days after Closing, an opinion from Seller's legal counsel acceptable to Buyer that the Seller's 401(k) Plan complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of the Seller's 401(k) Plan, and the transfer of assets to, and assumptions of benefit limitations by, the American Savings Plan. As soon as practicable, but in any event within 120 days after Closing, Seller shall cause the trustee of the Seller's 401(k) Plan to transfer in cash and promissory notes representing outstanding loans to Affected Participants to the trustee of the American Savings Plan an amount equal to the sum of the account balances of the Transferred Employees (the "Transferred Accounts") calculated as of the most recent valuation date under the Seller's 401(k) Plan (which shall, in any event, be within thirty (30) days of the transfer). Both the Seller Parties and Buyer will file any IRS Form 5310A that is required with respect to the transfer contemplated by this Section 5.11 date at least 30 days prior to the transfer. Upon the transfer described in this Section 5.11, Buyer and the American Savings Plan shall be responsible for all benefits attributable to the Transferred Accounts to which Transferred Employees were entitled under the Seller's 401(k) Plan as of such date, and Seller and the Seller's 401(k) Plan shall cease to have any liability, contingent or otherwise, for such benefits.


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                                                                            Ohio

            5.12 Welfare Benefits.

                  5.12.1 Within sixty (60) days after the Closing, Seller agrees to transfer to trusts established by Buyer under Section 501(c)(9) of the Code ("Buyer's VEBAs") the amount held under any trust established by Seller under
Section 501(c)(9) of the Code ("Seller's VEBAs") to fund post-retirement health care and life insurance benefits attributable to the Business, including Former Employees identified on Schedule 5.12 (the "Water Sector Retirees") and any "grandfathered" Transferred Employees as set forth on Schedule 5.12. Buyer agrees to provide post-retirement health care and life insurance benefits to the Water Sector Retirees and, as applicable, Transferred Employees who become eligible for such benefits after Closing and further agrees that Buyer's VEBAs will apply an amount at least equal to the sum of the assets (and earnings thereon calculated at the rate of return generated by Buyer's VEBAs) transferred from Seller's VEBAs to provide post-retirement health care and life insurance benefits for such employees. Upon Closing, Buyer shall be responsible for all obligations of the Seller Parties to provide post-retirement health care and life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing and the Seller Parties shall cease to have any liability, contingent or otherwise, for such benefits. In consideration of such transfer, Buyer agrees not to terminate or materially modify those post-retirement health and life benefit provisions applicable to such grandfathered Transferred Employees and Water Sector Retirees as such provisions are in effect immediately prior to the Closing Date.

                  5.12.2 Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer provides medical, health, dental, flexible spending account, accident, life, short-term disability, long-term disability and other employee welfare benefits (including retiree medical benefits) to Transferred Employees that, in the case of Non-Union Transferred Employees and Union Transferred Employees are substantially similar to those benefits provided by Buyer under its corresponding welfare benefit plans (the "Buyer's Welfare Plans"). For purposes of determining eligibility to participate, and entitlement to benefits, in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions, waiting periods, and requirements for evidence of insurability under the Buyer Welfare Plans shall be waived in Buyer's Welfare Plans for Transferred Employees and retirees of the Water Sector and their respective Beneficiaries, and Transferred Employees and retirees of the Water Sector and their respective Beneficiaries shall receive credit under the Buyer Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees and retirees of the Water Sector and their respective Beneficiaries who had credited service under a Seller Welfare Plan, together with each such individual's service, copayment, deductible and out-of-pocket payment amounts under such plan.

                  5.12.3 Seller shall transfer to Buyer's flexible benefits plan any balances standing to the credit of Transferred Employees under Seller's flexible benefits plan as of the


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                                                                            Ohio

Closing Date. Seller shall provide to Buyer prior to the Closing Date a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with their elections made prior to the Closing Date with respect to such Account, and balances standing to their credit as of the Closing Date.

            5.13 Taxes. The Seller Parties, on the one hand, and Parent and Buyer, on the other, shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes; (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

            5.14 Intentionally Omitted.

            5.15 Citizens' Guarantees and Surety Instruments. Each of Parent and Buyer shall use its reasonable efforts to assist Citizens in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed on Schedule 5.15. For purposes of this Section 5.15 and
Section 5.16, reasonable efforts: (a) shall include Parent's or Buyer's assumption of the Contracts and the Permits on the terms set forth in this Agreement; and (b) shall include an obligation on the part of Parent or Buyer to provide a guarantee, letter of credit, bond or other required surety instrument at Closing to the extent required by any Contract or Permit and in general to provide an equivalent surety instrument to be substituted for any surety instrument provided by Citizens to any beneficiary in connection with the Business.

            5.16 Intentionally Omitted.

            5.17 Schedule of Permits. No later than March 13, 2000, Citizens shall deliver to Buyer a schedule, to be identified as Schedule 5.17, which sets forth all material Permits required for the use of the Acquired Assets and the operation of the Business by Buyer substantially in the manner as it was conducted prior to the date hereof. For purposes of this Section 5.17, material Permits shall include those required for the service of all utility customers at substantially the same service levels as provided by Seller on the date of this Agreement. All Permits listed on Schedule 5.17 that are required to be listed on
Schedule 3.3 or Schedule 3.9 shall be so designated. Seller has made or will make prior to the Closing Date timely applications for renewals of all such Permits

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                                                                            Ohio

listed on Schedule 5.17, which under applicable law must be filed prior to the Closing Date to maintain the Permits listed on Schedule 5.17 in full force and effect.

            5.18 Title Information. No later than March 13, 2000, Seller shall use its reasonable efforts to deliver to Buyer true, correct and complete copies of all existing title policies, surveys, leases, deeds, instruments and agreements relating to title to the Real Estate in Seller's possession.

            5.19 Transaction with Related Parties. Effective as of the Closing Date, except as otherwise provided in Sections 5.9 through 5.12, 5.15, 5.24, 5.26, 5.27 and 2.7.1(j) of this Agreement, Seller shall have terminated and canceled all contracts, commitments and agreements (including employment relationships) relating to the Acquired Assets or the Business, between Seller, any Affiliate of Seller (including Citizens), any officer or director of any Seller Party, or any Affiliate of the foregoing. Seller shall be solely liable for any contractual or other claims, express or implied arising out of the termination and cancellation of any of the foregoing raised by any party thereto.

            5.20 Approval by Citizens. Citizens shall, as the sole owner of common stock of each other Seller Party, vote all of such shares of common stock to approve this Agreement and the transactions contemplated hereby.

            5.21 Supplemental Information

                  5.21.1 Citizens shall provide Buyer, within fifteen (15) days after the execution or the date of receipt thereof, a copy of (a) each Contract (other than with respect to which the Business' total annual liability or expense is less than $100,000 per such Contract) entered into by Seller after the date hereof and prior to the Closing Date; (b) a copy of any written notice for assessments for public improvements against the Real Estate received after the date hereof and prior to the Closing Date; (c) a copy of the filing of any condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate received after the date hereof but prior to the Closing Date; and (d) a copy of any Contract where Seller is a lessee relating to the use or occupancy of the Real Estate and where such Contract involves annual payments in excess of $100,000 entered into by Seller after the date hereof and prior to the Closing Date.

                  5.21.2 Within fifteen (15) days after the receipt of notice of violation, Citizens shall notify Buyer of any violations of state or federal drinking water standards which, if such violations existed on the date hereof, would be required to be disclosed pursuant to Section 3.8.10 hereof, and shall promptly notify Buyer of the actions proposed to be taken by Seller to correct or otherwise respond to such violations.

            5.22 Non-Competition. The Seller Parties agree that for a period of fifteen (15) years after the Closing Date no Seller Party nor any Affiliate of a Seller Party shall directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of or be otherwise connected in any substantial manner with any entity (other than Buyer and

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                                                                            Ohio

its successors and assigns) engaged in the business of storing, supplying and distributing water in the States in which Buyer acquires any Acquired Assets, whether or not such business is subject to regulation by a PUC (it being understood that the individual directors of Seller and Citizens are not Affiliates of a Seller Party).

            5.23 Intentionally Omitted.

            5.24 IDRB Obligations.

                  (a) Buyer's IDRB Obligations. Each party acknowledges that (x) Citizens is and after the Closing Date shall continue to be and shall remain the primary obligor with respect to the Retained IDRB Indebtedness outstanding immediately after the Closing Date to the same extent as though no sale of the Acquired Assets had been made and that Parent and Buyer shall have no payment obligations with respect to such Retained IDRB Indebtedness, and (y) the IDRB Documents require Citizens not to take or permit to be taken any action which would have the effect, directly or indirectly, of subjecting the interest on any of the Bonds to federal or state (other than Illinois) income taxation. Accordingly, Parent and Buyer covenant and agree at Closing to execute and deliver to Citizens an agreement substantially in the form attached hereto as Exhibit D, with respect to each issuer of Bonds relating to Retained IDRB Documents that will be outstanding after the Closing Date, and (ii) so long as any such Bonds are outstanding, to cause the Acquired Assets that were acquired, constructed, improved or equipped with the proceeds of such Bonds to be used as facilities for the furnishing of water (that is, (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof) or sewage facilities within the meaning of
Section 103(b)(4)(E) of the 1954 Code, or Section 142(a)(5) of the Code as the case may be.

                  (b) IDRB Construction Funds. Citizens hereby represents that there will be no construction funds or unspent bond proceeds available after the Closing Date that are held by the trustees of the Bonds relating to the Retained IDRB Indebtedness.

                  (c) Consents and Opinions. The parties shall use their respective best commercially reasonable efforts to obtain all consents and legal opinions as may be required under the Retained IDRB Documents to enable Seller to retain all Retained IDRB Indebtedness and to sell the Acquired Assets to Buyer.

            5.25 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that Seller may, at Seller's written election delivered to Buyer no later than five (5) days prior to the Closing Date, direct that all or a portion of the Initial Cash Payment be delivered to a "qualified intermediary" as defined in Treasury Regulation ss.1.1031(k) - (g)(4) as to enable Seller's

                                                                            Ohio

relinquishment of the Acquired Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the Code. If Seller so elects, Buyer shall reasonably cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the Code (including any actions reasonably required to facilitate the use of a "qualified intermediary"), and Buyer agrees that Seller may assign all or part of its rights (but no obligations) under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the Code. Buyer and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement. Seller shall indemnify and hold Buyer harmless from any cost, expense or liability arising from its cooperating under this Section 5.25.

            5.26 Transition Plan. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a transitional services team, which shall include expertise from various functional specialties associated with or involved in providing billing, payroll and other support services provided to Seller by any automated or manual process using facilities or employees that are not included among the Acquired Assets or Transferred Employees. Such team will be responsible for preparing, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan. The transition plan will set forth reasonable arrangements providing Buyer, at Buyer's sole expense, with appropriate access to Seller's relevant computer systems to allow for a full conversion of the relevant data and functionality to Buyer's systems on the Closing Date. Buyer and Seller shall use their commercially reasonable efforts to cause their representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan no later than 60 days prior to the Closing Date.

            5.27 Procedures regarding Refunds of Advances. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a working group of appropriate subject matter experts to determine the appropriate obligations of Parent and Buyer regarding notification and the provision of other accurate and timely data to Citizens to enable Citizens timely and accurately to satisfy the refund obligations described in Section 2.3.3(b). Such working group will be responsible for preparing a comprehensive agreement no later than March 13, 2000, which agreement shall be executed by the parties at Closing. Among other arrangements, the parties would require that the customers and developers owed refunds provide joint notices to Buyer and Citizens.

            5.28 Title Insurance. Prior to Closing, Seller shall cooperate with Buyer and use commercially reasonable efforts to assist Buyer if Buyer desires to obtain ALTA title insurance

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                                                                            Ohio

commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies (collectively, the "Title Company"), committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment) to issuing ALTA (or its local equivalent) form of title insurance policies insuring good, valid, indefeasible fee simple title to the Real Estate in Buyer, in all cases, at Buyer's sole expense and in the respective amounts that Buyer requests prior to Closing, subject to no Liens or other exceptions to title other than Permitted Exceptions (collectively the "Title Policies"). On or prior to the Closing Date, Seller shall execute and deliver, or cause to be executed and delivered, to the Title Company, at no cost to Seller, any customary affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of the Title Commitments or the Title Policies; provided that such efforts and Buyers' request for Title Policies or Title Commitments shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                        CONDITIONS PRECEDENT; TERMINATION

            6.1 Conditions Precedent to Obligations of Buyer and Parent. The obligations of Buyer and Parent to cause the purchase of the Acquired Assets and the assumption of the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer and Parent in their sole discretion):

                  6.1.1 Performance of Agreements; Representations and Warranties. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except Section 3.25), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso); and provided further, that the representation and warranty set forth in Section 3.5.1 shall be deemed to be true and correct on and as of the Closing Date if any Material Adverse Effect that may have arisen or occurred between the execution date of this Agreement and the Closing Date shall have been cured or remedied such that such Material Adverse Effect is not continuing as of the Closing Date. Buyer shall have been furnished with a

                                                                            Ohio

certificate of the Chief Financial Officer or other Vice President of Citizens dated the Closing Date, certifying to the foregoing.

                  6.1.2 Opinion of Counsel. Buyer shall have received from L. Russell Mitten II, Vice President and General Counsel of Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Exhibit E hereto.

                  6.1.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.1.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby, and such order shall not contain any restrictions or conditions (other than those in effect on the date hereof or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Seller be continued following the transactions contemplated hereby) which would have a Material Adverse Effect or a material adverse effect on any other regulated business of Buyer in the state in which the PUC has jurisdiction, and such order shall be final and unappealable; Seller shall have obtained all statutory, regulatory and other consents and approvals which are required in order to consummate the transactions contemplated hereby and to permit Buyer to conduct the Business in the manner contemplated by Section 3.25 hereof other than those the failure of which to obtain would not have a Material Adverse Effect. Seller shall have also obtained (i) all consents and legal opinions required to enable Seller to sell the Acquired Assets to Buyer at the Closing, free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture) and (ii) all consents required under Contracts and Permits relating to Seller's water appropriation and flowage rights to the extent reasonably sufficient to enable Buyer to service the customers of the Business and to service future commitments under such Contracts.

                  6.1.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Buyer's ownership of all or any material portion of the Acquired Assets, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which would reasonably be expected to materially limit or materially adversely affect Buyer's ownership of the Acquired Assets.

                  6.1.6 Documents. Seller and Citizens shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.7 hereof and shall have made arrangements reasonably satisfactory to Buyer to deliver to Buyer as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the Business.

                  6.1.7 Related Closings. Buyer shall be reasonably satisfied that the consummation of each of the asset purchase and sale transactions contemplated by those certain

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                                                                            Ohio

purchase agreements described on Schedule 6.1.7 (the "Related Purchase Agreements") will occur concurrently with the Closing.

            6.2 Conditions Precedent to Obligations of Seller Parties. The obligations of the Seller Parties to cause the sale of the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Seller Parties in their sole discretion):

                  6.2.1 Performance of Agreements; Representations and Warranties. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Buyer and Parent shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except
Section 4.2), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a material adverse effect on the respective ability of Buyer and Parent to perform their obligations under this Agreement and the Transaction Documents, provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso). Seller shall have been furnished with a certificate of the President or Vice President of Parent and Buyer, dated the Closing Date, certifying to the foregoing.

                  6.2.2 Opinion of Counsel. Seller shall have received from Dechert Price & Rhoads, counsel to Parent and Buyer, an opinion dated the Closing Date, in form and substance satisfactory to Seller, to the effect set forth in Exhibit F hereto.

                  6.2.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.2.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby and such order shall not contain any restrictions or conditions which would have a material adverse effect on Seller's business activities in the State in which the PUC has jurisdiction or any significant adverse effect on Citizens' acquisition and divestiture activities in that State (including divestiture of the Acquired Assets), and such order shall be final and unappealable; Seller shall have obtained all statutory and regulatory consents and approvals which are required in order to consummate the transactions contemplated hereby, other than those the failure of which to obtain would not have a material adverse effect on


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                                                                            Ohio

the Seller after the Closing. Seller shall have obtained (i) all consents and legal opinions required under the Retained IDRB Documents to enable Seller to retain the Retained IDRB Indebtedness until maturity and to sell the Acquired Assets to Buyer at the Closing (in each case without any change in the tax-exempt status of the Retained IDRB Indebtedness and without any event of taxability relating to the matters set forth in Section 7.4.1(a)(D)), free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture), and
(iii) all other consents required or advisable in order for Seller to transfer Acquired Assets without incurring material liability under any Contract, Permit or Real Estate instrument.

                  6.2.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Seller's ownership of all or any material portion of its properties, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which could reasonably be expected to materially limit or materially adversely affect Seller's ownership of any of its properties.

                  6.2.6 Documents. Parent and Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Sections 2.7, 5.24 and 5.27, and shall have taken such actions as Seller may have requested pursuant to
Section 5.25 hereof.

                  6.2.7 Related Closings. Seller shall be reasonably satisfied that the consummation of each of the Related Purchase Agreements will occur concurrently with Closing.

            6.3 Termination. This Agreement may be terminated at anytime prior to the Closing Date:

                  6.3.1 by mutual written consent of the Seller Parties, Buyer and Parent;

                  6.3.2 by any of the Seller Parties, Parent or Buyer if: (i) any governmental or regulatory body the consent of which is a condition to the obligations of the Seller Parties, Parent and Buyer to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable; or (iii) the Closing shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 6.3.2(iii) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred by such date because the conditions precedent to Closing set forth in the first sentence of
Section 6.1.4 and the first sentence of Section 6.2.4 have not been fulfilled, then such date shall be automatically extended to September 30, 2001; or


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                  6.3.3 If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.3, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.6 relating to publicity, Sections 3.24 and 4.6 relating to brokerage and Section 7.1 relating to expenses. Nothing in this Section 6.3 shall be deemed to release either party from any liability for any willful breach by such party of the terms and provisions of this Agreement.

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

            7.1 Certain Taxes and Expenses. Citizens shall be solely responsible for all state and local sales, use, transfer, real property transfer and other similar taxes, fees and charges that are calculated based on the value of the Acquired Assets being transferred arising from and with respect to the sale and purchase of the Acquired Assets and Buyer shall be solely responsible for all transfer, registration, documentary stamp, recording and other similar fees and charges arising from and with respect to the transfer and recording of title documentation relating to the Acquired Assets. Parent shall be responsible for all costs and expenses relating to the assumption by or assignment to Parent or Buyer of the Assumed Indebtedness. Except as otherwise provided in this Agreement, each of the parties hereto shall each bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

            7.2 Maintenance of Books and Records. The Seller Parties, on the one hand, and Buyer and Parent, on the other hand, shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets or the Assumed Liabilities or the conduct of the Business (whether in the possession of the Seller Parties or Buyer or Parent). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

            7.3 Survival


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                                                                            Ohio

                  7.3.1 Subject to this Section 7.3, Section 7.4.2(g) and
Section 7.4.2(j), all representations, warranties, covenants and agreements contained in this Agreement or the Transaction Documents shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing:

                        (a) the covenants contained in Sections 5.1, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (b) the covenants contained in Section 5.2 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date;

                        (c) the representations and warranties contained in Sections 3.12 and 3.16 and the related indemnity obligations contained in
Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought following the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                        (d) the representations and warranties contained in
Section 3.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (e) the representations and warranties contained in
Section 3.10 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (f) the representations and warranties contained in
Section 3.7 and 3.17 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (g) the representations and warranties contained in Sections 3.3, 3.5, 3.6, 3.8, 3.9 and 3.25 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (h) the representations and warranties contained in
Section 3.11 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;


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                                                                            Ohio

                        (i) the representations and warranties contained in
Section 4.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (j) the representations and warranties contained in Sections 4.3 and 4.4 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (k) the representations and warranties contained in
Section 4.5 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date; and

                        (l) all other representations and warranties contained in this Agreement and the related indemnity obligations contained in Section 7.4 shall terminate on and no further action or claim with respect thereto may be brought after, the second anniversary of the Closing Date;

                        (m) such representations and warranties specified in the foregoing clauses (c) through (k), and the covenants contained in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the relevant anniversary of the Closing Date or the 30th day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be. If any claim for indemnification is asserted or could be asserted with respect to a breach or asserted breach of Section 3.17 (Undisclosed Liabilities) and the Buyer or Parent is also entitled to indemnification in respect of that claim for breach or asserted breach of any other representation or warranty in this Agreement for which there is a shorter survival period, such shorter period will apply to such claim except to the extent that such claim is a product liability, toxic tort or similar claim (as described in Section 2.3.3(a)) brought by a private party litigant.

                  7.3.2 No claim for indemnity under Section 7.4 shall be brought or made by Buyer or Parent pursuant to Sections 7.4.1(a)(B) or 7.4.1(a)(C):

                        (a) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), for any action or claim with respect to the Pre-Existing Conditions;

                        (b) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), with respect to the presence of Hazardous Substances at any locations other than the Real Estate; and


                                       55
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                                                                            Ohio

                        (c) after the third anniversary of the Closing Date, for any action or claim with respect to any other Retained Liability;

      Provided, however, that the foregoing time limitations shall not apply to any such claims which have been the subject of a written notice from Parent and/or Buyer to the Seller Parties prior to such period setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims; and, provided, further, that the foregoing time limitations shall also not apply to any such claims: (u) with respect to Taxes; (v) with respect to any liability of the types that appear as "Trade Payables" or "Other Current and Accrued Liabilities" on the financial statements of Seller; (w) not exclusively related to the Acquired Assets or not exclusively related to the Business; and (x) with respect to any of the matters discussed in
Section 3.16 hereof.

      For purposes of Sections 7.3.2(a) and (b), a "Change of Control of Citizens" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), other than an underwriter engaged in a firm commitment underwriting on behalf of Citizens, is or becomes the beneficial owner (as such term is used in Rule 13D-3 and 13D-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding shares of common stock of the Company; (ii) all or substantially all of Citizens' and its Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any person or group of persons acting in concert; (iii) Citizens is merged or consolidated with any other person, whether or not Citizens is the surviving corporation in such merger or consolidation; or (iv) Citizens is liquidated or dissolved or adopts a plan of liquidation.

            7.4 Indemnification. Seller, Parent and Buyer agree as follows:

                  7.4.1 General Indemnification Obligations.

                        (a) Seller shall indemnify Buyer and its directors, officers and other Affiliates (including Parent) and hold Buyer and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by the Seller Parties in this Agreement or in any document or certificate required to be furnished to Buyer by any of the Seller Parties pursuant to this Agreement (including the Transaction Documents); (B) subject to
Section 7.3.2, any Excluded Assets or Retained Liabilities; (C) subject to
Section 7.3.2, the ownership, operation or use of any of the businesses or assets of the Seller Parties or their Affiliates (other than the Business and the Acquired Assets) whether before, on or after the Closing Date; and (D) an event of taxability, as such term is customarily used in municipal securities transactions, relating to the Retained IDRB Indebtedness and arising from the sale of the Acquired Assets pursuant to this Agreement.


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                                                                            Ohio

                        (b) Buyer and Parent shall indemnify Seller, and their directors, officers and other Affiliates (including Citizens) and hold Seller and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement or in any document or certificate required to be furnished to Seller by Parent or Buyer pursuant to this Agreement (including the Transaction Documents), including the Buyer's IDRB Obligations; (B) any Assumed Liabilities after the Closing Date; (C) the ownership, operation or use of the Business or the Acquired Assets after the Closing Date (except to the extent resulting from Retained Liabilities or to the extent resulting from breaches by the Seller Parties of representations, warranties, covenants or agreements hereunder or in the other Transaction Documents); (D) any claim by a Transferred Employee or a Former Employee referred to on Schedule 5.12 or the Beneficiary of any such employee or former employee for post-retirement health care or life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing; and (E) any violation by Parent or Buyer, or any assignee, lessee or successor of Parent or Buyer, of the covenants and agreements as provided by Section 5 of Exhibit D hereto.

                        (c) For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, obligations, damages (including any governmental penalty or punitive damages assessed or asserted against the party seeking indemnification and including costs of investigation, clean-up and remediation), deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and reasonable expenses (including reasonable attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, incident to the successful enforcement of this Agreement). For purposes of this Section 7.4, the determination of whether any breach of any representation, covenant or agreement has occurred, and the calculation of the amount of Damages incurred by the Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement by any party hereto, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded, provided that no such breach shall be found to have occurred due to facts or circumstances arising from an occurrence or condition described in Section 1.1.61(a). Notwithstanding the foregoing, Damages shall not include the loss of profits of the party seeking indemnification, or punitive damages unless the party seeking indemnification has had punitive damages assessed or asserted against it.

                        (d) Notwithstanding any language contained in any Transaction Document (including deeds to Real Estate and instruments delivered by Seller to the Title Company), representations and warranties as to Real Estate set forth in Section 3.10 and 3.11 will not be merged into any Transaction Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement, shall control. No provision set forth in any Transaction Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

            7.4.2 General Indemnification Procedures.


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                                                                            Ohio

                        (a) A party seeking indemnification pursuant to this
Section 7.4 (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party after receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, solely the Indemnifying Party shall be obligated to satisfy and discharge the Third Party Claim, (B) such Third Party Claim does not include a request or demand for injunctive or other equitable relief by an Authority and (C) the Indemnifying Party makes reasonably adequate provision to assure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that is reasonably likely to result. The Indemnifying Party shall be deemed to have satisfied the condition set forth in clause (C) of the proceeding sentence if it is a regulated utility.

                        (b) Neither the Indemnified Party nor the Indemnifying Party shall settle any Third Party Claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

                        (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

                        (d) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price.

                        (e) Subject to Section 7.4.2(f) and Section 7.4.2(i), neither Parent nor Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages incurred unless the aggregate amount of Damages incurred by Parent or Buyer (or the other Persons for which they can claim indemnification), together with all other claims for Damages under Section 7.4.2(e) of each of the Related Purchase Agreements, exceeds $6,123,000 in the aggregate (the "Threshold Amount"), in which case Seller shall then be liable for Damages in excess of the Threshold Amount. Subject to Section 7.4.2(f) and Section 7.4.2(i), the cumulative aggregate indemnity obligation of Citizens and its Affiliates under Section 7.4 of this Agreement and the Related Purchase Agreements shall not exceed $60,000,000 (the "Ceiling").


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                                                                            Ohio

                        (f) Notwithstanding the foregoing, the parties acknowledge that Parent or Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages in respect of intentional and wilful breaches of covenants or agreements in this Agreement or any of the Retained Liabilities other than the Specified Liabilities irrespective of the Threshold Amount or the Ceiling (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful breach). As used herein, the "Specified Liabilities" shall mean the Retained Liabilities arising from claims made after the Closing Date which (i) do not relate to matters within the scope of clauses (u), (v), (w) and (x) of Section 7.3.2; (ii) were not known to the Seller Parties on or prior to Closing; and
(iii) relate exclusively to the Acquired Assets or the Business prior to the Closing Date. Notwithstanding anything to the contrary in this Section 7.4, Parent or Buyer (or the other Persons for which they can claim indemnification) shall be entitled to indemnification for Damages in respect of a breach of
Section 3.2, 3.12 or 3.16 irrespective of the Threshold Amount or the Ceiling.

                        (g) The rights and remedies of Seller, Parent and Buyer under this Section 7.4 are exclusive and in lieu of any and all other rights and remedies which Seller, Parent and Buyer may have under this Agreement or otherwise for monetary relief with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Seller, Parent or Buyer in or pursuant to this Agreement or any of the Transaction Documents or (y) any breach or failure to perform any covenant or agreements set forth in this Agreement or any of the Transaction Documents.

                        (h) Except to the extent provided in Section 7.4.2(j) below, no right to indemnification under this Section 7.4 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto including, without limitation, the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

                        (i) No party shall have any liability to another party under this Section 7.4 for Damages (and no cost or expense relating to such Damages shall be included in determining the extent of Damages incurred by such party for purposes of Section 7.4.2(e)) to the extent that:

                              (A) the Indemnified Party recovers insurance
proceeds covering the Damages or otherwise recovers payments in respect of such Damages from any other source (whether in a lump sum or stream of payments); or

                              (B) the Indemnified Party's Tax liability is
actually reduced as a result of a tax benefit to which the Indemnified Party becomes entitled in respect of the Damages.

                        (j) Seller shall have no liability or obligation under this Section 7.4 for any Damages resulting from the inaccuracy or breach of any representation or warranty if


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                                                                            Ohio

such inaccuracy or breach is disclosed by Seller pursuant to and in accordance with Sections 5.3 and 8.4 hereof;

                        (k) Buyer agrees to use its commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management practices, appear likely to give rise to a claim against Buyer that is likely to involve one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Seller under this
Section 7.4, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Buyer agrees that (i) if it is entitled to receive payment from Seller for Damages arising under or pursuant to a breach of the representation and warranty set forth in Section 3.10, and (ii) if Buyer has obtained title insurance which may cover the claim or matter giving rise to such Damages, then (iii) such title insurance shall be primary coverage and Buyer will make a claim under the title insurance if such claim can be made in good faith before enforcing its right to receive payment from Seller. Buyer shall be under no obligation to obtain title insurance or prosecute such claim (other than the initial filing of such claim).

                        (l) If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Damages for which it received such indemnity payment (including insurance proceeds and other payments pursuant to Section 7.4.2(i)(A) and a tax benefit pursuant to Section 7.4.2(i)(B)) (the "Recovery"), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery, less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment;

                        (m) In the event of any indemnification claim under this
Section 7.4 involving the claim of any third party, the Indemnified Party shall cooperate fully (and shall cause its Affiliates to cooperate fully) with the Indemnifying Party in the defense of any such claim under this Section 7.4. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such claim. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  7.4.3 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF,


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                                                                            Ohio

REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

            7.5 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Acquired Assets or the Business to Buyer. In addition, Seller will execute such documents and financing statements as Buyer may reasonably request from time to time to evidence transfer of the Acquired Assets to Buyer in accordance with this Agreement, including any necessary assignment of financing statements.

            7.6 Financial Statements. In connection with the preparation and filing of any registration statement or periodic report of Buyer or its Affiliates pursuant to Rule 3-05, Article 11 of Regulation S-X or other rule or regulation promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, Seller, at Buyer's expense, shall provide Buyer (a) by April 30, 2000 or within 120 days after Buyer's written request therefor if made after January 1, 2000, with the following audited financial statements: (i) a statement of net assets of the Business as of the end of the last fiscal year prior to Closing; and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business for the last fiscal year prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements), including opinions thereon of Seller's Accountants, and (b) within 90 days after Buyer's written request made therefor (provided such request is made after the end of the fiscal quarter described below), the following unaudited statements: (i) a statement of net assets of the Business as of the end of the last fiscal quarter prior to Closing (but only if such quarter is subsequent to the last fiscal year prior to Closing); and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business, for the period from the end of the last fiscal year through the end of the last fiscal quarter prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements).

            7.7 Collection of Receivables. Seller agrees that it shall promptly (and in any event no later than five (5) Business Days following receipt) deliver all such payments with respect to accounts receivable from customers of the Business received on and after the Closing Date (including but not limited to negotiable instruments tendered in payment of accounts receivable assigned to Buyer hereunder which shall be duly endorsed by Seller to the order of Buyer) to Buyer. Seller shall cooperate with Buyer in coordinating the transfer of collection agents and customers of the Business who pay their bills through the Automated Clearinghouse (ACH) process to Buyer.

                                    ARTICLE 8

                                  MISCELLANEOUS

                                                                            Ohio

            8.1 Construction. Parent, Buyer and the Seller Parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Parent, Buyer and the Seller Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified. The word "or" shall not be exclusive. Provisions of this Agreement shall apply, when appropriate, to successive events and transactions. Section references refer to this Agreement unless otherwise specified.

            8.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier addressed to the party at its address set forth below:

                    If to Parent:

                    American Water Works Company
                    1025 Laurel Oak Road
                    P.O. Box 1770
                    Voorhees, New Jersey  08043
                    Fax: (609) 346-8299
                    Attention: General Counsel

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax: (215) 994-2222
                    Attention: Craig Godshall, Esq.

                                                                            Ohio

                    If to Buyer:

                    Ohio-American Water Company
                    880 Kuhn Drive
                    Chula Vista, CA 91914
                    Fax: (619) 656-2406
                    Attention: Corporate Counsel

                    with a copy to Parent and a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax: (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to Seller:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: Robert J. DeSantis
                    Telecopier: (203) 614-4625

                    with copies to:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: L. Russell Mitten, II
                    Telecopier: (203) 614-4651

                    and

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention: J. Michael Love
                    Telecopier: (203) 614-5201

                                                                            Ohio

                    and

                    Fleischman and Walsh, L.L.P.
                    1400 Sixteenth Street, N.W.
                    Washington, D.C. 20036
                    Attention: Jeffry L. Hardin
                    Telecopier: (202) 387-3467

            8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided that Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the transactions contemplated hereby as a like-kind exchange of property covered by Section 1031 of the Code.

            8.4 Exhibits and Schedules. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly related to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section.

            8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

            8.6 Dispute Resolution. Except as otherwise provided herein, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes

                                                                            Ohio

of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"); provided, however, that at the election of either party, the arbitration shall take place before three (3) arbitrators, one arbitrator being selected by Parent, one arbitrator being selected by Citizen, and the third arbitrator, knowledgeable in the general subject matter of the dispute, controversy or claim, being selected by the other two arbitrators. Either party may demand such arbitration in accordance with the procedures set out in the Rules. The parties hereto shall use reasonable efforts to coordinate any arbitration commenced under this Agreement with any arbitration on the same or similar issues commenced under any of the Related Purchase Agreements so that the resolution of the arbitration under this Agreement and the similar issues under the Related Purchase Agreements can be resolved as expeditiously and efficiently as reasonable practicable. Reasonable efforts shall include use of a common arbitrator or panel of arbitrators where practicable. The arbitration shall take place in Newark, New Jersey. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator(s) shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator(s) shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator(s), present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator(s) shall not have the authority to award, exemplary or punitive damages. The arbitrator(s) shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' majority decision shall be binding and final. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator(s); provided, however, that if the arbitrator(s) determines that the position taken in the Dispute by the non-prevailing party taken as a whole is unreasonable, the arbitrator(s) may order the non-prevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator(s) shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator(s) and the American Arbitration Association.

                                                                            Ohio

                  (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 8.6 and (ii) if any party, as party of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 8.6.

            8.7 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

            8.8 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            8.9 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the other Transaction Documents, and the Confidentiality Agreement dated August 2, 1999, between Citizens and Parent, (i) together constitute the entire understanding of the parties (and their affiliates) with respect to the subject matter hereof, and any related matter, (ii) supercede all prior agreements or understandings, written or oral, entered into by any of the parties that concern the subject matter hereof and (iii) are not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

            8.10 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

            8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                                                                            Ohio

            8.12 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            8.13 Definitions. For purposes of this Agreement, references to the knowledge of the Seller Parties (including a reference to "the best of the knowledge of the Seller Parties" and similar references) shall mean the actual knowledge possessed by any of the following officers or employees of Citizens:
Chief Financial Officer, Vice President and Treasurer; President, Citizens Public Services; Vice President, Corporate Human Resources; Secretary; Vice President, Water; and the general manager of the Business.

            8.14 No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER OF THE SELLER PARTIES ARE MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, ANY SCHEDULE HERETO, THE TRANSACTION DOCUMENTS, OR ANY DOCUMENT, EXHIBIT, CERTIFICATE, INSTRUMENT OR STATEMENT TO BE DELIVERED HEREUNDER OR THEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ACQUIRED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES AND ANY COST ESTIMATES, PROJECTIONS OR PREDICTIONS OR ANY OTHER INFORMATION CONTAINED OR REFERRED TO IN OTHER MATERIALS THAT HAVE BEEN OR SHALL HEREINAFTER BE PROVIDED TO PARENT, BUYER OR ANY OF THEIR AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF ANY OF THE SELLER PARTIES.

            8.15 Construction of Certain Provisions. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

            8.16 Bulk Sales. Buyer agrees that it shall not make any filings under any tax bulk sales provisions with respect to the transactions contemplated by this Agreement.

                     [Signatures appear on following page.]

                                                                            Ohio

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                  CITIZENS UTILITIES COMPANY

                  By:___________________________________________________________
                     Robert J. DeSantis, Chief Financial Officer, Vice President and Treasurer


                  CITIZENS BUSINESS SERVICES COMPANY
                  CITIZENS RESOURCES COMPANY
                  CITIZENS UTILITIES COMPANY OF OHIO

                  By:___________________________________________________________
                     Robert J. DeSantis, Vice President


                  AMERICAN WATER WORKS COMPANY, INC.

                  By:___________________________________________________________
                     Joseph F. Hartnett, Jr., Treasurer


                  OHIO-AMERICAN WATER COMPANY

                  By:___________________________________________________________
                     Ramon G. Lee, President

                                                                    Pennsylvania

                                                                EXECUTION COPY

                           ASSET PURCHASE AGREEMENT

                                    among

                          CITIZENS UTILITIES COMPANY
                                      AND
                           CERTAIN OF ITS AFFILIATES

                                      AND

                    AMERICAN WATER WORKS COMPANY, INC. AND
                      PENNSYLVANIA-AMERICAN WATER COMPANY

                                  Dated as of

                               October 15, 1999

                                                                    Pennsylvania

                               TABLE OF CONTENTS
                                                                           Page

ARTICLE 1   DEFINITIONS......................................................1
      1.1   Certain Definitions..............................................1

ARTICLE 2   THE TRANSACTION.................................................10
      2.1   Sale and Purchase of Assets.....................................10
      2.2   Excluded Assets.................................................10
      2.3   Assumption of Certain Liabilities...............................11
      2.4   Consent of Third Parties........................................14
      2.5   Closing.........................................................15
      2.6   Purchase Price..................................................15
            2.6.1 Purchase Price............................................15
            2.6.2 Payment of Initial Cash Payment...........................15
            2.6.3 Estimated Closing Statement...............................16
            2.6.4 Post-Closing Adjustment to Purchase Price.................16
            2.6.5 Adjustment for Certain Liabilities........................18
            2.6.6 Additional Adjustment to the Purchase Price...............18
      2.7   Deliveries and Proceedings at Closing...........................18
            2.7.1 Deliveries to Buyer.......................................18
            2.7.2 Deliveries By Buyer to the Seller Parties.................19
      2.8   Allocation of Consideration.....................................20
      2.9   Prorations......................................................20

ARTICLE 3   REPRESENTATIONS AND WARRANTIES  OF SELLER.......................20
      3.1   Qualification; No Interest in Other Entities....................21
      3.2   Authorization and Enforceability................................21
      3.3   No Violation of Laws or Agreements..............................21
      3.4   Financial Statements............................................22
      3.5   No Changes......................................................22
      3.6   Contracts.......................................................23
      3.7   Permits and Compliance With Laws Generally......................23
      3.8   Environmental Matters...........................................24
      3.9   Consents........................................................26
      3.10  Title...........................................................26
      3.11  Real Estate.....................................................27
      3.12  Taxes...........................................................27
      3.13  Patents and Intellectual Property Rights........................28
      3.14  Accounts Receivable.............................................28
      3.15  Labor Relations.................................................28
      3.16  Employee Benefit Plans..........................................28
      3.17  Absence of Undisclosed Liabilities..............................30
      3.18  No Pending Litigation or Proceedings............................31
      3.19  Supply of Utilities.............................................31
      3.20  Insurance.......................................................31

                                                                    Pennsylvania

      3.21  Relationship with Customers.....................................31
      3.22  WARN Act........................................................31
      3.23  Condition of Assets.............................................32
      3.24  Brokerage.......................................................32
      3.25  All Assets......................................................32
      3.26  Year 2000 Matters...............................................32

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER..............33
      4.1   Organization and Good Standing..................................33
      4.2   Authorization and Enforceability................................33
      4.3   No Violation of Laws or Agreements..............................33
      4.4   Consents........................................................34
      4.5   Financing.......................................................34
      4.6   Brokerage.......................................................34
      4.7   Insurance.......................................................34

ARTICLE 5   ADDITIONAL COVENANTS............................................35
      5.1   Conduct of Business.............................................35
      5.2   Negotiations....................................................36
      5.3   Disclosure Schedules............................................36
      5.4   Mutual Covenants................................................37
      5.5   Filings and Authorizations......................................37
      5.6   Public Announcement.............................................38
      5.7   Further Assurances..............................................38
      5.8   Cooperation.....................................................39
      5.9   Employees; Employee Benefits....................................40
      5.10  Employee Pension Plan...........................................42
      5.11  Employee Savings Plan...........................................43
      5.12  Welfare Benefits................................................43
      5.13  Taxes...........................................................45
      5.14  Intentionally Omitted...........................................45
      5.15  Citizens' Guarantees and Surety Instruments.....................45
      5.16  Assumption of Seller Debt.......................................45
      5.17  Schedule of Permits.............................................48
      5.18  Title Information...............................................48
      5.19  Transaction with Related Parties................................49
      5.20  Approval by Citizens............................................49
      5.21  Supplemental Information........................................49
      5.22  Non-Competition.................................................49
      5.23  Intentionally Omitted...........................................49
      5.24  IDRB Obligations................................................50
      5.25  Cooperation with Respect to Like-Kind Exchange..................50
      5.26  Transition Plan.................................................51
      5.27  Procedures regarding Refunds of Advances........................51
      5.28  Title Insurance.................................................51

                                                                    Pennsylvania

ARTICLE 6   CONDITIONS PRECEDENT; TERMINATION...............................52
      6.1   Conditions Precedent to Obligations of Buyer and Parent.........52
            6.1.1 Performance of Agreements; Representations and Warranties.52
            6.1.2 Opinion of Counsel........................................53
            6.1.3 HSR Act...................................................53
            6.1.4 Required PUC and Other Consents...........................53
            6.1.5 Injunction; Litigation....................................53
            6.1.6 Documents.................................................53
            6.1.7 Related Closings..........................................54
      6.2   Conditions Precedent to Obligations of Seller Parties...........54
            6.2.1 Performance of Agreements; Representations and Warranties.54
            6.2.2 Opinion of Counsel........................................54
            6.2.3 HSR Act...................................................54
            6.2.4 Required PUC and Other Consents...........................54
            6.2.5 Injunction; Litigation....................................55
            6.2.6 Documents.................................................55
            6.2.7 Related Closings..........................................55
      6.3   Termination.....................................................55

ARTICLE 7   CERTAIN ADDITIONAL COVENANTS....................................56
      7.1   Certain Taxes and Expenses......................................56
      7.2   Maintenance of Books and Records................................56
      7.3   Survival........................................................57
      7.4   Indemnification.................................................59
            7.4.1 General Indemnification Obligations.......................59
            7.4.2 General Indemnification Procedures........................61
            7.4.3 Indemnification for Negligence............................64
      7.5   UCC Matters.....................................................64
      7.6   Financial Statements............................................64
      7.7   Collection of Receivables.......................................65

 ARTICLE 8  MISCELLANEOUS...................................................65
      8.1   Construction....................................................65
      8.2   Notices.........................................................65
      8.3   Successors and Assigns..........................................67
      8.4   Exhibits and Schedules..........................................67
      8.5   Governing Law...................................................67
      8.6   Dispute Resolution..............................................68
      8.7   Severability....................................................69
      8.8   No Third Party Beneficiaries....................................69
      8.9   Entire Agreement................................................69
      8.10  Amendment and Waiver............................................69
      8.11  Counterparts....................................................70
      8.12  Headings........................................................70
      8.13  Definitions.....................................................70
      8.14  No Implied Representation.......................................70

                                                                    Pennsylvania

      8.15  Construction of Certain Provisions..............................71
      8.16  Bulk Sales......................................................71

                                                                    Pennsylvania

                               List of Schedules

Schedule 1.1.1(a)................................................... Real Estate
Schedule 1.1.10............................................ Assumed Indebtedness
Schedule 1.1.52.................................................. IDRB Documents
Schedule 2.2.12................................................. Excluded Assets
Schedule 3.3................................. No Violation of Laws or Agreements
Schedule 3.4............................................... Financial Statements
Schedule 3.5......................................................... No Changes
Schedule 3.6.......................................................... Contracts
Schedule 3.7......................... Permits and Compliance with Laws Generally
Schedule 3.8...................................Environmental Matters - Generally
Schedule 3.8.10................................. Compliance with Water Standards
Schedule 3.8.11................................................ Deed Restriction
Schedule 3.9........................................... Seller Parties' Consents
Schedule 3.10............................................................. Title
Schedule 3.11........................................... Real Estate Proceedings
Schedule 3.12............................................................. Taxes
Schedule 3.15................................................... Labor Relations
Schedule 3.16.1.......................................... Employee Benefit Plans
Schedule 3.16.4............................. Employee Benefit Plans - Compliance
Schedule 3.16.9................. Employee Benefit Plans - Extraordinary Benefits
Schedule 3.17................................ Absence of Undisclosed Liabilities
Schedule 3.18.............................. No Pending Litigation or Proceedings
Schedule 3.19............................................... Supply of Utilities
Schedule 3.20................................................ Seller's.Insurance
Schedule 3.22.......................................................... WARN Act
Schedule 3.23............................................... Condition of Assets
Schedule 3.25........................................................ All Assets
Schedule 3.27................................................. Product Liability
Schedule 4.7.................................................. Buyer's Insurance
Schedule 5.1................................................ Conduct of Business
Schedule 5.9.1........................................................ Employees
Schedule 5.9.2................................. Collective Bargaining Agreements
Schedule 5.12.................................................. Former Employees
Schedule 5.15.............................................. Citizens' Guarantees
Schedule 5.16............................................... Schedule of Permits
Schedule 6.1.7.......................................Related Purchase Agreements

                                                                    Pennsylvania

                                TABLE OF EXHIBITS

Exhibit A   -    Form of Assumption Agreement

Exhibit B   -    Form of Assignment and Bill of Sale

Exhibit C   -    Intentionally Omitted

Exhibit D   -    Form of Retained IDRB Obligations Agreement

Exhibit E   -    Form of Seller's Opinion of Counsel

Exhibit F   -    Form of Buyer's Opinion of Counsel

                                                                    Pennsylvania

                            ASSET PURCHASE AGREEMENT

      THIS IS AN ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 15, 1999, by and among Citizens Utilities Company, a Delaware corporation ("Citizens"), and each of the wholly-owned subsidiaries of Citizens named on the signature page hereof (collectively with Citizens, "Seller" or the "Seller Parties"), and American Water Works Company, Inc., a Delaware corporation ("Parent"), and Pennsylvania-American Water Company, a Pennsylvania corporation ("Buyer").

                                   Background

      1. Citizens Utilities Water Company of Pennsylvania is a public utility engaged, among other things, in the business of storing, supplying, distributing and selling water to the public, wholesale water transmission and related services and activities in the State of Pennsylvania (the "Business").

      2. Parent is a holding company which desires to cause the Buyer to purchase substantially all of the assets, properties and rights of the Seller Parties relating to the Business, and Seller desires to sell, and to cause the sale of, such assets, properties and rights, on the terms and subject to the conditions set forth in this Agreement.

                                      Terms

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

                  1.1.1 "Acquired Assets" means, subject to Section 2.2, all of each Seller Party's right, title, and interest in, under and to all of the assets, properties and rights exclusively used in the Business as a going concern of every kind, nature and description existing on the Closing Date, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's books or financial statements, including all of the assets, properties and rights exclusively relating to the Business enumerated below:

                        (a) all real property described in Schedule 1.1.1(a), together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, rights of use, licenses, railroad crossing agreements, hereditaments,

                                                                    Pennsylvania

tenements, privileges and other appurtenances thereto or otherwise exclusively related to the Business (such as appurtenant rights in and to public streets) (the "Real Estate");

                        (b) to the extent not included in clause (a) above, all water tanks, reservoirs, water works, plant and systems, purification and filtration systems, pumping stations, pumps, wells, mains, water pipes, hydrants, equipment, machinery, vehicles, tools, dies, spare parts, materials, water supplies, fixtures and improvements, construction in progress, jigs, molds, patterns, gauges and production fixtures and other tangible personal property, in transit or otherwise, used exclusively in the Business (the "Equipment and Other Tangible Personal Property");

                        (c) notwithstanding the provisions of Section 2.2 but subject to Section 2.4, all of Seller's water appropriation and flowage rights to the extent not transferred to Buyer upon assignment of the Contracts and Permits to Buyer;

                        (d) all notes receivable, accounts receivable, accrued utility revenues, materials and supplies (at average cost net of reserve for obsolescence) and prepayments attributable in each case exclusively to the Business;

                        (e) all unamortized debt expense related to the Assumed Indebtedness, deferred capital costs, and other deferred charges (excluding deferred taxes collectable) attributable exclusively to the Business of which recovery in future rates is probable;

                        (f) Intellectual Property and goodwill, licenses and sublicenses granted and obtained with respect thereto;

                        (g) subject to Section 2.4 hereof, (i) contracts, commitments, agreements and instruments relating to the sale of any assets, services, properties, materials or products, including all customer contracts, operating contracts and distribution contracts relating exclusively to the conduct of the Business; (ii) orders, contracts, supply agreements and other agreements relating exclusively to the purchase of any assets, services, properties, materials, or products for the Business; (iii) all leases of Real Estate exclusively related to the Business; (iv) all other contracts, agreements and instruments related exclusively to the Business (other than contracts, agreements and instruments included in the definition of Real Estate or Permits); and (v) any such contracts, agreements and other instruments referred to in clauses (i) - (iv) inclusive, entered into between the date hereof and the Closing Date which are consistent with the terms of this Agreement and are entered into in the ordinary course of business consistent with past practice, and including in the case of clauses (i) - (iv) all such contracts, agreements and instruments more specifically listed or described in Schedule 3.6 (but specifically excluding any contract, agreement and instrument listed or described on Schedule 2.2.12) (the "Contracts");

                        (h) subject to Section 2.4 hereof, franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Authority relating exclusively to the conduct of the Business and all pending applications therefor (the "Permits");

                                                                    Pennsylvania

                        (i) books, records, ledgers, files, documents (including originally executed copies of written Contracts, to the extent available, and copies to the extent not available), correspondence, Tax returns relating exclusively to the Business, memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the Transferred Employees (to the extent such transfer is not prohibited by law), photographs, records of plant operations and materials used, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes, in each case, whether in hard copy or magnetic format, in each instance, to the extent exclusively relating to the Business, the Acquired Assets or the Transferred Employees;

                        (j) all rights or choses in action arising out of occurrences before or after the Closing Date and exclusively related to any of the Acquired Assets, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of Seller; provided, however, that (notwithstanding the foregoing provisions of this Section 1.1.1(j)), to the extent that Seller pays or discharges a liability related to the Business or any of the Acquired Assets and related to such right or chose in action (whether by reason of indemnification under this Agreement or otherwise), Buyer will reassign or reconvey to Seller such right or chose in action to the extent that such right or chose in action relates to a recovery of amounts paid to Buyer; and

                        (k) all rights to insurance and condemnation proceeds
(i) to the extent relating to the damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing but only to the extent that the proceeds exceed the amount of the write-down of the net book value of such Acquired Assets on the books and records of Seller as a result of such damage, destruction, taking or other impairment, (ii) to the extent they relate to amounts paid by Buyer for Damages to the extent Buyer does not receive payment pursuant to Section 7.4.1(a), but only to the extent Buyer is entitled to indemnification by Seller pursuant to Sections 7.3 and 7.4, and (iii) as provided in Section 4 of the agreement attached as Exhibit D hereto.

                  1.1.2 "Adjusted Net Assets" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.3 "Affected Participant" has the meaning set forth as
Section 5.11.1 hereof.

                  1.1.4 "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person.

                  1.1.5 "Agreement" has the meaning set forth in the introduction hereof.

                                                                    Pennsylvania

                  1.1.6 "American Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.7 "American Savings Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.8 "Antitrust Division" has the meaning set forth in
Section 5.5 hereof

                  1.1.9 "Assumed Benefit Liabilities" has the meaning set forth in Section 3.16.6 hereof.

                  1.1.10 "Assumed Indebtedness" means the liabilities and obligations from and after the Closing Date (except as set forth below) with respect to the IDRB Financings and IDRB Documents set forth on Schedule 1.1.10. For purposes of clarity, except as set forth in the next sentence below, "Assumed Indebtedness" shall not include any liability or obligation to the extent accrued prior to the Closing Date or to the extent arising out of or relating to an event, circumstance or occurrence prior to the Closing Date. "Assumed Indebtedness" shall include the outstanding principal amount and the accrued but unpaid interest owed by Seller on the debt obligations set forth in the first sentence of this definition.

                  1.1.11 "Assumed Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.12 "Assumption Agreement" has the meaning set forth in
Section 2.3.2 hereof.

                  1.1.13 "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof).

                  1.1.14 "Base Cash Purchase Price" has the meaning set forth in
Section 2.6.1 hereof.

                  1.1.15 "Beneficiary" means the Person(s) designated by an Employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under a Benefit Plan.

                  1.1.16 "Benefit Plans" has the meaning set forth in Section
3.16.1 hereof.

                  1.1.17 "Bonds" means any of the bonds issued pursuant to the Indentures of Trust, the proceeds from the issuance of which were advanced to Seller pursuant to any of the IDRB Documents.

                  1.1.18 "Business" has the meaning set forth in the Background section hereof.

                                                                    Pennsylvania

                  1.1.19 "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

                  1.1.20 "Buyer" shall have the meaning set forth in the introduction hereof.

                  1.1.21 "Buyer's IDRB Obligations" means the obligations of Parent and Buyer set forth in Section 5.24 (a) and in the instruments to be executed and delivered by Parent and Buyer on or prior to the Closing Date in accordance with Section 5.24 (a).

                  1.1.22 "Buyer's Accountants" means PricewaterhouseCoopers LLP or any firm of independent public accountants hereafter designated by Buyer for purposes of this Agreement.

                  1.1.23 Intentionally Omitted.

                  1.1.24 "Ceiling" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.25 "CERCLA" has the meaning set forth in Section 3.8.2 hereof.

                  1.1.26 "CERCLIS" has the meaning set forth in Section 3.8.7 hereof.

                  1.1.27 "Citizens" has the meaning set forth in the introduction hereof.

                  1.1.28 "Closing" has the meaning set forth in Section 2.5 hereof.

                  1.1.29 "Closing Date" has the meaning set forth in Section 2.5 hereof.

                  1.1.30 "Closing Statement of Net Assets" has the meaning set forth in Section 2.6.4(a) hereof.

                  1.1.31 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.32 Intentionally Omitted.

                  1.1.33 "Competing Transaction" has the meaning set forth in
Section 5.2.

                  1.1.34 "Contracts" has the meaning set forth in Section 1.1.1(g) hereof.

                  1.1.35 "Control" with respect to any Person means the ownership, directly or indirectly, of at least a majority of the voting power of each class of capital stock of such Person entitled to vote in the election of directors of such Person generally.

                  1.1.36 "Damages" has the meaning set forth in Section 7.4.1 hereof.

                                                                    Pennsylvania

                  1.1.37 "Disclosure Schedules" means the Schedules referenced in Articles 3, 4 and 5 of this Agreement, as amended or supplemented pursuant to
Section 5.3.

                  1.1.38 "Dispute" has the meaning set forth in Section 8.6.

                  1.1.39 "Employees" has the meaning set forth in Section 5.9.1 hereof.

                  1.1.40 "Environmental Laws" has the meaning set forth in
Section 3.8 hereof.

                  1.1.41 "Equipment and Other Tangible Personal Property" has the meaning set forth in Section 1.1.1(b) hereof.

                  1.1.42 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.1.43 "ERISA Affiliate" means (a) any corporation included with any of the Seller Parties in a controlled group of corporations within the meaning of Section 414(b) of the Code; (b) any trade or business (whether or not incorporated) which is under common control with any of the Seller Parties within the meaning of Section 414 of the Code; any member of an affiliated service group of which any of the Seller Parties is a member within the meaning of Section 414(m) of the Code; or (d) any other person or entity treated as an affiliate of any of the Seller Parties under Section 414(o) of the Code.

                  1.1.44 "Excluded Assets" has the meaning set forth in Section
2.2 hereof.

                  1.1.45 "Financial Statements" has the meaning set forth in
Section 3.4 hereof.

                  1.1.46 "FIRPTA Affidavit" has the meaning set forth in Section
2.7.1 hereof.

                  1.1.47 "Former Employees" means all salaried and hourly employees once employed by Seller or any of its Affiliates, but who are no longer so employed on the Closing Date.

                  1.1.48 "FTC" has the meaning set forth in Section 5.5 hereof.

                  1.1.49 "GAAP" has the meaning set forth in Section 3.4 hereof.

                  1.1.50 "Hazardous Substance" has the meaning set forth in
Section 3.8 hereof.

                  1.1.51 "HSR Act" has the meaning set forth in Section 3.9 hereof.

                                                                    Pennsylvania

                  1.1.52 "IDRB Documents" shall mean the Loan Agreements, the Tax Regulatory Agreements, the Project Tax Certificates, and the other Contracts related thereto to which Citizens is a party and which are listed on Schedule 1.1.52.

                  1.1.53 "IDRB Financings" shall mean the indebtedness arising under the Loan Agreements included among the IDRB Documents.

                  1.1.54 "Indemnified Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.55 "Indemnifying Party" has the meaning set forth in
Section 7.4.2(a) hereof.

                  1.1.56 "Intellectual Property" means the trademarks, patents, trade names and copyrights and applications therefor, inventions, trade secrets, and confidential business information (including know-how, formulas, water filtration, purification and pumping processes and techniques, technical data, designs, drawings, customer and supplier lists, and business and marketing plans and proposals), all computer software (including data and related documentation and object and source codes), whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) of Seller, in each case, utilized exclusively in the Business.

                  1.1.57 "Interim Statement of Net Assets" means the Citizens Water Resources Statement of Net Assets - Pennsylvania, June 30, 1999, which is attached hereto as Schedule 3.4.

                  1.1.58 "Interim Statement of Net Assets Date" means June 30, 1999.

                  1.1.59 "IRS" has the meaning set forth in Section 3.16.2 hereof.

                  1.1.60 "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                  1.1.61 "Material Adverse Effect" means a change or effect (or series of related changes or effects) which has or is reasonably likely to have a material adverse change in or effect upon the business, assets, condition (financial or otherwise), or results of operations of the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements. For purpose of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect (a) if it arises from general business, economic or financial market conditions, from conditions generally effecting the industries in which Seller competes, or from the transactions contemplated by this Agreement, or (b) solely with respect to matters arising prior to Closing, to the extent that

                                                                    Pennsylvania

either (i) Seller realizes the benefit of insurance maintained by Citizens on or prior to the Closing Date and Buyer receives the cash proceeds of such insurance to the extent required by Section 1.1.1(k), or (ii) Seller arranges for Buyer to recover payments in respect of such occurrence or condition from any other source (whether in a lump sum or stream of payments), it being understood and agreed that a Material Adverse Effect may have occurred irrespective of such insurance recovery if the occurrence or condition giving rise to such recovery also causes a non-monetary material adverse change in or effect upon the Business or the Acquired Assets, taken as a whole and taken together with the businesses and assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements.

                  1.1.62 "Mortgage Indenture" means Indenture of Mortgage and Deed of Trust between BNY Western Trust Company (successor in interest to Wells Fargo Bank, N.A.) and First Interstate Bank of California (as successor trustee to Marine Midland, N.A., formerly the Marine Midland Trust Company of New York).

                  1.1.63 "OSHA" has the meaning set forth in Section 3.7.1 hereof.

                  1.1.64 "PCBs" has the meaning set forth in Section 3.8.6 hereof.

                  1.1.65 "Permits" has the meaning set forth in Section 1.1.1(h) hereof.

                  1.1.66 "Permitted Exceptions" has the meaning set forth in
Section 3.10 hereof; provided, however, that from and after the Closing, Permitted Exceptions shall not include any Lien arising under or resulting from the Mortgage Indenture.

                  1.1.67 "Person" means an individual, a corporation, a partnership, an association, an Authority, a trustor other entity or organization.

                  1.1.68 "Pre-Existing Conditions" has the meaning set forth in
Section 2.3.1(d).

                  1.1.69 "Prime Rate" means the rate per annum announced from time to time during the reference period by Citibank N.A. as its United States prime, reference or base rate for commercial loans.

                  1.1.70 "PUC" has the meaning set forth in Section 5.5 hereof.

                  1.1.71 "Purchase Price" has the meaning set forth in Section
2.6.1 hereof.

                  1.1.72 "Real Estate" has the meaning set forth in Section 1.1.1(a) hereof.

                  1.1.73 "Recovery" has the meaning set forth in Section 7.4.2(l) hereof.

                                                                    Pennsylvania

                  1.1.74 "Related Purchase Agreements" as the meaning set forth in Section 6.1.7 hereof.

                  1.1.75 "Release" or "Released" has the meaning set forth in
Section 3.8 hereof.

                  1.1.76 "Remedial Action" has the meaning set forth in Section
3.8 hereof.

                  1.1.77 "Retained IDRB Indebtedness" means the indebtedness of the Seller owing to the issuers of the Bonds and arising under the Loan Agreements included among the IDRB Documents but only to the extent not included in the Assumed Indebtedness.

                  1.1.78 "Retained Liabilities" has the meaning set forth in
Section 2.3 hereof.

                  1.1.79 "Review Period" has the meaning set forth in Section 2.6.4(b) hereof.

                  1.1.80 "SEC" means the U.S. Securities and Exchange
Commission.

                  1.1.81 "Securities Filings" has the meaning set forth in
Section 5.8.2 hereof.

                  1.1.82 "Seller" and "Seller Parties" have the respective meaning set forth in the introduction hereof.

                  1.1.83 "Seller's Accountants" means KPMG LLP or any other firm of independent public accountants hereafter designated by Seller for purposes of this Agreement.

                  1.1.84 "Seller's Adjusted Amount" has the meaning set forth in
Section 2.6.4(a) hereof.

                  1.1.85 "Seller's Pension Plan" has the meaning set forth in
Section 5.10.1 hereof.

                  1.1.86 "Seller's 401(k) Plan" has the meaning set forth in
Section 5.11.1 hereof.

                  1.1.87 "Specified Liabilities" has the meaning set forth in
Section 7.4.2(f) hereof.

                  1.1.88 "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                                                                    Pennsylvania

                  1.1.89 "Third Accounting Firm" has the meaning set forth in
Section 2.6.4(b) hereof.

                  1.1.90 "Threshold Amount" has the meaning set forth in Section 7.4.2(e) hereof.

                  1.1.91 "Third Party Claim" has the meaning set forth in
Section 7.4(b)(i) hereof.

                  1.1.92 "Transferred Accounts" has the meaning set forth in
Section 5.11.2 hereof.

                  1.1.93 "Transaction Documents" has the meaning set forth in
Section 3.2 hereof.

                  1.1.94 "Transferred Employees" has the meaning set forth in
Section 5.9.2 hereof.

                  1.1.95 "Union Employees" has the meaning set forth in Section
5.9.1 hereof.

                  1.1.96 "VEBAs" has the meaning set forth in Section 5.12 hereof.

                  1.1.97 "WARN Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. section 2102- 2109, as amended.

                                    ARTICLE 2

                                 THE TRANSACTION

            2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 2.5 below, Citizens shall, and shall cause the other Seller Parties to, sell, assign, transfer, deliver and convey to Buyer, and Parent shall cause Buyer to purchase, the Acquired Assets for the Purchase Price specified in Section 2.6.

            2.2 Excluded Assets. The following assets of Seller shall be excluded from the Acquired Assets (the "Excluded Assets"):

                  2.2.1 assets of the Seller used in both the Business and in Citizens' gas, electric or communications businesses, the material items of which are described on Schedule 2.2.12;

                  2.2.2 cash and cash equivalents in transit, in hand or in bank accounts.

                  2.2.3 except as otherwise set forth herein, assets attributable or related to any Benefit Plan;

                                                                    Pennsylvania

                  2.2.4 the stock record and minute books of Seller;

                  2.2.5 Acquired Assets disposed of by Seller after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement;

                  2.2.6 except to the extent set forth in Sections 2.9, rights to refunds of Taxes payable with respect to the Business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member, and which are treated as Retained Liabilities under Section 2.3.3(b) below.

                  2.2.7 customer and other deposits held in Seller's accounts;

                  2.2.8 accounts owing by and among Seller and its Affiliates;

                  2.2.9 notes receivable and other receivables (other than note and accounts receivable attributable exclusively to the Business);

                  2.2.10 all deferred tax assets or collectibles;

                  2.2.11 duplicate copies of all books and records transferred to Buyer; and

                  2.2.12 those certain items listed on Schedule 2.2.12.

            2.3 Assumption of Certain Liabilities.

                  2.3.1 Buyer shall not assume any liabilities of Citizens or Seller or any of their Affiliates, except that Buyer shall assume the following specific liabilities and obligations:

                        (a) the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof;

                        (b) except as set forth in Section 2.3.3(b), all liabilities and obligations of Seller in respect of the Contracts and Permits assigned or transferred to Buyer pursuant to this Agreement in accordance with the respective terms thereof, except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (c) the Assumed Indebtedness and the Buyer's IDRB Obligations;

                        (d) any liability, obligation or responsibility of Seller for conditions at the Real Estate, whether based on statutory or common law, now or hereafter in effect,

                                                                    Pennsylvania

known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment at the Real Estate or into or from any building, structure, pipeline or other facility at the Real Estate, or from violation of any law relating to the foregoing, including without limitation, any CERCLA or similar liability under any federal or state law or regulation, except to the extent Buyer has given written notice of a claim for indemnification pursuant to Sections 7.3 and 7.4 hereof prior to the expiration of the claims period set forth in Section 7.3.2(a) or (b) (and if Buyer has given written notice prior to the expiration of such claims period, to the extent that such claim is not entitled to indemnification under Sections 7.3 and 7.4) (the foregoing, the "Pre-Existing Conditions");

                        (e) all liabilities and obligations of Seller related to unperformed service obligations, easement and right-of-way relocation obligations, and construction work in progress, and all engineering and construction required to complete scheduled construction and other capital projects for the Business, in each case relating to the Business and outstanding on or arising after the Closing Date except that Buyer shall not assume any liabilities or obligations for any breach or default by, or payment obligations of, Seller under such Contracts and Permits occurring or arising or accruing on or prior to the Closing Date;

                        (f) liability for accrued but unused vacation pay for the Transferred Employees to the extent provided in Section 5.9.2;

                        (g) any liability, obligation or responsibility relating to customer deposits held by Seller on the Closing Date and relating to the Business; and

                        (h) all liabilities and obligations imposed on Buyer by any PUC in connection with the operation of the Business or the ownership of the Acquired Assets, including with respect to any liability of the types that appear as "Accrued Liabilities" and "Non-Current Liabilities" on the financial statements of Seller.

                  2.3.2 Any liabilities or obligations which are assumed by Buyer pursuant to Section 2.3.1 above are hereinafter referred to as the "Assumed Liabilities." At the Closing, Parent shall cause Buyer to execute and deliver to Seller an assumption agreement, in substantially the form of the Assumption Agreement attached hereto as Exhibit A (the "Assumption Agreement"), pursuant to which Buyer shall assume the Assumed Liabilities. Each of Parent and Buyer hereby irrevocably and unconditionally waives and releases the Seller Parties from all Assumed Liabilities and all liabilities or obligations exclusively relating to the Business or the Acquired Assets to the extent arising from events or occurrences after the Closing or to the extent otherwise relating to the period after the Closing, including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

                                                                    Pennsylvania

                  2.3.3 Buyer shall not assume any liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any of the Seller Parties or any of their Affiliates except for the Assumed Liabilities as specifically and expressly provided for above, whether such liabilities or obligations relate to payment, performance or otherwise, and all liabilities, commitments or obligations not expressly transferred to Buyer hereunder as Assumed Liabilities are being retained by the Seller Parties, (the "Retained Liabilities"). Each of the Seller Parties hereby irrevocably and unconditionally waives and releases Buyer from all Retained Liabilities including any liabilities created or which arise by statute or common law, including CERCLA (it being understood that this shall not constitute a waiver and release of any claims arising out of the contractual relationships and indemnification arrangements between Buyer and Seller).

      Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities (except as specified below) for the purposes of this Agreement:

                        (a) any product liability, toxic tort or similar claim for injury to person or property, regardless of when made or asserted, to the extent that it arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any of the Seller Parties or any of their Affiliates prior to Closing, or alleged to have been made by any of such Persons, or to the extent that it is imposed or asserted to be imposed by operation of law, in connection with any service performed or product distributed or sold by or on behalf of any of the Seller Parties or any of their Affiliates prior to Closing, including any claim referred to above in this Section 2.3.3(a) relating to water quality standards, any claim relating to any product delivered in connection with the performance of services provided by Seller and any claim seeking recovery for consequential damages, lost revenue or income;

                        (b) all refund obligations relating to the advances existing on the Closing Date for construction of facilities relating to the Business;

                        (c) except to the extent set forth in Section 2.9, any federal, state, foreign or local income or other Tax payable with respect to the business, assets, properties or operations of any of the Seller Parties or any member of any affiliated group of which any of them is a member.

                        (d) any liability or obligation associated with or in connection with any common plant assets of Seller (other than the liabilities and obligations exclusively related to any common plant assets included among the Acquired Assets);

                        (e) except as provided in Section 2.3.1 above, any liability or obligation with respect to compensation or employee benefits of any nature owed to any employees, agents or independent contractors of any of the Seller Parties or any of their Affiliates, whether or not employed by Buyer after the Closing, that arises out of or relates to events or conditions to the extent occurring before the Closing Date;

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                                                                    Pennsylvania

                        (f) except to the extent set forth in Section 2.3.1(d), any liability, obligation or responsibility of any of the Seller Parties, or any of their Affiliates or predecessors, whether based on statutory or common law, but only as any such law is interpreted, amended and in effect on the Closing Date, known or unknown, contingent or actual, relating to or arising from pollution, contamination or protection of the environment, human health or safety or natural resources or relating to or arising from the presence or Release or threat of Release of Hazardous Substances into the environment or into or from any building, structure, pipeline or other facility or relating to or arising from the generation, use, storage, treatment, disposal, transport or other handling of Hazardous Substances or sale or product containing Hazardous Substances from violation of any law relating to the foregoing (but only as such law is interpreted, amended and in effect on the Closing Date) including without limitation, any (A) CERCLA or similar liability under any federal or state law or regulation as interpreted, amended and in effect on the Closing Date or (B) any such liability associated with businesses or assets of the Seller Parties other than the Business or the Acquired Assets;

                        (g) liabilities and obligations relating to the Business to the extent arising prior to Closing (unless otherwise constituting Assumed Liabilities) arising by operation of law under any common law or statutory doctrine (including successor liability or de facto merger);

                        (h) any obligation or liability arising under any contract, commitment, instrument or agreement (1) except for Buyer's IDRB Obligations and subject to the penultimate sentence of Section 2.4, that is not transferred to Buyer as part of the Acquired Assets, or (2) that relates to any breach or default (or to the extent that it relates to an event which would, with the passing of time or the giving of notice, or both, constitute a default) under any Contract, instrument or agreement or to any services to be provided by Seller under any such Contract, instrument or agreement to the extent that such services were performed or were required to have been performed on or prior to the Closing Date;

                        (i) any liability or obligation in respect of the Excluded Assets;

                        (j) any liability or obligation of any of the Seller Parties or any of their Affiliates existing as a result of any act, failure to act or other state of facts or occurrence which constitutes a breach or violation of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, except to the extent set forth in
Section 7.4; or

                        (k) except for the Assumed Liabilities as specifically and expressly set forth herein, any liability to the extent arising out of or relating to the ownership or operation of the Acquired Assets or the Business prior to the Closing Date (including any predecessor operations), any claims, obligations or litigation to the extent arising out of or relating to events or conditions occurring before the Closing Date, and any liability associated with any business other than the Business.

            2.4 Consent of Third Parties. On the Closing Date, Citizens shall cause Seller to assign to Buyer, and Parent shall cause Buyer to assume, the Contracts and the Permits which are

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                                                                    Pennsylvania

to be transferred to Buyer as provided in this Agreement by means of the Assumption Agreement. To the extent that the assignment of all or any portion of any Contract or Permit shall require the consent (or result in a breach or violation thereof) of the other party thereto or any other third party, and such consent shall not be obtained prior to Closing, this Agreement shall not constitute an agreement to assign any such Contract or Permit included in the Acquired Assets. In order, however, to provide Buyer the full realization and value of every Contract of the character described in the immediately preceding sentence, Seller agrees that on and after the Closing, it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all reasonable actions (including without limitation the appointment of Buyer as attorney-in-fact for Seller to proceed at Buyer's sole cost and expense) and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary (a) to assure that the rights of Seller or its Affiliates under such Contracts shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller or its Affiliates in and under every such Contract. To the extent that Buyer does receive the benefits of any such Contract pursuant to the preceding sentence, such Contract shall be a Contract "assigned or transferred to Buyer pursuant to this Agreement" within the meaning of Section 2.3.1(b) hereof. Nothing in this Section 2.4 shall in any way diminish the obligations of Seller to obtain consents and approvals under this Agreement.

            2.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the "Closing") shall take place at 10 a.m., East Coast time, on a date mutually satisfactory to Buyer and Seller which is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to Closing set forth in Sections 6.1 and 6.2 hereof (other than those conditions which require the delivery of any documents or the taking of other action, at the Closing) at the offices of Fleischman and Walsh, LLP, 1400 Sixteenth Street, N.W., Washington, D.C. 20036, or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "Closing Date"). Upon payment of the Initial Cash Payment by Buyer and confirmed receipt thereof by Seller or the Escrow Agent pursuant to Section 2.6.2 below, Seller shall operate the Business at the direction of and under the control of Buyer. Notwithstanding the foregoing, the Closing shall be deemed to be effective as of 11:59 p.m. on the Closing Date for all purposes.

            2.6 Purchase Price.

                  2.6.1 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price be paid by Buyer for the purchase of the Acquired Assets (the "Purchase Price") shall be: (i) $152,280,000 in cash (the "Base Cash Purchase Price," the Base Cash Purchase Price as adjusted in accordance with Section 2.6.3, Section 2.6.5 and Section 2.6.6 is referred to as the "Initial Cash Payment"), subject to adjustment pursuant to the provisions of this Agreement (including Section 2.6.3, Section 2.6.4, Section 2.6.5, Section
2.6.6 and Section 2.9 of this Agreement) and (ii) the assumption by Buyer of the Assumed Liabilities.

                  2.6.2 Payment of Initial Cash Payment. Subject to the terms and conditions of this Agreement, the Initial Cash Payment shall be paid by Buyer on the Closing Date by federal other wire transfer of immediately available funds to the account designated by Seller in writing at

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                                                                    Pennsylvania

least two (2) Business Days prior to the Closing Date. If the Closing Date is not a business day on which financial institutions are open and operating, then on or before the last business day on which financial institutions are open and operating before the Closing Date, Buyer shall deliver the Initial Cash Payment to Buyer's lead bank (the "Escrow Agent") in immediately available funds in U.S. dollars. Upon receipt, the Escrow Agent shall invest the Initial Cash Payment in an interest-bearing account mutually agreed upon by Seller and Buyer. At Closing, Parent shall sign and deliver to Citizens a statement which confirms that the Closing has occurred and which instructs the Escrow Agent to transfer to Citizens the funds representing the Initial Cash Payment, plus an amount representing the interest earned after the Closing Date until the date the funds are transferred, to an account that Citizens shall designate at least two (2) business days prior to the date the funds are required to be transferred hereunder. The Escrow Agent shall refund the balance to Buyer. The fees and expenses of Escrow Agent shall be paid by Buyer.

                  2.6.3 Estimated Closing Statement. At least five (5) business days prior to the Closing Date, Citizens shall deliver to Parent and Buyer a statement of net assets (the "Estimated Statement of Net Assets") reflecting its good faith calculation of the Acquired Assets of the Business as of the last day of the latest calendar month for which financial statements of Seller are available (the "Estimated Adjusted Net Assets"). The Estimated Statement of Net Assets shall be prepared in the same manner and utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999). The Base Cash Purchase Price shall be increased or decreased on a dollar for dollar basis by the amount, if any, by which the Estimated Adjusted Net Assets is greater than or less than $106,248,178 (such increase or decrease, as the case may be, is referred to herein as the "Estimated Net Asset Adjustment").

                  2.6.4 Post-Closing Adjustment to Purchase Price.

                        (a) Within 90 days after the Closing, Citizens shall prepare and deliver to Parent and Buyer a Statement of Net Assets (the "Closing Statement of Net Assets") which reflects the Acquired Assets, as of 11:59 p.m. on the Closing Date, based on actual financial performance and calculated in the same manner, utilizing the same accounting principles, policies and methods utilized in preparing the Interim Statement of Net Assets (excluding for this purpose any change required by GAAP or any Authority since June 30, 1999), together with (A) an audit report of Seller's Accountants stating that the Closing Statement of Net Assets has been prepared utilizing the same accounting principles, policies and methods used in the preparation of the Interim Statement of Net Assets and (B) a calculation of Citizens' determination of the amount of increase or decrease in the amount of the Acquired Assets of the Business from the Interim Statement of Net Assets Date to the Closing Date which is derived from the Closing Statement of Net Assets ("Seller's Adjustment Amount"). The Closing Statement of Net Assets shall not give effect to any purchase accounting treatment arising from Buyer's purchase of the Acquired Assets. Buyer shall pay the fees and expenses of Seller's Accountants incurred in connection with this Section 2.6.4. Buyer agrees to cooperate, and agrees to cause Buyer's Accountants to cooperate, with Citizens and Seller's Accountants in connection with the preparation of the Closing Statement of Net Assets, and related information, and shall provide to Citizens and Seller's Accountants such books, records and

                                                                    Pennsylvania

information as may be reasonably requested from time to time, including the work papers of Buyer's Accountants. Citizens will give Buyer and its representatives access during the normal business hours of Citizens to the personnel, books and records of Citizens and the work papers of Seller's Accountants to assist Buyer in the review of the Closing Statement of Net Assets and related matters. Buyer agrees that, following the Closing through the date on which the Closing Statement of Net Assets is delivered, it will not take any actions with respect to any accounting books, records, policies or procedures on which the Closing Statement of Net Assets is to be based that would make it impossible or impracticable to calculate the Acquired Assets in the manner and utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Interim Statement of Net Assets except in the ordinary course or as a result of events occurring after the date of the Interim Statement of Net Assets and, in such event, only in a manner consistent with past practices of Seller.

                        (b) Parent or Buyer may dispute any amounts reflected on the Closing Statement of Net Assets, in the Seller's Adjustment Amount or in the Statement of Certain Assumed Liabilities, provided, however, that Buyer shall notify Citizens in writing of each disputed amount, and specify the amount thereof in dispute and the basis of such dispute, within 30 days of the Buyer's receipt of the Closing Statement of Net Assets and the Seller's Adjustment Amount (such 30 day period hereinafter referred to as the "Review Period"). In the event of a dispute with respect to the Closing Statement of Net Assets, the Seller's Adjustment Amount or the Statement of Certain Assumed Liabilities, Buyer and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Buyer and Seller are unable to reach a resolution of such differences within 30 days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller shall submit the amounts remaining in dispute (together with any amounts remaining in dispute pursuant to Section 2.6.4(b) of each of the Related Purchase Agreements) for resolution to an independent accountant firm of national reputation mutually appointed by Seller and Buyer (such independent accounting firm being herein referred to as the "Third Accounting Firm"), which shall be requested to determine and report to the parties, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed. The fees and disbursements of the Third Accounting Firm shall be allocated between Buyer and the Seller Parties so that the Seller Parties' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Buyer to the Third Accounting Firm that is unsuccessfully disputed by the Buyer (as finally determined by the Third Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by the Buyer to the Third Accounting Firm. Buyer shall pay the fees and expenses of Buyer's Accountants incurred in connection with this Section 2.6.4(b). Seller's Adjustment Amount, if there are no disputes with respect thereto, or Seller's Adjustment Amount as adjusted after the resolution of all disputes with respect thereto in accordance herewith, shall be referred to as the "Final Net Asset Adjustment."

                        (c) If the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment exceeds the Initial Cash Payment, then within five (5) business days after final determination thereof Buyer shall pay Seller the amount of such excess together with

                                                                    Pennsylvania

interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check. If the Initial Cash Payment exceeds the sum of the Base Cash Purchase Price plus (or minus, if negative) the Final Net Asset Adjustment, then within five (5) business days after final determination thereof Seller shall pay Buyer the amount of such excess together with interest thereon for the period commencing on the Closing Date through the date of payment calculated at the Prime Rate in cash by federal or other wire transfer of immediately available funds, or certified or bank cashier's check.

                  2.6.5 Adjustment for Certain Liabilities. Concurrent with the delivery of the Estimated Statement of Net Assets, Citizens also shall deliver to Parent and Buyer a statement reflecting (i) the customer and other deposits held by Seller on the Closing Date and relating to the Business, (ii) the total amount of the Assumed Indebtedness that will be outstanding immediately after the Closing Date, (iii) the items specified in Section 2.9 to the extent set forth therein, and (iv) without duplications of any amount included in clause
(i) above any payments received by Seller under the Contracts and Permits for obligations not performed as of the Closing Date (the "Statement of Certain Assumed Liabilities"). The Statement of Certain Assumed Liabilities shall reflect Citizens' good faith calculation of such liabilities as of the Closing Date. The Base Cash Purchase Price shall be decreased by the net amount set forth in the Statement of Certain Assumed Liabilities. Concurrent with the delivery of the Closing Statement of Net Assets, Citizens also shall deliver to Parent a statement showing any adjustments to the Statement of Certain Assumed Liabilities and the Base Cash Purchase Price shall be further adjusted to give effect to any such adjustments to the Statement of Certain Assumed Liabilities.

                  2.6.6 Additional Adjustment to the Purchase Price. The Base Cash Purchase Price shall be decreased by an amount equal to the proceeds of Seller's sale of the property described in Item 7 of Schedule 3.5 (net of expenses) less the sum of (i) the federal and state income taxes payable by Seller in respect of those proceeds and (ii) the book value of such property, as of June 30, 1999, on Seller's books.

            2.7 Deliveries and Proceedings at Closing. Subject to the terms and conditions of this Agreement, at the Closing:

                  2.7.1 Deliveries to Buyer. Citizens shall, and shall cause Seller to deliver to Buyer:

                        (a) bills of sale and instruments of assignment to the Acquired Assets, duly executed by Seller, substantially in the form of Exhibit B hereto and;

                        (b) the consents to transfer, of all transferable or assignable Contracts, Intellectual Property, Permits (including Environmental Permits), to the extent specifically required hereunder;

                                                                    Pennsylvania

                        (c) title certificates to any motor vehicles included in the Acquired Assets, duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles);

                        (d) special warranty deeds of conveyance with respect to the parcels of Real Estate owned in fee simple by Seller (or, with respect to any such parcel which was acquired by Seller (or its predecessor in interest, in cases involving mergers) by deed without covenant or warranty of title, a quit claim deed without covenant or warranty of title) to Buyer, duly executed and acknowledged by Seller and in recordable form;

                        (e) the Foreign Investment in Real Property Tax Act Certification and Affidavit for each parcel of Real Estate, duly executed by the Seller Parties (the "FIRPTA Affidavit");

                        (f) the certificates, opinions and other documents required to be delivered by the Seller Parties pursuant to Section 6.1 hereof and certified resolutions evidencing the authority of the Seller Parties as set forth in Section 3.2 hereof;

                        (g) all agreements and other documents required by this Agreement;

                        (h) a receipt for the payment of the Initial Cash Payment duly executed by Citizens; and

                        (i) all such other instruments of conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer the Acquired Assets in accordance with this Agreement and where necessary or desirable, in recordable form.

                  2.7.2 Deliveries By Buyer to the Seller Parties. Parent shall, and shall cause Buyer to deliver to the Seller Parties:

                        (a) wire transfer of immediately available funds in an amount equal to the Initial Cash Payment;

                        (b) the Assumption Agreement, duly executed by Buyer;

                        (c) the certificates, opinions and other documents required to be delivered by Buyer pursuant to Section 6.2 hereof;

                        (d) all of the instruments contemplated by Section 5.24(a) to the extent not previously executed and delivered by Parent; and

                        (e) all such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Parent and Buyer to assume the Assumed Liabilities in accordance with this Agreement.

                                                                    Pennsylvania

            2.8 Allocation of Consideration. Buyer and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the Code. If Buyer and Seller agree to such Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Authority or in any proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation on or before ninety (90) days after the Closing Date, Buyer and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the Code and any Treasury regulations promulgated thereunder) consistent with each of Buyer and Seller's good faith Allocations, unless otherwise required because of a change in any legal requirement.

            2.9 Prorations. The parties hereto agree that the following expenses shall be calculated and pro rated as of the Closing Date, with Seller responsible for such expenses and to receive the benefit for the same for the period through and including the Closing Date, and Buyer to be responsible for and to receive the benefit of the same after the Closing Date:

                  2.9.1 personal and real property taxes (on the basis on which the same were assessed and paid) and sales, occupation and use taxes, in each case, to the extent relating to the Business and except as otherwise provided in
Section 7.1;

                  2.9.2 electric, fuel, gas, telephone, sewer and utility charges, in each case, to the extent relating to the Business;

                  2.9.3 rentals and other charges under Contracts to be assumed by Buyer pursuant to Section 2.3 (except to the extent provided in Section 2.3.3(h)); and

                  2.9.4 charges under maintenance and service contracts and other Contracts (except to the extent provided in Section 2.3.3(h)), and fees under Permits to be transferred to Buyer as part of the Acquired Assets;

                  2.9.5 water, sewer and other similar types of taxes, and installments on special benefit assessments; and

                  2.9.6 payroll expenses, payroll taxes, reimbursable employee business expenses and the financial cost of the accrued vacation of each Transferred Employee.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                                                                    Pennsylvania

      Each of the Seller Parties jointly and severally represent and warrant to Parent and Buyer as follows:

            3.1 Qualification; No Interest in Other Entities.

                  3.1.1 Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business as presently being conducted. Each of the Seller Parties is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of the business conducted by it or such Seller Party's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such other failures of the Seller Parties do not have a Material Adverse Effect.

                  3.1.2 No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets.

            3.2 Authorization and Enforceability. Each of the Seller Parties has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by them in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents"). The execution, delivery and performance by each of the Seller Parties of this Agreement and the Transaction Documents to which such Seller Party is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of the Seller Parties, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by the Seller Parties. This Agreement is a legal, valid and binding obligation of each Seller Party, enforceable against them in accordance with its terms except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which each of the Seller Parties is a party will be duly executed and delivered by each of the Seller Parties and will constitute the legal, valid and binding obligations of each of the Seller Parties, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            3.3 No Violation of Laws or Agreements. The execution, delivery, and performance of this Agreement and the Transaction Documents by each of the Seller Parties do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents by the Seller Parties, will not:
(a) contravene any provision of the Restated Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of the other Seller Parties; or (b) except as set forth on Schedule 3.3, violate, conflict with, result in a breach of, or

                                                                    Pennsylvania

constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which any of the Seller Parties is a party, or by which the Business or any of the Acquired Assets may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, Liens, interests or rights which, individually and in the aggregate, do not have a Material Adverse Effect or will be cured, waived or terminated prior to the Closing Date, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation, to which any of the Seller Parties is subject, other than those violations or conflicts which individually and in the aggregate would not have a Material Adverse Effect.

            3.4 Financial Statements. Citizens has previously delivered to Buyer the statement of income of the Business (the "Income Statement") and the Interim Statement of Net Assets contained in Schedule 3.4 (collectively, the "Financial Statements"). The Income Statement (a) fairly presents in all material respects the results of operations of the Business in accordance with generally accepted accounting principles ("GAAP") consistently applied except for the omission of full footnotes to the Income Statement and (b) has in all material respects been derived from the books and records of Seller and reflects the separation of the operation associated with the Business from other operations of Citizens. The Interim Statement of Net Assets (a) has in all material respects been derived from the books and records of Seller and reflects the separation of the operations associated with the Business from other operations of Citizens; (b) fairly presents in all material respects the Acquired Assets as of the Interim Statement of Net Assets Date; and (c) has in all material respects been prepared in accordance with GAAP consistently applied except for the omission of full footnotes to such Interim Statement of Net Assets. The financial statements included in the Annual Report to each PUC for the year ended December 31, 1998, were prepared in all material respects in accordance with the rules and regulations of such PUC.

            3.5 No Changes. Since the Interim Statement of Net Assets Date to the date hereof, except as disclosed in Schedule 3.5, the Seller Parties have conducted the Business as presently operated only in the ordinary course of business consistent with past practice. Since the Interim Statement of Net Assets Date, except as disclosed in Schedule 3.5, there has not been:

                  3.5.1 any Material Adverse Effect;

                  3.5.2 prior to the date of this Agreement, any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Transferred Employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the Transferred Employees participate) to which any of the Transferred Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or

                                                                    Pennsylvania

similar plan other than in any such case (i) in the ordinary course consistent with past practice, (ii) as required by law, or (iii) as required by any collective bargaining agreement, if any;

                  3.5.3 any alteration in any material respect of the customary practices with respect to the collection of accounts receivable of the Business or the provision of discounts, rebates or allowances;

                  3.5.4 any disposition of or failure to keep in effect any rights in, to or for the use of any Permit of the Business which individually or in the aggregate would have a Material Adverse Effect;

                  3.5.5 any damage, destruction or loss affecting the Business which individually or in the aggregate would have a Material Adverse Effect whether or not covered by insurance;

                  3.5.6 prior to the date of this Agreement, any change by Seller in its method of accounting or keeping its books of account or accounting practices with respect to the Business except as required by GAAP and is set forth on Schedule 3.5; or

                  3.5.7 prior to the date of this Agreement, any sale, transfer or other disposition of any material assets, properties or rights of the Business, except in the ordinary course of business consistent with past practice.

            3.6 Contracts. As of the date of this Agreement, Schedule 3.6 contains a list of all Contracts (other than (i) with respect to which the Business' total annual liability or expense is less than (a) $250,000 per such Contract and (b) $6,123,000 per all such Contracts (when taken together with similar contracts omitted from Schedule 3.6 of the Related Purchase Agreements), and (ii) Contracts that may be terminated by Seller, without penalty, on notice of 90 days or less) except line extension agreements and similar agreements and construction and design contracts. Seller has furnished to Buyer a correct and complete copy of each written agreement listed in Schedule 3.6. Except as disclosed on Schedule 3.6, with respect to each Contract, neither Seller nor, to the Seller Parties' knowledge, any other party thereto, is in breach or default, and to the Seller Parties' knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, except in each case where such breaches, terminations, modifications, accelerations or defaults, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth in Schedule 3.6, there are no disputes pending or to the best of the Seller Parties' knowledge, threatened, under or in respect of any of the Contracts, other than those that individually and in the aggregate do not have a Material Adverse Effect.

            3.7 Permits and Compliance With Laws Generally.

                  3.7.1 Except as disclosed on Schedule 3.7, Seller possesses and is in compliance with all Permits required to operate the Business as presently operated and to own, lease

                                                                    Pennsylvania

or otherwise hold the Acquired Assets under all applicable laws, rules, regulations, ordinances and codes, including Environmental Laws (as defined below), except to the extent that any failure to possess, or to comply with, any Permit, laws, rules, regulations or orders would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3.7, the Business is conducted by Seller in compliance with all applicable laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA"), zoning, building and similar laws and Environmental Laws), rules, regulations, ordinances, codes, judgments and orders, except for such failures to comply which do not individually or in the aggregate have a Material Adverse Effect. Except as disclosed on Schedule 3.7, all Permits of Seller relating to the operation of the Business are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to the Seller Parties' knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by Seller other than those revocations, cancellations, suspensions or modifications which do not individually or in the aggregate have a Material Adverse Effect.

                  3.7.2 Except as set forth on Schedule 3.7, no outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the knowledge of the Seller Parties, threatened, by any Authority or other Person with respect to any alleged (i) violation by Seller or any Affiliate of Seller relating to the Business of any law, ordinance, rule, regulation, code or order of any Authority; or (ii) failure by Seller or any Affiliate to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets), except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

            3.8 Environmental Matters. Except as set forth on Schedule 3.8 hereto, and with such exceptions as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect:

                  3.8.1 Seller has not disposed of or arranged for the disposal of or Released any Hazardous Substances, other than in conformity with Environmental Laws, at any Real Estate, or, in connection with the Business or Acquired Assets, at any other facility, location, or other site.

                  3.8.2 Seller has not received any written notice or request for information with respect to, and to the best of the Seller Parties' knowledge, Seller has not been designated a potentially liable party for Remedial Action, in connection with any Real Estate, or, as of the date hereof, with respect to the Business or Acquired Assets, at any other facility, location, or other site under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or comparable state statutes.

                  3.8.3 To the best of the Seller Parties' knowledge, except for such use or storage of Hazardous Substances as is incidental to the conduct of the Business, which use and storage is or has been in compliance with Environmental Laws, and which use and storage has not

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                                                                    Pennsylvania

caused any condition that requires Remedial Action, no Real Estate has been used for the storage, treatment, generation, processing, production or disposal of any Hazardous Substances or as a landfill or other waste disposal site in violation of any Environmental Law.

                  3.8.4 To the best of the Seller Parties' knowledge, underground storage tanks are not, and have not in the past been, located on or under any Real Estate.

                  3.8.5 There are no pending or unresolved claims against Seller or the Business for investigatory costs, cleanup, removal, remedial or response costs, or natural resource damages arising out of any Releases or threat of Release of any Hazardous Substances at any Real Estate or, as of the date hereof, with respect to the Business or the Acquired Assets or at any other facility, location, or other site.

                  3.8.6 To the best of the Seller Parties' knowledge, no polychlorinated biphenyls ("PCBs") or asbestos-containing materials are located at or in any Real Estate in violation of Environmental Laws or which require Remedial Action.

                  3.8.7 To the best of the Seller Parties' knowledge, no Hazardous Substance managed or generated by or on behalf of Seller at the Real Estate or in connection with the Business or Acquired Assets has come to be located at any site that is listed or formally proposed for listing under CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any similar state list or that is the subject of federal, state, or local enforcement actions or investigations.

                  3.8.8 The Seller Parties know of no facts or circumstances related to environmental matters (i) in connection with the operation of the Business or (ii) concerning the Real Estate, that are reasonably likely to result in any material reduction in the quality or quantity of water available for supply to the Seller Parties' customers.

                  3.8.9 The Seller Parties will within thirty (30) days of the date hereof provide Buyer with copies of all written environmental audits or investigations of which they are aware (after due inquiry) prepared for the Real Estate or operations of the Business.

                  3.8.10 Except as set forth in Schedule 3.8.10 or Citizens' Annual Report on Form 10-K for the year ended December 31, 1998:

                        (a) The Seller Parties (including for purposes of
Section 3.8.10(a) and (b), Affiliates and predecessors of the Seller Parties) are and have been for the past three years in full compliance with all federal and state primary drinking water standards;

                        (b) The Seller Parties are and have been for the past three years in full compliance with all federal and state secondary drinking water standards; and

                                                                    Pennsylvania

                        (c) As to all outstanding violations of state or federal drinking water standards, as of the date hereof, the Seller Parties have completed or are in the process of completion in accordance with all applicable deadlines, all actions required by Environmental Law or Authorities to correct or otherwise respond to such violations.

                  3.8.11 Except as set forth in Schedule 3.8.11, none of the Seller Parties will be required to place any notice or restriction relating to the presence of Hazardous Substances in the deed to any Real Estate, or in any written instrument accompanying this Agreement, and no Real Estate has such a notice or restriction in its deed or any other written instrument relating to the purchase, lease or rental of such property.

For the purposes of these Sections 3.7 and 3.8: (A) "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way respond to any presence, Release or threat of Release of Hazardous Substances; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substances so it does not endanger or threaten to endanger public or employee health or welfare or the environment; or (z) perform studies, investigations or monitoring necessary or required to investigate the foregoing; (B) "Environmental Laws" means any common law or federal, state or local law, statutes, rule, regulation, ordinance, code, judgment or order relating to the protection of the environment or human health and safety and includes, but is not limited to, CERCLA (42 U.S.C. section 9601, et seq.), the Clean Water Act (33 U.S.C. section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.) and the Oil Pollution Act of 1990 (33 U.S.C. section 2701 et seq.), each as has been or may be interpreted or amended as of the Closing Date and the regulations promulgated pursuant thereto and in effect as of the Closing Date;
(C) "Released" means released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape; and
(D) "Hazardous Substances" means hazardous or toxic or polluting substance or waste or contaminant under or pursuant to any Environmental Law, including petroleum products, PCBs and radioactive materials.

            3.9 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Selling Parties of this Agreement, the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by the Seller Parties, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except (i) as required by the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) as specified on
Schedule 3.9, (iii) as required by the IDRB Documents, and (iv) for such other consents, approvals, authorizations, registrations or filings the failure of which to obtain or make would not individually or in the aggregate have a Material Adverse Effect or which are obtained by the Closing Date.

            3.10 Title. Seller has good and valid title to all of the Acquired Assets constituting personal property, good and marketable title in fee simple to all of the owned Acquired Assets constituting Real Estate and good and valid leasehold title to all of the leased Acquired Assets

                                                                    Pennsylvania

constituting Real Estate, in each case, free and clear of Liens subject only to the Permitted Exceptions. "Permitted Exceptions" as used herein shall mean (a) the Liens set forth in Schedule 3.10 hereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith or (c) such other Liens which, individually or in the aggregate, do not have a Material Adverse Effect (it being understood that to the extent a Permitted Exception relates to or arises from a Retained Liability, Seller shall still be liable for such Retained Liability to the extent set forth herein).

            3.11 Real Estate.

                  3.11.1 As of the date hereof, Seller has not received any written or oral notice for assessments for public improvements against the Real Estate which remains unpaid, and to the best knowledge of the Seller Parties, no such assessment has been proposed. Except as set forth on Schedule 3.11, as of the date hereof, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate and to the best knowledge of the Seller Parties no such proceeding is threatened.

                  3.11.2 Except as disclosed on Schedule 3.6, as of the date hereof, Seller is not a lessee under any Contract relating to the use or occupancy of the Real Estate involving annual payments in excess of $100,000.

                  3.11.3 Each parcel of the Real Estate has physical and, to Seller's knowledge, legal vehicular and pedestrian access to and from public roadways as may be reasonably necessary to the operation of the Business except where the failure to have such access does not have a Material Adverse Effect. To Seller's knowledge, no fact or condition exists which would result in the termination of (a) the current access from each parcel of the Real Estate, and
(b) continued use, operation, maintenance, repair and replacement of all existing and currently committed water lines used by Seller in connection with the Business, except where such termination would not have a Material Adverse Effect.

            3.12 Taxes. The Seller Parties have (a) timely filed all material returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, (b) paid all Taxes that are shown to have come due pursuant to such returns or reports and (c) paid all other material Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have otherwise become due. To the best of the Seller Parties' knowledge, all such returns or reports have been prepared in accordance with all applicable laws and requirements in all material respects. Except to the extent disclosed on Schedule 3.12, none of the assets of the Business or constituting any of the Acquired Assets (a) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (b) is

                                                                    Pennsylvania

"tax-exempt use property" within the meaning of Section 168(h) of the Code or
(c) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

            3.13 Patents and Intellectual Property Rights. To the best of the Seller Parties' knowledge, the operations of Seller do not make any unauthorized use of any Intellectual Property except for any such unauthorized uses which do not have a Material Adverse Effect. Assuming the consents listed as item XII on
Schedule 3.9 are obtained, Buyer will not lose any of Seller's rights to, or be required to pay increased royalties for, any Intellectual Property included in the Acquired Assets as a result of the Closing and the consummation of the transactions contemplated by this Agreement, except for any such rights or such increased royalties the loss or payment of which would, individually or in the aggregate, not have a Material Adverse Effect.

            3.14 Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Interim Statement of Net Assets or arising since the date thereof have arisen out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; the allowance for collection losses on the Interim Statement of Net Assets has been determined in accordance with GAAP consistent with past practice.

            3.15 Labor Relations. As of the date hereof, except as set forth in
Schedule 3.15, to best of the knowledge of the Seller Parties, there has been no union organizing efforts with respect to the Business conducted within the last three (3) years and there are none now being conducted with respect to the Business. Except as set forth in Schedule 3.15, Seller has not at any time during the three (3) years prior to the date of this Agreement had, nor, to the best of the Seller Parties' knowledge, is there now threatened, a strike, work stoppage or work slow down with respect to or affecting the Business which had or could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth in Schedule 3.15, (i) no Employee is represented by any union or other labor organization and (ii) there is no unfair labor practice charge pending or, to the best knowledge of the Seller Parties, threatened against Seller relating to any of the Employees as related to the Business which could reasonably be expected to have a Material Adverse Effect.

            3.16 Employee Benefit Plans.

                  3.16.1 Schedule 3.16.1 contains a true and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sabbatical, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by Citizens or any of its Affiliates, in respect of any Employee or Former Employee, or (ii) with respect to which Citizens or any of its Affiliates has any liability in respect of any Employee or Former

                                                                    Pennsylvania

Employee (the"Benefit Plans"). Except as disclosed on Schedule 3.16.1, neither Citizens nor any of its Affiliates maintains any bonus, pension or welfare benefit plan, program or arrangement, including any deferred compensation arrangement, for directors, consultants or independent contractors of the Business.

                  3.16.2 A true and complete copy of each Benefit Plan and related trust agreements and (to the extent applicable) a copy of each Benefit Plan's current summary plan description and in the case of an unwritten Benefit Plan, a written description thereof, has been furnished to Buyer. In addition, to the extent applicable, Buyer has been provided a copy of the most recent Internal Revenue Service ("IRS") determination letter issued to each Benefit Plan and a copy of the most recent IRS Form 5500 together with all schedules and accountants' statement filed, and actuarial reports prepared, on behalf of each Benefit Plan.

                  3.16.3 Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (as designated on Schedule 3.16.1) is so qualified, and will remain so qualified upon the timely making of certain amendments required by law during the applicable remedial amendment period, and any trust forming a part of such a Benefit Plan is tax exempt under Section 501(a) of the Code. Each such Benefit Plan has been amended, as and when necessary, to comply with the Tax Reform Act of 1986 and upon timely filing of an Application for Determination with the Internal Revenue Service, will be eligible to make further such amendments under the"remedial amendment period."

                  3.16.4 Except as disclosed in Schedule 3.16.4, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

                  3.16.5 None of the Acquired Assets is subject to a Lien or Tax under the Code or ERISA.

                  3.16.6 Neither Citizens nor any ERISA Affiliate and, to the knowledge of the Seller Parties, no other Person, has taken any action or failed to take any action with respect to any Benefit Plan that may subject Buyer or any Benefit Plan under which liabilities may be assumed by Buyer under Sections 5.10, 5.11 or 5.12 ("Assumed Benefit Liabilities") to any material liability or Tax under the Code or ERISA.

                  3.16.7 Neither Citizens nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability with respect to any Benefit Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, including any contingent liability under Section 4204 of ERISA or withdrawal liability arising from the actions of Citizens or any ERISA Affiliate contemplated by this Agreement. All contributions that Citizens or any ERISA Affiliate have been obliged to make to any Benefit Plan, including any multiemployer plan, have been duly and timely made.

                                                                    Pennsylvania

                  3.16.8 There are no pending or, to the knowledge of the Seller Parties, threatened claims (other than routine claims for benefits), assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Benefit Plan which could reasonably be expected to give rise to a material liability to Buyer.

                  3.16.9 Except as disclosed on Schedule 3.16.9, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under
Section 401(a) of the Code. Seller's Retiree Medical Plan contains provisions permitting Seller to modify or terminate retiree medical benefits at any time, without prior notice to any covered individual. Except with respect to retirees, "grandfathered" employees and collectively bargained employees, Seller knows of no reason why its ability to effect those provisions would be limited.

                  3.16.10 With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
Section 4980B of the Code, Citizens and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA.

            3.17 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 3.17, Seller has no liabilities with respect to the Business which would constitute Assumed Liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                  3.17.1 the Assumed Indebtedness and those other liabilities which would decrease the Base Cash Purchase Price pursuant to Section 2.6.5 to the extent assumed by Buyer at Closing;

                  3.17.2 liabilities arising in the ordinary course of business under any Contract or Permit or with respect to any agreement or instrument included within the definition of Real Estate; and

                  3.17.3 those liabilities incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business and reflected in the books and records related to the Business;

                  3.17.4 the obligations and liabilities set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof; and

                  3.17.5 those other liabilities, which individually and in the aggregate, would not have a Material Adverse Effect.

                                                                    Pennsylvania

            3.18 No Pending Litigation or Proceedings. Except as disclosed in
Schedule 3.18, there are no actions, suits, investigations or proceedings pending against or, to the best of the Seller Parties' knowledge, threatened, against or affecting, Seller, the Business or any of the Acquired Assets before any court or arbitrator or Authority which individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in Schedule 3.18, there are currently no outstanding judgments, decrees or orders of any court or Authority against any of the Seller Parties, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets (other than any PUC order relating to rates, tariffs and similar matters arising in the ordinary course of business) which individually or in the aggregate would have a Material Adverse Effect.

            3.19 Supply of Utilities. Except as set forth on Schedule 3.19, the Real Estate has adequate arrangements for supplies of electricity, gas, oil, coal and/or sewer for all operations at the 1998 or current operating levels, whichever is greater. Except as set forth on Schedule 3.19, there are no actions or proceedings pending or, to the best of the Seller Parties' knowledge, threatened, that would adversely affect the supply of electricity, gas, coal or sewer to the Real Estate except for those which individually and in the aggregate would not have a Material Adverse Effect.

            3.20 Insurance. Schedule 3.20 lists the Seller Parties' policies and contracts in effect as of the date hereof for insurance covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by Seller, together with the risks insured against, coverage limits and deductible amounts.

            3.21 Relationship with Customers. As of the date hereof, Seller does not have any current customer which accounted for more than 5% of the net sales of the Business (taken together with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) for the immediately preceding 12-month period.

            3.22 WARN Act. Except as contemplated by Section 5.9 hereby or as set forth in Schedule 3.22 hereto, within six months prior to the date hereof,
(i) Seller has not effectuated (a) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business; (ii) Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law; and (iii) none of Seller's employees who are employed in connection with the Business has suffered an "employment loss" (as defined in the WARN Act) .

            3.23 Condition of Assets. Except as set forth on Schedule 3.23, the buildings, machinery, equipment, tools, furniture, improvements and other fixed tangible assets of the Business included in the Acquired Assets, taken as a whole and taken together with the similar assets included

                                                                    Pennsylvania

among the assets being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements, are in good operating condition and repair, reasonable wear and tear excepted.

            3.24 Brokerage. None of the Seller Parties or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to Buyer or its Affiliates.

            3.25 All Assets. Except as set forth on Schedule 3.25 and for the Excluded Assets, the Acquired Assets include all assets, rights, properties and contracts the use of which is necessary to the continued conduct of the Business by Buyer substantially in the manner as it was conducted prior to the Closing Date, including the service of all utility customers in substantially the same manner and at substantially the same service levels as provided by Seller on the date hereof.

            3.26 Year 2000 Matters. Citizens has (1) initiated a review and assessment of all mission critical areas within the Business and related operations (including those affected by suppliers and vendors) that it reasonably believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Seller Party (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem all as set forth in Citizens' Annual report on Form 10-K for the fiscal year ended December 31, 1998 and Citizens' Quarterly reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999, and (iii) to date, implemented that plan substantially in accordance with that timetable. Seller has contingency plans that are dedicated to ensuring that established and expected levels of customer service are maintained without interruption, while core business functionality is preserved during the millennium transition. With respect to its suppliers and vendors, the foregoing representation and warranty is expressly limited to matters known to Seller after making reasonable inquiries of such suppliers and vendors. Seller makes no representation or warranty with respect to the receipt or accuracy of any response received from any vendor or supplier.

            3.27 Product Liability. Except as disclosed in Schedule 3.27 and except for those liabilities which individually or in the aggregate would not have a Material Adverse Effect, there are no (a) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties, unasserted, with respect to any product liability or similar claim that relates to any product or service sold by Seller or the Business to others or (b) liabilities of the Seller Parties or their Affiliates, fixed or contingent, asserted or, to the knowledge of the Seller Parties unasserted, with respect to any claim for the breach of any express or implied product warranty or a similar claim with respect to any product or service sold by Seller or the Business to others.

                                                                    Pennsylvania

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer jointly and severally represent and warrant to Seller as follows:

            4.1 Organization and Good Standing.

                  4.1.1 Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.1.2 Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate the Acquired Assets and the Business. Buyer is qualified to do business and is in good standing in all jurisdictions wherein the nature of the business conducted by it or Buyer's ownership or use of assets and properties make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of Buyer do not have a material adverse effect on its ability to perform its obligations under this Agreement and the Transaction Documents.

            4.2 Authorization and Enforceability. Each of Buyer and Parent has full corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which either of them is a party. The execution, delivery and performance by Buyer and Parent of this Agreement and the Transaction Documents to which Buyer and/or Parent is a party have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by Buyer and Parent, and as of the Closing Date the other Transaction Documents will be duly executed and delivered by Buyer and Parent. This Agreement is a legal, valid and binding obligation of Buyer and Parent, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court. As of the Closing Date, each of the other Transaction Documents to which Buyer and Parent is a party will be duly executed and delivered by Buyer and Parent and will constitute the legal, valid and binding obligations of Buyer and Parent, enforceable against them in accordance with its respective terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

            4.3 No Violation of Laws or Agreements. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer and/or Parent do not, and

                                                                    Pennsylvania

the consummation of the transactions contemplated hereby and thereby will not,
(a) contravene any provision of the Articles of Incorporation or Bylaws of Buyer or the Certificate of Incorporation or Bylaws of Parent; or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit, authorization, proof of dedication or other agreement or commitment, oral or written, to which Parent or Buyer is a party, or by which any of their assets or properties may be bound or affected, except for such violations, conflicts, breaches, terminations, modifications, accelerations, cancellations, interests or rights which, individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Authority or any applicable constitution, law, ordinance, rule or regulation to which Buyer or Parent is subject other than those violations and conflicts which individually or in the aggregate do not have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.4 Consents. No consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Buyer and Parent of this Agreement, the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby by Buyer or Parent except (i) as required by the HSR Act, (ii) as specified on Schedule 3.9 and (iii) for such consents, approvals, authorizations, registrations or filings, the failure to obtain or make would not individually or in the aggregate have a material adverse effect on their respective ability to perform their obligations under this Agreement and the Transaction Documents.

            4.5 Financing. Buyer and Parent have, and at the Closing Date, will have sufficient resources to pay the Purchase Price, and Parent, Buyer or the other Affiliates of Parent that are buyers of the assets and businesses being acquired pursuant to the Related Purchase Agreements have, and at the Closing Date, will have sufficient resources to pay the purchase prices set forth in the Related Purchase Agreements.

            4.6 Brokerage. None of Parent, Buyer or their Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder which could result in liability to the Seller Parties.

            4.7 Insurance. Schedule 4.7 lists the policies and contracts in effect as of the date hereof for casualty and property insurance covering Buyer's assets and properties and the operation of Buyer's business, together with the risks insured against, coverage limits and deductible amounts.


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                                                                    Pennsylvania

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

            5.1 Conduct of Business. Except (i) as otherwise specifically permitted by this Agreement, (ii) as set forth in Schedule 5.1 hereto or (iii) with the prior written consent of Buyer, from and after the date of this Agreement and up to and including the Closing Date, each of the Seller Parties agree that:

                  5.1.1 Seller shall conduct the Business as presently operated and only in the ordinary course of business consistent with past practice.

                  5.1.2 They shall promptly inform Buyer in writing of any specific event or circumstance of which they are aware, or of which they receive notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect on the Acquired Assets or the Assumed Liabilities.

                  5.1.3 Seller shall not:

                        (a) change or modify in any material respect existing credit and collection policies, procedures and practices with respect to accounts receivable;

                        (b) enter into any contract or commitment, waive any right or enter into any other transaction (except in the ordinary course of business) which would have a Material Adverse Effect;

                        (c) except in the event of service interruption, emergency or casualty loss, commit to acquire subsequent to the Closing Date on behalf of the Business any capital asset or group of capital assets costing in excess of $1,000,000 that is not included in the capital budget of Seller for fiscal year 2000 and which, if so acquired, would be included in the Acquired Assets; commencing December 1, 1999, accept or receive customer advances for construction in excess of $9,000,000 (when combined with customer advances relating to the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements) per each of the next four consecutive three-month periods unless pursuant to an existing tariff, Contract or Permit of Seller; or sell or lease or agree to sell or lease or otherwise dispose of any assets included in the Acquired Assets except in the ordinary course of the conduct of the Business, consistent with past practice;

                        (d) except in the ordinary course of business, consistent with past practice or as required under any of Seller's debt instruments or indentures, mortgage, pledge or subject to any Lien (other than Permitted Liens) any of the Acquired Assets;


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                                                                    Pennsylvania

                        (e) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Transferred Employee except (i) as required by law, and (ii) in the ordinary course, consistent with past practice; provided, however, no individual Employee shall in any event receive a compensation increase in excess of seven percent (7%);

                        (f) other than in the ordinary course of business consistent with past practice, sell or otherwise transfer any assets necessary, or otherwise material to the conduct of, the Business which would constitute Acquired Assets;

                        (g) change the Seller's method of accounting or keeping its books of account or accounting practices with respect to the Business, except as required by GAAP or any Authority;

                        (h) intentionally and wilfully take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.10, 3.14, 3.16 and 3.25 hereof (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful omission to take action); or

                        (i) prepay, redeem, retire, refund or otherwise extinguish any of the Assumed Indebtedness.

            5.2 Negotiations. Neither Citizens nor any Person controlled by Citizens or under common control with Citizens (each such person being a "Section 5.2 Affiliate"), nor any officer, director, employee, representative or agent of Citizens or any of their Section 5.2 Affiliates, shall, directly or indirectly, solicit or initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into an agreement with any Person or group of Persons (other than Parent, Buyer or any Person controlled by Parent or Buyer or under common control with Parent, Buyer or any Persons providing financing to the parties hereto in connection with facilitating the consummation of the transactions contemplated by this Agreement) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) that would result in the transfer to any such Person or group of Persons of ten percent (10%) of the Acquired Assets (as measured by net book value of such assets on the date of each such transaction) or the acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) involving the Seller Parties, if such acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of such transactions) would be inconsistent, in any respect, with the obligations of the Seller Parties hereunder (any of the foregoing transactions, a "Competing Transaction").

            5.3 Disclosure Schedules. As promptly as practicable, the Seller Parties will provide Buyer with a supplement or amendment to the Disclosure Schedules with respect to any


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                                                                    Pennsylvania

matter, condition or occurrence which is required to be set forth or described in the Disclosure Schedules. For the avoidance of doubt, a matter, condition or occurrence shall only be "required" to be set forth or described in the Disclosure Schedules if the failure to be so disclosed would result in a breach of the applicable representation or warranty (qualified by Material Adverse Effect where applicable) on the date hereof or on the Closing Date. In addition, Seller shall have the right at any time and from time to time prior to the Closing to supplement or amend the Disclosure Schedules. Seller may provide Disclosure Schedules with respect to any representation or warranty of this Agreement whether or not a specific schedule is referred to therein. In the event that any supplement or amendment of such Disclosure Schedules shall be provided later than five (5) business days prior to the Closing Date, the Buyer shall have the right to delay the Closing for a period of five (5) business days in order for Buyer to review such supplement or amendment. No such supplement or amendment shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement so as to permit the Closing to occur unless Buyer specifically agrees thereto in writing. The Seller Parties shall promptly inform Buyer, and Buyer will promptly inform the Seller Parties of any fact or event which comes to their attention, the existence of which constitutes or likely will constitute a breach in any material respects of any representation or warranty in this Agreement. In addition, Parent will, within five (5) days of receipt thereof, forward to Seller (i) any title report Buyer receives from a title company with respect to the Real Estate and (ii) any written communication regarding a specific Lien or title defect affecting a specifically identified parcel of the Real Estate sent to the President, Treasurer or General Counsel of Parent or the President or Corporate Counsel of any other Buyer Party, and sent by a party other than the Seller Parties, their legal counsel, financial advisors or representatives.

            5.4 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 5.8 hereof):

                  5.4.1 to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

                  5.4.2 to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

                  5.4.3 to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

            5.5 Filings and Authorizations. The parties hereto will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and


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                                                                    Pennsylvania

regulations applicable to it or its Affiliates as may be required to consummate the terms of this Agreement, including all notifications and information to be filed or supplied pursuant to the HSR Act and with the applicable public utility commission (each, a "PUC"). Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation. Each of Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission to the PUC or which is necessary under the HSR Act. The Seller Parties, on the one hand and Buyer and Parent, on the other, shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Authority, including the PUC, the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), and shall comply promptly with any such inquiry or request. Each of Citizens, Seller, Parent and Buyer will use its reasonable efforts to obtain any clearance required under the HSR Act and from the PUC for the purchase and sale of the Acquired Assets in accordance with the terms and conditions hereof. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate any party or their respective Affiliates: (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Authority (including the PUC, the Antitrust Division and the FTC) is a party; (ii) to agree or otherwise become subject to any material limitations on (A) the right of Buyer or its Affiliates effectively to control or operate the Business or the right of Seller or its Affiliates effectively to control or operate Citizens' other businesses, (B) the right of Buyer or its Affiliates to acquire or hold the Business or the right of Seller or its Affiliates to hold the Excluded Assets or Citizens' other businesses, or (C) the right of Buyer to exercise full rights of ownership of the Business or all or any material portion of the Acquired Assets or the right of Citizens to exercise full rights of ownership of Citizens' other businesses or all or any material portion of the Excluded Assets; or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Citizens, Seller, Parent, Buyer, any Affiliate of Buyer or the Business. The parties agree that no representation, warranty or covenant of Buyer, Parent, or Citizens contained in this Agreement shall be breached or deemed breached as a result of the failure by Parent and Buyer on the one hand or the Seller Parties, on the other, to take any of the actions specified in the preceding sentence.

            5.6 Public Announcement. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law (in which case the parties shall make reasonable efforts to consult with each other prior to such required announcement).

            5.7 Further Assurances. Each of Citizens, Parent, Buyer and Seller, from time to time after the Closing, at Buyer's or Seller's request, will execute, acknowledge and deliver to the applicable person such other instruments of conveyance and transfer and will take such other actions


                                       39
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                                                                    Pennsylvania

and execute such other documents, certifications, and further assurances as Buyer or Seller, as the case may be, may reasonably require in order to transfer, in accordance with the terms and conditions of this Agreement, more effectively in Buyer or to put Buyer more fully in possession of any of the Acquired Assets or better to enable Buyer to complete, perform and discharge any of the Assumed Liabilities. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            5.8 Cooperation.

                  5.8.1 Parent, Buyer, Citizens and Seller shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Seller to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

                  5.8.2 Without limiting the foregoing, neither Parent and Buyer, nor Citizens and Seller (nor any of their respective Affiliates) shall make any filings pursuant to federal or state securities laws ("Securities Filings") or make any consent solicitations to holders of Assumed Indebtedness which include any information about Seller, Buyer (or their respective Affiliates) or the transactions contemplated hereby without consulting with the other party and providing the other party a reasonable opportunity to review and comment on such information, it being understood and agreed that any party may so disclose such information in its reasonable judgment to the extent such party's counsel advises it that such disclosure is advisable under applicable law. Each of Parent, Buyer, Citizens and Seller shall, and shall cause their respective Affiliates to, comply with all applicable federal and state securities laws in connection with this Agreement and the transactions contemplated hereby (including any solicitation of consents of holders of Assumed Indebtedness), and all information supplied by any party for inclusion in any Securities Filing or consent solicitation, including, without limitation, any proxy or information statement, or any registration statement on Form S-4 shall be true and correct in all material respect and shall not contain any untrue statement of a material fact or omit to state any material fact which is required to be stated therein or which is necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  5.8.3 During the first 90 days after the Closing Date (180 days for Trademarks on tanks), Buyer shall have the right to use all of the logos, trademarks and trade identification of Seller as are located at the Real Estate or on the Acquired Assets (collectively, the "Trademarks"). Buyer's use of the Trademarks shall be in accordance with such reasonable quality control standards as may be promulgated by Seller and provided to Buyer. If Seller shall notify Buyer in writing of Buyer's material failure to comply with such reasonable quality control standards and Buyer continues to not comply with such reasonable quality control standards for more than 20 days after receipt of such notice, Seller shall have the right to terminate Buyer's right under this
Section 5.8.3 to use the Trademarks.


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                                                                    Pennsylvania

                  5.8.4 Seller shall give Buyer and its representatives (including Buyer's Accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, employees, books, records and affairs of Seller to the extent relating to the Business and the Acquired Assets, and shall cause its officers, employees, agents and representatives to furnish to Buyer all documents, records and information (and copies thereof), to the extent relating to the Business and the Acquired Assets, as Buyer may reasonably request. Except to the extent disclosed in the Disclosure Schedules in accordance with Sections
5.3 and 8.4, no investigation or receipt of information by Buyer pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller Parties under this Agreement or the conditions to the obligations of Parent or Buyer under this Agreement. All information provided to Buyer under this Agreement shall be held subject to the terms and conditions of the Confidentiality Agreement dated August 2, 1999 between Citizens and Parent.

            5.9 Employees; Employee Benefits.

                  5.9.1 Schedule 5.9.1 lists divisions and the number of all salaried and hourly employees actively employed (as of the date of this Agreement) in each division by Seller or any of its Affiliates whose primary responsibilities relate to the Business. Schedule 5.9.1 lists job classifications and number of employees in each job classification of those employees whose terms and conditions of employment are subject to a collective bargaining agreement ("Union Employees"). All individuals referred to on
Schedule 5.9.1 are herein referred to as the "Employees." No later than March 1, 2000, Buyer and Seller shall determine the number of Employees to whom Buyer will offer employment, which number shall be at least equal to 250 (when combined with offers made by Buyer or Affiliates of Buyer to employees of Affiliates of Seller in connection with the Related Purchase Agreements) (the "Base Number"), and such additional number of Employees, if any, whom Buyer also wishes to employ. Upon determination of such Employees, Seller will supplement
Schedule 5.9.1 with the name, job title, unused vacation, current base salary or hourly wage, date of hire and assigned location of each Transferred Employee (as that term is defined below). At the Closing, Seller shall provide an updated
Schedule 5.9.1 which shall disclose all the information required under the preceding sentence as of the most recent practicable date prior to Closing.

                  5.9.2 Effective as of the Closing, Buyer shall offer employment to at least the Base Number of those employees included on Schedule
5.9.1. All Employees to whom Buyer offers employment and who accept such employment are herein referred to as the "Transferred Employees." In the event any Employees do not accept Buyer's offer of employment, Buyer shall offer employment to such additional employees (the identity of whom shall be determined by Buyer and Seller) as are necessary to bring the total number of Transferred Employees to the Base Number. Subject to the provisions of this
Section 5.9 and Section 5.12, Buyer shall provide each Transferred Employee with base compensation at least equal to that provided by Seller on the Closing Date, and employee benefits which are substantially comparable to those provided by Buyer to its other


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

                                                                    Pennsylvania

similarly situated employees. Buyer agrees (i) to credit the service of each Transferred Employee with Seller and its Affiliates before the Closing, for all purposes under all employee benefit plans and arrangements maintained by Buyer (and/or any of its Affiliates) for the benefit of any Transferred Employee (including without limitation for purposes of attainment of retirement dates and payment of optional forms of benefits), other than for purposes of benefit accrual under any "defined benefit plan", within the meaning of Section 3(35) of ERISA, (ii) to provide accrued vacation to Transferred Employees in the year in which the Closing occurs, equal to the excess, if any, of the accrued vacation to which the Transferred Employee would otherwise be entitled under Seller's vacation plan during that year over the amount of accrued vacation the Transferred Employee had taken during that year, and, thereafter, to provide vacation to Transferred Employees on the same basis as provided to similarly situated employees of Buyer, with service credit as provided in (i) hereof,
(iii) to provide severance benefits to Transferred Employees terminated by Buyer that are substantially comparable to those benefits provided by Buyer to similarly situated employees, and (iv) to comply with all applicable legal requirements with respect to Union Employees (including without limitation any applicable duty to bargain with those employees' bargaining representative). Buyer shall be responsible for providing to each Transferred Employee vacation in an amount equal to the Transferred Employee's vacation entitlement for the year of Closing reduced by the number of vacation days such Transferred Employee has taken on or before Closing. Nothing in this Section 5.9 shall limit Buyer's authority to terminate the employment of any Transferred Employee at any time and for whatever reason. Until the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall directly or indirectly solicit or offer employment to any Transferred Employee then employed by Buyer or its Affiliates.

                  5.9.3 Except as specifically provided in Sections 5.9 and 5.12, Seller shall be solely responsible for any liability, claim or expense (including reasonable attorneys' fees) related to compensation or employee benefits incurred by Buyer as the result of any claims against Buyer or its Affiliates that are made by any Employees or Former Employees (or the Beneficiary of any Employee or Former Employee) who are not made offers to become employees of Buyer or its Affiliates including, without limitation, claims asserted against Buyer as a result of their termination by Seller or its Affiliates.

                  5.9.4 Seller shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation claims or the benefits provided under the Benefit Plans, whether paid before or after the Closing) owed to any Transferred Employee or the Beneficiary of any Transferred Employee or any Water Sector Retiree or the Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Seller or any of its Affiliates and such Transferred Employee or Beneficiary or (ii) any benefit claim or expense (including medical expenses) incurred before Closing under any Benefit Plan. For purposes of this Agreement, a medical expense shall be deemed to be incurred when the services giving rise to a claim are rendered, regardless of when billed or paid. Without limiting the foregoing, Seller shall be


                                       42
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                                                                    Pennsylvania

responsible for the payment of any employee benefits that become due to any Transferred Employees as a result of their termination by Seller.

                  5.9.5 Except as otherwise specifically provided in Section 5.9, 5.11 or 5.12, Buyer shall be solely responsible for any liability, claim or expense with respect to compensation or employee benefits of any nature (including, but not limited to, workers compensation, claims or the benefits provided under any employee benefit plan or arrangement of Buyer incurred after Closing) owed to any Transferred Employee or Beneficiary of any Transferred Employee or any Water Sector Retiree or Beneficiary of any Water Sector Retiree that arises out of or relates to (i) the employment relationship between Buyer or any of its Affiliates and any Transferred Employee or (ii) any benefit claim or expense (including medical expense) incurred after Closing under any employee benefit plan sponsored or contributed to by Buyer or an ERISA Affiliate after Closing. Notwithstanding the foregoing, Buyer shall not be responsible for the payment of any employee benefits that become due to any Transferred Employees under any Benefit Plan (other than the Assumed Benefit Liabilities).

                  5.9.6 Buyer agrees to reimburse Seller for its proportionate share (as defined below) of any amount in excess of $1,000,000 paid by Seller as severance under Citizens' severance plan as in effect on the date hereof to any Employees (when such amount paid by Seller is aggregated with amounts paid by Citizens to other employees as referenced in Section 5.9.6 of the Related Purchase Agreements) provided (i) Buyer does not hire such Employees in accordance with the provisions of Sections 5.9, 5.11 and 5.12 and (ii) Seller provides notice to those Employees on or before the Closing Date to the effect that their employment will be terminated on or shortly after the Closing Date. Buyer will pay such reimbursement to Citizens within 5 days after receipt of a list of the Employees showing which are entitled to severance pay, the amounts of that severance pay and certifying that those amounts have been paid. The Buyer's "proportionate share" means the amount obtained by multiplying the amount in excess of $1,000,000 by a fraction, the numerator of which is the amount of severance paid by Seller to Employees under Section 5.9.6 of this Agreement and the denominator of which is the sum of (i) the amount paid by Seller to Employees under Section 5.9.6 of this Agreement and (ii) the aggregate amount paid by Citizens under Section 5.9.6 of each of the Related Purchase Agreements.

                  5.9.7 Until the second anniversary of the Closing Date, Buyer shall not directly or indirectly solicit or offer employment to any active employee of Seller, other than the Transferred Employees.

            5.10 Employee Pension Plan.

                  5.10.1 At least fifteen days prior to the Closing Date, Seller shall take any and all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under the Citizens Pension Plan ("Seller's Pension Plan" or "Citizens Pension


                                       43
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                                                                    Pennsylvania

Plan"). Seller shall retain liability and related assets for benefits accrued through the Closing Date by Transferred Employees under Seller's Pension Plan.

                  5.10.2 As of the Closing Date, Transferred Employees shall be covered under the American Pension Plan, and shall be given credit for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, subsidized benefits, and entitlement to optional forms of payment, but not for accrual of benefits.

            5.11 Employee Savings Plan.

                  5.11.1 Effective upon the date of the transfer described in
Section 5.11.2, subject to the terms and conditions of this Agreement, Parent shall cause the Savings Plan for Employees of American Water Works Company, Inc. (the "American Savings Plan") to assume the liability of the Seller's 401(k) Plan for the account balances of those Transferred Employees participating in the Seller's 401(k) Plan on the Closing Date (the "Affected Participants") that are transferred to the American Savings Plan. As of the Closing Date, Affected Participants shall be 100% vested in their account balances under the Seller's 401(k) Plan. Transferred Employees shall be given credit under the American Savings Plan for service with Seller and its Affiliates for eligibility, vesting, attainment of retirement dates, contribution levels and optional forms of benefit payment, to the same extent that credit for such service has been given by Seller and its Affiliates.

                  5.11.2 Buyer shall deliver to Seller as soon as practicable, but in no event later than ninety (90) days after Closing (i) a certified copy of the American Savings Plan and any amendment necessary to effectuate the transfer of assets and the assumption of account balances in accordance with this Section 5.11, (ii) a certified copy of the trust agreement for the American Savings Plan; (iii) the most recent favorable determination letter from the IRS with respect to the American Savings Plan; and (iv) an opinion from Buyer's legal counsel acceptable to Seller that the American Savings Plan, as so amended, complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of, and the transfer of assets and assumption of benefit liabilities by, the American Savings Plan. Seller shall deliver to Buyer as soon as practicable, but in no event later than ninety (90) days after Closing, an opinion from Seller's legal counsel acceptable to Buyer that the Seller's 401(k) Plan complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of the Seller's 401(k) Plan, and the transfer of assets to, and assumptions of benefit limitations by, the American Savings Plan. As soon as practicable, but in any event within 120 days after Closing, Seller shall cause the trustee of the Seller's 401(k) Plan to transfer in cash and promissory notes representing outstanding loans to Affected Participants to the trustee of the American Savings Plan an amount equal to the sum of the account balances of the Transferred Employees (the "Transferred Accounts") calculated as of the most recent valuation date under the Seller's 401(k) Plan (which shall, in any event, be within thirty (30) days of the transfer). Both the Seller Parties and Buyer will file any IRS Form 5310A that is required with respect to the transfer contemplated by this Section 5.11 date at least 30 days prior to the transfer. Upon the transfer described in this Section 5.11, Buyer and the American Savings


                                       44
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                                                                    Pennsylvania

Plan shall be responsible for all benefits attributable to the Transferred Accounts to which Transferred Employees were entitled under the Seller's 401(k) Plan as of such date, and Seller and the Seller's 401(k) Plan shall cease to have any liability, contingent or otherwise, for such benefits.

            5.12 Welfare Benefits.

                  5.12.1 Within sixty (60) days after the Closing, Seller agrees to transfer to trusts established by Buyer under Section 501(c)(9) of the Code ("Buyer's VEBAs") the amount held under any trust established by Seller under
Section 501(c)(9) of the Code ("Seller's VEBAs") to fund post-retirement health care and life insurance benefits attributable to the Business, including Former Employees identified on Schedule 5.12 (the "Water Sector Retirees") and any "grandfathered" Transferred Employees as set forth on Schedule 5.12. Buyer agrees to provide post-retirement health care and life insurance benefits to the Water Sector Retirees and, as applicable, Transferred Employees who become eligible for such benefits after Closing and further agrees that Buyer's VEBAs will apply an amount at least equal to the sum of the assets (and earnings thereon calculated at the rate of return generated by Buyer's VEBAs) transferred from Seller's VEBAs to provide post-retirement health care and life insurance benefits for such employees. Upon Closing, Buyer shall be responsible for all obligations of the Seller Parties to provide post-retirement health care and life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing and the Seller Parties shall cease to have any liability, contingent or otherwise, for such benefits. In consideration of such transfer, Buyer agrees not to terminate or materially modify those post-retirement health and life benefit provisions applicable to such grandfathered Transferred Employees and Water Sector Retirees as such provisions are in effect immediately prior to the Closing Date.

                  5.12.2 Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer provides medical, health, dental, flexible spending account, accident, life, short-term disability, long-term disability and other employee welfare benefits (including retiree medical benefits) to Transferred Employees that, in the case of Non-Union Transferred Employees and Union Transferred Employees are substantially similar to those benefits provided by Buyer under its corresponding welfare benefit plans (the "Buyer's Welfare Plans"). For purposes of determining eligibility to participate, and entitlement to benefits, in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding welfare plans maintained by Seller on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). Any restrictions on coverage for pre-existing conditions, waiting periods, and requirements for evidence of insurability under the Buyer Welfare Plans shall be waived in Buyer's Welfare Plans for Transferred Employees and retirees of the Water Sector and their respective Beneficiaries, and Transferred Employees and retirees of the Water Sector and their respective Beneficiaries shall receive credit under the Buyer Welfare Plans for co-payments, payments under a deductible limit made by them, and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in which the Closing Date occurs. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees and retirees of the Water Sector and their respective Beneficiaries who had credited service under


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                                                                    Pennsylvania

a Seller Welfare Plan, together with each such individual's service, copayment, deductible and out-of-pocket payment amounts under such plan.

                  5.12.3 Seller shall transfer to Buyer's flexible benefits plan any balances standing to the credit of Transferred Employees under Seller's flexible benefits plan as of the Closing Date. Seller shall provide to Buyer prior to the Closing Date a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with their elections made prior to the Closing Date with respect to such Account, and balances standing to their credit as of the Closing Date.

            5.13 Taxes. The Seller Parties, on the one hand, and Parent and Buyer, on the other, shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes; (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Parent and Buyer, on the one hand, and the Seller Parties, on the other, shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

            5.14 Intentionally Omitted.

            5.15 Citizens' Guarantees and Surety Instruments. Each of Parent and Buyer shall use its reasonable efforts to assist Citizens in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments listed on Schedule 5.15. For purposes of this Section 5.15 and
Section 5.16, reasonable efforts: (a) shall include Parent's or Buyer's assumption of the Assumed Indebtedness, the Contracts and the Permits on the terms set forth in this Agreement; (b) shall include an obligation on the part of Parent or Buyer to provide a guarantee, letter of credit, bond or other required surety instrument at Closing to the extent required by any Contract or Permit and in general to provide an equivalent surety instrument to be substituted for any surety instrument provided by Citizens to any beneficiary in connection with the Business; and (c) shall include the obligation of Buyer and/or Parent to provide a debt obligation (including obtaining a minimum credit rating necessary to prevent any change to the tax-exempt status of any of the Assumed Indebtedness and providing credit enhancements such as bond insurance) to the issuer of any Bonds relating to the Assumed Indebtedness satisfactory to such issuer in replacement of and in substitution for Citizens' obligations to such issuer under the Assumed Indebtedness, all to enable Parent or Buyer to assume the Assumed Indebtedness.


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                                                                    Pennsylvania

            5.16 Assumption of Seller Debt.

                  5.16.1 Each of Buyer and Parent shall use its reasonable efforts (as defined in Section 5.15) to assist Seller in obtaining all consents and opinions and taking such other actions as may be required to enable Buyer or Parent, as the case may be, to assume at the Closing all of Seller's liabilities and obligations under the Assumed Indebtedness to the extent provided in Section
2.3. If, after using such reasonable efforts, the parties reasonably conclude that all such required consents and opinions will not be obtained by the date that the conditions to Closing set forth in the first sentences of Sections
6.1.4 and 6.2.4 are expected to be satisfied, then Citizens, Parent and Buyer will use their reasonable efforts and take such other actions as may be required to enable Citizens to assign at the Closing all of Seller's liabilities and obligations under the Assumed Indebtedness to the extent provided in Section 2.3, including complying with the provisions of Section 5.24 to the extent applicable to such assignment of the Assumed Indebtedness.

                  5.16.2 Representations Re: Assumed Indebtedness.

                        (a) The Seller Parties represent that each of the Bonds which make up the Assumed Indebtedness is a bond issue which was used to finance sewage facilities within the meaning of Section 103(b)(4)(E) of the Internal Revenue Code of 1954 as amended ("1954 Code") or Section 142(a)(5) of the Code, as the case may be, or facilities for the furnishing of water within the meaning of Section 103(b)(4)(G) of the 1954 Code or Section 142(a)(4) and Section 142(e) of the Code, as the case may be, and that the interest of such Bonds was as of their date of issue, excludable from the gross income of the holders of such Bonds for federal or state (other than Illinois) income tax purposes pursuant to such sections of the IRC or the Code. In the case of the facilities for the furnishing of water (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof.

                        (b) The Seller Parties represent that they have complied with all of their duties and obligations under the IDRB Documents, including their obligations relating to the use of the proceeds of the bonds and the ownership, operation, use and maintenance of the Assets financed with the proceeds of the Bonds. Citizens and the other Seller Parties represent that the representations and warranties of "Company" in the IDRB Documents remain true and correct, and that they have not taken nor permitted to be taken any action which would have the effect of subjecting the interest on any of such Bonds to federal or state (other than Illinois) income taxation, except as otherwise contemplated or permitted by the IDRB Documents.

                        (c) The Seller Parties represent that as of Closing all the proceeds of the Bonds will have been spent in accordance with the IDRB Documents, the construction of the


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                                                                    Pennsylvania

projects to be financed with the Bonds will have been completed, that there are no reserve funds associated with the Trust Indentures for such Bonds, and that all of the proceeds of such Bonds were invested in tax-exempt obligations of state and local governments (except to the extent used to acquire or construct the facilities financed by such Bonds) and, that therefore, the Seller Parties do not have any arbitrage profits subject to the rebate requirements of Section 148 of the Code.

                        (d) The Seller Parties represent that there is and has been no audit or other examination by any taxing authority relating to the Bonds.

                        (e) The Seller Parties further represent the following with respect to the Bonds:

            (1) The Assets financed by the Bonds are sewage facilities or facilities for the furnishing of water, which means that (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof;

            (2) They have not caused or permitted to be caused any reissuance of the Bonds under Section 1001 of the Code, without first obtaining a "no adverse effect" opinion of bond counsel;

            (3) They have not caused an extension of the maturity of such Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

            (4) They have not taken or caused to be taken any action that would cause the Bonds to be arbitrage bonds under Section 148 of the Code, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(f) of the Code;

            (5) They have not taken any action that would cause the Bonds not to be registered in accordance with Section 149(a) of the Code; and

            (6) They have not permitted the Bonds to become directly or indirectly "federally guaranteed" under Section 149 of the Code.

                  5.16.3 Covenants of Parent and Buyer. Parent and Buyer covenant and agree, so long as any Assumed IDRB Indebtedness is outstanding, to cause the Assets that were acquired,


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constructed, improved or equipped with the proceeds of such Assumed IDRB
Indebtedness to be used as sewage facilities within the meaning of Section 103(b)(4)(E) of the 1954 Code or Section 142(a)(5) of the Code, as the case may be, and facilities for the furnishing of water within the meaning of Section 103(b)(4)(G) of the 1954 Code or 142(a)(4) and Section 142(e) of the Code, as the case may be, which means in the case of the facilities for the furnishing of water that (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof. Each of Parent and Buyer further covenants and agrees, so long as any Assumed IDRB Indebtedness is outstanding, the following:

                        (a) It will not cause or permit to be caused any reissuance under Section 1001 of the Code without first obtaining a "no adverse effect" opinion of bond counsel;

                        (b) It will not cause an extension of the maturity of the Bonds without first obtaining a "no adverse effect" opinion of bond counsel;

                        (c) It will not take or cause to be taken any action that would cause the Bonds to be arbitrage bonds under Section 148 of the Code, including, but not limited to, the failure to rebate arbitrage profits, if any, as required by Section 148(f) of the Code;

                        (d) It will not take any action that would cause the Bonds not to be registered in accordance with Section 149(a) of the Code;

                        (e) It will not permit the Bonds to become directly or indirectly "federally guaranteed" under Section 149 of the Code; and

                        (f) It will comply with each representation, warranty, covenant or other agreement or obligation set out by the IDRB Documents as in effect on the date of execution of this Agreement.

            5.17 Schedule of Permits. No later than March 13, 2000, Citizens shall deliver to Buyer a schedule, to be identified as Schedule 5.17, which sets forth all material Permits required for the use of the Acquired Assets and the operation of the Business by Buyer substantially in the manner as it was conducted prior to the date hereof. For purposes of this Section 5.17, material Permits shall include those required for the service of all utility customers at substantially the same service levels as provided by Seller on the date of this Agreement. All Permits listed on Schedule 5.17 that are required to be listed on
Schedule 3.3 or Schedule 3.9 shall be so designated. Seller has made or will make prior to the Closing Date timely applications for renewals of all such Permits


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                                                                    Pennsylvania

listed on Schedule 5.17, which under applicable law must be filed prior to the Closing Date to maintain the Permits listed on Schedule 5.17 in full force and effect.

            5.18 Title Information. No later than March 13, 2000, Seller shall use its reasonable efforts to deliver to Buyer true, correct and complete copies of all existing title policies, surveys, leases, deeds, instruments and agreements relating to title to the Real Estate in Seller's possession.

            5.19 Transaction with Related Parties. Effective as of the Closing Date, except as otherwise provided in Sections 5.9 through 5.12, 5.15, 5.24, 5.26, 5.27 and 2.7.1(j) of this Agreement, Seller shall have terminated and canceled all contracts, commitments and agreements (including employment relationships) relating to the Acquired Assets or the Business, between Seller, any Affiliate of Seller (including Citizens), any officer or director of any Seller Party, or any Affiliate of the foregoing. Seller shall be solely liable for any contractual or other claims, express or implied arising out of the termination and cancellation of any of the foregoing raised by any party thereto.

            5.20 Approval by Citizens. Citizens shall, as the sole owner of common stock of each other Seller Party, vote all of such shares of common stock to approve this Agreement and the transactions contemplated hereby.

            5.21 Supplemental Information.

                  5.21.1 Citizens shall provide Buyer, within fifteen (15) days after the execution or the date of receipt thereof, a copy of (a) each Contract (other than with respect to which the Business' total annual liability or expense is less than $100,000 per such Contract) entered into by Seller after the date hereof and prior to the Closing Date; (b) a copy of any written notice for assessments for public improvements against the Real Estate received after the date hereof and prior to the Closing Date; (c) a copy of the filing of any condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate received after the date hereof but prior to the Closing Date; and (d) a copy of any Contract where Seller is a lessee relating to the use or occupancy of the Real Estate and where such Contract involves annual payments in excess of $100,000 entered into by Seller after the date hereof and prior to the Closing Date.

                  5.21.2 Within fifteen (15) days after the receipt of notice of violation, Citizens shall notify Buyer of any violations of state or federal drinking water standards which, if such violations existed on the date hereof, would be required to be disclosed pursuant to Section 3.8.10 hereof, and shall promptly notify Buyer of the actions proposed to be taken by Seller to correct or otherwise respond to such violations.

            5.22 Non-Competition. The Seller Parties agree that for a period of fifteen (15) years after the Closing Date no Seller Party nor any Affiliate of a Seller Party shall directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or


                                       50
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                                                                    Pennsylvania

control of or be otherwise connected in any substantial manner with any entity (other than Buyer and its successors and assigns) engaged in the business of storing, supplying and distributing water in the States in which Buyer acquires any Acquired Assets, whether or not such business is subject to regulation by a PUC (it being understood that the individual directors of Seller and Citizens are not Affiliates of a Seller Party).

            5.23 Intentionally Omitted.

            5.24 IDRB Obligations.

                  (a) Buyer's IDRB Obligations. Each party acknowledges that (x) Citizens is and after the Closing Date shall continue to be and shall remain the primary obligor with respect to the Retained IDRB Indebtedness outstanding immediately after the Closing Date to the same extent as though no sale of the Acquired Assets had been made and that Parent and Buyer shall have no payment obligations with respect to such Retained IDRB Indebtedness and (y) the IDRB Documents require Citizens not to take or permit to be taken any action which would have the effect, directly or indirectly, of subjecting the interest on any of the Bonds to federal or state (other than Illinois) income taxation. Accordingly, Parent and Buyer covenant and agree (i) at Closing to execute and deliver to Citizens an agreement substantially in the form attached hereto as Exhibit D, with respect to each issuer of Bonds relating to Retained IDRB Documents that will be outstanding after the Closing Date, and (ii) so long as any such Bonds are outstanding, to cause the Acquired Assets that were acquired, constructed, improved or equipped with the proceeds of such Bonds to be used as facilities for the furnishing of water (that is, (a) the water is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users) and (b) either the facility is operated by a governmental unit or the rates for the furnishing or sale of the water have been established or approved by a State or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any State or political subdivision thereof) or sewage facilities within the meaning of
Section 103(b)(4)(E) of the 1954 Code, or Section 142(a)(5) of the Code as the case may be.

                  (b) IDRB Construction Funds. Citizens hereby represents that there will be no construction funds or unspent bond proceeds available after the Closing Date that are held by the trustees of the Bonds relating to the Retained IDRB Indebtedness.

                  (c) Consents and Opinions. The parties shall use their respective best commercially reasonable efforts to obtain all consents and legal opinions as may be required under the Retained IDRB Documents to enable Seller to retain all Retained IDRB Indebtedness and to sell the Acquired Assets to Buyer.

            5.25 Cooperation with Respect to Like-Kind Exchange. Buyer agrees that Seller may, at Seller's written election delivered to Buyer no later than five (5) days prior to the Closing


                                       51
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                                                                    Pennsylvania

Date, direct that all or a portion of the Initial Cash Payment be delivered to a "qualified intermediary" as defined in Treasury Regulation ss.1.1031(k) - (g)(4) as to enable Seller's relinquishment of the Acquired Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the Code. If Seller so elects, Buyer shall reasonably cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the Code (including any actions reasonably required to facilitate the use of a "qualified intermediary"), and Buyer agrees that Seller may assign all or part of its rights (but no obligations) under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the Code. Buyer and Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement. Seller shall indemnify and hold Buyer harmless from any cost, expense or liability arising from its cooperating under this Section 5.25.

            5.26 Transition Plan. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a transitional services team, which shall include expertise from various functional specialties associated with or involved in providing billing, payroll and other support services provided to Seller by any automated or manual process using facilities or employees that are not included among the Acquired Assets or Transferred Employees. Such team will be responsible for preparing, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan. The transition plan will set forth reasonable arrangements providing Buyer, at Buyer's sole expense, with appropriate access to Seller's relevant computer systems to allow for a full conversion of the relevant data and functionality to Buyer's systems on the Closing Date. Buyer and Seller shall use their commercially reasonable efforts to cause their representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan no later than 60 days prior to the Closing Date.

            5.27 Procedures regarding Refunds of Advances. Within 30 days after the execution date of this Agreement, the parties jointly shall establish a working group of appropriate subject matter experts to determine the appropriate obligations of Parent and Buyer regarding notification and the provision of other accurate and timely data to Citizens to enable Citizens timely and accurately to satisfy the refund obligations described in Section 2.3.3(b). Such working group will be responsible for preparing a comprehensive agreement no later than March 13, 2000, which agreement shall be executed by the parties at Closing. Among other arrangements, the parties would require that the customers and developers owed refunds provide joint notices to Buyer and Citizens.


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                                                                    Pennsylvania

            5.28 Title Insurance. Prior to Closing, Seller shall cooperate with Buyer and use commercially reasonable efforts to assist Buyer if Buyer desires to obtain ALTA title insurance commitments (collectively, the "Title Commitments," and each a "Title Commitment"), in final form, from one or more title insurance companies (collectively, the "Title Company"), committing the Title Company (subject only to the satisfaction of any industry standard requirements contained in the Title Commitment) to issuing ALTA (or its local equivalent) form of title insurance policies insuring good, valid, indefeasible fee simple title to the Real Estate in Buyer, in all cases, at Buyer's sole expense and in the respective amounts that Buyer requests prior to Closing, subject to no Liens or other exceptions to title other than Permitted Exceptions (collectively the "Title Policies"). On or prior to the Closing Date, Seller shall execute and deliver, or cause to be executed and delivered, to the Title Company, at no cost to Seller, any customary affidavits, standard gap indemnities and similar documents reasonably requested by the Title Company in connection with the issuance of the Title Commitments or the Title Policies; provided that such efforts and Buyers' request for Title Policies or Title Commitments shall, in no event, result in any delay in the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                        CONDITIONS PRECEDENT; TERMINATION

            6.1 Conditions Precedent to Obligations of Buyer and Parent. The obligations of Buyer and Parent to cause the purchase of the Acquired Assets and the assumption of the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer and Parent in their sole discretion):

                  6.1.1 Performance of Agreements; Representations and Warranties. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Seller shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except Section 3.25), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso); and provided further, that the representation and

                                                                    Pennsylvania

warranty set forth in Section 3.5.1 shall be deemed to be true and correct on and as of the Closing Date if any Material Adverse Effect that may have arisen or occurred between the execution date of this Agreement and the Closing Date shall have been cured or remedied such that such Material Adverse Effect is not continuing as of the Closing Date. Buyer shall have been furnished with a certificate of the Chief Financial Officer or other Vice President of Citizens dated the Closing Date, certifying to the foregoing.

                  6.1.2 Opinion of Counsel. Buyer shall have received from L. Russell Mitten II, Vice President and General Counsel of Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Exhibit E hereto.

                  6.1.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.1.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby, and such order shall not contain any restrictions or conditions (other than those in effect on the date hereof or requiring that the regulatory treatment with respect to the Business in existence as of the date of this Agreement applicable to Seller be continued following the transactions contemplated hereby) which would have a Material Adverse Effect or a material adverse effect on any other regulated business of Buyer in the state in which the PUC has jurisdiction, and such order shall be final and unappealable; Seller shall have obtained all statutory, regulatory and other consents and approvals which are required in order to consummate the transactions contemplated hereby and to permit Buyer to conduct the Business in the manner contemplated by Section 3.25 hereof other than those the failure of which to obtain would not have a Material Adverse Effect. Seller shall have also obtained (i) all consents and legal opinions required to enable Parent or Buyer to assume (or for Citizens to assign to Parent or Buyer) the Assumed Indebtedness (without any change in the tax-exempt status of such Assumed Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)) and all other consents and legal opinions required to enable Seller to sell the Acquired Assets to Buyer at the Closing (without any change in the tax-exempt status of such Assumed Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)), free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture) and (ii) all consents required under Contracts and Permits relating to Seller's water appropriation and flowage rights to the extent reasonably sufficient to enable Buyer to service the customers of the Business and to service future commitments under such Contracts.

                  6.1.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Buyer's ownership of all or any material portion of the Acquired Assets, nor (ii) shall there be pending or threatened any litigation,


                                       54
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                                                                    Pennsylvania

suit, action or proceeding by any party which would reasonably be expected to materially limit or materially adversely affect Buyer's ownership of the Acquired Assets.

                  6.1.6 Documents. Seller and Citizens shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.7 hereof and shall have made arrangements reasonably satisfactory to Buyer to deliver to Buyer as promptly as practicable after the Closing such records (including customer and employee records) necessary to own and operate the Business.

                  6.1.7 Related Closings. Buyer shall be reasonably satisfied that the consummation of each of the asset purchase and sale transactions contemplated by those certain purchase agreements described on Schedule 6.1.7 (the "Related Purchase Agreements") will occur concurrently with the Closing.

            6.2 Conditions Precedent to Obligations of Seller Parties. The obligations of the Seller Parties to cause the sale of the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Seller Parties in their sole discretion):

                  6.2.1 Performance of Agreements; Representations and Warranties. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing; and the representations and warranties set forth in this Agreement made by Buyer and Parent shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), other than, in all such cases (except
Section 4.2), such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a material adverse effect on the respective ability of Buyer and Parent to perform their obligations under this Agreement and the Transaction Documents, provided, however, that if any such representation or warranty is already qualified in any respect by materiality or as to material adverse effect, for purposes of determining whether this condition has been satisfied, such materiality or material adverse effect qualification will be in all respects ignored and such representation or warranty shall be true and correct in all respects without regard to such qualification (but subject to the overall exception as to material adverse effect set forth immediately prior to this proviso). Seller shall have been furnished with a certificate of the President or Vice President of Parent and Buyer, dated the Closing Date, certifying to the foregoing.

                  6.2.2 Opinion of Counsel. Seller shall have received from Dechert Price & Rhoads, counsel to Parent and Buyer, an opinion dated the Closing Date, in form and substance satisfactory to Seller, to the effect set forth in Exhibit F hereto.


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                                                                    Pennsylvania

                  6.2.3 HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                  6.2.4 Required PUC and Other Consents. The PUC shall have issued an order approving the transactions contemplated hereby and such order shall not contain any restrictions or conditions which would have a material adverse effect on Seller's business activities in the State in which the PUC has jurisdiction or any significant adverse effect on Citizens' acquisition and divestiture activities in that State (including divestiture of the Acquired Assets), and such order shall be final and unappealable; Seller shall have obtained all statutory and regulatory consents and approvals which are required in order to consummate the transactions contemplated hereby, other than those the failure of which to obtain would not have a material adverse effect on the Seller after the Closing. Seller shall have obtained (i) all consents and legal opinions required to enable Parent or Buyer to assume (or Citizens to assign to Parent or Buyer) the Assumed Indebtedness without any change in the tax-exempt status thereof and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F), (ii) all consents and legal opinions required under the Retained IDRB Documents to enable Seller to retain the Retained IDRB Indebtedness until maturity and to sell the Acquired Assets to Buyer at the Closing (in each case without any change in the tax-exempt status of the Assumed Indebtedness or the Retained IDRB Indebtedness and without any event of taxability relating to the matters set forth in Sections 7.4.1(a)(D) and 7.4.1(b)(F)), free and clear of all Liens other than Permitted Exceptions (and specifically free and clear of any Lien arising under or pursuant to the Mortgage Indenture), and (iii) all other consents required or advisable in order for Seller to transfer Acquired Assets without incurring material liability under any Contract, Permit or Real Estate instrument.

                  6.2.5 Injunction; Litigation. (i) No statute, rule, regulation or order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or materially adversely affect Seller's ownership of all or any material portion of its properties, nor (ii) shall there be pending or threatened any litigation, suit, action or proceeding by any party which could reasonably be expected to materially limit or materially adversely affect Seller's ownership of any of its properties.

                  6.2.6 Documents. Parent and Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder, including pursuant to Sections 2.7, 5.24 and 5.27, and shall have taken such actions as Seller may have requested pursuant to
Section 5.25 hereof.

                  6.2.7 Related Closings. Seller shall be reasonably satisfied that the consummation of each of the Related Purchase Agreements will occur concurrently with Closing.

            6.3 Termination. This Agreement may be terminated at anytime prior to the Closing Date:

                  6.3.1 by mutual written consent of the Seller Parties, Buyer and Parent;


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                                                                    Pennsylvania

                  6.3.2 by any of the Seller Parties, Parent or Buyer if: (i) any governmental or regulatory body the consent of which is a condition to the obligations of the Seller Parties, Parent and Buyer to consummate the transactions contemplated hereby shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable; or (iii) the Closing shall not have occurred on or before March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 6.3.2(iii) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if Closing has not occurred by such date because the conditions precedent to Closing set forth in the first sentence of
Section 6.1.4 and the first sentence of Section 6.2.4 have not been fulfilled, then such date shall be automatically extended to September 30, 2001; or

                  6.3.3 If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.3, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.6 relating to publicity, Sections 3.24 and 4.6 relating to brokerage and Section 7.1 relating to expenses. Nothing in this Section 6.3 shall be deemed to release either party from any liability for any willful breach by such party of the terms and provisions of this Agreement.

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

            7.1 Certain Taxes and Expenses. Citizens shall be solely responsible for all state and local sales, use, transfer, real property transfer and other similar taxes, fees and charges that are calculated based on the value of the Acquired Assets being transferred arising from and with respect to the sale and purchase of the Acquired Assets and Buyer shall be solely responsible for all transfer, registration, documentary stamp, recording and other similar fees and charges arising from and with respect to the transfer and recording of title documentation relating to the Acquired Assets. Parent shall be responsible for all costs and expenses relating to the assumption by or assignment to Parent or Buyer of the Assumed Indebtedness. Except as otherwise provided in this Agreement, each of the parties hereto shall each bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

            7.2 Maintenance of Books and Records. The Seller Parties, on the one hand, and Buyer and Parent, on the other hand, shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets or the Assumed Liabilities or


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the conduct of the Business (whether in the possession of the Seller Parties or
Buyer or Parent). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business shall be destroyed by any party for a period of six years after the Closing Date without giving the other party at least 30 days prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this
Section 7.2 shall be during normal business hours and upon not less than two (2) business days prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

            7.3 Survival.

                  7.3.1 Subject to this Section 7.3, Section 7.4.2(g) and
Section 7.4.2(j), all representations, warranties, covenants and agreements contained in this Agreement or the Transaction Documents shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing:

                        (a) the covenants contained in Sections 5.1, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (b) the covenants contained in Section 5.2 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date;

                        (c) the representations and warranties contained in Sections 3.12 and 3.16 and the related indemnity obligations contained in
Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought following the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                        (d) the representations and warranties contained in
Section 3.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (e) the representations and warranties contained in
Section 3.10 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;


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                                                                    Pennsylvania

                        (f) the representations and warranties contained in
Section 3.7 and 3.17 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (g) the representations and warranties contained in Sections 3.3, 3.5, 3.6, 3.8, 3.9 and 3.25 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (h) the representations and warranties contained in
Section 3.11 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (i) the representations and warranties contained in
Section 4.2 and the related indemnity obligations contained in Section 7.4 shall survive for an unlimited period of time;

                        (j) the representations and warranties contained in Sections 4.3 and 4.4 and the related indemnity obligations contained in Section
7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the third anniversary of the Closing Date;

                        (k) the representations and warranties contained in
Section 4.5 and the related indemnity obligations contained in Section 7.4 shall terminate on, and no action or claim with respect thereto may be brought after, the Closing Date; and

                        (l) all other representations and warranties contained in this Agreement and the related indemnity obligations contained in Section 7.4 shall terminate on and no further action or claim with respect thereto may be brought after, the second anniversary of the Closing Date;

                        (m) such representations and warranties specified in the foregoing clauses (c) through (k), and the covenants contained in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.8.2 through 5.8.4 and 5.21 and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims prior to the relevant anniversary of the Closing Date or the 30th day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be. If any claim for indemnification is asserted or could be asserted with respect to a breach or asserted breach of Section 3.17 (Undisclosed Liabilities) and the Buyer or Parent is also entitled to indemnification in respect of that claim for breach or asserted breach of any other representation or warranty in this Agreement for which there is a shorter survival period, such shorter period will apply to such claim except to the


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extent that such claim is a product liability, toxic tort or similar claim (as described in Section 2.3.3(a)) brought by a private party litigant.

                  7.3.2 No claim for indemnity under Section 7.4 shall be brought or made by Buyer or Parent pursuant to Sections 7.4.1(a)(B) or 7.4.1(a)(C):

                        (a) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), for any action or claim with respect to the Pre-Existing Conditions;

                        (b) after the tenth anniversary of the Closing Date (the seventh anniversary of the Closing Date in the event of a Change of Control of Citizens), with respect to the presence of Hazardous Substances at any locations other than the Real Estate; and

                        (c) after the third anniversary of the Closing Date, for any action or claim with respect to any other Retained Liability;

      Provided, however, that the foregoing time limitations shall not apply to any such claims which have been the subject of a written notice from Parent and/or Buyer to the Seller Parties prior to such period setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims; and, provided, further, that the foregoing time limitations shall also not apply to any such claims: (u) with respect to Taxes; (v) with respect to any liability of the types that appear as "Trade Payables" or "Other Current and Accrued Liabilities" on the financial statements of Seller; (w) not exclusively related to the Acquired Assets or not exclusively related to the Business; and (x) with respect to any of the matters discussed in
Section 3.16 hereof.

      For purposes of Sections 7.3.2(a) and (b), a "Change of Control of Citizens" shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), other than an underwriter engaged in a firm commitment underwriting on behalf of Citizens, is or becomes the beneficial owner (as such term is used in Rule 13D-3 and 13D-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding shares of common stock of the Company; (ii) all or substantially all of Citizens' and its Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any person or group of persons acting in concert; (iii) Citizens is merged or consolidated with any other person, whether or not Citizens is the surviving corporation in such merger or consolidation; or (iv) Citizens is liquidated or dissolved or adopts a plan of liquidation.

            7.4 Indemnification. Seller, Parent and Buyer agree as follows:


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                                                                    Pennsylvania

                  7.4.1 General Indemnification Obligations.

                        (a) Seller shall indemnify Buyer and its directors, officers and other Affiliates (including Parent) and hold Buyer and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by the Seller Parties in this Agreement or in any document or certificate required to be furnished to Buyer by any of the Seller Parties pursuant to this Agreement (including the Transaction Documents); (B) subject to
Section 7.3.2, any Excluded Assets or Retained Liabilities; (C) subject to
Section 7.3.2, the ownership, operation or use of any of the businesses or assets of the Seller Parties or their Affiliates (other than the Business and the Acquired Assets) whether before, on or after the Closing Date; and (D) an event of taxability, as such term is customarily used in municipal securities transactions, relating to the Retained IDRB Indebtedness and arising from the sale of the Acquired Assets pursuant to this Agreement.

                        (b) Buyer and Parent shall indemnify Seller, and their directors, officers and other Affiliates (including Citizens) and hold Seller and such other parties harmless from and against any and all Damages arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement or in any document or certificate required to be furnished to Seller by Parent or Buyer pursuant to this Agreement (including the Transaction Documents), including the Buyer's IDRB Obligations; (B) any Assumed Liabilities after the Closing Date, including the Assumed Indebtedness; (C) the ownership, operation or use of the Business or the Acquired Assets after the Closing Date (except to the extent resulting from Retained Liabilities or to the extent resulting from breaches by the Seller Parties of representations, warranties, covenants or agreements hereunder or in the other Transaction Documents); (D) any claim by a Transferred Employee or a Former Employee referred to on Schedule 5.12 or the Beneficiary of any such employee or former employee for post-retirement health care or life insurance benefits "incurred" (within the meaning of Section 5.9.4) after the Closing; (E) any violation by Parent or Buyer, or any assignee, lessee or successor of Parent or Buyer, of the covenants and agreements as provided by Section 5.16.3 hereof and Section 5 of Exhibit D hereto; and (F) an event of taxability, as such term is customarily used in municipal securities transactions, relating to the Assumed Indebtedness and arising from the sale of the Acquired Assets pursuant to this Agreement and/or the assignment or assumption of the Assumed Indebtedness.

                        (c) For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, obligations, damages (including any governmental penalty or punitive damages assessed or asserted against the party seeking indemnification and including costs of investigation, clean-up and remediation), deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, costs and reasonable expenses (including reasonable attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, incident to the successful enforcement of this Agreement). For purposes of this Section 7.4, the determination of whether any breach of any representation, covenant or agreement has occurred, and the calculation of the amount of Damages


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                                                                    Pennsylvania

incurred by the Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement by any party hereto, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded, provided that no such breach shall be found to have occurred due to facts or circumstances arising from an occurrence or condition described in
Section 1.1.61(a). Notwithstanding the foregoing, Damages shall not include the loss of profits of the party seeking indemnification, or punitive damages unless the party seeking indemnification has had punitive damages assessed or asserted against it.

                        (d) Notwithstanding any language contained in any Transaction Document (including deeds to Real Estate and instruments delivered by Seller to the Title Company), representations and warranties as to Real Estate set forth in Section 3.10 and 3.11 will not be merged into any Transaction Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement, shall control. No provision set forth in any Transaction Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

                  7.4.2 General Indemnification Procedures.

                        (a) A party seeking indemnification pursuant to this
Section 7.4 (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such required notice shall relieve the Indemnifying Party of any liability hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party after receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided, that (A) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, solely the Indemnifying Party shall be obligated to satisfy and discharge the Third Party Claim, (B) such Third Party Claim does not include a request or demand for injunctive or other equitable relief by an Authority and (C) the Indemnifying Party makes reasonably adequate provision to assure the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that is reasonably likely to result. The Indemnifying Party shall be deemed to have satisfied the condition set forth in clause (C) of the proceeding sentence if it is a regulated utility.

                        (b) Neither the Indemnified Party nor the Indemnifying Party shall settle any Third Party Claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.


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                                                                    Pennsylvania

                        (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement.

                        (d) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price.

                        (e) Subject to Section 7.4.2(f) and Section 7.4.2(i), neither Parent nor Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages incurred unless the aggregate amount of Damages incurred by Parent or Buyer (or the other Persons for which they can claim indemnification), together with all other claims for Damages under Section 7.4.2(e) of each of the Related Purchase Agreements, exceeds $6,123,000 in the aggregate (the "Threshold Amount"), in which case Seller shall then be liable for Damages in excess of the Threshold Amount. Subject to Section 7.4.2(f) and Section 7.4.2(i), the cumulative aggregate indemnity obligation of Citizens and its Affiliates under Section 7.4 of this Agreement and the Related Purchase Agreements shall not exceed $60,000,000 (the "Ceiling").

                        (f) Notwithstanding the foregoing, the parties acknowledge that Parent or Buyer (and the other Persons for which they can claim indemnity hereunder) shall be entitled to indemnification for Damages in respect of intentional and wilful breaches of covenants or agreements in this Agreement or any of the Retained Liabilities other than the Specified Liabilities irrespective of the Threshold Amount or the Ceiling (it being understood that the failure to cure a breach shall not, by itself, be an intentional and wilful breach). As used herein, the "Specified Liabilities" shall mean the Retained Liabilities arising from claims made after the Closing Date which (i) do not relate to matters within the scope of clauses (u), (v), (w) and (x) of Section 7.3.2; (ii) were not known to the Seller Parties on or prior to Closing; and
(iii) relate exclusively to the Acquired Assets or the Business prior to the Closing Date. Notwithstanding anything to the contrary in this Section 7.4, Parent or Buyer (or the other Persons for which they can claim indemnification) shall be entitled to indemnification for Damages in respect of a breach of
Section 3.2, 3.12 or 3.16 irrespective of the Threshold Amount or the Ceiling.

                        (g) The rights and remedies of Seller, Parent and Buyer under this Section 7.4 are exclusive and in lieu of any and all other rights and remedies which Seller, Parent and Buyer may have under this Agreement or otherwise for monetary relief with respect to (x) the inaccuracy of any representation, warranty, certification or other statement made (or deemed made) by Seller, Parent or Buyer in or pursuant to this Agreement or any of the Transaction Documents or (y) any breach or failure to perform any covenant or agreements set forth in this Agreement or any of the Transaction Documents.

                        (h) Except to the extent provided in Section 7.4.2(j) below, no right to indemnification under this Section 7.4 shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto including, without limitation, the


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                                                                    Pennsylvania

knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

                        (i) No party shall have any liability to another party under this Section 7.4 for Damages (and no cost or expense relating to such Damages shall be included in determining the extent of Damages incurred by such party for purposes of Section 7.4.2(e)) to the extent that:

                              (A) the Indemnified Party recovers insurance
proceeds covering the Damages or otherwise recovers payments in respect of such Damages from any other source (whether in a lump sum or stream of payments); or

                              (B) the Indemnified Party's Tax liability is
actually reduced as a result of a tax benefit to which the Indemnified Party becomes entitled in respect of the Damages.

                        (j) Seller shall have no liability or obligation under this Section 7.4 for any Damages resulting from the inaccuracy or breach of any representation or warranty if such inaccuracy or breach is disclosed by Seller pursuant to and in accordance with Sections 5.3 and 8.4 hereof;

                        (k) Buyer agrees to use its commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management practices, appear likely to give rise to a claim against Buyer that is likely to involve one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Seller under this
Section 7.4, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Buyer agrees that (i) if it is entitled to receive payment from Seller for Damages arising under or pursuant to a breach of the representation and warranty set forth in Section 3.10, and (ii) if Buyer has obtained title insurance which may cover the claim or matter giving rise to such Damages, then (iii) such title insurance shall be primary coverage and Buyer will make a claim under the title insurance if such claim can be made in good faith before enforcing its right to receive payment from Seller. Buyer shall be under no obligation to obtain title insurance or prosecute such claim (other than the initial filing of such claim).

                        (l) If at any time subsequent to the receipt by an Indemnified Party of an indemnity payment hereunder, such Indemnified Party (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Damages for which it received such indemnity payment (including insurance proceeds and other payments pursuant to Section 7.4.2(i)(A) and a tax benefit pursuant to Section 7.4.2(i)(B)) (the "Recovery"), such Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the amount of such Recovery,


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                                                                    Pennsylvania

less any expense incurred by such Indemnified Party (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment;

                        (m) In the event of any indemnification claim under this
Section 7.4 involving the claim of any third party, the Indemnified Party shall cooperate fully (and shall cause its Affiliates to cooperate fully) with the Indemnifying Party in the defense of any such claim under this Section 7.4. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such claim. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  7.4.3 Indemnification for Negligence. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

            7.5 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Acquired Assets or the Business to Buyer. In addition, Seller will execute such documents and financing statements as Buyer may reasonably request from time to time to evidence transfer of the Acquired Assets to Buyer in accordance with this Agreement, including any necessary assignment of financing statements.

            7.6 Financial Statements. In connection with the preparation and filing of any registration statement or periodic report of Buyer or its Affiliates pursuant to Rule 3-05, Article 11 of Regulation S-X or other rule or regulation promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, Seller, at Buyer's expense, shall provide Buyer (a) by April 30, 2000 or within 120 days after Buyer's written request therefor if made after January 1, 2000, with the following audited financial statements: (i) a statement of net assets of the Business as of the end of the last fiscal year prior to Closing; and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business for the last fiscal year prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements), including opinions thereon of Seller's Accountants, and (b) within 90 days after Buyer's written request made therefor (provided such request is made after the end of the fiscal quarter described below), the following unaudited


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statements: (i) a statement of net assets of the Business as of the end of the last fiscal quarter prior to Closing (but only if such quarter is subsequent to the last fiscal year prior to Closing); and (ii) a statement of income of the Business and a statement of cash flows or its equivalent of the Business, for the period from the end of the last fiscal year through the end of the last fiscal quarter prior to Closing (in each case combined with the businesses being acquired by Buyer or Affiliates of Buyer pursuant to the Related Purchase Agreements).

            7.7 Collection of Receivables. Seller agrees that it shall promptly (and in any event no later than five (5) Business Days following receipt) deliver all such payments with respect to accounts receivable from customers of the Business received on and after the Closing Date (including but not limited to negotiable instruments tendered in payment of accounts receivable assigned to Buyer hereunder which shall be duly endorsed by Seller to the order of Buyer) to Buyer. Seller shall cooperate with Buyer in coordinating the transfer of collection agents and customers of the Business who pay their bills through the Automated Clearinghouse (ACH) process to Buyer.

                                    ARTICLE 8

                                  MISCELLANEOUS

            8.1 Construction. Parent, Buyer and the Seller Parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by Parent, Buyer and the Seller Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified. The word "or" shall not be exclusive. Provisions of this Agreement shall apply, when appropriate, to successive events and transactions. Section references refer to this Agreement unless otherwise specified.

            8.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier addressed to the party at its address set forth below:


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                    If to Parent:

                    American Water Works Company
                    1025 Laurel Oak Road
                    P.O. Box 1770
                    Voorhees, New Jersey  08043
                    Fax:  (609) 346-8299
                    Attention: General Counsel

                    with a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax:  (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to Buyer:

                    Pennsylvania-American Water Company
                    800 West Hersheypark Drive
                    Hershey, PA 17033
                    Fax: (717) 531-3252
                    Attention:  Corporate Counsel

                    with a copy to Parent and a copy to:

                    Dechert Price & Rhoads
                    4000 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19103-2793
                    Fax:  (215) 994-2222
                    Attention: Craig Godshall, Esq.

                    If to Seller:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention:  Robert J. DeSantis
                    Telecopier: (203) 614-4625


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                    with copies to:

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention:   L. Russell Mitten, II
                    Telecopier: (203) 614-4651

                    and

                    Citizens Utilities Company
                    High Ridge Park
                    Stamford, CT 06905
                    Attention:   J. Michael Love
                    Telecopier: (203) 614-5201

                    and

                    Fleischman and Walsh, L.L.P.
                    1400 Sixteenth Street, N.W.
                    Washington, D.C.  20036
                    Attention:   Jeffry L. Hardin
                    Telecopier: (202) 387-3467

            8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto; provided that Seller may assign its rights or delegate its duties under this Agreement to a qualified intermediary chosen by Seller to structure the transactions contemplated hereby as a like-kind exchange of property covered by Section 1031 of the Code.

            8.4 Exhibits and Schedules. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly related to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section.

            8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.


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            8.6 Dispute Resolution. Except as otherwise provided herein, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"); provided, however, that at the election of either party, the arbitration shall take place before three (3) arbitrators, one arbitrator being selected by Parent, one arbitrator being selected by Citizen, and the third arbitrator, knowledgeable in the general subject matter of the dispute, controversy or claim, being selected by the other two arbitrators. Either party may demand such arbitration in accordance with the procedures set out in the Rules. The parties hereto shall use reasonable efforts to coordinate any arbitration commenced under this Agreement with any arbitration on the same or similar issues commenced under any of the Related Purchase Agreements so that the resolution of the arbitration under this Agreement and the similar issues under the Related Purchase Agreements can be resolved as expeditiously and efficiently as reasonably practicable. Reasonable efforts shall include use of a common arbitrator or panel of arbitrators where practicable. The arbitration shall take place in Newark, New Jersey. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrator(s) shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party hereto agrees to be bound by any such discovery order. The arbitrator(s) shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrator(s), present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrator(s) shall not have the authority to award, exemplary or punitive damages. The


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arbitrator(s) shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' majority decision shall be binding and final. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator(s); provided, however, that if the arbitrator(s) determines that the position taken in the Dispute by the non-prevailing party taken as a whole is unreasonable, the arbitrator(s) may order the non-prevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator(s) shall reasonably determine to be fair under the circumstances. Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator(s) and the American Arbitration Association.

                  (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 8.6 and (ii) if any party, as party of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such party shall be permitted to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceed under this Section 8.6.

            8.7 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

            8.8 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            8.9 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the other Transaction Documents, and the Confidentiality Agreement dated August 2, 1999, between Citizens and Parent, (i) together constitute the entire understanding of the parties (and their affiliates) with respect to the subject matter hereof, and any related matter, (ii) supercede all prior agreements or understandings, written or oral, entered into by any of the parties that concern the subject matter hereof and (iii) are not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

            8.10 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in


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representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

            8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

            8.12 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            8.13 Definitions. For purposes of this Agreement, references to the knowledge of the Seller Parties (including a reference to "the best of the knowledge of the Seller Parties" and similar references) shall mean the actual knowledge possessed by any of the following officers or employees of Citizens:
Chief Financial Officer, Vice President and Treasurer; President, Citizens Public Services; Vice President, Corporate Human Resources; Secretary; Vice President, Water; and the general manager of the Business.

            8.14 No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER OF THE SELLER PARTIES ARE MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, ANY SCHEDULE HERETO, THE TRANSACTION DOCUMENTS, OR ANY DOCUMENT, EXHIBIT, CERTIFICATE, INSTRUMENT OR STATEMENT TO BE DELIVERED HEREUNDER OR THEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ACQUIRED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES AND ANY COST ESTIMATES, PROJECTIONS OR PREDICTIONS OR ANY OTHER INFORMATION CONTAINED OR REFERRED TO IN OTHER MATERIALS THAT HAVE BEEN OR SHALL HEREINAFTER BE PROVIDED TO PARENT, BUYER OR ANY OF THEIR AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF ANY OF THE SELLER PARTIES.


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            8.15 Construction of Certain Provisions. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

            8.16 Bulk Sales. Buyer agrees that it shall not make any filings under any tax bulk sales provisions with respect to the transactions contemplated by this Agreement.

                     [Signatures appear on following page.]


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                                                                    Pennsylvania

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                     CITIZENS UTILITIES COMPANY


                     By:________________________________________________
                        Robert J. DeSantis, Chief Financial Officer,
                        Vice President and Treasurer


                     CITIZENS BUSINESS SERVICES COMPANY
                     CITIZENS RESOURCES COMPANY
                     CITIZENS UTILITIES WATER COMPANY OF PENNSYLVANIA


                     By:________________________________________________
                        Robert J. DeSantis, Vice President


                     AMERICAN WATER WORKS COMPANY, INC.


                     By:_________________________________________________
                        Joseph F. Hartnett, Jr., Treasurer


                     PENNSYLVANIA-AMERICAN WATER COMPANY


                     By:_________________________________________________
                        R. M. Ross, President